Exhibit 99.2


--------------------------------------------------------------------------------
ANY TERM USED IN CAPITALIZED FORM THAT IS NOT DEFINED HEREIN BUT THAT IS DEFINED IN THE FOURTH MODIFIED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CONGOLEUM CORPORATION ("CONGOLEUM"), CONGOLEUM SALES, INC. ("CSI") AND CONGOLEUM FISCAL, INC. ("CFI," AND TOGETHER WITH CONGOLEUM AND CSI, THE "COMPANY"), DATED AS OF NOVEMBER 12, 2004, ATTACHED HERETO AS EXHIBIT A, SHALL HAVE THE MEANING ASCRIBED TO SUCH TERM THEREIN AND SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.
--------------------------------------------------------------------------------

PILLSBURY WINTHROP LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Leo T. Crowley
Robin L. Spear
Kerry A. Brennan

            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Debtors and Debtors-In-Possession

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

In re:                                         Chapter 11

CONGOLEUM CORPORATION, et al.,                 Case No. 03-51524 (KCF)

Debtors.                                       Jointly Administered
-----------------------------------------

             FIRST MODIFIED DISCLOSURE STATEMENT WITH RESPECT TO THE
                  FOURTH MODIFIED JOINT PLAN OF REORGANIZATION
                   UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF
                         CONGOLEUM CORPORATION, ET AL.,
                          DATED AS OF NOVEMBER 12, 2004

THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. PREVAILING EASTERN TIME ON FEBRUARY 7, 2005, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE ALTMAN GROUP, INC. (THE "VOTING AGENT") AT: THE ALTMAN GROUP, INC., CONGOLEUM CORPORATION -- PLAN BALLOTS, 60 EAST 42ND STREET, SUITE 405, NEW YORK, NY 10165, ON OR BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------

            The Company is providing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the Bankruptcy Code, in connection with this solicitation ("Solicitation") of votes for the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004 (the "Plan"), a copy of which is annexed to this Disclosure Statement as Exhibit A.

            This Disclosure Statement is to be used solely in connection with an evaluation of the Plan; use of this Disclosure Statement for any other purpose is not authorized. This Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of this Disclosure Statement who may review the information contained herein to assist such recipient in his, her or its evaluation of the Plan) without the prior written consent of the Company.

            THE PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105(a) AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS RELATED LIABILITIES OF THE COMPANY INTO A TRUST AS MORE FULLY DESCRIBED HEREIN. SEE SECTION 6.7(h) - "DISCHARGE INJUNCTION" AND SECTION 6.7 (i) - "ASBESTOS CHANNELING INJUNCTION" FOR A DESCRIPTION OF SUCH INJUNCTIONS.

            The Company has operated and intends to continue operating its business in the ordinary course during the Reorganization Cases. Asbestos Personal Injury Claims, Asbestos Property Damage Claims, ABI Claims and Congoleum Majority Interests are Impaired under the Plan; the Claims of Congoleum's other Creditors and Interest Holders are not Impaired under the Plan. Because acceptance of the Plan will constitute acceptance of all the provisions thereof, holders of Asbestos Personal Injury Claims, Asbestos Property Damage Claims, ABI Claims and Congoleum Majority Interests are urged to consider carefully the information regarding treatment of their Claims and Interests contained in this Disclosure Statement.

            The effectiveness of the Plan is subject to several material conditions precedent. There can be no assurance that those conditions will be satisfied. The Company presently intends to seek to consummate the Plan as promptly as practicable after the Confirmation Date. There can be no assurance, however, as to when or whether the Confirmation Date and the Effective Date actually will occur.

            Distributions under the Plan to Creditors of the Company (other than distributions to holders of Plan Trust Asbestos Claims) will be the responsibility of the Reorganized Debtors. Pursuant to section 524(g) of the Bankruptcy Code, distributions under the Plan to holders of Plan Trust Asbestos Claims will be the responsibility of the Plan Trust and the Reorganized Debtors will have no liability therefor.

            The terms of the Plan have been developed in the course of extensive pre-petition and post-petition discussions and negotiations among Congoleum, the Claimants' Representative, the Taylor Claimants (as hereinafter defined), the Asbestos Claimants' Committee, ABI and the Futures Representative and, in the pre-petition period, the Pre-Petition Asbestos Claimants' Committee. The boards of directors of each of Congoleum, CSI and CFI have approved the Plan and strongly recommend that holders of Claims and Interests entitled to vote on the Plan for purposes of sections 1126 and 524(g) of the Bankruptcy Code vote to accept it. The Claimants' Representative, the Asbestos Claimants' Committee, the Taylor Claimants and the Futures Representative have approved the Plan's treatment of Asbestos Personal Injury Claims and strongly recommend that the holders of Asbestos Personal Injury Claims entitled to vote on the Plan for purposes of sections 1126 and 524(g) vote to accept the Plan. Letters in support of the Plan from the Company, the Asbestos Claimants' Committee and the Futures Representative may be included as part of this Solicitation Package. The Claimants' Representative, Joseph F. Rice, Esquire and Perry Weitz, Esquire, have participated in the negotiations and development of the Plan solely in their capacity as the representatives of certain holders of Asbestos Personal Injury Claims and not as the representative of all holders of Asbestos Personal Injury Claims. Holders of Asbestos Personal Injury Claims should consult with their personal counsel with respect to the Plan and the treatment of Asbestos Personal Injury Claims thereunder.

            Without approval of the arrangements set forth in the Plan, there can be no assurance that the Company will be able to emerge from an alternative case under Chapter 11 of the Bankruptcy Code, and not be forced into liquidation under Chapter 7 of the Bankruptcy Code. The Company believes that if it is liquidated under Chapter 7, the distributions to Creditors would be delayed and would be significantly lower than the distributions contemplated by and under the Plan. See Section 7.3(a)(1) -"Best Interests Test" below.

            The Claimants' Representative, Joseph F. Rice, Esquire and Perry Weitz, Esquire, are working for their respective individual clients in regard to the Plan and Disclosure Statement. Upon confirmation of the Plan, the Claimants' Representative reserves the right to seek compensation, subject to Bankruptcy Court approval, for the benefit bestowed on all Creditors.

            THE COMPANY BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY'S CREDITORS (INCLUDING THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS). ACCORDINGLY, CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE IN FAVOR OF THE PLAN FOR PURPOSES OF SECTION 1126 OF THE BANKRUPTCY CODE OR FOR PURPOSES OF SECTION 524(g) OF THE BANKRUPTCY CODE ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON FEBRUARY 7, 2005, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT. CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER ARTICLE 10, "RISKS OF THE PLAN" AND ARTICLE 11, "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN," PRIOR TO CASTING THEIR VOTES.

            In making a decision, Creditors and Interest holders must rely on their own examination of the Company and the terms of the Plan, including the merits and risks involved. Creditors and Interest holders should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each Creditor or Interest holder should consult with his, her or its own legal, business, financial and tax advisors with respect to any such matters concerning this Disclosure Statement, this Solicitation, the Plan and the transactions contemplated thereby.

            This Disclosure Statement has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or "blue sky" laws. The Plan has not been approved or disapproved by the Securities and Exchange Commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This Disclosure Statement does not constitute an offer of securities.

            No Person has been authorized by the Company in connection with the Plan or this Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized or made by the Company.

            The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement will not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Estimates, if any, in respect of a Claim set forth in this Disclosure Statement or any exhibit hereto may vary from the amount ultimately Allowed in respect of such Claim by the Bankruptcy Court.

            THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS THERETO AND ALL DOCUMENTS DESCRIBED HEREIN AND THEREIN. Copies of any agreement described herein but not provided herewith may be obtained by contacting the Voting Agent in writing at: The Altman Group, Inc., at 60 East 42nd Street, Suite 405, New York, NY 10165, Attn: Mr. Ken Altman.

            The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Company, the historical financial information of the Company and the liquidation analysis relating to the Company is included herein solely for purposes of soliciting the acceptances required to confirm the Plan under section 1126(c) of the Bankruptcy Code and to obtain the Injunctions set forth in the Plan under section 524(g) of the Bankruptcy Code. As to any contested matters that may arise, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

            The Claimants' Representative, Joseph F. Rice, Esquire, and Perry Weitz, Esquire, have participated in the negotiations and development of the Plan Documents, solely in their capacity as the representatives of certain holders of Asbestos Personal Injury Claims and not as the representative of all holders of Asbestos Personal Injury Claims. Holders of Asbestos Personal Injury Claims should consult with their personal counsel with respect to the Plan and the treatment of Asbestos Personal Injury Claims thereunder.

            The Asbestos Claimants' Committee did not participate in any aspects of the pre-petition negotiations, review and approval of the Plan Documents, but, to the extent such documents were modified post-petition, did participate in post-petition negotiations, review and approval of such documents.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1 INTRODUCTION........................................................1
      1.1.  This Solicitation - Purpose of Disclosure Statement...............1
      1.2.  Voting Procedures.................................................1
      1.3.  Voting Deadline...................................................2
      1.4.  Overview of the Reorganization....................................2
      1.5.  Overview of the Plan..............................................3
      1.6.  Summary Description of Classes and Distributions..................8
      1.7.  Payment of Allowed Asbestos Claims to be Made by the Plan Trust..13

Article 2 GENERAL INFORMATION................................................15
      2.1.  Business of the Company Generally................................15
      2.2.  Factors Leading to the Need for Bankruptcy Relief................18

Article 3 THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS............24
      3.1.  The Company's Reasons for Negotiating a Prepackaged Plan.........24
      3.2.  The Initial Negotiation Process..................................24
      3.3.  Selection of the Futures Representative..........................28
      3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee......29
      3.5.  Due Diligence Review.............................................29
      3.6.  Pre-Petition Plan Negotiations...................................29
      3.7.  Pre-Petition Solicitation........................................30

Article 4 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT....................30
      4.1.  Boards of Directors of the Company...............................30
      4.2.  Management of the Company........................................32
      4.3.  Directors and Officers of the Reorganized Debtors................34
      4.4.  Employees and Union Contracts....................................34
      4.5.  Debt and Equity Structure........................................34
      4.6.  Other Matters....................................................37

Article 5 EVENTS DURING THE REORGANIZATION CASES............................38
      5.1.  Commencement of the Reorganization Cases........................38
      5.2.  Administration of the Reorganization Cases......................38
      5.3.  Asbestos Claimants' Committee...................................40
      5.4.  Bankruptcy Court Appointment of Futures Representative..........40
      5.5.  Retention of Professionals......................................41
      5.6.  Motion for Relief from Stay.....................................41
      5.7.  Settlements with Insurers and Brokers...........................42
      5.8.  First, Second, Third and Fourth Modifications to the Plan.......42
      5.9.  Standing of Insurers to be Heard................................46
      5.10. Discovery Conducted by the Parties..............................46
      5.11. Confirmation Hearing............................................47

Article 6 SUMMARY OF THE PLAN...............................................47
      6.1.  General.........................................................47
      6.2.  Classification..................................................47
      6.3.  Treatment of Administrative Claims and Priority Tax Claims......48
      6.4.  Treatment of Classified Claims and Interests....................49
      6.5.  Means for Execution of the Plan.................................54
      6.6.  Executory Contracts and Unexpired Leases........................57
      6.7.  Injunctions, Releases and Discharge.............................58
      6.8.  Matters Incident to Plan Confirmation...........................65
      6.9.  Retention of Jurisdiction.......................................66
      6.10. Miscellaneous Provisions........................................68

Article 7 CONFIRMATION OF THE PLAN..........................................71
      7.1.  Acceptance or Rejection of the Plan.............................71
      7.2.  Confirmation Hearing............................................76
      7.3.  Requirements for Confirmation...................................76
      7.4.  Effect of Confirmation..........................................84

Article 8 PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS.................84
      8.1.  Establishment and Purpose of the Plan Trust.....................84
      8.2.  Funding and Receipt of Plan Trust Assets........................85

      8.3.  Discharge of Liabilities to Holders of Asbestos Claims..........86
      8.4.  Excess Plan Trust Assets........................................86
      8.5.  Plan Trust Expenses.............................................86
      8.6.  Appointment of the Initial Plan Trustee.........................86
      8.7.  The Futures Representative......................................87
      8.8.  Appointment of Members of the Trust Advisory Committee..........87
      8.9.  Assumption of Liabilities.......................................87
      8.10. Indemnification of the Company and Reorganized Congoleum
            by the Plan Trust...............................................87
      8.11. Establishment of the TDP........................................87

Article 9 ESTIMATED CLAIMS BY CLASS.........................................87
      9.1.  Claims other than Asbestos Claims...............................88
      9.2.  Asbestos Claims.................................................89

Article 10 RISKS OF THE PLAN................................................89
      10.1. General.........................................................89
      10.2. Confirmation Risks..............................................89
      10.3. Insurance Coverage for Plan Trust Asbestos Claims...............90
      10.4. Distributions under the TDP.....................................91
      10.5. Risk of Post-Confirmation Default...............................91

Article 11 ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN........91
      11.1. Liquidation under Chapter 7.....................................91
      11.2. Alternative Plan of Reorganization..............................92

Article 12 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..............92
      12.1. Tax Consequences to Congoleum...................................93
      12.2. Tax Consequences to the Plan Trust..............................95
      12.3. Tax Consequences to Certain Impaired Holders of Claims..........95

Article 13 FINANCIAL INFORMATION............................................96
      13.1. General.........................................................96

Article 14 SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING METHOD USED...96
      14.1. Sources of Information..........................................96
      14.2. Accounting Method...............................................97

                                    EXHIBITS

Exhibit A   Fourth Modified Joint Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004

Exhibit B   Liquidation Analysis

Exhibit C   Audited Financial Statements of Congoleum Corporation for the Year
            Ended December 31, 2003

Exhibit D   Unaudited Financial Statements of Congoleum Corporation for the
            Quarter Ended September 30, 2004

Exhibit E   Claimant Agreement

                                   ARTICLE 1
                                  INTRODUCTION

1.1.  This Solicitation - Purpose of Disclosure Statement

            The Company transmits this Disclosure Statement, pursuant to section 1126(b) of the Bankruptcy Code, for use in this Solicitation of votes to accept the Plan. The Company is commencing this Solicitation after extended discussions with, and the Plan is the product of negotiations with, the Claimants' Representative, the Futures Representative and ABI. Additionally, post-petition modifications to the Plan were the product of negotiations with the Asbestos Claimants' Committee, the Taylor Claimants, the Claimants' Representative and the Futures Representative.

            This Solicitation is being conducted in order to obtain sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. This Disclosure Statement is being transmitted in order to provide adequate information to enable holders of Asbestos Personal Injury Claims, holders of Asbestos Property Damage Claims who have timely filed Proofs of Claim and holders of ABI Claims and Congoleum Majority Interests, who are Impaired under the Plan, to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. In addition, because all Plan Trust Asbestos Claims will be channeled into and addressed by the Plan Trust following the Effective Date of the Plan, this Disclosure Statement is being transmitted in order to provide adequate information to enable all holders of Plan Trust Asbestos Claims to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 524(g) of the Bankruptcy Code. This Disclosure Statement is also being transmitted for informational purposes to certain holders of Claims and Interests who are not Impaired under the Plan.

            The Company and ABI strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos liability issues and encourage the Plan's acceptance by creditors entitled to vote. The Futures Representative, the Claimants' Representative, the Asbestos Claimants' Committee and the Taylor Claimants strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos personal injury liability issues and encourage the Plan's acceptance by Creditors entitled to vote.

1.2.  Voting Procedures

            The Company is soliciting acceptances of the Plan from (a) all known Asbestos Claimants or their authorized representatives, (b) all holders of Asbestos Property Damage Claims who have timely filed Proofs of Claim, and (c) ABI as the holder of the ABI Claims and the Congoleum Majority Interests.

            In order to facilitate the solicitation of votes to accept or reject the Plan timely following the anticipated approval of the adequacy of the Disclosure Statement on December 9, 2004, the Company intends to cause the Voting Agent to commence collection of certain information pertaining to Asbestos Claimants as soon as reasonably possible. The Voting Agent has sent both a notice of collection of information and a notice of voting procedures to counsel for Asbestos Claimants requesting that such counsel provide the Voting Agent with, for each client, the name, address, social security number, class designation, amount of claim and disease level of the client, as applicable, prior to the hearing on the Disclosure Statement, or as soon thereafter as possible. Counsel will also be requested to advise the Voting Agent whether the solicitation package should be sent directly to the holder or to counsel in accordance with the voting procedures.

            In response to requests, the Voting Agent will send solicitation packages containing notice of the time for filing objections and the hearing on confirmation, the order approving the Disclosure Statement, the Disclosure Statement and Plan, appropriate ballots or master ballots, and voting instructions, among other things, to Asbestos Claimants, holders of Asbestos Property Damage Claims who have timely filed Proofs of Claim and ABI, or their counsel. Asbestos Claimants, holders of such Asbestos Property Damage Claims and ABI, or their counsel, should read the solicitation package materials carefully and follow the voting instructions listed on the ballot or master ballot. Asbestos Claimants, holders of such Asbestos Property Damage Claims and ABI, or their counsel, should only use the appropriate ballot(s) corresponding to the class for which a vote is being cast.

            If at least two-thirds in amount and more than one-half in number of the claims of each Impaired Class of Claims that have voted on the Plan vote to accept the Plan, and at least seventy-five percent (75%) of Asbestos Claimants and the holders of Asbestos Property Damage Claims to be channeled into and addressed by the Plan Trust that have voted to accept the Plan and such votes are received by the Voting Deadline (the "Requisite Acceptances"), the Company expects to seek confirmation of the Plan promptly. If the Company does not receive the Requisite Acceptances by the Voting Deadline, or unforeseen events occur, it will be forced to evaluate other available options.

1.3.  Voting Deadline

            IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST ACTUALLY BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME ON FEBRUARY 7, 2005 UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE FOLLOWING ADDRESS:

                             The Altman Group, Inc.
                    Re: Congoleum Corporation - Plan Ballots
                         60 East 42nd Street, Suite 405
                               New York, NY 10165

1.4.  Overview of the Reorganization

      (a) Brief Explanation of Chapter 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

            THE CONSUMMATION OF A PLAN OF REORGANIZATION IS THE PRINCIPAL OBJECTIVE OF A CHAPTER 11 CASE. A PLAN OF REORGANIZATION SETS FORTH THE MEANS FOR TREATING CLAIMS AGAINST AND EQUITY INTERESTS IN A DEBTOR. CONFIRMATION OF A PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT MAKES THE PLAN BINDING UPON THE DEBTOR, ANY PERSON OR ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OF, OR INTEREST HOLDER IN, THE DEBTOR, WHETHER OR NOT SUCH CREDITOR OR INTEREST HOLDER (I) IS IMPAIRED UNDER OR HAS ACCEPTED THE PLAN OR (II) RECEIVES OR RETAINS ANY PROPERTY UNDER THE PLAN. SUBJECT TO CERTAIN LIMITED EXCEPTIONS AND OTHER THAN AS PROVIDED IN THE PLAN ITSELF OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER DISCHARGES THE DEBTOR FROM ANY DEBT THAT AROSE PRIOR TO THE DATE OF CONFIRMATION OF THE PLAN AND SUBSTITUTES THEREFOR THE OBLIGATIONS SPECIFIED UNDER THE CONFIRMED PLAN.

1.5.  Overview of the Plan

            The following is a brief summary of certain information contained elsewhere in this Disclosure Statement and in the Plan. The summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the exhibits hereto and the other Plan Documents.

            The Plan is a product of extensive efforts by Congoleum, ABI, the Claimants' Representative and the Futures Representative to negotiate a plan of reorganization for the Company that is fair and equitable to all parties in interest and that provides for the issuance of injunctions under sections 105(a) and 524(g) of the Bankruptcy Code that result in the channeling of asbestos related liabilities of Congoleum and the derivative asbestos related liabilities of ABI to the Plan Trust.

            The Plan provides for, among other things, payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed General Unsecured Claims and the establishment of the Plan Trust to satisfy Plan Trust Asbestos Claims. Lender Secured Claims, Other Secured Claims and Senior Note Claims are not Impaired or affected by the Plan. The Plan shall be binding on all parties holding Claims, whether asserted or not, against Congoleum.

            The essential elements of the reorganization contemplated by the Plan include, among other things:

      (a) the creation of the Plan Trust which is intended to be a "qualified settlement fund" within the meaning of Section 1.468B - 1(a) of the Treasury Regulations promulgated under Section 468B of the IRC, that will assume the liabilities of the Debtors with respect to all Plan

            Trust Asbestos Claims and will use Plan Trust Assets and income to pay Plan Trust Asbestos Claims as provided in the Plan and the Plan Trust Documents;

      (b)   the funding of the Plan Trust with the Plan Trust Assets;

      (c) the classification of Claims and Interests and the treatment of such Claims and Interests under the Plan;

      (d) the payment of Claims in accordance with the requirements of the Bankruptcy Code;

      (e) the establishment and implementation of the TDP as provided in the Plan Trust Agreement for the fair and even-handed resolution of those Unsecured Asbestos Personal Injury Claims which have not yet been agreed as to amount and any Demands;

      (f)   the procedure for addressing and resolving Disputed Claims;

      (g) the issuance of certain injunctions, including but not limited to, the Discharge Injunction and the Asbestos Channeling Injunction;

      (h)   amendment and restatement of the Existing Credit Agreement;

      (i)   the governance and management of the Reorganized Debtors; and

      (j)   the retention of jurisdiction by the Bankruptcy Court.

            Collateral Trust. The Collateral Trust was established in April 2003, and amended on June 6, 2003 and December 16, 2004, pursuant to the terms of the Asbestos Settlement Documents. All Qualified Pre-Petition Settlement Claimants are to be paid in accordance with the provisions of the Asbestos Settlement Documents. All those Asbestos Claimants who, pursuant to the Claimant Agreement have settled asbestos related bodily injury claims against Congoleum and have thereby become Participating Claimants are to be paid in accordance with the Claimant Agreement and the Collateral Trust Agreement. The Asbestos Claims of Pre-Petition Settlement Claimants and Participating Claimants (collectively, "Qualified Claimants") are secured as and to the extent provided in the Asbestos Settlement Documents. The Collateral (as defined in the Security Agreement) securing the Asbestos Claims of the Qualified Claimants is held by the Collateral Trust and generally includes all of Congoleum's right to receive payment from its insurers, net of, among other things, fees, expenses and disbursements incurred in connection with efforts to collect such amounts, as more fully described in the Security Agreement.

            Plan Trust. The Collateral Trust by its own terms terminates upon, among other things, the transfer of the assets of the Collateral Trust to the Plan Trust on the Effective Date, as provided in the Plan. The Plan Trust will preserve the rights and payment priorities of the Collateral Trust's beneficiaries, as stated in the Collateral Trust Agreement. All then asserted Plan Trust Asbestos Claims, including the Claims asserted by Participating Claimants, or to be asserted in the future by Unknown Asbestos Claimants, will be assumed by and transferred to the Plan Trust.

            The Plan Trust will be funded with the Plan Trust Assets which will include, without limitation, the following assets and any income, profits and proceeds derived therefrom:

            o Promissory Note issued by Congoleum and payable to the Plan Trust, in the initial aggregate principal amount of $2,738,234.75 (the "Original Principal Amount") which represents 51% of the market capitalization of Congoleum as of June 6, 2003, with such amount being subject to increase in the amount, if any, by which 51% of Congoleum's market capitalization, based on the average trading prices at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds the Original Principal Amount;

            o     the Asbestos Insurance Rights;

            o     the proceeds of the Asbestos Insurance Settlement Agreements;

            o     the proceeds of the Asbestos In-Place Insurance Coverage;

            o     the proceeds of the Asbestos Insurance Actions;

            o     the proceeds of the Asbestos Insurance Action Recoveries;

            o     the Asbestos Property Damage Insurance Rights;

            o the grant of a security interest in the Pledged Stock and the Other Collateral under the Pledge Agreement;

            o     the ABI Contribution;

            o     the Additional Plan Trust Contribution (if payable);

            o     the Claimant Agreement;

            o all of the assets held by the Collateral Trust as of the Effective Date;

            o     Plan Trust Bankruptcy Causes of Action (subject to Section
                  12.5 of the Plan); and

            o rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

            On the occurrence and during the continuance of an Event of Default with respect to the Promissory Note which remains uncured after the applicable cure period, the Plan Trust, as holder of the Promissory Note, will generally be entitled, among other things, to accelerate the amount owing under the Promissory Note and exercise its rights under the Pledge Agreement with respect to the Pledged Stock and the Other Collateral.

            Treatment of Secured Asbestos Claims: The full amount of the Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured and such Claims will be paid by the Plan Trust in accordance with the provisions of the Asbestos Settlement Documents (including priority of payments subject to the payment of Plan Trust Expenses) which will be incorporated in the Plan Trust Agreement and TDP. The Asbestos Claims of Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the liquidated settlement amounts. On the Effective Date all assets in the Collateral Trust will be transferred to the Plan Trust and the Plan Trust will assume the obligations of the Collateral Trust as set forth in the Plan. After the Effective Date, Secured Asbestos Claims will be paid, subject to the payment of Plan Trust Expenses and Coverage Costs, in accordance with the terms of the Plan Trust Agreement, by the Plan Trust in accordance with the Participating Claimants' rights under the Asbestos Settlement Documents which will be incorporated in the Plan Trust Agreement and TDP.

            Treatment of Unsecured Asbestos Personal Injury Claims: Plan Trust Asbestos Claims, including the unsecured portion of the liquidated Asbestos Claims of Participating Claimants and Unknown Asbestos Personal Injury Claims, will be paid by the Plan Trust in accordance with the trust distribution procedures to be established as part of the Plan Trust. Under section 4.4 of the TDP, the Plan Trust is not authorized to make payments on account of the unsecured portion of the liquidated settlement amount of a Participating Claimant's settled claim until the portion of the liquidated settlement amount of such claim (including the secured portion) that has been paid, is equal to or less than the then-current portion of Unknown Asbestos Personal Injury Claims that have been paid by the Plan Trust.

            Treatment of Asbestos Property Damage Claims: Allowed Asbestos Property Damage Claims will be paid from the Asbestos Property Damage Claim Sub-Account in accordance with procedures established pursuant to the Plan Trust Agreement.

            Indemnification Under the Plan Trust: As and to the extent provided in the Plan Trust Agreement, the Reorganized Debtors will be entitled to indemnification from the Plan Trust for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any Plan Trust Asbestos Claim, including, but not limited to, indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors but excluding any amounts paid prior to or on the Effective Date by the Debtors or their past or present Representatives, any amounts paid or incurred by the Reorganized Debtors or their Representatives whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed, any amounts paid or incurred by the Reorganized Debtors or their Representatives after the Effective Date in connection with liquidating ABI Asbestos Personal Injury Indemnity Claims and any amount paid or payable by the Reorganized Debtors as described in Section 6.7(f) of this Disclosure Statement. Notwithstanding anything in Section 3.4 of the Plan Trust Agreement to the contrary, the Plan Trust will reimburse and pay promptly the Reorganized Debtors, from the proceeds of the Asbestos Insurance Action Recoveries, for

Coverage Costs in excess of six million dollars ($6,000,000) to the extent that such Coverage Costs have not been reimbursed or paid to the Debtors or the Reorganized Debtors, as applicable, from Asbestos Insurance Action Recoveries received on or after the Petition Date. Further, if the proceeds of Asbestos Insurance Action Recoveries received on or after the Petition Date exceed $375 million ($375,000,000), net of any payment of or reimbursement for Coverage Costs, then the Plan Trust will reimburse and pay promptly the Reorganized Debtors, from the proceeds of Asbestos Insurance Action Recoveries, for (1) any Coverage Costs for which the Debtors or the Reorganized Debtors, as applicable, have not been reimbursed and (2) the Claims Handling Fee paid under the Claimant Agreement; provided, however, if any Asbestos Insurance Action Recoveries in excess of $375 million ($375,000,000) (but net of any payment of or reimbursement for Coverage Costs) are not available to pay such unreimbursed or unpaid Coverage Costs or the Claims Handling Fee due to restrictions on the use of such Asbestos Insurance Action Recoveries imposed by any Asbestos Insurance Settlement Agreement, the Plan Trust will reimburse and pay promptly the Reorganized Debtors from unrestricted funds held by the Plan Trust and/or grant the Reorganized Debtors the right to offset any such unreimbursed or unpaid Coverage Costs against any future payments due by the Reorganized Debtors under the Promissory Note. Asbestos Insurance Action Recoveries will not be reserved for the payment of Coverage Costs not yet incurred or not yet payable under the terms of Section 3.4(e) of the Plan Trust Agreement. Coverage Costs will be paid out of any Asbestos Insurance Action Recoveries after the date when such Coverage Costs are or become payable under Section 3.4(e) of the Plan Trust Agreement.

            Based upon Congoleum's knowledge of its current and future operations, current and future financial projections and current Asbestos Claims, and the general asbestos liabilities of similarly situated companies, it is anticipated that the Plan Trust may not be able to pay in full all Plan Trust Asbestos Claims as they are liquidated and may not be able to pay all Plan Trust Asbestos Claims in full over time. However, it can be stated with certainty that
(a) Congoleum has committed substantial resources for the payment of Plan Trust Asbestos Claims, far exceeding those resources allocated to any other creditor group under the Plan; and (b) the mechanisms of the Plan Trust have been designed to provide reasonable assurance that the Plan Trust will value, and will be in a financial position to pay, similar present and future Plan Trust Asbestos Claims against the Debtors in substantially the same manner. The Plan Trust will be administered by the Plan Trustee pursuant to the Plan Trust Agreement and the procedures contained therein.

            Injunctions: The Plan will permit the businesses of the Reorganized Debtors to operate free of asbestos-related claims and litigation, through the operation of the following injunctions pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code (the "Injunctions"):

            Discharge Injunction: The Reorganized Debtors will be protected from Claims and litigation by Congoleum's discharge and the Discharge Injunction, which will prohibit and enjoin the taking of any legal action against Congoleum, Reorganized Congoleum and others based upon any Claim, Asbestos Claim or Demand. For a complete description of the Discharge Injunction, see Section 11.5 of the Plan.

            Asbestos Channeling Injunction: The Plan provides for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to Plan Trust Asbestos Claims against the Debtors, Reorganized Debtors and any Protected Party.

            Management: On the Effective Date, the management, control and operation of the Reorganized Debtors will become the responsibility of the boards of directors of the Reorganized Debtors. The boards of directors will be comprised of the same person(s) who serve as director(s) of the Debtors immediately prior to the Confirmation Hearing. The current officers of the Company will serve as the initial officers of the Reorganized Debtors.

            Plan Classes: The Plan divides all Claims and Interests into 14 different Classes. Each Claim will receive the same treatment as all other Claims in the same Class under the Plan, so that the applicable terms of the Plan for each Claim depend upon its classification. Section 1.6 -- "Summary Description of Classes and Distributions" below, contains a summary description of the treatment of each Class under the Plan, including whether the Class is Impaired or Unimpaired by the Plan and whether the Claims in the Class are channeled into and addressed by the Plan Trust. If a Class is Impaired by the Plan, that Class is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. If the Claims in a Class are channeled to, addressed, processed and paid by the Plan Trust in accordance with the Plan Trust and the TDP, that Class is entitled to vote in favor of or against the Plan under section 524(g) of the Bankruptcy Code.

            TDP: The TDP to be adopted by the Plan Trust pursuant to the Plan Trust Agreement will establish procedures to assign a value to all Claims under the TDP (other than the Asbestos Personal Injury Claims of Qualified Claimants) (the "TDP Valued Asbestos Claims") and determine the timing and amount of payments to be made in respect of all Asbestos Personal Injury Claims. It is anticipated that the TDP will reduce expenses significantly, which expenses would otherwise reduce Plan Trust Assets available for distribution. All holders of TDP Valued Asbestos Claims will benefit from such cost savings, by maximizing the assets which are to be used for the payment of such Claims. A copy of the current form of the TDP is attached as Exhibit "H" of the Plan. It is possible that the TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

1.6.  Summary Description of Classes and Distributions

            The distributions to each Class are summarized in the table set forth below. The table is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in this Disclosure Statement.

      (a)   Treatment of Administrative Claims and Priority Tax Claims

Description of Claims   Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Administrative Claims   Unless the Debtors and the holder of an Allowed
                        Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim will receive Cash for the unpaid portion of such Allowed
                        Administrative Claim on the Distribution Date. However,
                        Administrative Claims incurred by the Debtors during the Reorganization Cases in the ordinary course of business or under a loan or advance which are not paid on or before the Effective Date will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

Description of Claims   Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Priority Tax Claims     Unless the holder of a Priority Tax Claim agrees to a
                        different treatment, each holder of an Allowed Priority
                        Tax Claim will either (a) be paid in Cash in full on the Distribution Date or (b) at the Reorganized Debtors' sole discretion, receive deferred Cash payments over a period not to exceed six years after the date of assessment of a value equal to such Allowed Priority Tax
                        Claim as of the Effective Date.

      (b)   Treatment of Classified Claims and Interests

Description of Claims   Description of Distribution or Treatment Under the Plan
or Interests

Class 1 - Priority      Unless the Debtors and the holder of an Allowed Priority
Claims                  Claim agree to a different treatment, each Allowed
                        Priority Claim will be paid in full on the Distribution
                        Date. Class 1 is Unimpaired by the Plan.

Class 2 - Secured       On the Effective Date, the Plan Trust will automatically
Asbestos                assume all liability for Plan Trust Asbestos Claims and
Claims of Qualified     the Reorganized Debtors will have no liability for Plan
Pre-Petition Settlement Trust Asbestos Claims. The Secured Asbestos Claims of
Claimants               the Qualified Pre-Petition Settlement Claimants are
                        secured to the full extent of their liquidated settlement amounts, as determined under the Collateral
                        Trust Agreement and the respective Pre-Petition
                        Settlement Agreements and certified to the Plan Trust on the Effective Date by the Collateral Trustee or its designee. Each such Qualified Pre-Petition Settlement
                        Claimant will, in respect of its Secured Asbestos Claim, be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents
                        (including priority of payment and subject to the payment of the Plan Trust Expenses in accordance with the terms of the Plan Trust Agreement) which will be incorporated in the Plan Trust Agreement and TDP. Class
                        2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

Class 3 - Secured       On the Effective Date, the Plan Trust will automatically
Asbestos                assume all liability for Plan Trust Asbestos Claims and
Claims of Qualified     the Reorganized Debtors will have no liability for Plan
Participating           Trust Asbestos Claims. The Asbestos Personal Injury
Claimants               Claims of the Qualified Participating Claimants are
                        Secured Asbestos Claims to the extent of seventy-five

Description of Claims   Description of Distribution or Treatment Under the Plan
or Interests


                        percent (75%) of the Qualified Participating Claimant's Settlement Amount. The Qualified Participating Claimants will be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Asbestos Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents (including priority of payment and subject to the payment of Plan Trust Expenses in accordance with the terms of the Plan Trust Agreement) which will be incorporated in the Plan Trust Agreement and TDP. Each Qualified Participating Claimant holds an Unsecured Asbestos Personal Injury Claim in Class 10 with respect to twenty-five percent (25%) of his or her Qualified Participating Claimant's Settlement Amount which Claims will be paid in accordance with the provisions of
                        Section 4.4 of the TDP. Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

Class 4 - Lender        On the Effective Date, the Existing Credit Agreement, as
Secured Claims          ratified, amended and approved in accordance with the
                        Financing Order (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed
                        Lender Secured Claim will be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions mutually acceptable to the Debtors and Congress Financial Corporation ("Congress").
                        Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit
                        Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Congress will be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of
                        Cash Collateral, (2) Authorizing Debtors to Obtain
                        Post-Petition Financing, (3) Granting Senior Liens and
                        Priority Administrative Expense Status Pursuant to 11
                        U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic
                        Stay Pursuant to 11 U.S.C. ss.362, and (5) Authorizing
                        Debtors to Enter into Agreements with Congress Financial
                        Corporation [docket no. 435](the "Financing Order").
                        Nothing in the Plan requires that Congress permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Congress' prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on

Description of Claims   Description of Distribution or Treatment Under the Plan
or Interests


                        the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Congress will survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

Class 5 - Other         Each holder of an Allowed Other Secured Claim will
Secured Claims          retain unaltered the legal, equitable and contractual
                        rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim will be Reinstated on the Effective Date. Class 5 is Unimpaired.

Class 6 - Senior Note   Each holder of an Allowed Senior Note Claim will retain
Claims                  unaltered the legal, equitable and contractual rights to
                        which such Claim entitles such holder and such Allowed
                        Senior Note Claim will be Reinstated on the Effective
                        Date. Class 6 is Unimpaired.

Class 7 - General       General Unsecured Claims arise from or are related to
Unsecured Claims        the Company's present business operations and do not
                        involve or relate to Asbestos Claims. To the extent such General Unsecured Claims remain unpaid prior to the Effective Date, each holder of an Allowed General
                        Unsecured Claim will retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General Unsecured
                        Claim will be Reinstated on the Effective Date. Class 7 is Unimpaired.

Class 8 - Workers'      Each holder of an Allowed Workers' Compensation Claim
Compensation Claims     will be paid in the ordinary course pursuant to such
                        rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired.

Class 9 - ABI Claims    ABI, as the holder of the ABI Claims, will receive the
                        following treatment: (a) all ABI Claims (other than ABI
                        Asbestos Personal Injury Indemnity Claims, ABI Asbestos
                        Property Damage Indemnity Claims and Other ABI Asbestos
                        Claims) will be Reinstated, subject to any applicable limitations on payment set forth in the Plan, the Promissory Note and the Pledge Agreement; (b) the ABI
                        Asbestos Personal Injury Indemnity Claims will be channeled to and become the obligations of the Plan
                        Trust, and be payable in accordance with the terms of

Description of Claims   Description of Distribution or Treatment Under the Plan
or Interests


                        the Plan and the TDP; and (c) the ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims will be deemed Disallowed and expunged. Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan.

Class 10 - Unsecured    As of the Effective Date, all liability for all
Asbestos Personal       Unsecured Asbestos Personal Injury Claims as well as
Injury Claims           liability for all future Demands and Unknown Asbestos
                        Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor.
                        Each Unsecured Asbestos Personal Injury Claim, Unknown
                        Asbestos Claim and future Demand will be paid on account of the unpaid Liquidated Value of such Claim or Demand as determined pursuant to the Plan Trust Agreement and the TDP. The TDP will apply to all holders of Unsecured
                        Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of an Asbestos Personal
                        Injury Claim will be deemed to have assigned to the Plan
                        Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan
                        Trustee may, with the consent and approval of the Trust
                        Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.
                        Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.


Class 11 - Asbestos     As of the Effective Date, all liability for all Allowed
Property Damage Claims  Asbestos Property Damage Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Allowed Asbestos Property
                        Damage Claim will be paid solely from the Asbestos
                        Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan
                        Trust Agreement. Class 11 is Impaired and holders of
                        Allowed Class 11 Claims are entitled to vote to accept or reject the Plan.

Class 12 - Congoleum    On the Effective Date, ABI will retain the Congoleum
Majority Interests      Majority Interests. To secure the obligations of
                        Reorganized Congoleum under the Promissory Note, the
                        Pledged Stock and Other Collateral will be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the

Description of Claims   Description of Distribution or Treatment Under the Plan
or Interests


                        terms of the Pledge Agreement until such time as the Promissory Note is paid in full, or with regard to the Other Collateral, upon the Plan Trust assigning or transferring the Promissory Note. Class 12 is Impaired and the holder of the Congoleum Majority Interests is entitled to vote to accept or reject the Plan.


Class 13 - Congoleum    On the Effective Date, the holders of the Congoleum
Minority Interests      Minority Interests will retain such Interests. Class 13
                        is Unimpaired.

Class 14 - Subsidiary   On the Effective Date, the holders of the Subsidiary
Interests               Interests will retain such Interests. Class 14 is
                        Unimpaired.

1.7.  Payment of Allowed Asbestos Claims to be Made by the Plan Trust(1)

            All Plan Trust Asbestos Claims will be payable after the Effective Date by the Plan Trust in accordance with and to the extent provided in the Plan, the Plan Trust Agreement and the TDP to be established pursuant to the Plan Trust Agreement. See Article 8 - "Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust Agreement.

      (a)   Secured Asbestos Claims

            The Secured Asbestos Claim of each Qualified Pre-Petition Settlement Claimant holding a Class 2 Claim will be fully secured and will be paid as provided in Section 1.7(b) below.

            The Secured Asbestos Claim of each Qualified Participating Claimant holding a Class 3 Claim will be equal to 75% of such Qualified Participating Claimant's Liquidated Value determined pursuant to the Claimant Agreement and will be paid in three parts as provided in Section 1.7(b) below.

      (b)   Payment Schedule of Allowed Plan Trust PI Asbestos Claims

            In accordance with the terms of the TDP, the Plan Trust will pay the Allowed Amount of Plan Trust PI Asbestos Claims as follows (and in the following order):

                  (i) First, holders of Class 2 Claims will be paid the greater of (i) $200,000 and (ii) 50% of the applicable Liquidated Value specified in the certification provided by the Collateral Trustee or its designee pursuant to the Plan (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust) of their Class 2 Claims (unless such Liquidated Value is less than $200,000, in which case such holder shall be paid, in full satisfaction of such Class 2 Claim, the applicable Liquidated Value specified in the certification

----------
(1) Any defined terms in this Section 1.7 that are not defined in the Plan have the meaning ascribed in the TDP or the Plan Trust Agreement.

provided by the Collateral Trustee or its designee pursuant to the Plan (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust)). Such payments will be made out of the first $75 million ($75,000,000) of proceeds of Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "First Proceeds"), prior to all other Allowed Plan Trust PI Asbestos Claims (including the Secured Asbestos Claims of the Qualified Participating Claimants) but not prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement. Class 2 Claims will be paid in the order in which the holders of such Class 2 Claims became Qualified Pre-Petition Settlement Claimants under the Collateral Trust Agreement.

                  (ii) Second, the Plan Trust will pay subsequent distributions out of the First Proceeds to Qualified Participating Claimants (holders of Allowed Class 3 Claims) on a pro-rata basis, determined by multiplying the aggregate amount of each distribution to be made by a fraction, the numerator of which is the amount of the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided that the aggregate of all distributions to a Qualified Participating Claimant shall not exceed such Qualified Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided, further, that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                  (iii) Third, the next $50 million ($50,000,000) of proceeds of Asbestos Insurance Action Recoveries following the First Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "Second Proceeds"), will be paid to the holders of Payment Percentage Claims in accordance with the TDP; provided that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                  (iv) Fourth, the next $50 million ($50,000,000) of proceeds of Asbestos Insurance Action Recoveries following the First Proceeds and the Second Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "Third Proceeds"), will be allocated exclusively to the payment of any unpaid Class 2 Claims (that is, the Liquidated Value of such Class 2 Claims less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement. Such Class 2 Claims will be paid in the order in which such holders thereof became Qualified Pre-Petition Settlement Claimants under the Collateral Trust Agreement. Following payment in full of the Class 2 Claims, the Plan Trust will pay subsequent distributions out of the Third Proceeds to Qualified Participating Claimants (holders of Class 3 Claims) on a pro-rata basis, determined by multiplying the aggregate amount of each distribution to be made by a fraction, the numerator of which is the amount of the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided that the aggregate of all distributions made to a Qualified Participating Claimant will not exceed such Qualified Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided, further, that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                  (v) Fifth, any proceeds of Asbestos Insurance Action Recoveries in excess of the Third Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, will be distributed as follows, provided that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement:

                        (A) Fifty percent (50%) to Qualified Participating Claimants (holders of Allowed Class 3 Claims) on a pro rata basis, determined by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided the aggregate of all distributions made under this subsection to a Qualified Participating Claimant will not exceed such Qualified Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); and

                        (B) Fifty percent (50%) to Payment Percentage Claims in accordance with the TDP.

                  (vi) Following payment in full of the Secured Asbestos Claims of the Qualified Participating Claimants, the Plan Trust will pay 100% of the proceeds of any Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, to the Payment Percentage Claims in accordance with the TDP, provided that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                                   ARTICLE 2
                               GENERAL INFORMATION

2.1.  Business of the Company Generally

      (a)   Congoleum

            Congoleum was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co. which began in 1886. Congoleum is the result of a 1986 merger between Resilco, Inc., a then subsidiary of a company previously known as Congoleum Industries, Inc., which subsidiary owned the resilient flooring operations that were later owned by Congoleum, and Resilient Acquisition Inc., a company formed for the purposes of merging with Resilco, Inc. The surviving corporation to that merger changed its name to Congoleum Corporation.

            In 1993, the business and assets of Congoleum and those of the Amtico Tile Division of ABI, which consisted of ABI's then existing U.S. flooring division (the "Tile Division"), were combined (the "Acquisition"). The Acquisition was effected through the organization of a new corporation, Congoleum Holdings Incorporated ("Congoleum Holdings"), to which Hillside Industries Incorporated ("Hillside Industries") contributed all of the outstanding capital stock of Resilient Holdings Incorporated ("Resilient"), the owner of all of the outstanding capital stock of Congoleum, and to which ABI contributed the assets and certain liabilities of the Tile Division. Upon consummation of the Acquisition, Congoleum Holdings owned all of the outstanding capital stock of Resilient, which, in turn, owned all of the outstanding capital stock of Congoleum, and Congoleum owned the Tile Division. The assets and liabilities comprising the Tile Division which were acquired by Congoleum in the Acquisition are held directly by Congoleum.

            Pursuant to the Acquisition, subject to certain exceptions, Congoleum is obligated to indemnify ABI for, among other things, all liabilities relating to ABI's former Tile Division, including, among others, liabilities related to product liability asbestos claims, to the extent that insurance proceeds related thereto are not actually recovered by ABI or ABI is not reimbursed or indemnified for those liabilities by any other source or entity (the "ABI Indemnification"). As of December 31, 2003, pursuant to the ABI Indemnification, Congoleum has paid ABI an aggregate amount of approximately $2.3 million for indemnified costs, expenses and liabilities incurred by ABI for asbestos-related claims pertaining to ABI's former Tile Division.

            In 1995, Congoleum completed a public offering (the "Offering") of 4,650,000 shares of its Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Class A Common Stock is entitled to one vote per share. Upon completion of the Offering, Congoleum implemented a Plan of Repurchase pursuant to which its two-tiered holding company ownership structure was eliminated through the merger of Congoleum Holdings, Resilient and Congoleum, pursuant to which Congoleum was the surviving corporation. Congoleum used most of the proceeds from the Offering to repurchase most of the shares of its Class B common stock, par value $0.01 per share (the "Class B Common Stock"), owned by Hillside (the "Repurchase"), which was, indirectly, the majority stockholder of Congoleum prior to the Repurchase. Congoleum's Class B Common Stock is generally entitled to two votes per share. As a result of the Repurchase, ABI acquired voting control of Congoleum.

            Since the Repurchase, ABI's equity ownership interest in Congoleum has further increased as a result of Congoleum's repurchases of its common stock combined with open market purchases by ABI of Congoleum's common stock. As of October 31, 2004, ABI's ownership of 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B common stock represented 69.5% of the voting control of Congoleum.

            Congoleum produces both sheet and tile floor covering products with a wide variety of product features, designs and colors. Congoleum also produces through-chip inlaid products for both residential and commercial markets. In addition, Congoleum purchases sundries and accessory products for resale. Congoleum's products serve both the residential and commercial hard-surface flooring markets, and are used in remodeling, manufactured housing, new construction and commercial applications.

            Congoleum owns four manufacturing facilities located in Maryland, Pennsylvania and New Jersey and leases corporate and marketing offices in Mercerville, New Jersey, as well as storage space in Trenton, New Jersey, which are described as follows:

Location                  Owned/Leased           Usage          Square Feet
--------------------------------------------------------------------------------
Finksburg, MD                 Owned        Felt                    107,000
Marcus Hook, PA               Owned        Sheet Flooring        1,000,000
Trenton, NJ                   Owned        Sheet Flooring        1,050,000
Trenton, NJ                   Owned        Tile Flooring           282,000
Trenton, NJ                  Leased        Warehousing             111,314
Mercerville, NJ              Leased        Corporate Offices        55,902

            The Finksburg facility consists primarily of a 16-foot wide felt production line.

            The Marcus Hook facility is capable of manufacturing rotogravure printed sheet flooring in widths of up to 16 feet. Major production lines at this facility include a 12-foot wide oven, two 16-foot wide ovens, a 12-foot wide printing press and a 16-foot wide printing press.

            The Trenton sheet facility is capable of manufacturing rotogravure printed and through-chip inlaid sheet products in widths up to 6 feet. Major production lines, all six-foot wide, include an oven, a rotary laminating line and a press. The examination, packing and warehousing of all sheet products (except products for the manufactured housing segment) occur at the Trenton plant distribution center.

            The Trenton tile facility consists of three major production lines, a four-foot wide commercial tile line, a two-foot wide residential tile line and a one-foot wide residential tile line.

            Productive capacity and extent of utilization of Congoleum's facilities are dependent on a number of factors, including the size, construction, and quantity of product being manufactured, some of which also dictate which production line(s) must be utilized to make a given product. Congoleum's major production lines were operated an average of 88% of the hours available on a five-day, three-shift basis in 2003, with the corresponding figure for individual production lines ranging from 36% to 105%.

            Although many of Congoleum's manufacturing facilities have been substantially depreciated, Congoleum has generally maintained and improved the productive capacity of these facilities over time through a program of regular capital expenditures. Congoleum considers its manufacturing facilities to be adequate for its present and anticipated near-term production needs.

            Congoleum is one of many defendants in a large number of actions filed by individuals alleging injuries resulting from exposure to asbestos and asbestos-containing products, including resilient sheet vinyl and tile manufactured by Congoleum and tile manufactured by the Tile Division or, in the worker's compensation cases, from exposure to asbestos in the course of employment with Congoleum. Congoleum discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.

            Congoleum is covered under liability insurance policies that provide coverage for Asbestos Claims. A description of Congoleum's historical asbestos liabilities is set forth in Section 2.2(a) -- "Asbestos Claims Against Congoleum" below. A description of certain Congoleum insurance assets relating to Asbestos Claims is located in Section 2.2(b) --"Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims" below. A more detailed description of Congoleum's business and other material assets is located in
Article 4 -- "The Company: Corporate Structure and Management" below.

      (b)   CFI

            CFI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum Financial Corporation, which was a wholly owned subsidiary of Congoleum. On January 27, 2003, Congoleum Financial Corporation was merged with and into CFI, with CFI surviving the merger, and the separate legal existence of Congoleum Financial Corporation ceased. CFI is a wholly owned subsidiary of Congoleum and a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

            Congoleum Financial Corporation was incorporated on November 12, 1998 under the laws of the State of Delaware. Congoleum Financial Corporation's business included providing debt financing to Congoleum. As of the date of this Disclosure Statement, Congoleum did not have any debt outstanding with CFI.

      (c)   CSI

            CSI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum. CSI's business includes providing sales and promotion services for the purpose of promoting Congoleum's business. CSI is a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

2.2.  Factors Leading to the Need for Bankruptcy Relief

      (a)   Asbestos Claims Against Congoleum

            Congoleum, along with many of its competitor sheet vinyl and tile manufacturers, has become the subject of numerous claims by individuals asserting bodily injury as a result of alleged exposure to asbestos-containing products. As a result of the explosion of asbestos claims and litigation in recent years, and the increasing costs of settlement and defense, certain sheet vinyl and tile manufacturers and many others in related industries, including distributors and contractors similar to Congoleum, have filed Chapter 11 proceedings.

            As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2001, there were approximately 25,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. Thus, the number of known claimants with Asbestos Personal Injury Claims pending against Congoleum doubled from 2001 to 2002, and nearly doubled in the first six months of 2003.

            In the spring of 2001, two damages verdicts in the amount of approximately $18.2 million and $15.8 million, respectively, were rendered against Congoleum in asbestos personal injury claims brought by Kenneth Cook and Richard Arsenault in New York State Supreme Court, New York County. Although under the reverse bifurcation procedure then in effect in New York, liability would still have to be established, the liability trial was to be held immediately. Congoleum retained a leading jury consulting firm to conduct a mock trial to assess its likelihood of prevailing at trial and was advised that it was likely to lose. During the period following August 2002, Congoleum faced a situation in which its primary insurers claimed that their policies were exhausted (as supported by applicable New Jersey law at the time) while at the same time its excess carriers claimed that the primary layers were not exhausted and that therefore excess coverage was not available. This left Congoleum with no carriers ready and willing to pay claims. Thus, Congoleum was placed in an untenable position as a result of the foregoing confluence of events. The insurers' refusal to defend and indemnify Congoleum caused it to begin the process of seeking a global resolution in the form of a prepackaged bankruptcy.

            During the fourth quarter of 2002, Congoleum engaged an outside actuary to conduct an updated analysis of Congoleum's asbestos-related liabilities. Developments during the latter part of 2002 included a significant increase in claims filed against Congoleum and higher settlement requirements, and the exhaustion of primary insurance coverage combined with a dispute of coverage by certain of its excess insurance carriers. These developments in turn led to Congoleum's plan to file a plan of reorganization under Chapter 11 of the Bankruptcy Code. The study concluded that the minimum gross liability for the 56,567 known claimants at December 31, 2002, using historical settlement payments, was $310 million. This amount did not include defense costs, liability for the 30,000 additional claimants purportedly existing at December 31, 2002, or for future claims, which the study concluded could not be reasonably determined in light of the available data and uncertainty arising from an announced bankruptcy filing. Congoleum's estimated minimum gross liability is substantially in excess of both the total assets of Congoleum (without giving effect to rights under insurance policies) as well as Congoleum's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. Congoleum believes that (without giving effect to rights under insurance policies) it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Congoleum believes that its going concern or liquidation value is substantially less than the minimum gross liability for the known asbestos claims against it.

            Between January 1, 2002 and December 31, 2003, Congoleum settled with in excess of 79,000 Asbestos Claimants.

      (b) Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims

            To date, Congoleum has discovered excess insurance policies (in whole or in part), or evidence of excess policies, that were issued to Congoleum beginning in December 1953, and which Congoleum believes cover claims by third parties injured by its activities, including but not limited to claims alleging injury from asbestos. Such policies obligate the insurers to pay amounts that Congoleum becomes liable to pay in connection with, among other things, claims alleging bodily injury. Generally, such policies also obligate the insurers to pay defense costs in connection with claims against Congoleum, either in addition to the applicable limits of liability of the policies, as in the case of primary and some excess policies, or subject to such limits of liability. The discussion in this Section 2.2(b) applies only to policy periods through 1985.

            The liability policies purchased by Congoleum generally provide two types of limits of liability. The first type, the "per occurrence" limit, generally limits the amount the insurer will pay in connection with a single "occurrence" to which the limit applies, as the term "occurrence" is defined in the policy. The second type, the "aggregate" limit, generally limits the total amount the insurer will pay in connection with all occurrences covered by the policy for bodily injury to which the aggregate limit applies.

            In the context of asbestos personal injury, the policies purchased by Congoleum generally provide coverage for two fundamental types of claims. The first type consists of claims in which the alleged exposure to asbestos is within the "products hazard" or the "completed operation's hazard" as those terms are defined in the policies. Such claims, referred to herein as "products" claims, include claims alleging exposure to asbestos-containing products manufactured or sold by Congoleum. In many states, including New Jersey, asbestos claims within the "products hazard" are considered a single occurrence subject to annual limits in each insurance policy. In addition, coverage for products claims may be subject to a specified annual aggregate limit of liability under some of the policies purchased by Congoleum.

            The second type of claim involves exposure not within the scope of the policies' products hazard or completed operations hazard. Such claims, referred to herein as "non-products" claims, include claims involving alleged exposure to asbestos-containing materials, whether or not manufactured by Congoleum while such materials were present at premises or facilities owned or operated by Congoleum or at locations where asbestos material may have been disposed of by Congoleum. Although non-products claims have been asserted against Congoleum, the vast majority of asbestos-related claims that have been brought to date are products claims.

            During the period in which Congoleum produced asbestos-containing products, Congoleum purchased primary and excess insurance policies providing in excess of $1 billion of limits of liability for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In February 2002 and then in August 2002, Congoleum received notice from its two lead primary insurance carriers that its primary insurance coverage was exhausted.

            The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims with the "products hazard" and that Congoleum was limited to only one per occurrence limit for multiple years of coverage for such claims. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum was not a party to this case, the decision in the Spaulding Case was likely binding on Congoleum and its primary insurance company. Thus, based on the Spaulding Case decision, the primary insurance company became obligated to provide the additional $13 million of coverage previously disputed by the excess carriers. After the Spaulding decision was decided, Congoleum entered into settlement negotiations and reached a settlement with the primary insurance company that had previously contended that limits in successive policies were not cumulative for asbestos claims within the "products hazard."

            Prior to the decision in Spaulding, Congoleum had entered into settlement agreements with asbestos claimants exceeding the $13 million amount of previously disputed coverage. The excess carriers objected to the reasonableness of these settlements notwithstanding the decision in the Spaulding case and the settlement with the primary insurance company, Congoleum also believes that the excess carriers will continue to dispute the reasonableness of the settlements, contend that their policies still are not implicated and dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess carriers have also raised various objections to Congoleum's reorganization strategy and negotiations.

      (c)   Coverage Litigation

            There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated on September 15, 2001, by one of Congoleum's excess insurers. Congoleum has reached settlements with its insurance brokers in this litigation. Congoleum has also reached a settlement with Liberty Mutual Insurance Company, the primary insurance company who had, prior to the Spaulding case decision, contended that limits in successive policies were not cumulative for asbestos, which was approved by the Bankruptcy Court on July 29, 2004.

            On February 26, 2003, one of Congoleum's excess insurers filed an action for preliminary and permanent injunctive relief seeking, among other things, an order enjoining Congoleum from entering into the Pre-Petition Settlement Agreement and compelling Congoleum to allow insurers to participate in the settlement discussions. The insurers also sought permission to file amended counterclaims against Congoleum objecting to the terms of the Pre-Petition Settlement Agreement. On March 26, 2003, the court denied the insurers' request for injunctive relief.

            Since April 2003, the parties have conducted extensive discovery. Congoleum has produced numerous employees and other representatives for multiple days of depositions and has produced hundreds of thousands of pages of documents relating to the Pre-Petition Settlement Agreement and the proposed prepackaged bankruptcy proceeding. Discovery into the facts and circumstances leading to the promulgation of the Plan currently is ongoing. Congoleum has also served and received discovery requests and has conducted depositions of numerous insurance company employees and representatives.

            On or about July 11, 2003, certain upper layer excess insurers (i.e., those in the second excess layer and above) filed a motion for summary judgment seeking to dismiss Congoleum's breach of contract claims as to such upper layer excess carriers. On August 26, 2003, the Court granted the defendants' motion. This ruling did not impact the declaratory judgment count of the coverage litigation. The court also held that the ruling is not a determination as to whether Congoleum had a right to enter into the Pre-Petition Settlement Agreement and may not be used by the insurers to determine Congoleum's ability to enforce insurance coverage for the Claims addressed in the Pre-Petition Settlement Agreement. The court also held that the question of whether there was a sound and reasonable basis for entering into the Pre-Petition Settlement Agreement was not and could not be decided by this motion.

            On September 10, 2003, one of Congoleum's excess insurers filed a motion for summary judgment seeking a ruling that the Pre-Petition Settlement Agreement is unreasonable and was entered into in bad faith as a matter of law. Most of the excess insurers joined in the application. On November 7, 2003, the court denied the insurers' motion for summary judgment in its entirety.

            In December 2003, several of Congoleum's excess insurers filed motions for summary judgment seeking a ruling that Congoleum had violated the duty to cooperate, consent to settle and anti-assignment provisions of their insurance policies and, as a result, the Pre-Petition Settlement Agreement was not enforceable against it. Most of the excess insurers joined in the application. On April 19, 2004, the court denied the insurers' motions for summary judgment in their entirety.

            On February 25, 2004, Congoleum filed an application for leave to file a Third Amended Complaint against the excess insurers to allege claims for breach of the implied covenant of good faith and fair dealing and for bad faith. On March 5, 2004, the court granted Congoleum's application for leave to file a Third Amended Complaint in its entirety. On or about March 12, 2004, Congoleum filed the Third Amended Complaint and served each excess insurer with a copy.

            On March 22, 2004, Congoleum filed an application for a jury trial during the Phase I trial. On April 19, 2004, the court denied Congoleum's application. Congoleum filed an application for leave to appeal, but the Appellate Division refused to consider the appeal of the jury trial ruling on an interlocutory basis.

            On August 12, 2004, the court entered a new case management order with respect to the pending insurance coverage litigation, Case Management Order No. IV ("CMO IV"). CMO IV sets forth the deadlines for completing fact and expert discovery. CMO IV also established deadlines for dispositive and pre-trial motion practice. As of November 1, 2004, there is pending before the court a proposed Case Management Order No. V which revises some, but not all, of the discovery dates in CMO IV. The trial date for Phase 1 of the trial is February 28, 2005 under both CMO IV and CMO V.

            The Phase 1 trial in the insurance coverage litigation is scheduled to begin on February 28, 2005. The court has defined the scope of the Phase 1 trial as follows:

            All issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in the litigation for the global claimant's agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum.

            The Phase 2 trial will address all remaining coverage issues, including but not limited to trigger and allocation. The Phase 3 trial will address claims and damages for bad faith and punitive damages, if appropriate. Discovery is permitted on all issues, except for punitive damages. Pre-trial motions and trial dates for the Phase 2 and Phase 3 trials and discovery for the Phase 3 trial will be addressed by the court after the Phase 1 trial decision.

      (d)   Congoleum's Insurance Coverage for Asbestos Property Damage Claims

            The insurance policies purchased by Congoleum also provide coverage for claims asserting property damage. In the context of asbestos property damage, some, but not all, of Congoleum's primary policies provided separate property damage limits, and some policies included property damage limits within a combined single, overall policy aggregate or within the policy's products aggregate limit. Thus, the property damage limits have been exhausted for some years and not other years under Congoleum's primary policies. Congoleum has identified certain primary insurance policies, set forth on Exhibit "A" to the Plan, that provide separate property damage coverage limits. As a result of the Liberty Settlement, discussed in Section 5.7 below, approximately $1.25 million is earmarked for the payment of Asbestos Property Damage Claims.

                                   ARTICLE 3
             THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS

3.1.  The Company's Reasons for Negotiating a Prepackaged Plan

            As both the volume of Asbestos Personal Injury Claims and the associated costs of defense and settlements increased, and as its principal insurers refused to make further payments or became insolvent, Congoleum became concerned about its ability to continue in business and to pay fair compensation to claimants allegedly injured by its historical operations. Beginning in October 2002, Congoleum consulted with its counsel regarding ways to compensate legitimate Asbestos Claimants while preserving Congoleum's business, including utilization of the special provisions of the Bankruptcy Code, including section 524(g), to accomplish this purpose.

            In an effort to further reduce the cost and disruption of a bankruptcy filing, and to optimize the potential for preserving value, Congoleum simultaneously negotiated the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement as described in Section 3.2 below. Congoleum also structured the plan of reorganization as a prepackaged plan, in which acceptances were solicited prior to filing the Reorganization Cases, in an effort to reduce the duration and expense of the contemplated bankruptcy proceedings and the risk that the contemplated bankruptcy proceedings would have a material adverse impact upon Congoleum's business.

            Votes were solicited for the prepackaged plan and the votes received were overwhelmingly in favor of the prepackaged plan. While the Debtors could have proceeded to seek confirmation of the prepackaged plan, after filing these Chapter 11 cases, the Debtors engaged in negotiations with various constituents in an effort to develop consensual modifications. The Debtors were successful in negotiating such consensual modifications and they are incorporated into the Plan attached hereto as Exhibit A.

3.2.  The Initial Negotiation Process

      (a)   General Background

            Congoleum and the Claimants' Representative commenced preliminary negotiations in December 2002. The negotiations focused first on the desirability of a possible plan of reorganization and the settlements required to position Congoleum for filing such a plan, and then on the terms of such a plan.

            In connection with its attempts to negotiate a global resolution of its asbestos liabilities in the form of a prepackaged plan of reorganization, Congoleum of necessity dealt with the counsel who represent the largest number of identified Asbestos Personal Injury Claims, the Claimants' Representative. Due to the length of time necessary to negotiate a global resolution in the form of a prepackaged plan of reorganization, Congoleum needed to persuade the Claimants' Representative that they and their clients - many of whom had claims at advanced stages in the litigation process and some of whom had already received damages verdicts in their favor - should stand down rather than simply engage in the normal race of diligence among creditors in a nonbankruptcy setting. Otherwise, Congoleum was at risk of having its assets and businesses destroyed by a race to reduce claims to judgment and execute on assets. The affected claimants were thus being asked to extend what in substance was a form of credit to Congoleum at a time when it was financially distressed. Not surprisingly the Claimants' Representative wished that the positions of the appropriate claimants be secured in order to induce them to stand down in the tort system, in the same way that a previously unsecured creditor of a distressed obligor might insist on getting "liened up" as an inducement to rolling over a maturing debt. Consequently, the Claimant Agreement that was eventually negotiated included a mechanism - the Collateral Trust - to make sure that claimants with ripe claims were reasonably compensated and secured and thereby induced to forbear during the prepetition period.

            The Claimants' Representative and Congoleum each evaluated the Asbestos Personal Injury Claims presently asserted against Congoleum. The parties examined historical data for Congoleum as well as other asbestos defendants. The Kenesis Group, LLP was retained by Congoleum to assist it in its assessment of Asbestos Personal Injury Claims values. An appropriate dollar figure for the settlement amounts was reached by the parties during the course of negotiations.

            As a result of these negotiations, Congoleum entered into the following agreements:

            (i) the Claimant Agreement with the Claimants' Representative pursuant to which Congoleum offered to settle existing Asbestos Claims and provide collateral for payment of a substantial portion of such claims (see
Section 3.2(c) -- "Claimant Agreement," below, for a description of the Claimant Agreement);

            (ii) the Collateral Trust Agreement with the Collateral Trustee which provides, among other things and subject to certain conditions precedent, for the receipt of certain payments from insurers and payment thereof to certain Asbestos Claimants (see Section 3.2(e) -- "The Collateral Trust Agreement," below, for a description of the Collateral Trust Agreement); and

            (iii) the Security Agreement with the Collateral Trustee pursuant to which Congoleum granted a security interest in Congoleum's rights under and proceeds of insurance coverage for asbestos-related liabilities to the Collateral Trustee for the benefit of the holders of Secured Asbestos Claims (see Section 3.2(f) -- "The Security Agreement," below, for a description of the Security Agreement).

            Copies of any of the Asbestos Settlement Documents may be obtained by contacting the Voting Agent at: The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, NY 10165, Attn: Ken Altman.

            The settlement amounts established under the Asbestos Settlement Documents represent heavily negotiated figures that take into account factors, including the cost of inflation, the increases in settlement costs and jury awards and the costs of litigating unsubstantiated claims.

      (b)   Negotiations with Asbestos Insurance Companies

            Before ultimately deciding to pursue a prepackaged plan of reorganization, beginning in July 2001 and continuing through December 2002, Congoleum attempted to resolve its disputes with its numerous asbestos insurance companies (collectively, the "Insurance Companies"). Those efforts were unsuccessful and Congoleum found itself facing potential serious cash flow problems due to the drain on resources from asbestos-related defense costs and concerns this uncertainty created on the part of suppliers and lenders. Considering its options, Congoleum decided to utilize the trust mechanisms provided by section 524(g) of the Bankruptcy Code to efficiently, promptly, and fairly resolve its asbestos liability claims.

            In a January 13, 2003 press release, Congoleum publicly stated its desire to resolve its asbestos liabilities by possibly filing a Chapter 11 prepackaged plan. Congoleum's insurance counsel, Dughi, Hewit & Palatucci ("DH&P"), circulated the press release to all the Insurance Companies.

            The Insurance Companies expressed opposition to Congoleum's proposed plan to resolve its liability by filing a Chapter 11 prepackaged plan and requested meetings and on-going communications with Congoleum concerning, among other things, the negotiation and drafting of the Asbestos Settlement Documents. Congoleum met with representatives from several Insurance Companies four times during February and March of 2003 and also forwarded to them drafts of the Claimant Agreement (a copy of which is attached hereto as Exhibit "E").

            The Insurance Companies requested some changes to the Asbestos Settlement Documents, and also continued to object to Congoleum entering into or finalizing the Claimant Agreement and other Asbestos Settlement Documents. Some of the changes to the Asbestos Settlement Documents requested by the Insurance Companies were implemented, but no settlement was reached between Congoleum and the Insurance Companies, and the Insurance Companies continued to object to terms contained in the Asbestos Settlement Documents.

            On April 18, 2003, Congoleum forwarded executed copies of the Claimant Agreement to, among other parties, the Insurance Companies.

      (c)   Claimant Agreement

            Under the terms of the Claimant Agreement, the amounts due to Qualified Participating Claimants are fixed by the compensable disease matrix attached to the Claimant Agreement. Each Qualified Participating Claimant provided evidence of his or her bodily injury, sickness or disease and a verification that such Qualified Participating Claimant was exposed to asbestos or an asbestos-containing product for which Congoleum may have liability. In addition, each Qualified Participating Claimant submitted a release in a form acceptable to Congoleum. The Claims Reviewer reviewed such documentation submitted by each potential Qualified Participating Claimant in order to ensure its completeness and adequacy. If the documentation was incomplete or inadequate, the Claims Reviewer informed Claimants' Counsel and such potential Qualified Participating Claimant had the opportunity to remedy the deficiency within the timeframe provided in the Claimant Agreement. If the documentation was complete and adequate, the Claims Reviewer approved the Claim and forwarded such Claim for payment in accordance with the Claimant Agreement.

            The payment of the settlement amounts to the Qualified Participating Claimants is partially secured by a security interest granted to the Collateral Trustee in the Asbestos Insurance Collateral. See Section 3.2(f) -- "The Security Agreement" for a general description of the lien granted in the

Asbestos Insurance Rights. The security interest will secure an amount equal to seventy-five percent of the aggregate of all of the amounts for which Qualified Participating Claims are settled under the Claimant Agreement.

            Pursuant to the Claimant Agreement, Congoleum advanced $1,000,000 to each Claimants' Representative to pay out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs such counsel may have incurred or may incur in connection with (i) the negotiation and implementation of the Asbestos Settlement Documents, (ii) the negotiation of a prepackaged chapter 11 plan of reorganization for Congoleum, (iii) due diligence investigations related to a possible chapter 11 plan of reorganization; and (iv) defending the Claimant Agreement.

      (d)   Pre-Petition Settlement Agreements

            The Pre-Petition Settlement Agreements address the Claims of Pre-Petition Settlement Claimants with whom Congoleum entered into various settlement agreements. Pursuant to the Claimant Agreement, a UCC-1 financing statement was filed by the Collateral Trustee to perfect the lien securing the liabilities set forth in the Security Agreement. The Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreement. On the Effective Date, the Plan Trust will automatically assume all liability for Secured Asbestos Claims and the Reorganized Debtors will have no liability for Secured Asbestos Claims. On the Effective Date, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Liens, Claims and encumbrances except for Liens filed for the benefit of Richard Arsenault, Kenneth Cook and Dennis Matthews and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

      (e)   The Collateral Trust Agreement

            Congoleum established the Collateral Trust to hold the security interest in the Asbestos Insurance Collateral (as defined therein) and to act as a vehicle to transfer the proceeds thereof to Secured Asbestos Claimants with respect to their Secured Asbestos Claims. Under the terms of the Collateral Trust Agreement, the Collateral Trust is the direct recipient of the proceeds of the Asbestos Insurance Collateral. The Collateral Trust will transfer all of its assets and liabilities to the Plan Trust upon or as soon as practicable after the Plan Trust's establishment and the Plan Trust will preserve the rights of the beneficiaries of the Collateral Trust and provides for the transfer of such assets and liabilities.

            The Collateral Trustee is Arthur J. Pergament, who will serve until the earlier of his resignation or removal or the termination of the Collateral Trust. The Collateral Trustee at all times acts as a fiduciary of the Collateral Trust and in accordance with the Collateral Trust Agreement. The Collateral Trustee earns $195 per hour for his time devoted to business of the Collateral Trust. The hourly rate may be adjusted over time as appropriate with the consent of the Claimants' Representative. In addition, the Collateral Trustee is reimbursed for any reasonable out-of-pocket costs and expenses from the assets of the Collateral Trust.

            Wilmington Trust Company serves as the Delaware trustee for the Collateral Trust. The Delaware trustee is a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. The Delaware trustee receives compensation from the Collateral Trust for its service as Delaware trustee at the rates detailed in a mutually acceptable fee agreement. The Collateral Trust will reimburse the Delaware trustee for all reasonable out-of-pocket costs and expenses incurred by the Delaware trustee in connection with the performance of its duties, at the rates detailed in the fee agreement.

      (f)   The Security Agreement

            Congoleum granted to the Collateral Trustee a security interest in the Asbestos Insurance Collateral (as defined in the Collateral Trust Agreement), which consists generally of (i) all of Congoleum's claims, causes of action and rights to receive payment from its insurers for its benefit to satisfy claims against it, net of certain fees and expenses, and (ii) the proceeds of any of the above, net of certain fees and expenses. The Asbestos Insurance Collateral secures all of the Secured Asbestos Claims.

3.3.  Selection of the Futures Representative

            Congoleum considered candidates to serve as the Futures Representative to represent the interests of Asbestos Personal Injury Claimants who are presently unknown. After reviewing the qualifications and potential conflicts of certain candidates, and following careful deliberation, Congoleum asked R. Scott Williams to serve as the Futures Representative.

            Mr. Williams is a member of the Litigation Practice Group of Haskell Slaughter Young & Rediker, L.L.C. Mr. Williams holds degrees from the University of Illinois at Urbana-Champaign (B.A. 1985) and the University of Alabama School of Law (J.D. 1988). Prior to joining Haskell Slaughter Young & Rediker, L.L.C., Mr. Williams served United States Senator Howell Heflin as counsel to the United States Senate Judiciary Committee and as judicial clerk to the Honorable Sharon Lovelace Blackburn of the United States District Court for the Northern District of Alabama. Mr. Williams was admitted to the Alabama Bar in 1988 and his practice specializes in bankruptcy and commercial litigation. Mr. Williams is a frequent lecturer and author on bankruptcy and commercial litigation related topics and he currently serves as a contributing editor to Collier on Bankruptcy (15th Ed. Revised). Mr. Williams is a past president of the Birmingham Bar Bankruptcy and Commercial Law Section and is a former member of the Birmingham Bar Executive Committee. In addition, Mr. Williams is an active member of the American Bankruptcy Institute and has served in a variety of leadership roles for that organization.

            Mr. Williams served as the futures representative in the prepackaged Chapter 11 case of In re Shook & Fletcher Insulation Co., U.S.B.C. N.D. Al., Case No.: 02-02771-BGC-11. Mr. Williams has never represented a current plaintiff, defendant, or insurer in connection with asbestos litigation against Congoleum, and, other than being selected as the Futures Representative, has never had a relationship with, or connection to, Congoleum or any of its Affiliates.

            Mr. Williams' appointment has been approved by the Bankruptcy Court. See Section 5.4 - "Bankruptcy Court Appointment of Futures Representative".

3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee

            During the course of the negotiations of the prepackaged plan documents, various representatives of the holders of Asbestos Personal Injury Claims engaged in discussions with the Claimants' Representative concerning the possible pre-packaged bankruptcy filing by the Company. Such discussions culminated in the formation of the Pre-Petition Asbestos Claimants' Committee which consisted of the following members: Perry Weitz, Esquire, Joe Rice, Esquire, Steve Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire. The members of the Pre-Petition Asbestos Claimants' Committee represented a majority of the holders of Asbestos Personal Injury Claims and a diverse mix of the types of such Asbestos Claimants.

3.5.  Due Diligence Review

            The Claimants' Representative engaged L. Tersigni Consulting, P.C. ("LTC") to conduct a due diligence investigation of (a) the business affairs of Congoleum, (b) the equity value of Congoleum, and (c) the feasibility of a plan of reorganization. The Pre-Petition Asbestos Claimants' Committee was also apprised of the results of the due diligence investigation undertaken by LTC and considered such results in connection with its review and approval of the prepackaged plan of reorganization. LTC's due diligence review consisted of a thorough investigation of the past and present business activities of Congoleum and the relationship between Congoleum and its Affiliates. Congoleum cooperated with LTC in its investigation and produced numerous documents in response to the requests of LTC. The Futures Representative and his professionals (including CIBC World Markets Corp.) conducted their own due diligence review, including consulting with advisors to the Company and the Claimants' Representative.

3.6.  Pre-Petition Plan Negotiations

            In December 2002, Congoleum, the Claimants' Representative and ABI began preliminary negotiations regarding the terms of a prepackaged plan of reorganization. Congoleum, through its counsel, prepared a proposed draft plan of reorganization reflecting the tentative agreements reached among the parties. Counsel to Congoleum, the Claimants' Representative, the Futures Representative (subsequent to his appointment by the Debtors in June 2003), ABI and counsel to ABI reviewed the draft plan and related documents and engaged in extensive negotiations regarding many of the operative provisions of those documents. The goal of all parties to these negotiations, in addition to achieving the maximum benefit for their respective interests or clients, was to insure that the resulting plan documents were fair and equitable and satisfied the requirements of the Bankruptcy Code in general and section 524(g) of the Bankruptcy Code in particular. Prior to the final conclusion of such negotiations, the Pre-Petition Asbestos Claimants' Committee participated in the final negotiation, review and approval of the plan documents.

3.7.  Pre-Petition Solicitation

            On October 27, 2003, the Debtors commenced a pre-petition solicitation with respect to a plan of reorganization (the "Pre-Petition Solicitation"). The solicitation materials consisted of a disclosure statement with a plan of reorganization attached as an exhibit thereto, a copy of the Pre-petition Solicitation and Voting Procedures, an appropriate ballot or ballots with instructions (depending upon which Class or Classes in which holders of Claims were entitled to vote), a self-addressed return envelope, letters in support of such plan from the Company and the Futures Representative, and in certain instances, letters from counsel to holders of Asbestos Personal Injury Claims to their respective clients (collectively, the "Pre-Petition Solicitation Package").

            Votes were solicited from holders of Claims in Classes 2, 3, 4, 9 and 10 and holders of Interests in Class 12. Class 4, which is now an Unimpaired Class, was designated as being an Impaired Class at the time of the Pre-Petition Solicitation. There were no known holders of Claims in Class 11 at the time of the Pre-Petition Solicitation and thus, votes could not be solicited from holders of Claims in that Class. Holders of Priority Tax Claims and holders of Claims in Classes 1, 5, 6 and 7 and holders of Interests in Classes 13 and 14 were sent Pre-Petition Solicitation Packages that included notices of non-voting status in lieu of ballots. Holders of Claims in Class 8 - Workers' Compensation Claims and holders of Claims in Class 7 who were employees of the Debtors were not sent Pre-Petition Solicitation Packages. Instead, such claimants were notified of such plan and their treatment under such plan separately by the Debtors.

            The initial deadline for voting for the Pre-Petition Solicitation, December 19, 2003, was extended by the Debtors to December 24, 2003. Based on the votes received for the Pre-Petition Solicitation, as well as other indications of support, such plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims.

            While the Debtors could have proceeded to seek confirmation of the prepackaged plan, after filing these Chapter 11 cases, the Debtors engaged in negotiations with various constituents in an effort to develop consensual modifications. The Debtors were successful in negotiating such consensual modifications and they are incorporated into the Plan attached hereto as Exhibit A.

                                   ARTICLE 4
                     THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT

4.1.  Boards of Directors of the Company

      (a)   Congoleum

            The following table sets forth the name and principal occupation of each of the directors of Congoleum.

                        Business Experience and
Name                    Other Directorships
----                    -------------------

Mark N. Kaplan          Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP,
                        attorneys, since 1999. Director of American Biltrite
                        Inc., Grey Advertising Inc., DRS Technologies, Inc.,
                        REFAC Corporation, Volt Information Sciences, Inc. and
                        Autobytel Inc. Director of Congoleum since 1995.

Richard G. Marcus       Vice Chairman of Congoleum (since 1994) and a Director
                        (since 1993). Director (since 1982), President (since
                        1983) and Chief Operating Officer (since 1992) of
                        American Biltrite Inc. American Biltrite is the control shareholder of Congoleum and owns and operates other businesses selling tape and film, flooring and rubber products, and costume jewelry.

Mark S. Newman          Chairman of the Board since 1995, President and Chief
                        Executive Officer since 1994 of DRS Technologies, Inc., a high technology defense electronics systems company.
                        Director of Opticare Health Systems, Inc. Director of
                        Congoleum since 2000.

Roger S. Marcus         Director, President and Chief Executive Officer of
                        Congoleum (since 1993) and Chairman (since 1994). Mr.
                        Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since
                        1983) of American Biltrite Inc. From 1983 to 1992, Mr.
                        Marcus served as Vice Chairman of the Board of American
                        Biltrite Inc.

John N. Irwin III       Managing Director of Hillside Capital Incorporated, an
                        investment firm, since 1979. Director of Congoleum since
                        1986.

Cyril C. Baldwin, Jr.   Chairman Emeritus and Director of Cambrex Corporation, a
                        life sciences company, since 1999. Director of Congoleum since 1995.

William M. Marcus       Director, Executive Vice President, and Treasurer of
                        American Biltrite Inc. since 1966. Director of Congoleum since 1993.

C. Barnwell Straut      Managing Director of Hillside Capital Incorporated, an
                        investment firm, since 1976. Director of Congoleum since
                        1986.

            Roger S. Marcus and Richard G. Marcus are brothers, and William M. Marcus is their cousin. Roger S. Marcus and Richard G. Marcus were executive officers of Congoleum on December 31, 2003, when it filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      (b)   CFI

            The directors of CFI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

      (c)   CSI

            The directors of CSI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

4.2.  Management of the Company

      (a)   Congoleum

            The following is a list of the executive officers of Congoleum and a brief description of their positions and certain biographical data.

            Name                            Position with Congoleum
            ----                            -----------------------

            Roger S. Marcus              Chairman of the Board, Chief
                                        Executive Officer and President

            Richard G. Marcus                    Vice Chairman

            Howard N. Feist III           Chief Financial Officer and
                                                   Secretary

            Dennis P. Jarosz             Senior Vice President - Sales
                                                  & Marketing

            Sidharth Nayar              Senior Vice President - Finance

            John L. Russ III                Senior Vice President -
                                                  Operations

            Thomas A. Sciortino             Senior Vice President -
                                                Administration

Roger S. Marcus

            Roger S. Marcus has been a Director and President and Chief Executive Officer of Congoleum since 1993, and Chairman since 1994. Mr. Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since 1983) of ABI. From 1983 to 1992, Mr. Marcus served as Vice Chairman of ABI.

Richard G. Marcus

            Richard G. Marcus has been Vice Chairman of Congoleum since 1994 and a Director since 1993. Mr. Marcus is also a Director (since 1982) and President (since 1983) and Chief Operating Officer (since 1992) of ABI.

Howard N. Feist III

            Howard N. Feist III has been Chief Financial Officer and Secretary of Congoleum since 1988. Mr. Feist is also Vice President - Finance and Chief Financial Officer of ABI (since 2000).

Dennis P. Jarosz

            Dennis P. Jarosz has been Senior Vice President - Sales & Marketing since 2002. Previously, he was Senior Vice President - Marketing since 1995. Prior thereto, he had served as Vice President - Marketing since 1993 and Vice President - Sales & Marketing of the Tile Division of ABI (since 1986).

Sidharth Nayar

            Sidharth Nayar has been Senior Vice President - Finance of Congoleum since January 2004. He also served as Senior Vice President - Finance from 1999 through September 2003. Prior thereto, he had served as Vice President - Controller since 1994 and prior to that he was Controller since 1990.

John L. Russ III

            John L. Russ III has been Senior Vice President - Operations since 2002. Prior thereto, he served as Executive Vice President for Borden Chemicals, Inc. (Forest Products Division), a supplier of resins and adhesives, since 1997. Prior to that he was Executive Vice President of Borden Chemicals and Plastics, a specialty resins manufacturer, since 1987.

Thomas A. Sciortino

            Thomas A. Sciortino has been Senior Vice President - Administration of Congoleum since 1993. Prior thereto, he was Vice President - Finance of the Tile Division of ABI (since 1982).

      (b)   CFI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CFI.

      (c)   CSI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CSI.

4.3.  Directors and Officers of the Reorganized Debtors

      (a)   Boards of Directors

            The respective boards of directors of the Debtors immediately prior to the Confirmation Date will serve as the initial respective boards of directors of the Reorganized Debtors on and after the Effective Date. Each of the members of such initial boards of directors will serve until the first annual meeting of shareholders of the Reorganized Debtors and until his or her successor has been elected and qualified, or his or her earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws.

      (b)   Officers

            The respective officers of the Debtors immediately prior to the Confirmation Date will serve as the respective officers of the Reorganized Debtors on and after the Effective Date. Such officers will serve in accordance with any applicable employment agreement, by-laws and nonbankruptcy law.

4.4.  Employees and Union Contracts

            As of September 30, 2004, Congoleum employed a total of approximately 913 personnel. Congoleum has entered into collective bargaining agreements with hourly employees at three of its plants and with the drivers of the trucks that provide interplant transportation. These agreements cover approximately 539 of Congoleum's employees. The Marcus Hook plant has a five-year collective bargaining agreement which expires in November 2008. The Trenton sheet plant has a five-year collective bargaining agreement which expires in February 2006. The Trenton tile plant has a five-year collective bargaining agreement which expires in May 2008. The Finksburg plant has no union affiliation. In the past five years, there have been no significant strikes by employees at Congoleum and Congoleum believes that its employee relations are satisfactory.

4.5.  Debt and Equity Structure

      (a)   Summary of Pre-Petition Date Indebtedness

            (1) The Credit Facility

            On December 10, 2001, Congoleum entered into a three-year revolving credit agreement (the "Credit Facility") with Congress which provides for revolving loans and a letter of credit facility in an aggregate principal amount of up to $30,000,000. Interest payable on revolving loans is equal to .25% above a designated prime rate or 2.75% over an adjusted Eurodollar rate, as applicable, depending on meeting the required covenants under the Credit Facility. The Credit Facility contains certain covenants which include a covenant requiring the maintenance of adjusted minimum tangible net worth and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) if borrowing availability falls below a certain level. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under the Credit Facility must be met in order for Congoleum to borrow under the Credit Facility. The repayment obligations of Congoleum are secured under the Credit Facility by a grant of a perfected security interest in certain of Congoleum's inventory and accounts receivable. In addition, Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., wholly owned subsidiaries of Congoleum as of the date of the Credit Facility, each granted a limited guarantee in favor of Congress with regard to the obligations of Congoleum under the Credit Facility.

            Pursuant to the terms of the Credit Facility, amounts received by Congoleum with regard to its accounts receivable and inventory which are subject to the security interest granted by Congoleum to Congress are to be deposited by Congoleum, and Congoleum is obligated to direct its customers to remit payments, into a lockbox or blocked account, which funds are controlled and used by Congress to offset outstanding amounts borrowed by Congoleum under the Credit Facility.

            In September 2002, Congoleum and Congress amended the Credit Facility to revise certain financial and other covenants. In February 2003, Congoleum and Congress further amended the Credit Facility to revise certain financial and other covenants on terms negotiated to reflect the transactions contemplated by Congoleum's intended global settlement of its asbestos claims liability. Pursuant to this amendment, CSI and CFI granted a limited guarantee in favor of Congress with regard to the obligations of Congoleum under the Credit Facility, which limited guarantee is substantially similar to the limited guarantee that was previously granted by Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., which entities are no longer in existence. As of the Petition Date, the principal amount of all pre-petition obligations owed by the Debtors to Congress, both absolute and contingent, pursuant to the Credit Facility existing as of December 31, 2003 consisted of the principal amount of not less than $14,325,937, plus all interest accrued and accruing thereon and fees, costs, expenses and other charges accrued, accruing or chargeable with respect thereto.

            Congress has provided debtor-in-possession financing during the pendency of the Reorganization Cases. See Section 5.2(b) - - "DIP Financing".

            (2) The Senior Notes

            On August 3, 1998, Congoleum issued $100 million in aggregate principal amount of 8?% Senior Notes Due 2008 (the "Senior Notes") priced at
99.505 to yield 8.70%. Interest is payable on the Senior Notes semiannually on February 1 and August 1. The Senior Notes mature on August 1, 2008. The Senior Notes are redeemable at the option of Congoleum, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments.

            In March 2003, Congoleum and the trustee under the Indenture governing the Senior Notes (the "Indenture Trustee") amended the Indenture to expressly provide Congoleum, under the terms of that Indenture, with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs and the Futures Representative, and soliciting acceptances of and filing a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes outstanding as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

            In August 2003, Congoleum and the Indenture Trustee amended the Indenture to expressly provide Congoleum, under the terms of the Indenture, with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code, including expressly permitting Congoleum to issue the Promissory Note to the Plan Trust, to reflect certain possible contributions expected to be made by ABI to the Plan Trust and expressly permitting Congoleum to issue promissory notes to ABI as repayment for certain amounts which may be paid by ABI to the Plan Trust. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

      (b)   Description of Capital Stock

            (1) Congoleum

            Congoleum has 31,000,000 shares of capital stock authorized, of which 20,000,000 shares are designated as Class A Common Stock, 10,000,000 shares are designated as Class B Common Stock and 1,000,000 shares are designated as preferred stock (the "Preferred Stock").

            As of October 31, 2004, 3,651,190 shares of Class A Common Stock, 4,608,945 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. As of that date, ABI held 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B Common Stock.

            Upon the filing of amended certificates of incorporation in connection with the Effective Date, the Debtors will be prohibited from issuing non-voting capital stock in accordance with section 1123(a)(5) of the Bankruptcy Code.

                  (A) Class A Common Stock

            The Class A Common Stock is entitled to one vote per share and, generally, votes together with the Class B Common Stock as a single class. The Class A Common Stock and Class B Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

                  (B) Class B Common Stock

            Generally, the Class B Common Stock is entitled to two votes per share and votes together with the Class A Common Stock as a single class. The Class B Common Stock is only entitled to one vote per share with regard to certain extraordinary transactions. The Class B Common Stock and Class A Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            A holder of Class B Common Stock may convert any shares of such stock into an equal number of shares of Class A Common Stock at any time at the holder's option. The Class B Common Stock is subject to automatic conversion into Class A Common Stock on a one-for-one basis upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. In addition, any shares of Class B Common Stock sold or otherwise transferred to a person or entity other than an affiliate of the transferor will be automatically converted into an equal number of shares of Class A Common Stock upon such sale or transfer. A pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced. Also, with respect to shares of Class B Common Stock held by ABI, those shares will automatically be converted into an equal number of shares of Class A Common Stock upon the occurrence of a "change of control" of ABI (as defined under Congoleum's Certificate of Incorporation).

            (2) CFI

            CFI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

            (3) CSI

            CSI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

4.6.  Other Matters

      (a)   Environmental Proceedings

            Congoleum is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, Congoleum has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. Congoleum's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, Congoleum, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

            The most significant exposure to which Congoleum has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998; however, the groundwater remediation phase has not begun and the remedial investigation/feasibility study related to the groundwater remediation has not been approved. The PRP group estimated that future costs of groundwater remediation, based on engineering and consultant studies conducted, would be approximately $26 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.8%.

            Congoleum also accrues remediation costs for certain of Congoleum's owned facilities on an undiscounted basis. Congoleum has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has self-guaranteed certain remediation funding sources and financial responsibilities. Estimated total cleanup costs, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies.

            The outcome of these matters could result in significant expenses or judgments that could have a material adverse effect on the results of the operations, cash flows and financial position of Congoleum.

      (b)   Other Matters Material to the Success of Reorganized Congoleum

            The success of Reorganized Congoleum is dependent upon several factors. One factor is the continuing contributions of key employees, both management and in the field. In addition, the relationships with its existing customer base and suppliers are important to Reorganized Congoleum's success. Finally, the performance of Reorganized Congoleum depends on Reorganized Congoleum's ability to retain its relationship with Congress during the Reorganization Cases and thereafter.

                                   ARTICLE 5
                     EVENTS DURING THE REORGANIZATION CASES

5.1.  Commencement of the Reorganization Cases

            On December 31, 2003 (the "Petition Date"), Congoleum, CSI and CFI each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Each Debtor was authorized to operate its business and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On or about January 7, 2004, the Bankruptcy Court entered an order providing for the joint administration of the Reorganization Cases.

5.2.  Administration of the Reorganization Cases

      (a)   Payment of Pre-Petition Debt Incurred in the Ordinary Course of
            Business

            On January 7, 2004, the Bankruptcy Court entered orders that authorized the Company to pay, in its discretion, all undisputed, unsecured pre-petition indebtedness and obligations (other than the Asbestos Claims, Senior Note Claims and any other indebtedness or liabilities that are impaired and to be restructured under the Plan) which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to employees and consultants as such obligations become due, including obligations that were, or may have been, incurred prior to the Petition Date.

      (b)   DIP Financing

            In order to fund ongoing business operations and to preserve the value of the Debtors' estates, the Debtors entered into a Ratification and Amendment Agreement (the "Ratification Agreement") with Congress to ratify and amend the Credit Facility in order to provide the Debtors with debtor-in-possession financing. The Debtors filed a Motion for Interim and Final Orders Pursuant to Sections 363(c) And 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001 (1) Authorizing the Use of Cash Collateral, (2) Authorizing Debtors to Obtain Interim Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status, (4) Modifying the Automatic Stay, (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation, and (6) Prescribing Form and Manner of Notice and Time for Final Hearing under Bankruptcy Rule 4001(C) (the "DIP Motion"). On March 8, 2004, the Bankruptcy Court entered a final order authorizing the Debtors to obtain debtor-in-possession financing on a final basis, effective as of February 2, 2004 (the "DIP Order").

            In summary, Congress agreed, subject to the terms of the Ratification Agreement, to make post-petition loans to Congoleum in an aggregate principal amount not to exceed $30 million, including a sublimit of $5 million for letters of credit, subject to certain borrowing base and minimum excess availability restrictions. To secure this indebtedness, Congress was granted security interests in all of the collateral subject to security interests in the Credit Facility, all present and future accounts, all present and future acquired Inventory and all documents of title. In addition, the DIP Order provides, inter alia, that the obligations of the Debtors under the Ratification Agreement will constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, allowed administrative expense claims against the Debtors in the Reorganization Cases, with such claims having priority over all other administrative expense claims and all unsecured claims of the Debtors then existing or thereafter arising, of any kind or nature whatsoever including, without limitation, all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code. Reference should be made to the DIP Motion (including all exhibits thereto) and the Ratification Agreement, copies of which are on file with the Bankruptcy Court, for more details regarding the terms of the financing.

            On November 22, 2004, with the consent of Congress, the Debtors filed a Motion Pursuant to Section 364 of the Bankruptcy Code for an Order Approving Amendment to Post-Petition Financing Agreement. This amendment will
(i) amend the current budget; (ii) extend the term of the existing Credit Facility from December 31, 2004 to June 30, 2005; (iii) place new limitations on capital expenditures; and (iv) provide a new minimum EBITDA covenant. A fee of $150,000 is payable to Congress upon approval of this amendment by the Bankruptcy Court.

      (c)   Asbestos Property Damage Claim Bar Date

            At the time the Debtors commenced the Reorganization Cases, no Asbestos Property Damage Claims were being asserted against the Debtors. In order to bind holders of Asbestos Property Damage Claims to the Plan, the Debtors needed to ascertain whether any such claims existed, and if so, give such claimants notice and an opportunity to protect their interests. On January 13, 2004, the Debtors filed the Motion re: for Order (i) Establishing Asbestos Property Damage Claim Bar Date; (ii) Approving Property Damage Proof of Claim Form; and (iii) Approving Scope and Form of Notice (the "Asbestos Property Damage Claim Bar Date Motion"). The Bankruptcy Court, on February 2, 2004, entered an Order establishing May 3, 2004 as the deadline by which holders of Asbestos Property Damage Claims were required to assert such claims against the Debtors by the filing of an Asbestos Property Damage Proof of Claim Form or be forever barred from asserting any such claim against the Debtors, the

Reorganized Debtors, the Plan Trust and other parties protected by the Bankruptcy Court's Orders or the Plan (the "Asbestos Property Damage Claim Bar Date Order").

            Because the Debtors were unaware of any holders of Asbestos Property Damage Claims, notice of the Asbestos Property Damage Claim Bar Date was provided by publication in certain national newspapers and newspaper inserts, such as The New York Times and Parade Magazine, as well as trade publications for certain industries. In response, thirty-six (36) Asbestos Property Damage Proofs of Claim were filed which asserted Asbestos Property Damage Claims of approximately $900,000 in the aggregate. The Debtors are in the process of reviewing the Asbestos Property Damage Claims to ensure that such claims are based upon the existence of Congoleum manufactured asbestos-containing products in the buildings for which claims are asserted as well as to ensure that such claims complied in all other respects with the Asbestos Property Damage Claim Bar Date Order.

5.3.  Asbestos Claimants' Committee

            Section 1102 of the Bankruptcy Code authorizes the appointment of a committee of holders of unsecured claims and such other committees as the U.S. Trustee or the Bankruptcy Court may determine to appoint. On March 23, 2004, a motion was filed requesting that the United States Trustee appoint an official committee of asbestos-related personal injury claimants. On April 19, 2004, the Bankruptcy Court entered an order requiring the appointment of the Asbestos Claimants' Committee. On April 21, 2004, the United States Trustee appointed the Asbestos Claimants' Committee, which currently consists of the following members: (i) Frank Cettina, c/o Weitz & Luxenberg, P.C.; (ii) Michael Edwards, c/o Baron & Budd, P.C.; (iii) Gerald and Mae Ferro, c/o Kazan, McClain, Abrams, Fernandez, Lyons & Farrise, a Professional Law Corporation; and (iv) Harvey Overman, c/o Motley Rice, LLC. The Asbestos Claimants' Committee requested and obtained authority to employ the following professionals: (i) Caplin & Drysdale, Chartered as counsel to the Asbestos Claimants' Committee; and (ii) Goldstein Lem & Isaacson, P.C. as co-counsel to the Asbestos Claimants' Committee.

            In light of the authority granted by the Bankruptcy Court to pay undisputed pre-petition indebtedness and obligations which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, described in Section 5.2(a) above, and the unimpairment of Claims other than Asbestos Claims, no statutory committee of unsecured non-asbestos-related creditors has been formed.

5.4.  Bankruptcy Court Appointment of Futures Representative

            On February 18, 2004, the Bankruptcy Court entered an order approving the appointment of R. Scott Williams as the Futures Representative (the "Futures Representative Appointment Order"). Mr. Williams' qualifications to serve as Futures Representative, and the process by which he was selected, are set forth in Section 3.3 -- "Selection of the Futures Representative." Mr. Williams requested and obtained the authority to employ the following professionals: (i) Swidler Berlin Shereff Friedman, LLP as co-counsel to Mr. Williams; (ii) Ravin Greenberg PC as co-counsel to Mr. Williams; and (iii) CIBC World Markets Corp. as financial advisor to Mr. Williams.

            On February 27, 2004, certain insurers of the Debtors appealed the Futures Representative Appointment Order. On August 9, 2004, the District Court entered an order affirming the Futures Representative Appointment Order. On September 8, 2004, the appellants appealed the District Court's order to the United States Court of Appeals for the Third Circuit (the "Court of Appeals"). Such appeal is pending.

5.5.  Retention of Professionals

            The Debtors requested and obtained the authority to employ the following professionals: (i) Saul Ewing LLP ("Saul Ewing") as counsel to the Debtors; (ii) Gilbert Heintz & Randolph LLP ("GHR") as special insurance counsel to the Debtors; (iii) Dughi Hewit & Palatucci PC as special insurance counsel to the Debtors; (iv) SSG Capital Advisors, L.P. as financial advisors to the Debtors; (v) Ernst & Young LLP as audit and tax advisors to the Debtors; (vi) Ernst & Young Corporate Finance LLC as restructuring advisor to the Debtors;
(vii) Peterson Risk Consulting as insurance allocation consultant to the Debtors; and (viii) Daley-Hodkin, LLC as appraiser.

            Certain of the Debtors' insurers appealed the Bankruptcy Court's Orders authorizing the retention of Saul Ewing and GHR. On August 9, 2004, the District Court affirmed the Bankruptcy Court's Order authorizing the retention of GHR. On September 8, 2004, the appellants appealed the District Court's order to the Court of Appeals. On August 26, 2004 the District Court vacated the Bankruptcy Court's order authorizing the retention of Saul Ewing and remanded the matter to the Bankruptcy Court for further fact finding. A stay of this Order was subsequently entered by the District Court pending an appeal by the Debtors. On September 24, 2004, the Debtors appealed the District Court's order to the Court of Appeals.

            While the Debtors and Saul Ewing disputed all allegations raised by the insurers challenging Saul Ewing's retention, the Debtors and Saul Ewing decided that further contesting those allegations could entail enduring a costly and potentially distracting appellate process. The Debtors and Saul Ewing did not want to add the prospect of delay, additional cost and unnecessary disruption to the Debtors' bankruptcy cases. Saul Ewing, in consultation with and consent of the Debtors, concluded that Saul Ewing should withdraw as the Debtors' counsel in order to avoid any potential distraction to the Debtors' reorganization efforts and potential additional cost to the Debtors' estates. On October 18, 2004, the Bankruptcy Court approved Saul Ewing's withdrawal as counsel to the Debtors and established a transition period during which Saul Ewing is to complete certain work for the Debtors. The Debtors requested and obtained the authority to employ Pillsbury Winthrop LLP and Okin, Hollander & DeLuca, LLP as substitute co-counsel to the Debtors.

5.6.  Motion for Relief from Stay

            On January 6, 2004, certain of the Congoleum's insurers filed the Motion of Certain Insurers for Declaration that Section 362 (a) of the Bankruptcy Code is not Applicable, or, in the Alternative, for Relief from the Automatic Stay (the "Stay Motion"). The Stay Motion sought a declaration from the Bankruptcy Court that Coverage Litigation between Congoleum and certain of its insurers, described in Section 2.2(c) above, was not subject to the automatic stay provisions of section 362 of the Bankruptcy Code or, in the alternative, requesting that the Bankruptcy Court grant relief from the automatic stay so that the Coverage Litigation could proceed during the pendency of the Reorganization Cases. On March 22, 2004, the Bankruptcy Court entered an order that permitted the claims asserted in the Coverage Litigation (except for certain claims for rescission of insurance policies issued to Congoleum) to proceed without making a finding as to whether or not the automatic stay provisions of section 362 of the Bankruptcy Code applied to the Coverage Litigation.

5.7.  Settlements with Insurers and Brokers

      (a)   Liberty Mutual Settlement Agreement

            On June 24, 2004, the Debtors filed a motion for approval of a settlement agreement with Liberty Mutual Insurance Company ("Liberty"), which provided primary liability insurance coverage to Congoleum including coverage for asbestos-related claims (the "Liberty Settlement"). On July 29, 2004, the Bankruptcy Court entered an order approving the Liberty Settlement. In summary, the Liberty Settlement provides that Liberty will contribute $14,450,000 for the benefit of the Debtors' Estates. Upon the Confirmation Order becoming a Final Order, Liberty agreed to contribute an additional $950,000 for the benefit of the Plan Trust. In exchange, the Debtors agreed, among other things, to designate Liberty as a Settling Asbestos Insurance Company, thereby entitling Liberty to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. Reference should be made to the Liberty Settlement, which is attached as an exhibit to the motion seeking approval of the Liberty Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Liberty Settlement.

      (b)   Marsh and Aon Settlements

            On September 28, 2004, the Debtors filed motions for the approval of settlement agreements with Marsh USA, Inc. et al. ("Marsh") and Aon Corporation et al. ("Aon"), both of which provided insurance brokerage services to Congoleum with respect to certain of the policies issued to Congoleum that provide coverage for Asbestos Personal Injury Claims (respectively, the "Marsh Settlement" and the "Aon Settlement"). On October 18, 2004, the Bankruptcy Court approved the Marsh and Aon Settlements. In summary, the Marsh and Aon Settlements provides that Marsh and Aon will contribute $40,000 and $75,000, respectively, for the benefit of the Debtors' Estates. Reference should be made to the Marsh Settlement and the Aon Settlement, which are attached as exhibits to the motions seeking approval of the Marsh and Aon Settlements and which are on file with the Bankruptcy Court for more details regarding the terms of those settlements.

5.8.  First, Second, Third and Fourth Modifications to the Plan

      (a)   First Modification to the Plan

            On January 22, 2004, the Debtors filed the First Modification to the Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation et al. (the "First Modification"). The modifications made to the Plan in the First Modification were consensual modifications concerning the treatment of Congress under the Plan. The First Modification changed Congress' treatment under the Plan from Impaired to Unimpaired.

Congress' treatment under the Plan is more fully described in Section 6.4(d)(2) below. As a result of the change in treatment of Congress under the Plan, technical amendments to conform the Plan were made.

      (b)   Second Modification to the Plan

            On May 18, 2004, the Debtors filed the Second Modified Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation et al. (the "Second Modification"). In addition to technical, non-substantive modifications, the Second Modification modified the Plan as follows:

            (1) Former Section 10.1(a)(xv) of the Plan. Former Section 10.1(a)(xv) of the Plan, which required a finding by the Bankruptcy Court that certain of the Debtors' insurers had notice and an opportunity to be heard on the Asbestos Insurance Assignment and that the insurers were to be bound by the Plan and the Confirmation Order, was deleted in its entirety.

            (2) Section 7.2 of the Plan. Section 7.2 of the Plan was modified to clarify that although only the Plan Trustee has the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and to litigate to judgment, settle or withdraw such objections, such authority is without prejudice to the right of any Asbestos Insurance Company to contest coverage under any Asbestos Insurance Policy.

            (3) Section 11.6 of the Plan. Section 11.6 of the Plan, concerning the Asbestos Channeling Injunction, was supplemented to provide that any claim that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on an Asbestos Claim will be "channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust."

            (4) Section 11.10 of the Plan. Section 11.10 was added to the Plan to clarify the Debtors' intention that the Plan remain "insurance neutral." Section 11.10 of the Plan expressly preserves the rights of insurers to litigate relevant coverage disputes in the appropriate forum separate and apart from the Plan confirmation proceedings. Section 11.10 of the Plan reinforces what already was inherent in the structure of the Plan by explicitly acknowledging that confirmation of the Plan will neither expand nor diminish any party's rights under their insurance policies.

      (c)   Third Modification to the Plan

            On November 8, 2004, the Debtors filed the Third Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 8, 2004 (the "Third Modification"). In addition to technical, non-substantive modifications, the Third Modification modified the Plan as follows:

            (1) Sections 2.3 and 4.1 of the Plan. Former Class 2, which included the Secured Claims of Qualified Pre-Petition Settlement Claimants, was split into Classes 2A and 2B. Class 2A consisted of (i) all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants of $200,000 or less and (ii) Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants of more than $200,000 that have been voluntarily reduced by the holders of such Claims to $200,000, in each case to the extent secured under the terms of the Collateral Trust Agreement. Class 2B consisted of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants of more than $200,000 (unless such Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants have been voluntarily reduced by the holders of such Claims to $200,000) to the extent secured under the terms of the Collateral Trust Agreement.

            (2) Section 3.3 of the Plan. Section 3.3 was added to the Plan to reflect that any requests for compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases must be filed within sixty days of the Confirmation Date.

            (3) Section 5.1(e) of the Plan. Section 5.1(e) of the Plan was modified to reflect a revision to the Plan Trust Agreement, which permits the Plan Trustee to transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account to the extent that the funds in the Asbestos Property Damage Claim Sub-Account exceed the aggregate amount of all unpaid Asbestos Property Damage Claims that have been filed prior to the Asbestos Property Damage Claim Bar Date and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case, related to Asbestos Property Damage Claims.

            (4) Section 5.1(r) of the Plan. Section 5.1(r) of the Plan was modified to reflect a revision to the Plan Trust Agreement, which provides for the indemnification of the Claimants' Representative and the Collateral Trustee by the Reorganized Debtors and the Plan Trust with respect to the negotiation and implementation of the Third Modification made on or after October 1, 2004. The Reorganized Debtors will be responsible for the first $1 million of any costs incurred by the Plan Trust under the indemnity contained in Section 3.4(c) of the Plan Trust. Thereafter, the Plan Trust and the Reorganized Debtors will each be responsible for one half of all indemnifiable liabilities, expenses, claims, damages and losses incurred under such indemnity, provided that the Reorganized Debtors' maximum obligation will in no event exceed $3 million in the aggregate.

            (5) Section 11.3 of the Plan. Section 11.3 of the Plan was modified to reflect the addition of the Asbestos Claimants' Committee as a party exculpated under Section 11.3 of the Plan.

            (6) Section 12.5 of the Plan. Section 12.5 of the Plan was modified to reflect that the Plan Trust Bankruptcy Causes of Action assigned to the Plan Trust on the Effective Date will not include any Plan Trust Bankruptcy Causes of Action arising from any transfer of assets or property to the Collateral Trust prior to the Petition Date or from any subsequent distribution by the Collateral Trust of such assets or property and that any such Plan Trust Bankruptcy Cause of Action will be unconditionally released by the Debtors in accordance with Sections 11.3 and 11.4 of the Plan.

            (7) Section 13.12 of the Plan. Section 13.12 was added to the Plan to provide that to the extent that the actual costs incurred by the Claimants' Representative exceed $2 million dollars in the aggregate, the Debtors or, after the Effective Date, the Reorganized Debtors will provide funding to cover such actual costs, subject to disclosure of the costs incurred and approval by the Bankruptcy Court.

            (8) Exhibit C to the Plan - "Asbestos Insurance Rights Assignment Agreement". Exhibit C to the Plan, "Asbestos Insurance Rights Assignment Agreement", was revised to reflect the Reorganized Debtors' agreement that the Plan Trust may effectuate a complete policy buy-back of any policy subscribed by any London Market insurer, following which the Reorganized Debtors will retain no coverage with respect to such insurer(s). In addition, the Reorganized Debtors, upon the request of the Plan Trustee, will evaluate additional requests for complete policy commutations. To the extent that such policy commutations do not materially impair the Reorganized Debtors' ongoing need for insurance coverage for potential non-asbestos liabilities and such additional releases are reasonably necessary to permit the realization of asbestos-related insurance settlements, the Reorganized Debtors will cooperate with the Plan Trustee to provide additional complete policy commutations. Such additional policy commutations may be conditioned upon a reasonable allocation of policy proceeds or other provisions to protect Congoleum from potential non-asbestos liabilities as may be agreed between the Reorganized Debtors and the Plan Trustee.

            (9)   Exhibit D to the Plan - "Congoleum Plan Trust Agreement".
                  Section 3.4(c) was added to the Plan Trust as discussed above in the description of Section 5.1(r) of the Plan. Section 3.4(e) of the Plan Trust was modified to reflect certain limitations on the payment or reimbursement of Coverage Costs and the Claims Handling Fee under the Claimants Agreement. In sum, revised Section 3.4(e) provides that the Reorganized Debtors are entitled to be reimbursed for Coverage Costs in excess of $6 million dollars from the proceeds of the Asbestos Insurance Action Recoveries. Further, if the proceeds of the Asbestos Insurance Action Recoveries exceed $375 million, net of any payment or reimbursement for Coverage Costs, the Plan Trust will reimburse or pay the Reorganized Debtors for any Coverage Costs that have not been reimbursed and the Claims Handling Fee paid under the Claimant Agreement, provided, however, to the extent that any Asbestos Insurance Action Recoveries in excess of $375 million are not available to pay Coverage Costs or the Claims Handling Fee due to restrictions on the use of such Asbestos Insurance Action Recoveries imposed by any Asbestos Insurance Settlement Agreement, the Plan Trust will reimburse and pay the Reorganized Debtors from unrestricted funds held by the Plan Trust and/or grant the Reorganized Debtors the right to offset any unreimbursed and unpaid Coverage Costs against any future payments due by the Reorganized Debtors under the Promissory Note.

            (10) Exhibit H to the Plan - "Trust Distribution Procedures" and Exhibit B to the Plan -"Collateral Trust Agreement". Section III of the TDP was revised to reflect the modifications to the security and payment of Asbestos Claims as agreed by the Claimants' Representative, the Futures Representative and the Asbestos Claimants' Committee and as reflected in certain amendments to the Collateral Trust Agreement agreed upon by the Claimants' Representative. The revised payment structure under Section III of the TDP is described, in detail, in
                  Section 1.7 above.

      (d)   Fourth Modification to the Plan

            On November 12, 2004, the Debtors filed the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004 (the "Fourth Modification"). In addition to technical, non-substantive modifications, the Fourth Modification modified the Plan by combining Classes 2A and 2B (described in Section 5.8(c)(1) above) into a single Class 2 and added certain new provisions relating to principles of "insurance neutrality."

5.9.  Standing of Insurers to be Heard

            The Debtors filed motions challenging the standing of certain of Congoleum's insurers to raise objections and be heard in the Reorganization Cases, specifically with regard to the Disclosure Statement and the Second Modified Plan. The Bankruptcy Court ruled that the insurers do not have standing to raise objections and be heard with respect to the Disclosure Statement. As to the Second Modified Plan, however, the Bankruptcy Court ruled that the insurers do have standing to raise objections and be heard. Many of the insurers have filed preliminary objections to the Second Modified Plan (the "Plan Objections") and, as a result of the Bankruptcy Court's ruling on standing to object to the Second Modified Plan, the insurers are actively prosecuting the Plan Objections. It is anticipated that the insurers may file amended or supplemental objections in connection with the filing of the Plan.

5.10. Discovery Conducted by the Parties

      (a)   Fact Discovery

            In connection with the Plan Objections, the insurers and the Debtors have engaged in extensive discovery in preparation for the Confirmation Hearing. The parties have exchanged voluminous amounts of documents, as well as obtaining documents from representatives of the parties and certain other parties-in-interest in the Reorganization Cases, including many of the counsel to the holders of Asbestos Personal Injury Claims. Most of the Debtors' senior management, as well as certain professionals retained by the Debtors, have been deposed by the insurers. Likewise, the Debtors have taken the depositions of representatives of certain of the insurers.

      (b)   Expert Witness Discovery

            Both the Debtors and the insurers have identified certain expert witnesses that they expect to call to testify at the Confirmation Hearing. Expert witness reports were exchanged on June 19, 2004. As of the date of this Disclosure Statement, further expert witness discovery, including depositions of expert witnesses and the identification and exchange of rebuttal expert witness reports, has not occurred.

5.11. Confirmation Hearing

            The Confirmation Hearing is currently scheduled to commence on March 24, 2005. Notice of the Confirmation Hearing will be published in one or more newspapers of general circulation in locations where the Company has substantial business operations, and will be mailed to all known holders of Claims, at least 25 days before the date of the Confirmation Hearing, unless the Bankruptcy Court specifies otherwise. See Section 7.2 -- "Confirmation Hearing" below. Section 524(g) of the Bankruptcy Code requires that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court. If the Confirmation Order is not issued by the District Court exercising its bankruptcy jurisdiction, the Debtors will seek to have the Confirmation Order affirmed promptly by the District Court. See Section 7.3(e) -- "Injunction Under Section 524(g) of the Bankruptcy Code".

                                   ARTICLE 6
                               SUMMARY OF THE PLAN

6.1.  General

            The following is a summary intended as a brief overview of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A. Other provisions of the Plan not summarized in this Article 6 may be summarized elsewhere in this Disclosure Statement. Holders of Claims and Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel, or other advisors.

6.2.  Classification

      (a)   Generally

            Article II of the Plan sets forth an explanation of Claims that are not classified under the Plan and a designation of Classes of Claims and Interests.

      (b)   Unclassified Claims

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes established in Article II of the Plan. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article III of the Plan.

      (c)   Classes

            For purposes of the Plan, the Claims against and Interests in the Debtors are grouped in the following Classes in accordance with section 1122(a) of the Bankruptcy Code:

            Class 1 - Priority Claims

            Class 2 - Secured Asbestos Claims of Qualified Pre-Petition
                      Settlement Claimants

            Class 3 - Secured Asbestos Claims of Qualified Participating
                      Claimants

            Class 4 - Lender Secured Claims

            Class 5 - Other Secured Claims

            Class 6 - Senior Note Claims

            Class 7 - General Unsecured Claims

            Class 8 - Workers' Compensation Claims

            Class 9 - ABI Claims

            Class 10 - Unsecured Asbestos Personal Injury Claims

            Class 11 - Asbestos Property Damage Claims

            Class 12 - Congoleum Majority Interests

            Class 13 - Congoleum Minority Interests

            Class 14 - Subsidiary Interests

6.3.  Treatment of Administrative Claims and Priority Tax Claims

      (a)   Administrative Claims

            On the Distribution Date, each holder of an Allowed Administrative Claim will receive, except as otherwise provided in the Plan and subject to the requirements of Section 13.11 of the Plan, either Cash equal to the unpaid portion of such Allowed Administrative Claim, or such different treatment as agreed by the applicable Debtor and such holder in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors (whether or not incurred in the ordinary course of business), will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any related agreements.

      (b)   Priority Tax Claims

            On the Distribution Date, each holder of an Allowed Priority Tax Claim will receive (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as agreed by the applicable Debtor and such holder in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments over a period not exceeding six years after the assessment date of such Allowed Priority Tax Claim, valued as of the Effective Date in an amount equal to such Allowed Priority Tax Claim.

6.4.  Treatment of Classified Claims and Interests

            Allowed Claims and Allowed Interests, as classified in Article II of the Plan, will be treated in the manner set forth in Article IV of the Plan. The following constitutes a summary of such treatment:

      (a)   Class 1 - Priority Claims

            (1) Impairment and Voting

            Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Distribution Date, each holder of an Allowed Priority Claim will receive either (i) the Allowed Amount of its Priority Claim in Cash, or
(ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. The Reorganized Debtors will be responsible for payment of Allowed Priority Claims.

      (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            (1) Impairment and Voting

            Class 2 is Impaired by the Plan. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement, and are asserted by any parties to the Pre-Petition Settlement Agreements who are designated as Qualified Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of a Qualified Pre-Petition Settlement Claimant in Class 2 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims and the Reorganized Debtors will have no liability for Plan Trust Asbestos Claims. The Secured Asbestos Claims of the Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust

Agreement and the respective Pre-Petition Settlement Agreements. Each Qualified Pre-Petition Settlement Claimant will be paid in Cash by the Plan Trust in accordance with the provisions of the Asbestos Settlement Documents, the Plan, the Plan Trust Agreement and TDP.

      (c)   Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            (1) Impairment and Voting

            Class 3 is Impaired by the Plan. Secured Asbestos Claims of Qualified Participating Claimants constitute Plan Trust Asbestos Claims that are secured according to the provisions of the Collateral Trust Agreement, and that are asserted by Asbestos Claimants designated as Participating Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of Qualified Participating Claimants in Class 3 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims, and the Reorganized Debtors will have no liability for such Claims. The Asbestos Personal Injury Claims of the Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the Qualified Participating Claimant's Settlement Amount. The Qualified Participating Claimants will be paid by the Plan Trust, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents (including priority of payment subject to the payment of Plan Trust Expenses) which will be incorporated in the Plan Trust Agreement and TDP. Each Qualified Participating Claimant holds an Unsecured Asbestos Personal Injury Claim in Class 10 with respect to twenty-five percent (25%) of his or her Qualified Participating Claimant's Settlement Amount.

      (d)   Class 4 - Lender Secured Claims

            (1) Impairment and Voting

            Class 4 is Unimpaired by the Plan. Lender Secured Claims constitute any Claim arising under or relating to the Existing Credit Agreement, Existing Subsidiary Guaranty or any related documents. Each holder of a Lender Secured Claim in Class 4 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim will be entitled to all the rights and benefits of a Lender under the Amended Credit Agreement and related documents, which will be on terms and conditions mutually acceptable to the Debtors and Congress. Alternatively, if, as of the Confirmation Hearing, the

Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Congress will be released from any and all liabilities and causes of action in accordance with the Financing Order.

      (e)   Class 5 - Other Secured Claims

            (1) Impairment and Voting

            Class 5 is Unimpaired by the Plan. Each sub-Class of Class 5 Other Secured Claims contains a single Other Secured Claim and is a separate Class for all purposes under the Bankruptcy Code and the Plan. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral's value and a General Unsecured Claim for the deficiency. Other Secured Claims include any pre-petition Secured Claim asserted against the Debtors, other than Lender Secured Claims and Secured Asbestos Claims. Each holder of an Other Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (f)   Class 6 - Senior Note Claims

            (1) Impairment and Voting

            Class 6 is Unimpaired by the Plan. Senior Note Claims constitute Claims based upon the Senior Notes. Each holder of a Senior Note Claim in Class 6 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            The legal, equitable and contractual rights of the holders of Allowed Senior Note Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (g)   Class 7 - General Unsecured Claims

            (1) Impairment and Voting

            Class 7 is Unimpaired by the Plan. General Unsecured Claims constitute Unsecured Claims against the Debtors other than Asbestos Claims, Senior Note Claims, ABI Claims and Workers Compensation Claims, including without limitation Claims in respect of rent, trade payables and similar such Claims. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            The legal, equitable and contractual rights of the holders of Allowed General Unsecured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (h)   Class 8 - Workers' Compensation Claims

            (1) Impairment and Voting

            Class 8 is Unimpaired by the Plan. Each holder of an Allowed Workers' Compensation Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            The holders of Allowed Workers' Compensation Claims will be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws that apply to such Claims.

      (i)   Class 9 - ABI Claims

            (1) Impairment and Voting

            Class 9 is Impaired by the Plan. The holder of the Allowed ABI Claims is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            ABI, as the holder of the ABI Claims, will receive the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims) will be Reinstated and will be payable subject to the limitations set forth in the Plan, the Promissory Note and the Pledge Agreement; (b) ABI Asbestos Personal Injury Indemnity Claims will be channeled to and become the obligations of the Plan Trust, and be payable in accordance with the terms of the Plan and the TDP, subject to the limitations of payments set forth in the Plan, the TDP, the Promissory Note and the Pledge Agreement; and (c) all ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims will be deemed Disallowed and expunged.

      (j)   Class 10 - Unsecured Asbestos Personal Injury Claims

            (1) Impairment and Voting

            Class 10 is Impaired by the Plan. Unsecured Asbestos Personal Injury Claims constitute all Asbestos Personal Injury Claims other than the Secured Asbestos Claims described in Classes 2 and 3. Class 10 Claims include, but are not limited to, the unsecured portion of the liquidated claims of Participating Claimants (as described in the Claimant Agreement), and any Unknown Asbestos Claim. Each holder of an Unsecured Asbestos Personal Injury Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2) Treatment

            As of the Effective Date, all liability for all Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Unsecured Asbestos Personal Injury Claim, Demand and Unknown Asbestos Claim will be paid on account of the unpaid Liquidated Value of such Claim or Demand as is determined pursuant to the Plan Trust Agreement and the TDP. The TDP will apply to all holders of Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands including any holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of an Unsecured Asbestos Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

      (k)   Class 11 - Asbestos Property Damage Claims

            (1) Impairment and Voting

            Class 11 is Impaired by the Plan. Asbestos Property Damage Claims constitute all Asbestos Property Damage Claims for which Proofs of Claim have been filed prior to the Asbestos Property Damage Claim Bar Date. Each holder of an Allowed Asbestos Property Damage Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2) Treatment

            As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims will be assumed, automatically and without further act or deed, by the Plan Trust, and the Reorganized Debtors will have no liability therefor. Each Allowed Asbestos Property Damage Claim will be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim as determined pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust will have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date will be deemed Disallowed.

      (l)   Class 12 - Congoleum Majority Interests

            (1) Impairment and Voting

            Class 12 is Impaired by the Plan. ABI, as the holder of the Congoleum Majority Interests, is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, ABI will retain the Congoleum Majority Interests. To secure the obligations of Reorganized Congoleum under the Promissory Note, the Pledged Stock and the Other Collateral will be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the terms of the Pledge Agreement.

      (m)   Class 13 - Congoleum Minority Interests

            (1) Impairment and Voting

            Class 13 is Unimpaired by the Plan. Each holder of a Congoleum Minority Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, the holders of the Congoleum Minority Interests will retain such Interests.

      (n)   Class 14 - Subsidiary Interests

            (1) Impairment and Voting

            Class 14 is Unimpaired by the Plan. Each holder of a Subsidiary Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2) Treatment

            On the Effective Date, the holders of the Subsidiary Interests will retain such Subsidiary Interests.

6.5.  Means for Execution of the Plan

      (a)   Establishment of the Plan Trust

            On the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. See Article 8 -- "Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust. In addition, on the Effective Date, the Plan Trust established pursuant to the Plan Trust Agreement will become solely responsible for the payment of all Plan Trust Asbestos Claims. See Section 5.1 of the Plan for a further description of the Plan Trust.

      (b)   Plan Trust Funding

            (1) The Collateral Trust

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement and the Plan, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances of the Debtors or any creditor, shareholder, or other Entity, except for Liens expressly preserved in the Plan and the order(s) confirming the Plan, and subject to the payment priorities set forth in the Plan Trust Agreement, the Plan and the TDP, without any further action of any Entity.

            (2) The Promissory Note

            On the Effective Date, Congoleum will issue a promissory note to the Plan Trust in the initial aggregate principal amount of $2,738,234.75 (the "Original Principal Amount") which represents 51% of the market capitalization of Congoleum as of June 6, 2003, with such amount being subject to increase in the amount, if any, by which 51% of Congoleum's market capitalization based on the average trading prices at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds the Original Principal Amount. This adjustment amount could result in the principal amount of the note increasing materially. For example, if the adjustment amount were calculated based on the excess of 51% of the equity value of Congoleum over $2.7 million during the 90 consecutive day trading period ended September 30, 2004, the resulting adjustment amount would be $11 million. The form of the Promissory Note is attached to the Plan as Exhibit "F."

            (3) The ABI Contribution

            On the Effective Date, ABI will make the ABI Contribution to the Plan Trust.

            (4) The Liberty Payment

            Upon the Confirmation Order becoming a Final Order, Liberty will contribute $950,000 to the Plan Trust.

            (5) Additional Plan Trust Contribution

            If ABI prepays the Promissory Note in accordance with the terms of the Promissory Note at any time after the Principal Adjustment Date (as defined in the Promissory Note), but prior to the third anniversary of the Principal Adjustment Date, and subsequent to that payment, but prior to such third anniversary there is a Disposition Event, then if the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value (as defined in the Promissory Note) and $2,738,234.75, ABI will, following the effective date of such Disposition Event promptly pay to the Plan Trust an amount equal to 50% of such excess amount. ABI may not prepay the Promissory Note prior to the Principal Adjustment Date. Congoleum will be obligated to repay ABI for the Additional Plan Trust Contribution, which repayment obligation will be evidenced by a promissory note substantially similar in form and content to the Promissory Note with any amount paid by ABI with regard to the Additional Plan Trust

Contribution constituting principal that will be treated in substantially the same manner as the Original Principal Amount is treated under the Promissory Note.

      (c)   Plan Distributions

            The Disbursing Agent will make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions will be made on the Distribution Date (unless otherwise provided by the Plan or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date will be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims will be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable, as discussed above, in Section 1.7 hereto.

      (d)   Procedures for the Treatment of Disputed Claims

            (1) Disallowance of Improperly Filed Claims

            Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan will be disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.

            (2) Prosecution of Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors will have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections
13.5 and 13.11 of the Plan, will have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. Without prejudice to the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses, after the Effective Date, only the Plan Trustee will have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Personal Injury Indemnity Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, will be satisfied exclusively in accordance with the Plan Trust Documents.

            (3) No Distributions Pending Allowance

            Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is Disputed, no payment or distribution will be made on account of the Disputed portion of such Claims (or the entire Claim, if the entire Claim is Disputed), unless and until such Disputed Claim becomes an Allowed Claim.

6.6.  Executory Contracts and Unexpired Leases

      (a)   Assumption or Rejection of Executory Contracts and Unexpired Leases

            Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code will be deemed to have been assumed by the Debtors, subject to Section 5.2 of the Plan, and the Plan will constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases.

            On the Effective Date, the Joint Venture Agreement and the Intercompany Agreements will be assumed by Congoleum and the obligations of Reorganized Congoleum to ABI thereunder will be subject to the provisions set forth in the Plan.

      (b)   Damages Upon Rejection

            The Bankruptcy Court will determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim will become, and will be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, or if the Claim is an Unsecured Asbestos Personal Injury Claim, a Class 10 Claim, and the holder thereof will receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors will notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      (c)   Cure of Defaults

            Any defaults of the Debtors with respect to assumed executory contracts or leases existing as of the Effective Date will be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order, or agreed to by the parties to such contract or lease on or before the Effective Date. The Bankruptcy Court will resolve any disputes over cure amounts according to applicable law, and the assumed executory contracts or leases will be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all of the Debtors' defaults existing as of the Confirmation Date with respect to any executory contract or unexpired lease to be assumed will be deemed cured.

6.7.  Injunctions, Releases and Discharge

      (a)   Term of Certain Injunctions and Automatic Stay

            (A) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, section 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (B) Each of the Injunctions will become effective on the Effective Date and will continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions will be enjoined during the period between the Confirmation Date and the Effective Date.

      (b)   Setoffs

            Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but will not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Promissory Note against any claim that Reorganized Congoleum may have against the Plan Trust.

      (c)   Discharge

            Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation will discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date will be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties. Notwithstanding anything in the Plan to the contrary, nothing in this Section will affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

      (d)   Release of Representatives of the Debtors

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or, to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. Notwithstanding anything in the Plan to the contrary, nothing in this Section will affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

      (e)   Exculpation

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Plan Trustee, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, ABI or any of their respective Representatives (i) will not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement or the administration of the Plan or the property to be distributed under the Plan, provided, however, that this exculpation provision will not apply to Asbestos Insurer Coverage Defenses; and (ii) in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents.

      (f)   Indemnification of the Claimants' Representative and Collateral
            Trustee

            The Plan Trust and the Reorganized Debtors will indemnify and hold harmless each of the Claimants' Representative and the Collateral Trustee, to the extent that such Entity was or is a party, or is threatened to be made a party, to any threatened or pending judicial, administrative or arbitrative action, suit or proceeding by reason of any act or omission of such Entity with respect to the negotiation and implementation of modifications to the Plan, the other Plan Documents and the Collateral Trust Agreement contemplated by the Third Modification and made on or after October 1, 2004 to the fullest extent that a trust or a corporation organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend its officers, directors, trustees and employees, against any and all liabilities, expenses (including reasonable attorneys' fees and expenses), claims, damages or losses incurred by each such Entity in connection with or resulting from such action, suit or proceeding. To the extent that the Claimants' Representative or the Collateral Trustee seek indemnification under Section 3.4(c) of the Plan Trust Agreement, the Reorganized Debtors will be responsible to pay the first one million dollars ($1,000,000) of indemnifiable liabilities, expenses, claims, damages and losses sought under such Section 3.4(c). Thereafter, the Reorganized Debtors and the Plan Trust will each be responsible, severally and not jointly, to pay on a pari passu basis one half of the liabilities, expenses, claims, damages and losses indemnifiable under such Section 3.4(c), provided that the Reorganized Debtors' maximum obligation under such Section 3.4(c) will in no event exceed the aggregate sum of three million dollars ($3,000,000). If the Claimants' Representative or Collateral Trustee seeks indemnification under such Section 3.4(c) (each, an "Indemnified Party"), such Indemnified Party will give the Reorganized Debtors and the Plan Trust prompt written notice of the basis upon which such Indemnified Party seeks indemnification under such Section 3.4(c) (an "Indemnification Claim Notice"). In no event will the Plan Trust or the Reorganized Debtors be liable for any liabilities, expenses, claims, damages or losses that result from a delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice will contain a description of the action, suit or proceeding related to the claim for indemnification and each Indemnified Party will furnish promptly to the Plan Trust and the Reorganized Debtors copies of all papers and official documents received by it in respect thereof. At their option, the Reorganized Debtors may assume the defense of any action, suit or proceeding upon which the Indemnified Parties intend to base a request for indemnification by giving written notice to such Indemnified Party within fourteen (14) days after the Reorganized Debtors' receipt of an Indemnification Claim Notice. The assumption of the defense of such action, suit or proceeding will not be construed as an acknowledgement that the Reorganized Debtors or the Plan Trust are liable to indemnify any Indemnified Party in respect thereof, nor will it constitute a waiver by the Reorganized Debtors or the Plan Trust of any defense any of them may assert against any Indemnified Party's claim for indemnification. In the event that it is ultimately determined that the Reorganized Debtors and/or the Plan Trust are not obligated to indemnify, defend or hold harmless any Indemnified Party in respect of any action, suit or proceeding for which indemnification is sought under such Section 3.4(c), such


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Indemnified Party will reimburse the Reorganized Debtors for any and all costs and expenses (including attorneys' fees and costs) incurred by the Reorganized Debtors in defense of such action, suit or proceeding. Regardless of whether the Reorganized Debtors choose to defend or prosecute any such action, suit or proceeding, no Indemnified Party will admit any liability with respect to, or settle, compromise or discharge, any such action, suit or proceeding without the prior written consent of the Reorganized Debtors and the Plan Trust, which consent will not be unreasonably withheld. The Reorganized Debtors and the Plan Trust will not be liable for any settlement or disposition of a claim by any Indemnified Party that is reached without the prior written consent of the Reorganized Debtors and the Plan Trust. If the Reorganized Debtors choose to defend or prosecute any action, suit or proceeding for which indemnification will be requested, (i) the Indemnified Parties will reasonably cooperate in the defense or prosecution thereof and (ii) the Reorganized Debtors will keep the Plan Trust reasonably informed of the status of, and issues in, the action, suit or proceeding and will consult with the Plan Trust in connection with the defense or prosecution thereof (subject to any applicable privileges). In addition, if the Reorganized Debtors choose to defend or prosecute any action, suit or proceeding for which indemnification will be requested, the Reorganized Debtors will not settle such action, suit or proceeding without the prior written consent of the Plan Trust, which consent will not be unreasonably withheld.

      (g)   Releases by Holders of Claims

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in Article IV of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each holder of a Claim who has accepted the Plan will be deemed to have unconditionally released the Released Non-Debtor Parties, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents.

      (h)   Discharge Injunction

            Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 11.1 of the Plan will also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (i) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (ii) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (i) of this Section (h).


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

      (i)   Asbestos Channeling Injunction

            The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand will be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder will have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction will apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders will be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the
TDP:

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

                  (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

                  (iv) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

                  (v) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

            Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.


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

            Except as otherwise expressly provided in the Plan, nothing contained in the Plan will constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      (j)   Reservation of Rights

            Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI of the Plan, will not serve to satisfy, discharge, release, or enjoin (i) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (A) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (B) the Plan Trust for the payment of Plan Trust Expenses, or (C) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of the Plan or another Plan Document, or (ii) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

      (k)   Rights Against Non-Debtors under Securities Laws

            Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan, and/or the Confirmation Order, no provision will release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      (l)   Rights Against Debtors under Environmental Laws

            Environmental rights and Claims of Governmental Units under applicable Environmental Laws will survive the Reorganization Cases, will not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and will be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan will be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      (m)   Disallowed Claims and Disallowed Interests

            On and after the Effective Date, the Debtors will be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502


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

of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan or ordered by the Bankruptcy Court, will constitute an order: (i) disallowing all Claims (other than Plan Trust Asbestos Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (ii) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      (n)   Reservation of Asbestos Insurance Company Rights

            While the obligations, if any, of the Plan Trust to pay holders of Plan Trust Asbestos Claims and Demands will be determined pursuant to the Plan and the Plan Documents, neither the Bankruptcy Court's approval of the Plan and the Plan Documents nor the Confirmation Order will constitute a trial or hearing on the merits, or an adjudication or judgment, or be used as evidence to prove:

            (i) that any of the Debtors, the Plan Trust or any Asbestos Insurance Company is liable for, or otherwise obligated to pay with respect to, any individual Plan Trust Asbestos Claim or Demand;

            (ii) that the procedures established by the Plan, including the TDP, for evaluating and paying Plan Trust Asbestos Claims and Demands are reasonable and/or consistent with the procedures that were used to evaluate or settle Asbestos Personal Injury Claims against the Debtors before the Petition Date;

            (iii) that the settlement of, or the value assigned to, any individual Asbestos Personal Injury Claim pursuant to the TDP was reasonable and/or otherwise appropriate; or

            (iv) that any of the Asbestos Insurance Companies participated in and/or consented to the negotiation of the Plan or any of the Plan Documents.

            Nothing in the Plan, the Plan Documents, the Confirmation Order, any finding of fact and/or conclusion of law with respect to Confirmation of the Plan, or any order or opinion entered on appeal from the Confirmation Order will limit the right of any Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Asbestos Insurer Coverage Defense, including by presenting evidence and/or argument with respect to any of the matters specified in clauses
(i) though (iv) of this Section; nor will any of the matters specified in clauses (i) through (iv) of this Section have any res judicata or collateral estoppel effect against any Asbestos Insurance Company.

            Notwithstanding anything in this Section to the contrary, nothing in this Section will affect or limit, or be construed as affecting or limiting, (i) the binding effect of the Plan and the Confirmation Order on the Debtors, the Reorganized Debtors, the Plan Trust or the beneficiaries of the Plan Trust; or
(ii) the protection afforded to any Settling Asbestos Insurance Company by the Asbestos Channeling Injunction. Further, nothing in this Section is intended or will be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance


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

Company as part of its objections to confirmation of the Plan.

      (o)   No Liability for Solicitation or Participation

            Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Debtors and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

6.8.  Matters Incident to Plan Confirmation

      (a)   No Successor Liability

            Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, the Asbestos Claimants' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or will be, a successor to the Debtors by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust will assume the obligations specified in the Plan and the Confirmation Order.

      (b)   Revesting of Assets

            Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor will be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      (c)   Vesting and Enforcement of Causes of Action

            Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust

Asbestos Claims or any Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary) and for this purpose the Plan Trust will be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan.

      (d)   Bankruptcy Causes of Action

            On the Effective Date, the Debtors will assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action; provided, however, that any Plan Trust Bankruptcy Cause of Action arising from any transfer of assets or property to the Collateral Trust prior to the Petition Date or from any subsequent distribution by the Collateral Trust of such assets or property will not be assigned to the Plan Trust and will be unconditionally released by the Debtors and their Estates in accordance with Sections 11.3 and 11.4 of the Plan. All such Plan Trust Bankruptcy Causes of Action will constitute part of the Plan Trust Assets, and will be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust will be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate. All Bankruptcy Causes of Action will be preserved for enforcement solely by the Reorganized Debtors.

      (e)   Preservation of Insurance Claims

            The discharge and release of the Debtors and the Released Non-Debtor Parties from all Claims as provided in the Plan and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands, as provided in the Plan, will not affect the liability of any Asbestos Insurance Company except (i) to the extent that any such Asbestos Insurance Company is also a Settling Asbestos Insurance Company or (ii) that all Asbestos Insurer Coverage Defenses are preserved.

6.9.  Retention of Jurisdiction

      (a)   Jurisdiction

            Until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained in the Plan will prevent the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which any Debtor has or may have and which may not have been enforced or prosecuted by such Debtor, which cause of action will survive Confirmation of the Plan and will not be affected thereby except as specifically provided in the Plan. Nothing contained in the Plan concerning the retention of jurisdiction by the Bankruptcy Court will be deemed to be a retention of exclusive jurisdiction with respect to any Asbestos Insurance Action; rather any court other than the Bankruptcy Court which has jurisdiction over an Asbestos Insurance Action will have the continuing right to exercise such jurisdiction.


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

      (b)   General Retention

            Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court will also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, will not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      (c)   Specific Purposes

            In addition to the foregoing, the Bankruptcy Court will retain exclusive jurisdiction for the following specific purposes after the Confirmation Date:

o to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

o to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided in the Plan so that the intended effect of the Plan may be substantially realized thereby;

o to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

o     to enforce and interpret the terms and conditions of the Plan Documents;

o to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee, or (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

o to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;


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

o to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

o to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

o to hear and determine any claim, cause of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

o to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

o to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

o to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

o to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

o to hear and determine any other matters related to the Plan, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;

o to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

o to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

o to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described in the Plan, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

6.10. Miscellaneous Provisions

      (a)   Substantial Contribution Claims

            Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Confirmation

Date and serve such application on counsel for the Debtors, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims will be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court.

            The Debtors will not object to a Substantial Contribution Claim made on behalf of certain holders of Unsecured Asbestos Personal Injury Claims represented by Robert G. Taylor II, Esquire (the "Taylor Claimants") , provided, however, that (i) any such Substantial Contribution Claim does not exceed $350,000 and is determined to be reasonable by the Bankruptcy Court; and (ii) the Taylor Claimants and their counsel make all reasonable efforts to achieve Confirmation of the Plan by June 1, 2005 and such Confirmation is supported by at least 75% of the Taylor Claimants.

      (b)   Exemption From Transfer Taxes

            The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan will not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

      (c)   Effectuating Documents and Further Transactions

            The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of any Debtor will be authorized to certify or attest to any of the foregoing actions.

      (d)   The Asbestos Claimants' Committee and the Futures Representative

            The Asbestos Claimants' Committee will continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative will (i) continue in existence and the rights, duties and responsibilities of the Futures Representative will be as set forth in the Plan Trust Documents and (ii) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases will, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities, and obligations related to or arising from, the Reorganization Cases. On the Effective Date, any other committee that may have been appointed in the Reorganization Cases (other than the TAC) will be dissolved except for the purposes of: (i) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) pending adversary proceedings; and (iii) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof will be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      (e)   Modification of the Plan

            The Debtors, with the written consent of ABI and the Futures Representative, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation, but prior to the Effective Date, the Plan will not be modified, supplemented, changed or amended in any material respect except with the consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI or the Affiliates under the Plan), the Futures Representative, and the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan will control.

      (f)   Revocation and Withdrawal of the Plan

            The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      (g)   No Admission

            Nothing contained in the Plan or in this Disclosure Statement will be deemed as an admission by the Debtors, with respect to any matter set forth therein or herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      (h)   Governing Law

            Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof which would require the application of any other law.


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

      (i)   Modification of Payment Terms

            The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

      (j)   Duty to Cooperate

            Notwithstanding anything in the Plan to the contrary, nothing in the Plan will relieve (by way of injunction or otherwise) any of the Debtors or Reorganized Debtors or any other Entity which is or claims to be an insured under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy under applicable law with respect to the defense of any Asbestos Personal Injury Claims asserted against any of the Debtors or Reorganized Debtors.

      (k)   Claimants' Representative Fee Claims

            To the extent that the actual costs incurred in connection with Confirmation of the Plan by the Claimants' Representative exceed two million dollars ($2,000,000) in the aggregate, the Debtors or, after the Effective Date, the Reorganized Debtors will provide funding to cover such actual costs, subject to disclosure of the costs incurred and approval by the Bankruptcy Court. Any request for payment of such actual costs incurred by Claimants' Representative must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of the Claimants' Representative for compensation or reimbursement of expenses must be filed and served on the Claimants' Representative and its counsel, if any, no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received.

                                   ARTICLE 7
                            CONFIRMATION OF THE PLAN

7.1.  Acceptance or Rejection of the Plan

      (a)   Persons Entitled to Vote on the Plan

            Pursuant to section 1126 of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Generally speaking, under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim or interest in such class, the plan in question (1) leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default (A) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of the kind specified in section 365(b)(2) thereof; (B) reinstates the maturity of


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

such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

            Under the Plan, Classes 1, 4, 5, 6, 7, 8, 13 and 14 are Unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Company will not solicit acceptances of the Plan from holders of Claims and Interests in these Classes.

            Classes 2, 3, 9, 10, 11 and 12 are Impaired; therefore, the holders of Claims and Interests in Classes 2, 3, 9, 10, 11 and 12 are entitled to vote to accept or reject the Plan. Section 524(g) of the Bankruptcy Code permits supplementary injunctions to be issued which channel all Asbestos Claims to a trust if, among other things, 75% of those claimants voting in the Class or Classes of claimants whose Claims are to be addressed by the trust vote for the plan. Because the Claims in Classes 2, 3, 10 and 11 are to be channeled into the Plan Trust, the Company is soliciting acceptances of the Plan for purposes of section 524(g) from these Classes.

      (b)   Voting Instructions

            (1) Ballots

            Holders of Claims in Classes 9, 11 and 12 will be sent individual ballots only. With respect to the Asbestos Claimants in Classes 2, 3 and 10, the Company will provide either individual ballots or master ballots; provided, however, master ballots will only be sent to counsel who (i) represent one or more Asbestos Claimants, (ii) have the requisite authority to vote on behalf of such Asbestos Claimants, (iii) have filed a 2019 statement with the Bankruptcy Court, and (iv) have notified the Voting Agent of counsel's intent to use master ballots.

            If your counsel is not voting on your behalf, you must follow the procedures outlined below and on your individual ballot in order to properly complete your ballot.

                  (i) Class 2, 3 and 10 Ballots

            A separate form of ballot will be provided to Holders in Class 2 (Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants), Class 3 (Secured Asbestos Claims of Qualified Participating Claimants) and Class 10 (Unsecured Asbestos Personal Injury Claims), or their counsel, respectively.

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) For the holders of claims in Classes 2 and 3, as well as holders of Claims in Class 10 whose claim amount has been determined previously, indicate on the ballot, by filling in the appropriate blank, the dollar amount of your claim. This dollar amount should be the amount you have agreed to in the Claimant Agreement.


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

                        (C) For the holders of Claims in Class 10 whose claims have not been determined previously, you must indicate your disease level by marking an "X" in the box that corresponds to your choice. The amount of your claim will be based on your disease level, and this amount will be for voting purposes only and will not be binding for any other purpose.

                        (D) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent by 5:00 p.m., Prevailing Eastern Time, on February 7, 2005, unless otherwise extended by the Bankruptcy Court.

                        (E) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                              (1) You have been provided with a copy of the Disclosure Statement, Plan and the accompanying exhibits;

                              (2) All of the information you have provided on your ballot or master ballot is true and correct; and

                              (3) You have the full power and authority under applicable non-bankruptcy or bankruptcy law to vote to accept or reject the Plan as an Asbestos Claimant or counsel.

If you are a holder of a Class 10 claim that has not been determined previously, you must additionally certify under penalty of perjury that:

                              (4)   You have been exposed to an
                                    asbestos-containing product manufactured or distributed by Congoleum Corporation or with respect to which Congoleum has legal liability and that you have the disease level indicated on the ballot.

                        (F) If you vote to accept the Plan, you consent to the release and exculpation provisions set forth in sections 11.3 and 11.4 of the Plan.

                  (ii)  Class 9, 11 and 12 Ballots

            Holders of Class 9, 11 and 12 Claims, if any, shall receive a ballot for their respective class.

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) Indicate on the ballot, by filling in the appropriate blank, the amount of Claim or the number of shares you hold, as applicable. With respect to Class 11 Claims, this amount should be the amount


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

that you indicated on your Proof of Claim. With respect to Class 9 and 12 Claims, this amount should be the amount of your claim or the number of shares that you hold, as applicable. The information you enter relating to the amount and basis of your Claim or Interest will be used solely for the purposes of identifying your Claim or Interest and may be used for calculating votes to accept or reject the Plan. Such information does not establish the amount of your Claim or Interest.

                        (C) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent prior to 5:00 p.m., Prevailing Eastern Time, on February 7, 2005, unless otherwise extended by the Bankruptcy Court.

                        (D) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                              (1) You have been provided with a copy of the Disclosure Statement, Plan and the accompanying exhibits;

                              (2) All of the information you have provided on your ballot is true and correct; and

                              (3) You have the full power and authority under applicable non-bankruptcy or bankruptcy law to vote to accept or reject the Plan on behalf of the Claimant listed on your ballot.

                        (E) If you vote to accept the Plan, you consent to the release and exculpation provisions set forth in sections 11.3 and 11.4 of the Plan.

            (2) Returning Ballots

            UNLESS YOU HAVE MADE ARRANGEMENTS WITH YOUR COUNSEL TO AUTHORIZE SUCH COUNSEL TO VOTE DIRECTLY ON YOUR BEHALF, PLEASE USE THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT IN VOTING FOR OR AGAINST THE PLAN. YOU SHOULD COMPLETE AND SIGN THE BALLOT AND RETURN IT TO THE VOTING AGENT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT, ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON FEBRUARY 7, 2005, UNLESS OTHERWISE EXTENDED BY THE BANKRUPTCY COURT. ALL BALLOTS WILL BE TABULATED BY THE VOTING AGENT.

            IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON FEBRUARY 7, 2005, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT.


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

            (3) Incomplete or Irregular Ballots

            Ballots or master ballots that are not signed in accordance with the voting instructions will not be counted.

            Ballots or master ballots that are signed, but not expressly voted either for acceptance or rejection of the Plan, will not be counted.

            Ballots or master ballots that do not supply the information requested on the ballot or master ballot, as applicable, will not be counted.

            Ballots or master ballots that are not actually received by the Voting Agent by the Voting Deadline on February 7, 2005 at 5:00 p.m., Prevailing Eastern Time, will not be counted.

            Ballots or master ballots that are illegible or contain insufficient information (such as incomplete or missing social security numbers for Asbestos Claimants) to permit the identification of the Claimant will not be counted.

            Ballots or master ballots transmitted to the Voting Agent by facsimile or other electronic means will not be counted.

            Ballots or master ballots that are incomplete, including without limitation with respect to an Asbestos Claimant for whom counsel fails to make the required certifications, will not be counted.

            (4) Extension of the Solicitation Period

            The solicitation period for ballots with respect to the Plan will expire at 5:00 p.m., Prevailing Eastern Time, on February 7, 2005 unless otherwise ordered by the Bankruptcy Court. Except to the extent allowed by the Bankruptcy Court, ballots that are received after the Voting Deadline may not be accepted or used by the Company in connection with its request for Confirmation of the Plan or any modification thereof.

            (5) Ballot Retention

            The original ballots or master ballots will be maintained by the Voting Agent for a period of one year following the Effective Date, unless otherwise instructed by the Reorganized Debtors, in writing, or otherwise ordered by the Bankruptcy Court.

      (c)   Class Acceptance Requirement

            Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan for it to be confirmed by the Bankruptcy Court. Instead, the Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by holders of at least two-thirds in amount and more than one-half in number of the claims of that Class that have voted on the Plan, excluding any holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code. Acceptance by a Class of Interests is defined as acceptance by holders of at least two-thirds in amount of the Allowed Interests of that Class held by holders of such Interests that have voted on the Plan, excluding any holders of Interests designated pursuant to section 1126(e) of the Bankruptcy


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

Code. Section 1126(e) provides that a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an Entity's acceptance or rejection of the plan was not in good faith, or was not solicited or procured in good faith, or in accordance with the provisions of the Bankruptcy Code.

      (d)   Acceptance Pursuant to Section 524(g) of the Bankruptcy Code

            In accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, a supplementary injunction may be issued if, among other things, 75% of those voting in the Class or Classes of claimants addressed by the trust vote in favor of the Plan.

7.2.  Confirmation Hearing

            Section 1128(a) of the Bankruptcy Code requires the court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing will be provided to all creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objectant against the Debtor or property, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court by the date and time set forth in the notice of the Confirmation Hearing, and served upon the parties and their counsel, so as to be received no later than the date and time for service of the objections, all as designated in the notice of the Confirmation Hearing.

7.3.  Requirements for Confirmation

      (a)   Consensual Confirmation Under Section 1129(a) of the Bankruptcy Code

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter the Confirmation Order. Such requirements include, among others:

                  (i) That the Plan complies with applicable provisions of the Bankruptcy Code.

                  (ii) That the Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  (iii) That the Plan has been proposed in good faith and not by any means forbidden by law.

                  (iv) That any payment made or promised by the Debtors to any Entity for services, costs or expenses in or in connection with the Reorganization Cases or the Plan has been approved by or is subject to approval by the Bankruptcy Court as reasonable.


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

                  (v) That the Debtors have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy.

                  (vi) That the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of an Allowed Claim or Allowed Interest either has accepted the Plan or will receive or retain on account of its Claim or Equity Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

                  (vii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan, provided, however, that if such requirement is not met, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

                  (viii) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

                  (ix) At least one impaired Class of Claims has accepted the Plan, without regard to the votes of any insiders.

                  (x) That the Plan is feasible; that is, confirmation is not likely to be followed by the need for liquidation or further reorganization of the Reorganized Debtors.

                  (xi) All fees comparable to the fees payable under section 1930 of title 28 of the U.S. Code, if and to the extent due, have been paid on or prior to the Effective Date.

                  (xii) The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, without modification by the Plan, thereby complying with section 1114 of the Bankruptcy Code.

            The Plan is the product of extensive arms-length negotiations and has been proposed in good faith. The Company believes that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code. A discussion of the reasons the Company believes the Plan satisfies certain of such requirements is set forth below and the satisfaction of the remaining requirements of section 1129(a) of the Bankruptcy Code is, in the Company's belief, self-explanatory:

            (1) Best Interests Test

            Under the best interests test, the Plan may be confirmed if, with respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class either (A) has accepted the Plan or (B) will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Company were to be liquidated under Chapter 7 of the Bankruptcy Code.

            To determine what the holders in each Class of Claims or Interests would receive if the Company were to be liquidated, the Bankruptcy Court must estimate the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Company would consist of the proceeds resulting from the disposition of the assets of the Company, augmented by the cash held by the Company at the time of the commencement of a Chapter 7 case. Such cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Company's business and the use of a Chapter 7 proceeding for the purposes of liquidation. See Exhibit B (Liquidation Analysis).(2)

            The Company believes that the timing of distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan. In addition, the ability of the trustee in a Chapter 7 case to negotiate settlements with insurance companies without the benefit of the section 524(g) injunctions is likely to be impaired, with the result that fewer settlements are likely to be achieved, and the terms of any such settlements are likely to be less favorable to Claimants than settlements achievable in the Reorganization Cases. Furthermore, unlike the Plan Trust in the Reorganization Cases, a Chapter 7 trustee would not receive the benefits of the Promissory Note and the ABI Contribution.

            The Company therefore believes that the Plan is in the best interests of all holders of Claims and Interests.

            (2) Feasibility of the Plan

            In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible -- that is, that the need for further reorganization or a subsequent liquidation of the Company is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider (A) the adequacy of the proposed capital structure of the reorganized entity, (B) its earning power, (C) the overall economic conditions in which it will operate, (D) the capability of its management, (E) the continuity of its management and (F) any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.

            The Reorganized Debtors will be discharged from Asbestos Claims and otherwise in general will be free of prepetition debt, other than indebtedness in respect of or under (1) the Lender Secured Claims, (2) Other Secured Claims and (3) Senior Note Claims, as well as ongoing business expenses and reorganization costs. Congoleum anticipates that the cash flow generated by its business and assets will be sufficient to pay its ongoing obligations under the Promissory Note, its other long-term debt and its business expenses.

----------
(2) The attached Liquidation Analysis is without giving effect to rights on insurance policies.

            The Company, therefore, believes that the Plan is feasible.

            (3) Acceptance by an Impaired Class

            Because the Plan impairs several Classes of Claims (Classes 2, 3, 9, 10, 11 and 12), section 1129(a)(10) of the Bankruptcy Code requires that for the Plan to be confirmed, at least one Impaired Class of Claims must accept the Plan by the requisite vote. As more fully described in Section 7.1(c) - "Class Acceptance Requirement," an Impaired Class of Claims will have accepted the Plan if and only if at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that vote have voted to accept the Plan.

      (b)   Conditions to Confirmation

            Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 of the Plan. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI of the Plan will be effective, binding and enforceable, are as follows:

            (i) The Bankruptcy Court will have made specific findings and determinations, among others, in substantially the following form:

                  (A) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (B) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (C) The Plan Trust, upon the Effective Date, will assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (D) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Promissory Note that is secured by, among other things, the Other Collateral, and the Pledged Stock (being securities of Reorganized Congoleum) pursuant to the Pledge Agreement and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (E) The Plan Trust, on the Effective Date, will hold as collateral for the Promissory Note, pursuant to the terms of the Pledge Agreement, a majority of the voting shares of Congoleum, and if certain contingencies occur the Plan Trust will be entitled to foreclose its security interests in the Pledged Stock, and own such Pledged Stock if there are any defaults under the terms of the Promissory Note pursuant to the terms of the Pledge Agreement;

                  (F) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (G) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (H) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (I) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (J) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (K) Pursuant to court orders or otherwise, the Plan Trust will operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (L) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (M) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (N) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (O) Congoleum's contribution to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (P) The duties, obligations and any Asbestos Insurer Coverage Defenses of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement; and


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

                  (Q) Amendments to the Collateral Trust Agreement to conform it to the TDP will have been executed and delivered by Congoleum and the Collateral Trustee and consented to by the Claimants' Representative.

            (ii) The Bankruptcy Court will have made such findings and determinations regarding the Plan as will enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which will be in form and substance acceptable to the Debtors, ABI and the Futures Representative and, insofar as such findings and determinations affect the Financing Order or the rights of Congress thereunder, Congress.

      (c)   Conditions for Effective Date

            Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur unless and until each of the following conditions has been satisfied or, if applicable, waived:

            (1) Confirmation Order

            The Confirmation Order will have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court, and the Confirmation Order and any order of the District Court will be in form and substance acceptable to the Debtors, ABI, the Asbestos Claimants' Committee, and the Futures Representative, and the Confirmation Order (and the affirming order of the District Court) will have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of ABI, the Asbestos Claimants' Committee, and the Futures Representative, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of the Asbestos Claimants' Committee, the Futures Representative and ABI, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (2) Injunctions

            The Discharge Injunction and the Asbestos Channeling Injunction will be in full force and effect.

            (3) Amended Credit Agreement

            The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, will not restrict Reorganized Congoleum's obligations to make scheduled interest payments under the Promissory Note except as provided in the Promissory Note and will have been executed and delivered and all conditions precedent to effectiveness thereof will have been satisfied or waived by the parties thereto.

            (4) Plan Documents

            The Plan Documents necessary or appropriate to implement the Plan (which will include without limitation, the Promissory Note, the Plan Trust Documents, the Pledge Agreement and the Insurance Assignment Agreement) will


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have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of the Plan Documents will have been satisfied or waived by the respective parties thereto; and the Plan Documents will be in full force and effect.

            (5) Other Assurances

            The Debtors will have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors and the Futures Representative.

            (6) Other Approvals, Documents and Actions

            All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan will have been obtained, and all actions, documents, and agreements necessary to implement the Plan will have been effected or executed.

            (7) Judicial Fees

            All fees payable pursuant to 28 U.S.C. ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors will have been paid in full.

      (d)   Nonconsensual Confirmation Under Section 1129(b) of the Bankruptcy
            Code

            Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Debtors if all requirements of section 1129(a) other than section 1129(a)(8) are met and if, with respect to each Class of Claims or Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan confirmed on the basis of this provision is commonly referred to as a "cramdown" plan. A cramdown plan is only available pursuant to section 1129(a)(10) of the Bankruptcy Code if at least one impaired class of claims accepts the plan. In the event there is no impaired accepting Class, the Debtors could not seek cramdown confirmation of the Plan because the Plan would not comply with the requirements of section 1129(a)(10) of the Bankruptcy Code. In any event, the Debtors do not intend to seek confirmation of the Plan if the voting requirements of section 524(g) of the Bankruptcy Code are not met with respect to the relevant Claims.

      (e)   Injunction Under Section 524(g) of the Bankruptcy Code

            Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin Entities from taking action to collect, recover or receive payment or recovery with respect to any Claim or Demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Bankruptcy Code. The injunction may also bar any action based on such Claims or Demands against Congoleum that are directed at third parties.


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

            To obtain the injunction, a trust must be established that (1) assumes Congoleum's Plan Trust Asbestos Claims; (2) is funded in whole or in part by securities of Congoleum and with an obligation by Congoleum to make future payments; (3) owns or is entitled to own if specified contingencies occur, a majority of the voting shares of Congoleum; and (4) uses its assets or income to satisfy claims and demands.

            As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that (1) Congoleum is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Claims that are addressed by the injunction; (2) the actual amounts, numbers and timing of such Demands cannot be determined; (3) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands; and (4) the Plan Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

            The Bankruptcy Court must also ensure that the terms of any proposed section 524(g) injunction are set forth in the plan and disclosure statement and that a separate Class or Classes of claimants whose Claims are to be addressed by the trust be established and vote, by at least seventy-five percent (75%) of those voting in such Class or Classes, in favor of the Plan. Moreover, the injunction will be valid and enforceable as to future claimants only if a legal representative is appointed to protect their rights in the proceedings and if the court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the Plan Trust on behalf of Congoleum or a beneficiary of the third party injunction.

            The order confirming the Plan must be issued or affirmed by the District Court that has jurisdiction over the Reorganization Cases.

            The Company believes that it will be able to satisfy the requirements of section 524(g) of the Bankruptcy Code, to the extent that the requisite number of Asbestos Claimants in Classes 2, 3, 10 and 11 vote in favor of the Plan.

            Under the jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code or arising in or related to bankruptcy cases is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

            The Company filed the Reorganization Cases with the Bankruptcy Court of the District of New Jersey. Because section 524(g) requires, however, that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court, the reference may be withdrawn and the Reorganization Cases might proceed before a district judge. In this instance, the Debtors' Chapter 11 cases have been assigned to the Hon. Katherine Ferguson,


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a United States Bankruptcy Judge and it is anticipated that the Bankruptcy Judge will conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, the section 524(g) injunctions will not be enforceable until the Confirmation Order is affirmed by a district judge.

7.4.  Effect of Confirmation

            Upon the Bankruptcy Court's entry of the Confirmation Order (and, if the District Court is not the issuing court of the Confirmation Order, the Confirmation Order being affirmed thereof by the District Court as required by section 524(g) of the Bankruptcy Code), and subject to the occurrence of the Effective Date, the Plan will be binding upon the Company, all holders of Claims and Interests and all other parties in interest, regardless of whether they have accepted the Plan.

                                   ARTICLE 8
                PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS

            THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT FEATURES OF THE PLAN TRUST. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN TRUST DOCUMENTS AND THE PLAN.

8.1.  Establishment and Purpose of the Plan Trust

            On the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. The Plan Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the IRC and Treasury Regulations promulgated thereunder. All Plan Trust Asbestos Claims will be paid in accordance with the Plan Trust Agreement and the TDP. The purpose of the Plan Trust will be to, among other things, (a) pay all Plan Trust Asbestos Claims in accordance with the Plan, the TDP, the Plan Trust Agreement and the Confirmation Order; (b) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims; (c) prosecute, settle, and manage the disposition of the Asbestos In-Place Insurance Coverage; and (d) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions. All Plan Trust Asbestos Claims, including the future Asbestos Claims and Demands of Plan Trust Asbestos Claimants that are presently unknown, will be determined and liquidated, if Allowed, pursuant to the Plan, the Plan Trust Agreement and the TDP.

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims will be transferred to the Plan Trust and the Plan Trustee, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims. Plan Trust Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured in the full amount of their Qualified Claims and will be paid by the Plan Trust in accordance with the Plan Trust Agreement and the TDP. The Asbestos Personal Injury Claims of the Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the liquidated settlement amounts with the remaining twenty-five percent (25%) remaining unsecured. Holders of Unsecured Asbestos Personal Injury Claims will be paid the unpaid Liquidated Value of such Claims in accordance with, and subject to the limitations in, the TDP.


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

8.2.  Funding and Receipt of Plan Trust Assets

            On the Effective Date, Reorganized Congoleum will issue the Promissory Note to, and all Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust free and clear of all Claims, Liens and encumbrances, except for Liens filed for the benefit of Richard Arsenault, Kenneth Cook and Dennis Matthews and subject to payment priorities set forth in the Plan, the Plan Trust Agreement and the TDP; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust as soon as practicable after the Effective Date. On the Effective Date, pursuant to the Pledge Agreement, ABI will pledge the Pledged Stock and the Other Collateral to the Plan Trust to secure performance of the obligations of Congoleum under the Promissory Note. On the Effective Date, ABI will also deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds. If ABI prepays the Promissory Note in accordance with the terms of the Promissory Note at any time after the Principal Adjustment Date (as defined in the Promissory Note), but prior to the third anniversary of the Principal Adjustment Date, and subsequent to that payment, but prior to such third anniversary there is a Disposition Event, then if the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value (as defined in the Promissory Note) and $2,738,234.75, ABI will, following the effective date of such Disposition Event, promptly pay to the Plan Trust an amount equal to 50% of such excess amount. ABI may not prepay the Promissory Note prior to the Principal Adjustment Date. On the Effective Date, the Debtors will also deliver the Insurance Assignment Agreement attached to the Plan as Exhibit "C" thereto, and such agreement will be valid, binding and enforceable. The Insurance Assignment Agreement will transfer claims and rights set forth therein as Debtors may have, subject to any Asbestos Insurer Coverage Defenses.

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Claims, Liens and encumbrances, except for Liens filed for the benefit of Richard Arsenault, Kenneth Cook and Dennis Matthews, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

            Congoleum is in discussions with a number of its insurers about the possibility of receiving lump sum payments as a commutation of part or all of such insurers' policies. If such negotiations are successful that could result in substantial funds being immediately contributed or committed to the Plan Trust. It is not possible at this time to say whether or not such negotiations will succeed.

            It is possible that the Coverage Litigation will be resolved adversely to Congoleum; this would have a substantial adverse impact on the amount of funds available in the Plan Trust. It is also possible that the Coverage Litigation will result in a judgment establishing coverage in favor of Congoleum but requiring that in order to trigger a payment obligation by an insurer a claim would have to be adjusted through normal litigation or settlement with the participation of the relevant insurance carrier(s). If this occurred, it could be necessary either for the Plan Trust to be amended significantly or for significant numbers of Asbestos Personal Injury Claimants


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

and their counsel to pursue claims through the courts in order to generate payments by insurance carriers into the Plan Trust.

8.3.  Discharge of Liabilities to Holders of Asbestos Claims

            Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan, among other things, will discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

8.4.  Excess Plan Trust Assets

            To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets will be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which is to be determined by the Plan Trustee; provided, however, that such charitable purpose, if practicable, will be related to the treatment of or research regarding asbestos-related disorders.

8.5.  Plan Trust Expenses

            The Plan Trust will pay all Plan Trust Expenses from the Plan Trust Assets. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates will have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision herein to the contrary, on the Effective Date, (i) the Collateral Trustee will provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust will only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

8.6.  Appointment of the Initial Plan Trustee

            Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, will nominate the initial Plan Trustee. Effective as of the Effective Date, the Bankruptcy Court will appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee will be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee will be the "administrator" of the Plan Trust as that term is used in Treasury Regulation Section 1.468B-2(k)(3).


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

8.7.  The Futures Representative

            On and after the Effective Date, the Futures Representative will continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and will have the functions and rights provided in the Plan Trust Documents.

8.8.  Appointment of Members of the Trust Advisory Committee

            After the Confirmation Date, the Asbestos Claimants' Committee will designate the initial members of the TAC. Effective as of the Effective Date, the Bankruptcy Court will appoint the initial members of the TAC (and thereupon the TAC will be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

8.9.  Assumption of Liabilities

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses will be transferred to the Plan Trust and the Plan Trustee, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses, subject to the provisions of the Plan Trust Agreement.

8.10. Indemnification of the Company and Reorganized Congoleum by the Plan Trust

            As and to the extent provided in the Plan Trust Agreement, the Plan Trust (and to the extent specified in Section 6.7(f), the Reorganized Debtors) will indemnify and hold harmless each of the Plan Trustees, the Plan Trust officers and employees, the Futures Representative, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, each member of the TAC, the Debtors, the Reorganized Debtors and their respective past, present and future Representatives.

8.11. Establishment of the TDP

            Following the Effective Date, the Plan Trustee will promptly implement the TDP. The TDP sets forth the procedures for resolving TDP Valued Asbestos Claims. The TDP also provides mechanisms such as structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Unsecured Asbestos Personal Injury Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Unsecured Asbestos Personal Injury Claims in substantially the same manner. The TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

                                   ARTICLE 9
                            ESTIMATED CLAIMS BY CLASS

            The Company and its professionals have attempted to determine the number and amount of Asbestos Claims likely to be asserted in the case. There are such inherent difficulties in doing so that no representation can be made as to the precise accuracy of such information. As of December 31, 2003, Claims against the Company are as follows:


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

9.1.  Claims other than Asbestos Claims

      (a)   Administrative Expense Claims

            The Company estimates that the costs and expenses of the Reorganization Cases will likely total approximately $25 million (before any reimbursement of Coverage Costs), including the costs of professionals retained during the Reorganization Cases.

      (b)   Priority Tax Claims

            The Company believes it is likely that there will be few, if any, Priority Tax Claims.

      (c)   Priority Claims (Class 1)

            The Company obtained approval of the Bankruptcy Court to pay Priority Claims in the ordinary course of business, including wages due to employees and contributions on its employees' behalf to employee benefit plans. The Company believes that there will be few, if any, Priority Claims remaining unpaid at the Effective Date.

      (d)   Lender Secured Claims (Class 4)

            The Company estimates that the Lender Secured Claims (Class 4) total approximately $10.2 million.

      (e)   Senior Note Claims (Class 6)

            The Company expects that the Senior Note Claims (Class 6) total approximately $100 million, plus accrued interest through the Effective Date.

      (f)   General Unsecured Claims (Class 7)

            The Company obtained authority from the Bankruptcy Court at the beginning of the Reorganization Cases to pay such claims in the ordinary course of business, when such Claims become due. The Company believes that there will be few, if any, General Unsecured Claims remaining unpaid at the Effective Date.

      (g)   Workers' Compensation Claims (Class 8)

            As of December 31, 2003, the current incurred liability was estimated to be approximately $3.2 million.

      (h)   ABI Claims (Class 9)

            The Company estimates such Claims total approximately $1.8 million.


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

9.2.  Asbestos Claims

      (a)   Secured Asbestos Claims (Classes 2 and 3)

            The Company estimates that the maximum amount of the aggregate Settlement Amounts of Secured Asbestos Claimants total approximately $375 million.

      (b)   Unsecured Asbestos Personal Injury Claims (Class 10)

            In light of the information presently available to the Company, and the uncertainties and difficulties inherent in determining the number and amount of Asbestos Claims, the Company believes that the classification and treatment provided by the Plan complies with applicable law and is fair and equitable.

      (c)   Asbestos Property Damage Claims (Class 11)

            The aggregate filed amount of Asbestos Property Damage Claims is approximately $900,000 and does not exceed the amount of proceeds from insurance coverage available for such Claims.

                                   ARTICLE 10
                                RISKS OF THE PLAN

10.1. General

            The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim with such holder's own counsel and other advisors.

10.2. Confirmation Risks

            For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by holders of Claims of such Class who hold at least two-thirds in amount and more than one-half in number of the total Allowed Claims of such Class actually voting on the Plan. Only those members of a Class who vote to accept or reject the Plan will be counted for voting purposes. The Plan must also comply with the requirements of section 524(g) of the Bankruptcy Code. Thus, if votes of holders of Claims in Classes 2, 3, 10 and 11 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue a supplemental injunction under section 524(g) of the Bankruptcy Code, the Company intends to seek, as promptly as practicable, confirmation of the Plan.

            Any objection to the Plan by a party in interest could either prevent, or delay for a significant period of time, confirmation of the Plan.


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

            Moreover, although the Company believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

10.3. Insurance Coverage for Plan Trust Asbestos Claims

            As described in Section 2.2 above, Congoleum has been in discussions with its insurers about insurance coverage for Asbestos Claims for some time. Furthermore, as specifically discussed in Section 2.2(c) above, there is insurance coverage litigation currently pending between Congoleum and its excess insurers, and the guaranty funds and associations for the State of New Jersey.

            In the Coverage Litigation, Congoleum's insurers have asserted that both the Claimant Agreement and the TDP are unreasonable and the result of improper "collusion" among counsel representing Asbestos Claimants and Congoleum. According to Congoleum's insurers, Congoleum has violated numerous provisions in its insurance policies by agreeing to the Claimant Agreement and the TDP. In particular, Congoleum's insurers assert that Congoleum has violated consent-to-settlement clauses, cooperation clauses, consent-to-assignment clauses, and other clauses.

            Most of Congoleum's insurers assert that they have no coverage obligations for claims resolved pursuant to the Claimant Agreement and the TDP. Most of Congoleum's insurers also have asserted coverage defenses unrelated to the terms of particular settlement agreements entered into by Congoleum. Some of Congoleum's insurers also assert that, as a result of Congoleum's alleged breaches of its insurance policies, the policies are now void, relieving the insurers of all coverage obligations for all time under the policies.

            While the recoveries of Asbestos Claimants under the Plan could be affected by an adverse ruling in the Coverage Litigation, Congoleum strongly disagrees with the insurers' coverage positions and believes that the most valuable assets being assigned to the Plan Trust under the Plan are proceeds from Congoleum's insurance policies. Congoleum believes, based on discovery taken in the coverage litigation to date, that one of three outcomes is possible if the Court were to rule that Congoleum is not entitled to coverage for claims asserted under the Claimant Agreement: (i) all coverage, both present and future, could be voided; (ii) Claims settled under the Claimant Agreements could be deemed ineligible for insurance coverage, but all future and unliquidated claims or demands would remain eligible for coverage; or (iii) future coverage would remain in place, and the insurers would be required to compensate Congoleum for any settled claims that satisfied the disease and exposure criteria in accordance with the various policies of insurance. Based upon developments in the Coverage Litigation to date, Congoleum believes it is highly unlikely that it will be left with no liability insurance coverage for liquidated and/or future claims even if the Court in the Coverage Litigation were to rule that the Claimant Agreements did not settle conclusively the rights of the Plan Trust to insurance coverage.

            Because of the risks involved with respect to the effects of various potential rulings by the Bankruptcy Court or an appeal thereof, as well as the uncertainty in the resolution of any present or future Asbestos Insurance Action, including the Coverage Litigation, the ultimate value of the insurance proceeds that will be available to the Plan Trust is uncertain. The Company has


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

addressed the potential impact of this uncertainty on the Plan Trust by authorizing the Plan Trustees, with the consent of the TAC and the Futures Representative, to amend the TDP and/or the Plan Trust Agreement under certain circumstances. Specifically, Section 8.2 of the TDP provides that should any provision contained in the TDP be determined to be inconsistent with or contrary to Congoleum's obligations to any insurance company providing insurance coverage to any Debtor in respect of claims for personal injury based on exposure to asbestos-containing products, the Plan Trustees, with the consent of the TAC and the Futures Representative, may amend the TDP and/or the Plan Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of such Debtor to said insurance company. Moreover, the possibility that one or more of the Insurance Companies may become insolvent in the future may impact the value of Congoleum's insurance coverage, and thus the value of the Plan Trust Assets.

10.4. Distributions under the TDP

            Payments that will be made on Plan Trust Asbestos Claims will be determined under the TDP, the Plan and the Plan Trust Agreement and will be based on one hand, upon estimates of the number, types and amount of present and expected future Plan Trust Asbestos Claims and, on the other hand, on the value of the Plan Trust Assets, the liquidity of the Plan Trust Assets, the Plan Trust's expected future expenses and income, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay all holders of Plan Trust Asbestos Claims. There can be no certainty as to the precise amounts that will be distributed by the Plan Trust in any particular time period or when Plan Trust Asbestos Claims will be paid by the Plan Trust.

10.5. Risk of Post-Confirmation Default

            Although no guarantees can be given, the Company believes that the cash flow generated by its business and assets will be sufficient to meet Reorganized Congoleum's ongoing business obligations and operating requirements and that such cash flow will be sufficient to make the payments required under the Plan. The Company further believes that Congoleum's net cash flow will be sufficient to make payments on the Promissory Note to the Plan Trust. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible in order to confirm the Plan.

                                   ARTICLE 11
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) liquidation of the Company under Chapter 7 of the Bankruptcy Code; and (b) an alternative plan of reorganization.

11.1. Liquidation under Chapter 7

            If no plan can be confirmed, the Reorganization Cases may be converted to proceedings under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Company for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests and the Company's liquidation


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

analysis are set forth in Section 7.3(a)(1) -- "Best Interests Test" above. The Company believes that the timing of the distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan, because, among other things, (a) the ability of the trustee in a Chapter 7 case to negotiate settlements with Asbestos Insurance Companies without the benefit of the section 524(g) injunctions is likely to be impaired, and (b) a Chapter 7 trustee would not receive the benefits of the Promissory Note or the ABI Contribution.

            Attached hereto as Exhibit B is a Liquidation Analysis for the Company, which assumes that a bankruptcy case under Chapter 7 is commenced immediately and that the Company's assets are liquidated by a Chapter 7 trustee in an orderly liquidation. The Liquidation Analysis is based upon a number of estimates and assumptions which, while considered reasonable, are inherently beyond the control of the Company or any Chapter 7 trustee. Accordingly, there can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Company were to undergo such a Chapter 7 liquidation; actual results could vary materially from those shown in that exhibit. In addition, any liquidation would necessarily take place in the future under circumstances which presently cannot be predicted. Accordingly, if the Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit B, and no representation or warranty can be made with respect to the actual proceeds that could be received in a Chapter 7 liquidation.

11.2. Alternative Plan of Reorganization

            If the Plan is not confirmed, the Company, or if the Company's exclusive period in which to file a plan of reorganization has expired, any other party in interest could attempt to formulate a different plan of reorganization. However, the Plan is the product of extensive negotiations among Congoleum, the Futures Representative, the Asbestos Claimants' Committee, the Taylor Claimants, the Claimants' Representative and ABI, and is a delicate balance of the competing and conflicting interests held by those parties. Any attempt to propose an alternative plan containing different terms for any of these parties would threaten to disrupt the balance established by the Plan. This, in turn, could lead to years of costly litigation for all parties.

            THE COMPANY BELIEVES THAT THE CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION OR UNDER ANY ALTERNATIVE PLAN.

                                   ARTICLE 12
               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

            A summary description of certain United States federal income tax consequences of the Plan is provided below. This summary is for informational purposes only and should not be relied upon for purposes of determining the specific tax consequences of the Plan to a particular holder of a Claim. Only the principal United States federal income tax consequences of the Plan to Congoleum, the Plan Trust and certain impaired holders of Claims are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue

Service or any other taxing authority have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the Internal Revenue Service or any other taxing authority would not assert, or that a court would not sustain, a different position from any discussed herein.

            This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to a particular holder of a Claim in light of such holder's individual investment circumstances or to certain types of holders of Claims subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any foreign, state, or local tax considerations. In addition, this summary does not address the possible application of recently adopted IRC amendments and United States Treasury regulations concerning reportable transactions, which include transactions with respect to which, under certain circumstances, taxpayers claim losses. Each holder of a Claim is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the Plan.

12.1. Tax Consequences to Congoleum

      (a)   Discharge of Indebtedness

            In general, a taxpayer must include in gross income the amount of any indebtedness that is cancelled ("COD Income") during the taxable year. However, Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is subject to the jurisdiction of a bankruptcy court and the cancellation of indebtedness is granted by, or effected pursuant to, a plan approved by such court, as would be the case upon the confirmation of the Plan. In this event, rather than being included in gross income, the COD Income is applied to reduce the following tax attributes of the taxpayer in the following order: net operating losses, business and minimum tax credit carry forwards, capital loss carry forwards, the basis of the taxpayer's assets, and foreign tax credit carry forwards (collectively, the "Tax Attributes"). Under Section 108(b)(5) of the IRC, a taxpayer may elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the other Tax Attributes in the order stated above. Additionally, Section 108(e)(2) of the IRC provides that no COD Income is realized to the extent that the taxpayer's satisfaction of the cancelled debt would have given rise to a tax deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow the taxpayer's debt to be cancelled without the recognition of income by the taxpayer and without reduction of its Tax Attributes.

            Pursuant to the Plan, although an amount of Asbestos Claims will be paid, holders of Asbestos Claims may receive less than 100% of the face value of their Claims and thus an amount of Asbestos Claims also may be cancelled. However, such cancellation of Asbestos Claims generally will not result in COD Income to Reorganized Congoleum because payment of the Asbestos Claims would have given rise to tax deductions for Reorganized Congoleum. In addition, although the terms of the Amended Credit Agreement have not yet been determined, Congoleum believes it unlikely that an amendment of the Existing Credit Agreement will result in COD Income to Reorganized Congoleum. Although adoption of the Amended Credit Agreement likely will be viewed, for United States federal income tax purposes, as an exchange of one debt instrument for another, such deemed exchange will result in COD Income only if, among other things, the principal amount of the debt under the Amended Credit Agreement is less than the principal amount of the debt under the Existing Credit Agreement or if the interest rate on the debt under the Amended Credit Agreement is less than a certain threshold, neither of which is expected to occur.

            Notwithstanding the foregoing, in the event that the discharge of indebtedness pursuant to the Plan were to cause Reorganized Congoleum to recognize COD Income, Congoleum has not yet determined whether it would make the election under Section 108(b)(5) of the IRC to apply any required Tax Attribute reduction first to depreciable property, with any excess next applied to reduce other Tax Attributes. In this regard, as of December 31, 2003, Congoleum had net operating losses of approximately $10.4 million.

      (b)   Transfers to the Plan Trust

            The Treasury regulations promulgated under Section 468B of the IRC provide that a fund, account, or trust will constitute a qualified settlement fund ("QSF") if it satisfies three conditions. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or related series of events that has occurred and that has given rise to at least one claim asserting liability arising from, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

            The transfer of property to a QSF generally is treated as a sale or exchange of that property. However, the issuance of a transferor's debt generally is not a transfer of property for this purpose and generally does not result in gain or loss to the transferor. A payment to a QSF generally is deductible when made, assuming that such payment otherwise constitutes an ordinary and necessary business expense. However, to the extent that debt issued by the transferor is transferred to a QSF, the transferor is entitled to a deduction only as the transferor makes principal payments. Additionally, no deduction is allowed with respect to the transfer of insurance proceeds to a QSF to the extent the transferred amounts are excludable from gross income of the transferor. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and a deduction has been taken with respect to such transfer, then the transferor must include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            Assuming confirmation of the Plan, the Plan Trust will be established to satisfy Plan Trust Asbestos Claims alleged to arise out of a tort or torts, will be a trust under state law, and will be approved by the Bankruptcy Court or District Court and subject to its continuing jurisdiction. Accordingly, based on those assumptions and on the completion of certain filings, the Plan Trust will constitute a QSF after confirmation of the Plan. Certain insurance proceeds and certain rights under and security interests in insurance coverage will be transferred to the Plan Trust; Reorganized Congoleum also will transfer the Promissory Note to the Plan Trust. Although amounts transferred to a QSF generally are deductible, no deduction will be allowed to Reorganized Congoleum with respect to the transfer of insurance proceeds to the extent the transferred amounts are excludable from gross income of Reorganized Congoleum. Further, if the settlement of an insurance claim occurs after the transfer of such claim to the QSF and Reorganized Congoleum has taken a deduction with respect to such transfer, then Reorganized Congoleum will be required to include in income the amounts received from the settlement of the insurance claim to the extent of the deduction. With regard to the Promissory Note, Reorganized Congoleum will be entitled to tax deductions as it makes principal payments on the Promissory Note.

12.2. Tax Consequences to the Plan Trust

            Assuming that, as expected, the Plan Trust qualifies as a QSF, the Plan Trust will be required to pay federal income tax on its modified gross income, as defined in the Treasury regulations promulgated under Section 468B of the IRC, at the highest rate applicable to estates and trusts. The Plan Trust generally will not be required to include in income amounts transferred to it pursuant to the Plan, except that interest and original issue discount, if any, on the Promissory Note will be includible in gross income by the Plan Trust. The Plan Trust will not be entitled to deduct amounts that it pays with respect to Plan Trust Asbestos Claims, but will be entitled to deduct amounts paid for administrative costs and other incidental costs of the Plan Trust.

12.3. Tax Consequences to Certain Impaired Holders of Claims

            The United States federal income tax consequences to a holder of a Claim that is impaired and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will be determined by reference to the Claim in respect of which the distribution is made and as if the distribution were made directly by Reorganized Congoleum and accordingly will depend upon, among other things: (1) the nature of the Claim, (2) the manner in which a holder acquired the Claim,
(3) the length of time the Claim has been held, (4) whether the Claim was acquired at a discount, (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (6) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim, (7) the method of tax accounting of the holder, and (8) whether the Claim constitutes a security for United States federal income tax purposes. Accordingly, each holder of a Claim is urged to consult its tax advisor regarding the tax consequences of the Plan to it.

      (a)   Holders of Asbestos Claims

            Under Section 104 of the IRC, to the extent that a payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim constitutes damages on account of personal physical injuries or physical sickness of such holder, such payment will not constitute gross income to such holder, except to the extent that the payment is attributable to medical expense deductions taken under Section 213 of the IRC for a prior taxable year. A payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim other than on account of personal physical injuries or physical sickness generally will be includible in gross income of such holder.

            A payment to a holder of an Allowed Asbestos Property Damage Claim generally will generate income or loss to the recipient in an amount equal to the difference between the payment received and such holder's tax basis in the damaged property.

      (b)   Holder of Lender Secured Claim

            As discussed above, an amendment of the Existing Credit Agreement likely will result in a deemed exchange, for United States federal income tax purposes, of the Existing Credit Agreement for the Amended Credit Agreement. Notwithstanding this, it is not expected that the holder of the Lender Secured Claim will realize income, gain or loss for United States federal income tax purposes as a result of this deemed exchange, assuming that the principal amount of the debt under the Amended Credit Agreement is the same as the principal amount of the debt under the Existing Credit Agreement and the interest rate on the Amended Credit Agreement exceeds a minimum threshold.

      (c)   Information Reporting and Backup Withholding

            Certain payments of Allowed Claims may be subject to information reporting by the Plan Trust to the Internal Revenue Service. Moreover, such reportable payments may be subject to backup withholding (at a rate of 28% for 2004) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service (generally, a United States federal income tax return).

                                   ARTICLE 13
                              FINANCIAL INFORMATION

13.1. General

            An analysis of the Company's financial condition appears in the Financial Statements attached hereto as Exhibit "C" and Exhibit "D". This information is provided to permit Claimants to better understand the Company's financial condition.

            The Company is required to file monthly operating reports with the Bankruptcy Court. Such financial information is on file with the Bankruptcy Court and publicly available for review. In addition, Congoleum continues to make the filings required by the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 14
                       SOURCES OF INFORMATION PROVIDED AND
                           THE ACCOUNTING METHOD USED

14.1. Sources of Information

            The information set forth in this Disclosure Statement was provided by and/or prepared in consultation with the Company.

14.2. Accounting Method

            The Company maintains its books and records on an accrual basis, in accordance with generally accepted accounting principles. The financial statements of the Company have been audited by the accounting firm of Ernst & Young through December 31, 2003.

                          RECOMMENDATION AND CONCLUSION

            The Company recommends that all holders of Claims in Classes 2, 3, 9, 10 and 11 and holders of Interests in Class 12 vote to accept the Plan, and urges each of them to evidence such acceptance and approval, by instructing the holder of any proxy for them to vote to accept the Plan on their behalf, or by returning their ballots so that they will be received on or before the Voting Deadline.

            In the view of the Company, the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims will receive from the Estates.

         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK)

            The undersigned has executed this Disclosure Statement as of the 16th day of December 2004.

                              Respectfully submitted,


                              CONGOLEUM CORPORATION


                              By:
                                  --------------------------------------
                                  Name: Roger S. Marcus
                                  Title: Chief Executive Officer and President


                              CONGOLEUM FISCAL, INC.


                              By:
                                  --------------------------------------
                                  Name: Roger S. Marcus
                                  Title: President


                              CONGOLEUM SALES, INC.


                              By:
                                  --------------------------------------
                                  Name: Roger S. Marcus
                                  Title: President

PILLSBURY WINTHROP LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Leo T. Crowley
Robin L. Spear
Kerry A. Brennan

            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

ATTORNEYS FOR CONGOLEUM CORPORATION,
CONGOLEUM FISCAL, INC. and CONGOLEUM SALES, INC.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

_________________________________________ )
IN RE:                                    )     Chapter 11
                                          )
CONGOLEUM CORPORATION,                    )
CONGOLEUM SALES, INC., and                )     Case No. 03-51524 (KCF)
CONGOLEUM FISCAL, INC.,                   )
                                          )
                  Debtors.                )     Jointly Administered
_________________________________________ )


                           FOURTH MODIFIED JOINT PLAN
            OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
         OF CONGOLEUM CORPORATION, ET AL., DATED AS OF NOVEMBER 12, 2004


THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105 AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS-RELATED LIABILITIES OF CONGOLEUM CORPORATION AND THE PROTECTED PARTIES SET FORTH HEREIN INTO A TRUST AS MORE FULLY DESCRIBED HEREIN.

PILLSBURY WINTHROP LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Leo T. Crowley
Robin L. Spear
Kerry A. Brennan

                        And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Congoleum Corporation, et al.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                  INTRODUCTION


                                    ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

   1.1   SCOPE OF DEFINITIONS................................................1
   1.2   DEFINITIONS.........................................................1
   1.3   RULES OF INTERPRETATION:  APPLICATION OF DEFINITIONS, RULES OF
         CONSTRUCTION, AND COMPUTATION OF TIME..............................20
   1.4   EXHIBITS AND SCHEDULES.............................................20

                ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS

   2.1   GENERALLY..........................................................21
   2.2   UNCLASSIFIED CLAIMS................................................21
   2.3   CLASSES............................................................21

                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

   3.1   ADMINISTRATIVE CLAIMS..............................................22
   3.2   PRIORITY TAX CLAIMS................................................22
   3.3   SUBSTANTIAL CONTRIBUTION CLAIMS....................................23

                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

   4.1   CLAIMS AND INTERESTS...............................................23
   4.2   RESERVATION OF RIGHTS REGARDING CLAIMS.............................26
   4.3   SEPARATE LIABILITIES OF REORGANIZED DEBTORS........................26

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

   5.1   THE PLAN TRUST.....................................................27
   5.2   INTERCOMPANY SETTLEMENT............................................30
   5.3   CERTIFICATE OF INCORPORATION AND BYLAWS............................31
   5.4   MANAGEMENT OF THE REORGANIZED DEBTORS..............................31
   5.5   AMENDED CREDIT AGREEMENT...........................................31
   5.6   TRANSFER TAXES.....................................................31
   5.7   SECTION 346 INJUNCTION.............................................31
   5.8   EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS....................32
   5.9   CORPORATE ACTION...................................................32

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

   6.1   PLAN DISTRIBUTIONS.................................................32
   6.2   DELIVERY OF DISTRIBUTIONS..........................................32
   6.3   WITHHOLDING OF TAXES...............................................33
   6.4   UNCLAIMED PROPERTY.................................................33

                                   ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

   7.1   DISALLOWANCE OF IMPROPERLY FILED CLAIMS............................33
   7.2   PROSECUTION OF OBJECTIONS TO CLAIMS................................33
   7.3   NO DISTRIBUTIONS PENDING ALLOWANCE.................................34
   7.4   DISTRIBUTIONS AFTER ALLOWANCE......................................34
   7.5   LIQUIDATION OF ABI ASBESTOS PERSONAL INJURY INDEMNITY CLAIMS.......34

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

   8.1   ASSUMPTION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS.............35
   8.2   DAMAGES UPON REJECTION.............................................36
   8.3   EXECUTORY AND OTHER SETTLEMENTS....................................36
   8.4   INSURANCE AGREEMENTS...............................................37
   8.5   COMPENSATION AND BENEFITS PROGRAMS.................................37
   8.6   RETIREE BENEFITS...................................................37
   8.7   INDEMNIFICATION OF DIRECTORS, OFFICER AND EMPLOYEES................37

                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

   9.1   CLASSES ENTITLED TO VOTE...........................................38
   9.2   ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS...........................38
   9.3   ACCEPTANCE BY IMPAIRED CLASS OF INTERESTS..........................38
   9.4   ACCEPTANCE PURSUANT TO SECTION 524(G) OF THE BANKRUPTCY CODE.......38
   9.5   PRESUMED ACCEPTANCE OF PLAN........................................38

                                    ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

   10.1  CONDITIONS TO CONFIRMATION.........................................38
   10.2  CONDITIONS TO EFFECTIVENESS........................................40
   10.3  WAIVER OF CONDITIONS...............................................41

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

   11.1  DISCHARGE..........................................................41
   11.2  RELEASE OF REPRESENTATIVES OF THE DEBTORS..........................42
   11.3  EXCULPATION........................................................42
   11.4  RELEASES BY HOLDERS OF CLAIMS......................................42
   11.5  DISCHARGE INJUNCTION...............................................43
   11.6  ASBESTOS CHANNELING INJUNCTION.....................................43
   11.7  RESERVATION OF RIGHTS..............................................44
   11.8  RIGHTS AGAINST NON-DEBTORS UNDER SECURITIES LAWS...................44
   11.9  RIGHTS AGAINST DEBTORS UNDER ENVIRONMENTAL LAWS....................45
   11.10 DISALLOWED CLAIMS AND DISALLOWED INTERESTS.........................45
   11.11 RESERVATION OF ASBESTOS INSURANCE COMPANY RIGHTS...................45

                                   ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

   12.1  TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY.....................46
   12.2  NO SUCCESSOR LIABILITY.............................................46
   12.3  REVESTING..........................................................47
   12.4  VESTING AND ENFORCEMENT OF CAUSES OF ACTION........................47
   12.5  PLAN TRUST BANKRUPTCY CAUSES OF ACTION.............................47
   12.6  BANKRUPTCY CAUSES OF ACTION........................................47

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.1  JURISDICTION.......................................................47
   13.2  GENERAL RETENTION..................................................48
   13.3  SPECIFIC PURPOSES..................................................48
   13.4  PAYMENT OF STATUTORY FEES..........................................50
   13.5  THE ASBESTOS CLAIMANTS' COMMITTEE AND THE FUTURES REPRESENTATIVE...50
   13.6  REVOCATION OF PLAN.................................................50
   13.7  MODIFICATION OF PLAN...............................................50
   13.8  MODIFICATION OF PAYMENT TERMS......................................51
   13.9  ENTIRE AGREEMENT...................................................51
   13.10 HEADINGS...........................................................51
   13.11 PROFESSIONAL FEE CLAIMS............................................51
   13.12 CLAIMANTS' REPRESENTATIVE FEE CLAIMS...............................51
   13.13 RECORDABLE ORDER...................................................51
   13.14 GOVERNING LAW......................................................52
   13.15 NO ADMISSION.......................................................52
   13.16 CONSENT TO JURISDICTION............................................52
   13.17 SETOFFS............................................................52
   13.18 SUCCESSORS AND ASSIGNS.............................................52
   13.19 NON-DEBTOR WAIVER OF RIGHTS........................................52
   13.20 FURTHER AUTHORIZATIONS.............................................52

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


   13.21 NO CHANGE OF CONTROL...............................................52
   13.22 DUTY TO COOPERATE..................................................53
   13.23 NOTICES............................................................53

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                  INTRODUCTION

      Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., the Debtors (as defined herein) in these Reorganization Cases (as defined herein) hereby propose this joint plan of reorganization pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code. Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations of the Debtors and risks associated with the Plan.

      All holders of Claims and Interests (each as defined herein) entitled to vote on the Plan are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 (as defined herein), and Section 13.7 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                    ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

      1.1 Scope of Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

      1.2 Definitions.

      "AAA" shall have the meaning ascribed to such term in Section 7.5(d) of the Plan.

      "ABI" means American Biltrite Inc., a Delaware corporation and the holder of the Congoleum Majority Interests.

      "ABI Asbestos Claim" means any ABI Asbestos Indemnity Claim or Other ABI Asbestos Claim.

      "ABI Asbestos Indemnity Claim" means any ABI Asbestos Personal Injury Indemnity Claim or ABI Asbestos Property Damage Indemnity Claim.

      "ABI Asbestos Personal Injury Indemnity Claim" means any asbestos personal injury indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Asbestos Property Damage Indemnity Claim" means any asbestos-related property damage indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Claim" means any Claim or Demand at any time that may be asserted by ABI at any time against any Debtor, including without limitation ABI Asbestos Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "ABI Contribution" means $250,000 in Cash to be delivered to the Plan Trust by and on behalf of ABI on the Effective Date pursuant to Section 5.2 of the Plan.

      "ABI Parties" means any current or former officers, directors and employees of ABI, in their capacity as such.

      "Additional Indemnitees" has the meaning set forth in the Plan Trust Agreement.

      "Additional Plan Trust Contribution" means the amount, if any, payable by ABI to the Plan Trust as provided in Section 5.1(c) of the Plan.

      "Administrative Claim" means any Claim for the payment of an Administrative Expense. The term "Administrative Claim" shall not include Asbestos Claims.

      "Administrative Expense" means (a) any cost or expense of administration of the Reorganization Cases under section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary post-petition cost or expense of preserving the Estates or operating the Debtors' assets and businesses, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, and (4) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under section 327, 328, 330(a), 331, 503(b) or 1103 of the Bankruptcy Code, including, without limitation, the Futures Representative and its Representatives and (b) any fee or charge assessed against the Estates under 28 U.S.C. ss. 1930.

      "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

      "Allowed" means:

            (a) With respect to a Secured Asbestos Claim other than the Claims Handling Fee, the lesser of (i) the amount for which such Secured Asbestos Claim was liquidated pursuant to the Claimant Agreement or the applicable Pre-Petition Settlement Agreement or (ii) the portion of the amount referenced in clause (b) of this definition of such Secured Asbestos Claim which remains unpaid as of the date of determination;

            (b) With respect to the Claims Handling Fee, the amount certified by the Collateral Trustee pursuant to Section 5.1(1);

            (c) With respect to an Administrative Claim:

                  (i) such amount that represents a Claim of a professional person employed under sections 327, 328, 524(g)(4)(B)(i) or 1103 of the Bankruptcy Code who is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, to the extent such Claim is allowed by a Final Order of the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (ii) other than with respect to a Claim described in clause
(c)(i) of this definition, such amount that represents an actual or necessary expense of preserving the Estates or operating the business of any of the Debtors, any such Claim to the extent that it constitutes an Allowed Administrative Claim, or if such Claim is a Disputed Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under section 503 or 1114 of the Bankruptcy Code; and

            (d) With respect to an Asbestos Property Damage Claim that is filed prior to the expiration of the Asbestos Property Damage Claim Bar Date, such amount as is liquidated and allowed by the Bankruptcy Court;

            (e) With respect to an ABI Asbestos Personal Injury Indemnity Claim, such amount as is determined in accordance with Section 7.5 of the Plan.

            (f) With respect to any Claim other than a Plan Trust Asbestos Claim, an Asbestos Property Damage Claim or an Administrative Claim, such Claim or any portion thereof (i) that has been allowed in whole or in part by a Final Order of the Bankruptcy Court; (ii) that has been expressly allowed in the Plan;
(iii) as to which, on or before the Effective Date, (A) no Proof of Claim has been filed with the Bankruptcy Court and (B) the Claim is listed in the Schedules (as they may be amended) and not listed as disputed, contingent, or unliquidated; or (iv) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (A) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (B) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order.

      "Allowed Amount" means the sum at which a Claim is Allowed.

      "Amended Credit Agreement" means the amended credit agreement which may be entered into on the Effective Date by Reorganized Congoleum, as borrower, and Congress, as lender, which shall provide for a revolving credit loan on terms and conditions mutually satisfactory and acceptable to Reorganized Congoleum and Congress.

      "Asbestos Channeling Injunction" means the injunction described in Section
11.6 of the Plan.

      "Asbestos Claimant" means the holder of an Asbestos Personal Injury Claim.

      "Asbestos Claimants' Committee" means the official committee of the representatives of holders of present Asbestos Personal Injury Claims, which committee as of the date hereof consists of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, and Russell Budd, Esquire.

      "Asbestos Claims" means, collectively, Plan Trust Asbestos Claims and ABI Asbestos Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Expenses" means all costs, taxes and expenses of or imposed on the Plan Trust Assets, the Collateral Trust or the Plan Trust attributable or allocable to Plan Trust Asbestos Claims, including, but not limited to: trustee compensation; employee compensation; compensation to and indemnification of the Futures Representative and the TAC and their respective Representatives; insurance premiums; legal, accounting and other professional fees and expenses; overhead; and disbursements, but excluding payments to holders of Plan Trust Asbestos Claims on account of such Plan Trust Asbestos Claims.

      "Asbestos In-Place Insurance Coverage" means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Demands or Plan Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

      "Asbestos Insurance Action" means any claim, cause of action, or right of any Debtor against any Asbestos Insurance Company, including without limitation, the Coverage Litigation, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or
(c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

      "Asbestos Insurance Action Recoveries" means (a) Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

      "Asbestos Insurance Assignment" means the transfer, grant and assignment of the Asbestos Insurance Rights to the Plan Trust described in Article V of the Plan, which will be effectuated pursuant to the Insurance Assignment Agreement.

      "Asbestos Insurance Company" means any insurance company, insurance broker, guaranty association or any other Entity with demonstrated or potential liability to any of the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust under or related to an Asbestos Insurance Policy.

      "Asbestos Insurance Policy" means any insurance policy issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) in effect at any time on or before the Effective Date that may afford any of the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Claim.

      "Asbestos Insurance Rights" means any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action and choses in action related to Asbestos In-Place Insurance Coverage, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including but not limited to:

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (i) any and all rights to pursue or receive payments with respect to Asbestos Claims under any Asbestos In-Place Insurance Coverage, whether for liability, defense or otherwise;

                  (ii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage that was entered into by any domestic or foreign insolvent insurance company, whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding;

                  (iii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage from any state insurance guaranty association in connection with any state insurance guaranty association statute; provided, however, that Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy or settlement agreement to which the Debtors are a party insofar as such insurance policy or settlement agreement relates to Workers' Compensation Claims; and

                  (iv) any and all rights to pursue any Causes of Action against, or to receive payments related to any Asbestos In-Place Insurance Coverage from, any Asbestos Insurance Company.

      "Asbestos Insurance Settlement Agreement" means any settlement agreement between or among any of the Debtors and a Settling Asbestos Insurance Company relating to any Asbestos Claim or Asbestos Insurance Action entered into with the consent of the Futures Representative.

      "Asbestos Insurer Coverage Defenses" means all defenses at law or in equity that an Asbestos Insurance Company may have under applicable non-bankruptcy law to provide Asbestos In-Place Insurance Coverage to or for Asbestos Personal Injury Claims, Coverage Costs or Plan Trust Expenses that have been channeled to or assumed by or incurred by the Plan Trust pursuant to the Plan except for (1) any defense that the assignment of the Debtors' rights to Asbestos In-Place Insurance Coverage to the Trust pursuant to the Plan is invalid or unenforceable or otherwise breaches the terms of such coverage and
(2) any defense that the drafting, proposing, confirmation, or consummation of a plan of reorganization and the discharge and/or release of the Debtors and the Reorganized Debtors from liability for Asbestos Personal Injury Claims pursuant to the Plan operates to or otherwise results in the elimination of or the reduction in any obligation such insurers may have under such assigned Asbestos In-Place Insurance Coverage.

      "Asbestos Personal Injury Claim" means (a) any claim, demand or lawsuit (including, but not limited to, any Claim or Demand), whenever and wherever arising or asserted against any of the Debtors or their respective present or former officers, directors or employees in their capacities as such and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, bonded, secured or unsecured), whenever and wherever arising or asserted, of the Debtors or their respective present or former officers, directors or employees in their capacities as such (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, based on or arising by reason of, directly or indirectly, physical, emotional, bodily

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


or other personal injury, sickness, disease, death or damages based on the foregoing (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Reorganization Cases, (x) caused or allegedly caused, in whole or part, directly or indirectly: (i) by exposure to asbestos or asbestos-containing products manufactured, supplied, distributed, handled, fabricated, stored, sold, installed, or removed by any Debtor and/or any of its Affiliates; (ii) by services, actions, or operations provided, completed or taken by any Debtor and/or any of its Affiliates in connection with asbestos or asbestos-containing products or (y) caused or allegedly caused by asbestos for which any Debtor or its predecessors, are otherwise liable under any applicable law including, but not limited to, Indirect Asbestos Claims and Asbestos Expenses, provided that Asbestos Personal Injury Claim shall not include Workers' Compensation Claims, ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Asbestos Personal Injury Claim Sub-Account" means that portion of the Plan Trust Assets to be made available for payment of Plan Trust Asbestos Claims (and related Plan Trust Expenses) other than Allowed Asbestos Property Damage Claims.

      "Asbestos Property Damage Claim" means any Claim or remedy or liability for damage to property (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise), for which the Debtors are alleged to be or may be responsible by judgment, order or settlement and that
(1) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date; and (2) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property. Asbestos Property Damage Claim also includes any such Claims, remedies or liabilities as described immediately above that seek
(a) compensatory damages (such as proximate, consequential, general and special damages) and punitive damages; and/or (b) reimbursement, indemnification, subrogation and/or contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Notwithstanding the foregoing, Asbestos Property Damage Claim does not include any ABI Asbestos Claim or Asbestos Personal Injury Claim.

      "Asbestos Property Damage Claim Bar Date" means May 3, 2004, the date designated by the Bankruptcy Court as the last date for filing Proofs of Claim on account of an Asbestos Property Damage Claim against the Debtors.

      "Asbestos Property Damage Claim Sub-Account" means that portion of the Plan Trust Assets, consisting solely of the Asbestos Property Damage Insurance Rights, to be made available for payment of Allowed Asbestos Property Damage Claims.

      "Asbestos Property Damage Claimant" means the holder of an Asbestos Property Damage Claim.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Property Damage Contribution Claim" means any Claim or remedy or liability for damage to property asserted against the Debtors (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise) that is: (1) held by any Entity or assignee or transferee thereof (other than a director or officer entitled to indemnification pursuant to Section 8.8 of the Plan) which has been, is, or may be a defendant in an action alleging damage to property that (i) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date, and (ii) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property; and (2) on account of alleged liability by the debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity (or assignee or transferee thereof) has paid or may pay to the plaintiff in such action. Notwithstanding anything herein to the contrary, Asbestos Property Damage Contribution Claim does not include any ABI Asbestos Claims.

      "Asbestos Property Damage Insurance Rights" means all rights arising under all insurance policies, issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) that may afford any of the Debtors indemnity or insurance coverage solely for Asbestos Property Damage Claims, which policies are set forth on Exhibit "A." The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

      "Asbestos Settlement Documents" means the Security Agreement, Collateral Trust Agreement and Claimant Agreement, collectively.

      "Bankruptcy Causes of Action" means all Causes of Action other than Plan Trust Bankruptcy Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors made in respect of any claim, cause of action or other matter.

      "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bankruptcy Court" means the United States Bankruptcy Court having jurisdiction over the Reorganization Cases or the District Court exercising bankruptcy jurisdiction.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Bankruptcy Professional" means any Person (a) employed pursuant to an order of the Bankruptcy Court in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code, or (b) who applies to the Bankruptcy Court for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code.

      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bar Dates" means the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

      "Business Day" means any day other than a Saturday, Sunday or a legal holiday (as such term is defined in Bankruptcy Rule 9006(a)) on which commercial banks are open for business in New York, New York.

      "Cash" means lawful currency of the United States of America and its equivalents.

      "Causes of Action" means, without limitation, any and all rights, remedies, claims, causes of action, liabilities, obligations, suits, debts, sums of money, damages, judgments, and demands whatsoever, whether known or unknown, in law, equity, or otherwise which may be brought by or on behalf of the Debtors and/or the Estates, arising under any provision of the Bankruptcy Code or other applicable law.

      "Claim" means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, and further shall include, but is not limited to, Asbestos Claims.

      "Claimant Agreement" means that certain Settlement Agreement Between Congoleum and Various Asbestos Claimants, as amended by the first amendment thereto, entered into by Congoleum and certain Asbestos Claimants, through their counsel, prior to the Petition Date, as the same may be further amended from time to time in accordance with its terms. The Claimant Agreement and the first amendment thereto are attached to the Disclosure Statement as Exhibit "E."

      "Claimants' Counsel" or "Claimants' Representative" means Joseph F. Rice, Esquire and Perry Weitz, Esquire, collectively, in their capacity under the Claimant Agreement as the representatives of certain holders of Asbestos Personal Injury Claims.

      "Claims Handling Fee" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Claims Reviewer" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Class" means a category of Claims or Interests, as classified in Article II of the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

      "Collateral Trust" means the Collateral Trust established pursuant to the Collateral Trust Agreement, the Security Agreement and the Claimant Agreement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Collateral Trust Agreement" means that certain irrevocable trust agreement entered into by Congoleum and Arthur J. Pergament and Wilmington Trust Company, as amended by the first and second amendments thereto, and any further modifications or amendments thereto. The Collateral Trust Agreement and the first and second amendments thereto are attached to the Plan as Exhibit "B."

      "Collateral Trustee" means the Trustee as defined and named in the Collateral Trust Agreement.

      "Confirmation" means the approval of the Plan by the Bankruptcy Court pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

      "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court and the District Court, as appropriate, in which the Debtors will seek Confirmation of the Plan.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Congoleum" means Congoleum Corporation, a Delaware corporation.

      "Congoleum Majority Interests" means, collectively, all equity interests in Congoleum held by ABI, which shall include without limitation, (a) 151,100 shares of Class A common stock, par value $0.01 per share, and the 4,395,605 shares of Class B common stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Congoleum Minority Interests" means, collectively, all equity interests in Congoleum other than the Congoleum Majority Interests, which shall include, without limitation, (a) shares of Class A common stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Congress" shall have the meaning ascribed to such term in Section 4.1(d).

      "Coverage Costs" means all reasonable costs, including reasonable attorneys' fees, actually incurred by the Debtors and/or their Representatives on their behalf, on or after January 1, 2003, to prosecute the Coverage Litigation and any other Asbestos Insurance Actions and to pursue the Asbestos Insurance Action Recoveries.

      "Coverage Litigation" means (i) that certain civil action pending in the Superior Court of New Jersey, docket number MID-L-8908-01, as such action exists after giving effect to the Order entered therein on October 30, 2003 that dismissed, without prejudice, certain claims including Environmental Claims, as referenced in such Order; and (ii) any other action which seeks to determine the extent of insurance coverage for defense of and liability for Asbestos Claims and related issues.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Debtor" means each of Congoleum, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., as debtors-in-possession in the Reorganization Cases, and "Debtors" means all of them collectively, and when the context so requires, as post-Confirmation entities reorganized hereunder.

      "Demand" means a demand for payment against any of the Debtors within the meaning of section 524(g)(5) of the Bankruptcy Code, but excludes any demand in respect of an Asbestos Property Damage Claim, an ABI Asbestos Property Damage Indemnity Claim or an Other ABI Asbestos Claim.

      "Direct Action" means any cause of action or right to bring a cause of action possessed by an Asbestos Claimant against an Asbestos Insurance Company on account of such Asbestos Claimant's Plan Trust Asbestos Claim, whether arising by contract or under the laws of any jurisdiction.

      "Disallowed" means a Claim or Interest, as the case may be, that is disallowed by the Plan, a Final Order of the Bankruptcy Court, the District Court, or any other court or tribunal of competent jurisdiction, or that is disallowed pursuant to the TDP.

      "Disbursing Agent" means the Reorganized Debtors or any Person selected by the Reorganized Debtors to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Plan Trust Asbestos Claims) under the Plan.

      "Discharge Injunction" means the injunction described in Section 11.5 of the Plan.

      "Disclosure Statement" means the Disclosure Statement with respect to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

      "Disposition Event" means the sale or other disposition by ABI of all or substantially all of the shares of common stock of Congoleum beneficially owned by ABI as of the Principal Adjustment Date (as defined in the Promissory Note) to a third party. Notwithstanding the foregoing, a Disposition Event shall not include (i) any conversion or exchange by ABI of any shares of common stock of Congoleum beneficially owned by ABI into or for any other class of capital stock of Congoleum or (ii) any transaction pursuant to which ABI did not vote its Congoleum stock in favor of the transaction giving rise to the Disposition Event or otherwise tender or exchange its Congoleum shares in acceptance of the transaction giving rise to the Disposition Event prior to the effective time of such Disposition Event.

      "Disposition Event Sales Proceeds" means the per share consideration to be paid to and received by ABI pursuant to a Disposition Event for the shares of common stock of Congoleum beneficially owned by ABI and sold or to be sold or otherwise agreed to be disposed of by ABI pursuant to such Disposition Event. To the extent such consideration is in the form of Cash, such consideration shall

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


be valued at the Cash value. To the extent such consideration is in the form of noncash consideration, the value of such consideration shall be the value attributed to and implied by the terms of the definitive agreement or agreements that pertain to the consideration to be paid and received by ABI for the shares of common stock of Congoleum beneficially owned by ABI and sold or to be sold or otherwise agreed to be disposed of by ABI pursuant to such Disposition Event as of the execution and delivery of such agreement or agreements by the parties to such agreement or agreements.

      "Disputed Claim" means any Claim that has not been allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim listed in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim listed in the Schedules, (C) any corresponding Claim has been listed in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been listed in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

      "Distribution Date" means, when used with respect to an Allowed Claim (other than a Plan Trust Asbestos Claim), the date which is as soon as reasonably practicable after the latest of: (a) the Effective Date; (b) the first Business Day of the next calendar month following the date on which the Claim becomes an Allowed Claim; or (c) the first Business Day of the next calendar month upon which the Claim matures and becomes due and payable according to its own terms, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of the next calendar quarter, in which case Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

      "District Court" means the United States District Court for the judicial district having jurisdiction over the matter in question.

      "Effective Date" means the first Business Day after the Confirmation Date immediately following the first day upon which all of the conditions to occurrence of the Effective Date specified in Section 10.2 of the Plan have been satisfied or waived pursuant to Section 10.3 of the Plan.

      "Entity" means any Person, estate, trust, Governmental Unit or the United States Trustee.

      "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. ss.ss. 6901, et seq., (c) the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

      "Estate(s)" means, individually, the estate of each Debtor in the Reorganization Cases and, collectively, the estates of all Debtors in the Reorganization Cases, created pursuant to section 541 of the Bankruptcy Code.

      "Existing Credit Agreement" means the Loan and Security Agreement between Congoleum, as borrower, and Congress, as lender, dated as of December 10, 2001, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Congress and Congoleum and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and between Congress and Congoleum, and as otherwise amended, restated, modified and/or supplemented as of the Petition Date and any related documents.

      "Existing Subsidiary Guaranty" means the Limited Guaranty, dated as of February 27, 2003, executed by Congoleum Fiscal, Inc. and Congoleum Sales, Inc., as amended, restated, modified or supplemented as of the Petition Date.

      "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereon) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken and is pending.

      "Financing Order" shall have the meaning ascribed to such term in Section 4.1(d).

      "Futures Representative" means the Person appointed by the Bankruptcy Court to represent the rights and interests of the Unknown Asbestos Claimants, who shall be R. Scott Williams, Esquire, or such other individual appointed by the Bankruptcy Court, pursuant to section 524(g) of the Bankruptcy Code.

      "General Unsecured Claim" means an Unsecured Claim other than an Asbestos Claim, ABI Claim, Workers' Compensation Claim or a Senior Note Claim.

      "Governmental Unit" means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

      "Impaired" means when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Indirect Asbestos Claim" means (i) any Claim based on a right of contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) arising out of or based on an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim, (ii) any other derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, by reason of an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim (including, without limitation, any Claim (A) for attorneys fees arising or incurred in connection with any Asbestos Personal Injury Claim, another Indirect Direct Asbestos Claim, an Unknown Asbestos Claim or an Asbestos Insurance Action or (B) arising out of or based on the rejection of any executory contract related to or involving asbestos), and (iii) any Claim arising out of Asbestos Insurance Policies or settlement agreements related thereto, in each case other than ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Injunctions" means the Discharge Injunction, the Asbestos Channeling Injunction and any other injunctions entered by Order of the Bankruptcy Court or the District Court in the Reorganization Cases.

      "Insurance Assignment Agreement" means the insurance assignment agreement referenced in Section 5.1(d) of the Plan and substantially in the form attached as Exhibit "C" to the Plan.

      "Intercompany Agreements" means the: (i) Personal Services Agreement dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (ii) Business Relations Agreement, dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (iii) Stockholders Agreement, dated as of March 11, 1993, by and among Hillside Industries Incorporated, ABI, Congoleum Holdings Incorporated and Congoleum and all amendments thereto; and (iv) Tax Sharing Agreement, dated as of November 1, 1996, by and between ABI and Congoleum.

      "Interest" means any equity interest in the Debtors existing on the Petition Date, including without limitation, the Congoleum Majority Interests, the Congoleum Minority Interests and the Subsidiary Interests.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Joint Venture Agreement" means that Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite Inc., Resilient Holdings Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties.

      "Lender Secured Claim" means any Claim of Congress arising under or relating to the Existing Credit Agreement, the Existing Subsidiary Guaranty and any related documents.

      "Lien" means, with respect to any asset or property, any properly perfected and unavoidable mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Liquidated Value" means the value of an Asbestos Personal Injury Claim or Demand determined pursuant to the Claimant Agreement, a Pre-Petition Settlement Agreement or the procedures set forth in the TDP, as applicable.

      "Negotiation Period" shall have the meaning ascribed to such term in
Section 7.5(b) of the Plan.

      "Non-Compensatory Damages" means any and all damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary or presumptive damages.

      "Other ABI Asbestos Claim" means any Asbestos Claim that may be asserted by ABI now or in the future, other than ABI Asbestos Indemnity Claims.

      "Other Collateral" means the payments which ABI shall be entitled to receive from Congoleum or the Plan Trust in respect of ABI's indemnity rights under the Joint Venture Agreement and the Plan, which payments shall be pledged to the Plan Trust and held in escrow by the Plan Trustee in accordance with the Pledge Agreement and the Promissory Note.

      "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors other than a Lender Secured Claim or a Secured Asbestos Claim.

      "Participating Claimant" means a holder of an Asbestos Personal Injury Claim designated as a Participating Claimant pursuant to the Claimant Agreement.

      "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

      "Petition Date" means December 31, 2003, the date on which the Debtors filed their petitions for relief commencing the Reorganization Cases.

      "Plan" means this Plan of Reorganization under Chapter 11 of the Bankruptcy Code and all exhibits and schedules annexed hereto or referenced herein, and any amendments or modifications thereto made in accordance with the Bankruptcy Code.

      "Plan Documents" means the Plan, the Plan Trust Agreement, the TDP, the Pledge Agreement, the Promissory Note and the Insurance Assignment Agreement, and all exhibits and schedules to any of the foregoing.

      "Plan Supplement" means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5) Business Days prior to the Confirmation Hearing.

      "Plan Trust" means the trust to be established pursuant to the Plan Trust Agreement and Section 5.1(a) of the Plan as of the Effective Date.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Plan Trust Agreement" means that certain Congoleum Plan Trust Agreement, effective as of the Effective Date, substantially in the form annexed hereto as Exhibit "D," as it may be modified from time to time in accordance with the terms thereof.

      "Plan Trust Asbestos Claims" means, collectively, Asbestos Personal Injury Claims, Unknown Asbestos Claims, Allowed Asbestos Property Damage Claims and ABI Asbestos Personal Injury Indemnity Claims.

      "Plan Trust Assets" means the assets to be delivered to the Plan Trust pursuant to the Plan Documents and shall include, without limitation, the following assets and any income, profits, and proceeds derived therefrom: (a) the Promissory Note and the Pledge Agreement; (b) the Asbestos Insurance Rights;
(c) the proceeds of the Asbestos Insurance Settlement Agreements; (d) the proceeds of the Asbestos In-Place Insurance Coverage; (e) the Claimant Agreement; (f) the proceeds of the Asbestos Insurance Actions; (g) all of the assets held by the Collateral Trust as of the Effective Date; (h) the proceeds of the Asbestos Insurance Action Recoveries; (i) the ABI Contribution; (j) the Asbestos Property Damage Insurance Rights; (k) the Additional Plan Trust Contribution (if payable); (l) Plan Trust Bankruptcy Causes of Action (subject to Section 12.5 of the Plan); and (m) the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

      "Plan Trust Bankruptcy Causes of Action" means all Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors (except for any payments made on account of indemnification or reimbursement rights under the Joint Venture Agreement), which payment or transfer was made in respect of any claim, cause of action or other matter which constitutes or relates to a Plan Trust Asbestos Claim, or which would have constituted or related to a Plan Trust Asbestos Claim had such payment or transfer not been made.

      "Plan Trust Bylaws" means the bylaws as approved by the Plan Trustee, the Trust Advisory Committee and the Futures Representative, effective as of the Effective Date, as may be modified from time to time with the consent and approval of the Plan Trustee, the Trust Advisory Committee and the Futures Representative.

      "Plan Trust Documents" means the Plan Trust Agreement, the Plan Trust Bylaws, the TDP and the other agreements, instruments and documents governing the establishment, administration and operation of the Plan Trust, as amended or modified from time to time in accordance with the Plan and such documents.

      "Plan Trust Expenses" means any of the Asbestos Expenses, and any other liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of the Trusts (except for payments to holders of Asbestos Claims on account of such Asbestos Claims).

      "Plan Trustee" means the Persons appointed pursuant to Article V of the Plan and the Plan Trust Agreement for the purpose of acting as Trustee(s) of the Plan Trust in accordance with the terms and conditions contained in the Plan, the Plan Trust Agreement and the Confirmation Order.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Pledge Agreement" means that certain Pledge Agreement substantially in the form annexed as Exhibit "E" hereto to be executed by ABI on the Effective Date pursuant to Section 5.1(b) and other provisions of the Plan.

      "Pledged Stock" means the Congoleum Majority Interests to be pledged pursuant to the Plan and the Pledge Agreement as of the Effective Date to secure performance by Congoleum of its obligations under the Promissory Note.

      "Postpetition Interest" means interest accruing on and after the Petition Date on a Claim.

      "Pre-Petition Asbestos Claimants' Committee" means the unofficial pre-petition committee of representatives of holders of present Asbestos Personal Injury Claims, which committee consisted of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire.

      "Pre-Petition Settlement Agreement" means a settlement agreement, other than the Claimant Agreement, executed prior to the Petition Date to resolve an Asbestos Personal Injury Claim under which some or all of the consideration due has yet to be paid.

      "Pre-Petition Settlement Claimant" means a holder of an Asbestos Personal Injury Claim who is a party to a Pre- Petition Settlement Agreement.

      "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

      "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

      "Professional Fee Claim" means a Claim of a professional retained in the Reorganization Cases pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, or otherwise, including (i) such Claims of the Futures Representative and its professionals, for compensation or reimbursement of costs and expenses relating to services rendered on and after the Petition Date and prior to and including the Effective Date, and (ii) Claims under section 503(b)(3), (4) or (5) of the Bankruptcy Code.

      "Promissory Note" means the Promissory Note which will be issued by Reorganized Congoleum to the Plan Trust as of the Effective Date, substantially in the form annexed to the Plan as Exhibit "F."

      "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rule 3001 or 3002.

      "Pro Rata" means with reference to any distribution on account of any Claim or Interest in any Class, the proportion that the amount of such Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims but excluding Disallowed Claims) or Interests (including disputed Interests, but excluding Disallowed Interests) in such Class.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Protected Party" means any of the following parties:

            (a) the Released Parties;

            (b) any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Reorganized Debtors;

            (c) ABI, the ABI Parties and Congress in its capacity as Lender under the Existing Credit Agreement to the fullest extent permitted by section 524(g)(4) of the Bankruptcy Code;

            (d) the Persons designated on Exhibit "G" (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or

            (e) each Settling Asbestos Insurance Company.

      "Qualified Claimant" means any Pre-Petition Settlement Claimant or Participating Claimant entitled to receive payment from the Collateral Trust pursuant to the provisions of the Collateral Trust Agreement.

      "Qualified Participating Claimant" means any Participating Claimant who is a Qualified Claimant.

      "Qualified Pre-Petition Settlement Claimant" means any Pre-Petition Settlement Claimant who is a Qualified Claimant.

      "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default,
(i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Interest for any damages incurred as a result of any legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligations on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Released Non-Debtor Parties" means (a) the Futures Representative and his Representatives, (b) the Asbestos Claimants' Committee and its Representatives, and (c) the Additional Indemnitees.

      "Released Parties" means each of the Debtors, the Reorganized Debtors, their respective Representatives and the Released Non-Debtor Parties.

      "Reorganization Cases" means the cases filed by the Debtors under Chapter 11 of the Bankruptcy Code.

      "Reorganized Congoleum" means reorganized Congoleum on and after the Effective Date.

      "Reorganized Debtors" means the reorganized Debtors on and after the Effective Date.

      "Representatives" means, with respect to any Entity, the present and former directors, officers, members, employees, trustees, accountants (including independent certified public accountants), advisors, attorneys, consultants, experts or other agents of that Entity, or any other professionals of that Entity, in each case in their capacity as such.

      "Schedules" means the schedules, statements and lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

      "Second Re-Measurement Value" means the product of (i) 51% multiplied by
(ii) the product of (A) the number of shares of common stock of Congoleum outstanding immediately prior to the effective time of the Disposition Event multiplied by (B) the Disposition Event Sales Proceeds.

      "Secured Asbestos Claim" means: (a) an Asbestos Personal Injury Claim held by a Qualified Claimant to the extent that such Asbestos Personal Injury Claim is secured according to the provisions of the Collateral Trust Agreement; and
(b) the Claims Handling Fee. "Secured Asbestos Claim" includes, but is not limited to, the Asbestos Personal Injury Claims of Qualified Pre-Petition Settlement Claimants and the Qualified Participating Claimant's "Asbestos Claimant's Secured Claim" (as that term is defined in the Collateral Trust Agreement).

      "Secured Claim" means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior lien, of the Estates' interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

      "Security Agreement" means that certain Superseding Security Agreement entered into by Congoleum and the Collateral Trustee, dated June 11, 2003, as the same may be amended from time to time.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Senior Note Claim" means any Claim of a holder of Senior Notes based upon the Senior Notes.

      "Senior Notes" means the 8.625% Senior Notes Due 2008 issued by Congoleum and outstanding as of the Petition Date.

      "Settling Asbestos Insurance Company" means any Asbestos Insurance Company that has, before the conclusion of the Confirmation Hearing before the Bankruptcy Court, entered into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Debtors to warrant treatment under section 524(g) of the Bankruptcy Code, which determination by the Debtors will be indicated by the inclusion of such Asbestos Insurance Company on a schedule of Settling Asbestos Insurance Companies filed by the Debtors (with the consent of the Claimants' Representative, the Futures Representative and the Asbestos Claimants' Committee) with the Bankruptcy Court before the conclusion of the Confirmation Hearing before the Bankruptcy Court.

      "Subsidiary Debtors" means, collectively, Congoleum Sales, Inc. and Congoleum Fiscal, Inc.

      "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors as of the Petition Date and any options, warrants or other contractual rights to acquire any shares of stock of the Subsidiary Debtors as of the Petition Date.

      "Substantial Contribution Claim" shall have the meaning ascribed thereto in Section 3.3 of the Plan.

      "TDP" means the trust distribution procedures for the Plan Trust, substantially in the form attached as Exhibit "H" to the Plan, as it may be modified from time to time in accordance with the terms of the TDP and the Plan Trust Agreement.

      "Trust Advisory Committee" or "TAC" means a Trust Advisory Committee to be formed to represent all holders of Asbestos Personal Injury Claims to advise the Plan Trustee and to approve and consent to certain actions as specified herein and in the Plan Trust Agreement.

      "Trusts" means the Plan Trust and the Collateral Trust, collectively.

      "United States Trustee" means the United States Trustee for the judicial district in which the Reorganization Cases are commenced.

      "Unimpaired" means, with reference to a Claim or Interest, unimpaired within the meaning of section 1124 of the Bankruptcy Code.

      "Unknown Asbestos Claim" means any Asbestos Personal Injury Claim that, after the Confirmation Date, may be asserted in the future, so long as such Asbestos Personal Injury Claim has not been previously asserted.

      "Unknown Asbestos Claimant" means any Person that, after the Confirmation Date, may in the future assert an Unknown Asbestos Claim.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Unsecured Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim other than a Secured Asbestos Claim, and includes, but is not limited to, the unsecured portion of the liquidated claims of Participating Claimants (as described in the Claimant Agreement), any other Asbestos Personal Injury Claim arising prior to the Effective Date and any Unknown Asbestos Claim.

      "Unsecured Claim" means any Claim against any Debtor arising prior to the Petition Date (regardless of whether such Claim is covered by insurance) to the extent that such Claim is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

      "Voting Agent" means The Altman Group, Inc.

      "Workers' Compensation Claim" means any Claim (a) for benefits under a state-mandated workers' compensation system, that a past, present, or future employee of the Debtors and their predecessors is receiving, or may in the future have a right to receive, and/or (b) reimbursement brought by any insurance company as a result of payments made to or for the benefit of such employees and fees and expenses incurred under any insurance policies covering such employee claims.

      1.3 Rules of Interpretation: Application of Definitions, Rules of Construction, and Computation of Time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter. For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the document shall be substantially in that form or substantially on those terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means the document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Schedules, and Exhibits are references to sections, schedules, and exhibits of or to the Plan. Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder," and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not expand, limit, or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars are to United States dollars. Unless otherwise expressly provided herein, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      1.4 Exhibits and Schedules. All exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. Solely for voting purposes, Claims against each Estate are classified as Claims against the Estates as a whole. The Plan does not provide for substantive consolidation of the Estates. In accordance with Section 4.3 of the Plan, the structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor.

      2.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Section 2.3 of the Plan. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article III of the Plan.

      2.3 Classes. In accordance with section 1122 of the Bankruptcy Code, the following constitute the Classes of Claims against and Interests in the Debtors:

            (a) Class 1 - Priority Claims. Class 1 consists of all Priority Claims. Class 1 is Unimpaired.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 2 is Impaired.

            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. Class 3 consists of all Secured Asbestos Claims of Qualified Participating Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 3 is Impaired.

            (d) Class 4 - Lender Secured Claims. Class 4 consists of the Lender Secured Claims. Class 4 is Unimpaired.

            (e) Class 5 - Other Secured Claims. Class 5 consists of all Other Secured Claims, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes. Class 5 is (or these subclasses are) Unimpaired.

            (f) Class 6 - Senior Note Claims. Class 6 consists of all Senior Note Claims. Class 6 is Unimpaired.

            (g) Class 7 - General Unsecured Claims. Class 7 consists of all General Unsecured Claims. Class 7 is Unimpaired.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (h) Class 8 - Workers' Compensation Claims. Class 8 consists of all Workers' Compensation Claims. Class 8 is Unimpaired.

            (i) Class 9 - ABI Claims. Class 9 consists of all ABI Claims. Class 9 is Impaired.

            (j) Class 10 - Unsecured Asbestos Personal Injury Claims. Class 10 consists of all Unsecured Asbestos Personal Injury Claims. Class 10 is Impaired.

            (k) Class 11 - Asbestos Property Damage Claims. Class 11 consists of all Asbestos Property Damage Claims. Class 11 is Impaired.

            (l) Class 12 - Congoleum Majority Interests. Class 12 consists of all Congoleum Majority Interests. Class 12 is Impaired.

            (m) Class 13 - Congoleum Minority Interests. Class 13 consists of all Congoleum Minority Interests. Class 13 is Unimpaired.

            (n) Class 14 - Subsidiary Interests. Class 14 consists of all Subsidiary Interests. Class 14 is Unimpaired.

                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

      3.1 Administrative Claims. On the Distribution Date, each holder of an Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Section 13.11 of the Plan, shall receive, in full satisfaction, settlement, release, extinguishment, and discharge of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

      3.2 Priority Tax Claims. On the Distribution Date, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim,
(a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (c) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      3.3 Substantial Contribution Claims. Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Confirmation Date and serve such application on counsel for the Debtors, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims shall be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court.

                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

      4.1 Claims and Interests.

            (a) Class 1 - Priority Claims. On the Distribution Date, each holder of an Allowed Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, either (i) the Allowed Amount of its Priority Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. Class 1 Claims are Unimpaired and the holders of Class 1 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims and the Reorganized Debtors will have no liability for Plan Trust Asbestos Claims. The Secured Asbestos Claims of the Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreements and certified to the Plan Trust on the Effective Date by the Collateral Trustee or its designee. Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim, be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents (including priority of payment subject to the payment of the Plan Trust Expenses) which shall be incorporated in the Plan Trust Agreement and TDP. Class 2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims and the Reorganized Debtors will have no liability for Plan Trust Asbestos Claims. The Asbestos Personal Injury Claims of the Qualified Participating Claimants are Secured Asbestos Claims to the extent provided in the Collateral Trust Agreement. The Qualified Participating Claimants will be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Asbestos Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents (including priority of payment subject to the payment of the Plan Trust Expenses) which shall be incorporated in the Plan Trust Agreement and TDP. Each Qualified Participating Claimant holds an Unsecured Asbestos Personal Injury Claim in Class 10 as provided in the Collateral Trust Agreement. Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (d) Class 4 - Lender Secured Claims. On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim shall be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions mutually acceptable to the Debtors and Congress Financial Corporation ("Congress"). Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim shall be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Congress shall be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral, (2) Authorizing Debtors to Obtain Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss.362, and (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing herein requires that Congress permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Congress' prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Congress shall survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

            (e) Class 5 - Other Secured Claims. Each holder of an Allowed Other Secured Claim shall retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date. Class 5 is Unimpaired and the holders of Class 5 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (f) Class 6 - Senior Note Claims. Each holder of an Allowed Senior Note Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed Senior Note Claim shall be Reinstated on the Effective Date. Class 6 is Unimpaired and the holders of Class 6 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (g) Class 7 - General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General Unsecured Claim shall be Reinstated on the Effective Date. Class 7 is Unimpaired and the holders of Class 7 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (h) Class 8 - Workers' Compensation Claims. Each holder of an Allowed Workers' Compensation Claim shall be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired and the holders of Class 8 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (i) Class 9 - ABI Claims. On the Effective Date, the ABI Claims shall receive the following treatment:

                  (i) all ABI Asbestos Personal Injury Indemnity Claims shall be channeled to, assumed by, and become the obligations solely of, the Plan Trust, and shall be payable in accordance with the terms of the Plan and the TDP, subject to the limitations on payments in respect thereof set forth in the Plan, the TDP, the Promissory Note and the Pledge Agreement;

                  (ii) all ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims shall be deemed Disallowed and expunged; and

                  (iii) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims) shall be Reinstated, and shall be payable by the Reorganized Debtors, subject to any applicable limitations on payments in respect thereof set forth in the Plan, the Promissory Note and the Pledge Agreement.

                  Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan. Notwithstanding anything in the Plan, except as otherwise provided in Section 7.5 of the Plan with respect to the procedure to determine if an ABI Asbestos Personal Injury Indemnity Claim is Allowed, the holder of the Class 9 Claims shall not be required to file a Proof of Claim.

            (j) Class 10 - Unsecured Asbestos Personal Injury Claims. As of the Effective Date, all liability for all Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Unsecured Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim shall be paid on account of the unpaid Liquidated Value of such Claim or Demand such portion thereof as is determined pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of an Unsecured Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (k) Class 11 - Asbestos Property Damage Claims. As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Allowed Asbestos Property Damage Claim shall be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date shall be deemed Disallowed. Class 11 Claims are Impaired and the holders of Class 11 Claims are entitled to vote to accept or reject the Plan.

            (l) Class 12 - Congoleum Majority Interests. On the Effective Date, ABI shall retain the Congoleum Majority Interests. The Congoleum Majority Interests shall be deemed Allowed Class 12 Congoleum Majority Interests. To secure the obligations of Reorganized Congoleum under the Promissory Note, the Pledged Stock and the Other Collateral shall be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the terms of the Pledge Agreement. Class 12 is Impaired and the holder of the Congoleum Majority Interests is entitled to vote to accept or reject the Plan.

            (m) Class 13 - Congoleum Minority Interests. On the Effective Date, the holders of the Congoleum Minority Interests shall retain such Interests. Class 13 is Unimpaired and the holders of Class 13 Congoleum Minority Interests are deemed to have accepted the Plan, and accordingly, are not entitled to vote on the Plan.

            (n) Class 14 - Subsidiary Interests. On the Effective Date, the holder of the Subsidiary Interests shall retain such Subsidiary Interests. Class 14 is Unimpaired and the holder of Class 14 Subsidiary Interests is deemed to have accepted the Plan, and accordingly, is not entitled to vote on the Plan.

      4.2 Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Plan Trust's rights and defenses, both legal and equitable, with respect to any Asbestos Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

      4.3 Separate Liabilities of Reorganized Debtors. The structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor. After the Effective Date, each Reorganized Debtor shall be separately liable for its post-Confirmation debts and obligations.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

      5.1 The Plan Trust

            (a) Establishment and Purpose of the Plan Trust. On the Effective Date, the Plan Trust shall be established in accordance with the Plan Trust Agreement. The Plan Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the Treasury Regulations promulgated thereunder. The purpose of the Plan Trust shall be to, among other things: (i) pay all Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement, the TDP and the Confirmation Order; (ii) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP; (iii) prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage; and (iv) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions.

            (b) Funding and Receipt of Plan Trust Assets. On the Effective Date, Reorganized Congoleum shall issue the Promissory Note to, and all Plan Trust Assets shall be transferred to, vested in, and assumed by, the Plan Trust free and clear of all Claims, Liens and encumbrances except for Liens filed for the benefit of Richard Arseneault, Kenneth Cook and Dennis Matthews and subject to the payment priorities set forth in the Plan, the Plan Trust Agreement and the TDP; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets shall be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date. On the Effective Date, ABI shall deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds, pledge the Pledged Stock and Other Collateral to the Plan Trust to secure performance of the obligations of Congoleum under the Promissory Note and enter into the Pledge Agreement.

            (c) Additional Plan Trust Contribution. ABI shall not prepay the Promissory Note in full for any reason prior to the Principal Adjustment Date. If ABI prepays the Promissory Note in full in accordance with the Promissory Note (other than Section 13 of the Promissory Note) at any time after the Principal Adjustment Date (as defined in the Promissory Note), but prior to the third anniversary of the Principal Adjustment Date, and subsequent to that payment but prior to such third anniversary there is a Disposition Event, then if the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value (as defined in the Promissory Note) and $2,738,234.75, ABI shall, following the effective date of such Disposition Event promptly pay (in full in Cash) to the Plan Trust an amount equal to 50% of such excess amount. Congoleum shall be obligated to repay ABI for the Additional Plan Trust Contribution, which repayment obligation shall be evidenced by a promissory note substantially similar in form and content to the Promissory Note with any amount paid by ABI with regard to the Additional Plan Trust Contribution constituting principal that shall be treated in substantially the same manner as the Original Principal Amount is treated under the Promissory Note.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (d) Insurance Assignment Agreement. On the Effective Date, the Debtors shall deliver the Insurance Assignment Agreement attached hereto as Exhibit "C." Such agreement shall be valid, binding and enforceable. The Insurance Assignment Agreement shall transfer claims and rights set forth therein as Debtors may have, subject to any and all Asbestos Insurer Coverage Defenses.

            (e) Creation of Asbestos Property Damage Claim Sub-Account. On the Effective Date, the Plan Trust shall cause the Asbestos Property Damage Insurance Rights and any proceeds thereof to be held in the Asbestos Property Damage Claim Sub-Account. In accordance with the terms of the Plan Trust Agreement, the Plan Trustee shall be permitted to transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account, from time to time, to the extent that the funds in the Asbestos Property Damage Claim Sub-Account exceed the aggregate amount of all unpaid Asbestos Property Damage Claims that have been filed prior to the Asbestos Property Damage Claim Bar Date, and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case, related to Asbestos Property Damage Claims.

            (f) Transfer of Assets and Dissolution of the Collateral Trust. On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust shall automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances, except for Liens filed for the benefit of Richard Arseneault, Kenneth Cook and Dennis Matthews, and all rights with respect to such assets and properties shall be enforceable by the Plan Trust.

            (g) Assumption of Liabilities by the Plan Trust. On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses shall be transferred to the Plan Trust as set forth herein and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses as set forth herein, subject to the provisions of the Plan Trust Agreement.

            (h) Discharge of Liabilities to Holders of Asbestos Claims. Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in, and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan shall, among other things, discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

            (i) TDP. From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims (other than Asbestos Property Damage Claims) in accordance with the Plan Trust Agreement and the TDP. The Plan Trustee shall have the power to administer, amend, supplement or modify the TDP in accordance with the terms thereof.

            (j) Payment of Allowed Asbestos Property Damage Claims. From and after the Effective Date, the Plan Trust shall cause the payment of Allowed Asbestos Property Damage Claims from the Asbestos Property Damage Claim Sub-Account in accordance with the Plan Trust Agreement, provided, however that once the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (k) Excess Plan Trust Assets. To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets shall be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which charity is to be determined by the Plan Trustee; provided, however, that such charitable purpose, if practicable, shall be related to the treatment of or research regarding asbestos-related disorders.

            (l) Plan Trust Expenses. The Plan Trust shall pay all Plan Trust Expenses from the Plan Trust Assets in accordance with the Plan Trust Agreement. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates shall have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision herein to the contrary, on the Effective Date, (i) the Collateral Trustee shall provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust shall only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

            (m) Appointment of the Initial Plan Trustee. Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, shall nominate the initial Plan Trustee. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee shall be the "administrator" of the Plan Trust as that term is used in Treas. Reg. Section 1.468B-2(k)(3).

            (n) The Futures Representative. On and after the Effective Date, the Futures Representative shall continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and shall have the functions and rights provided in the Plan Trust Documents.

            (o) Appointment of Trust Advisory Committee Members. After the Confirmation Date, the Asbestos Claimants' Committee shall designate the initial members of the TAC. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (p) Institution and Maintenance of Legal and Other Proceedings. As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust. The Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and/or the Reorganized Debtors if deemed necessary or appropriate by the Plan Trustee with the consent and approval of the Trust Advisory Committee and the Futures Representative. Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to Confirmation arising from or associated with any legal action or other proceeding brought pursuant to this Section 5.1(p) and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust. Without in any way limiting the foregoing and subject to any Asbestos Insurer Coverage Defenses, the Plan Trust shall be empowered to elect to (or not to), initiate, prosecute, defend, settle, and resolve all Plan Trust Bankruptcy Causes of Action (subject to the limitations set forth in Section 12.5), Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, Asbestos Insurance Rights and the Asbestos Insurance Policies.

            (q) Preservation of Insurance Claims. The discharge and release of the Debtors and Released Non-Debtor Parties from all Claims as provided herein, and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands as provided herein, shall not affect the liability of any Asbestos Insurance Company except (i) to the extent that any such Asbestos Insurance Company is also a Settling Asbestos Insurance Company or (ii) that all Asbestos Insurer Coverage Defenses are preserved.

            (r) Indemnification by the Plan Trust. As and to the extent provided in the Plan Trust Agreement, the Plan Trust (and to the extent specified in Section 3.4(c) of the Plan Trust Agreement, the Reorganized Debtors) will indemnify and hold harmless each of the Debtors, the Reorganized Debtors, the Claimants' Representative, the Collateral Trustee, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Plan Trustees, any officer and employee of the Plan Trust, the Futures Representative, each member of the TAC and, with respect to each of the foregoing, their respective past, present and future Representatives.

            (s) Coverage Costs. Notwithstanding anything in the Plan to the contrary, Coverage Costs shall be paid to the Reorganized Debtors in accordance with Section 3.4(e) of the Plan Trust Agreement.

      5.2 Intercompany Settlement. In consideration of the treatment set forth in Section 4.1(i) with respect to the ABI Claims, the ABI Contribution, ABI's agreements to enter into and pledge the Pledged Stock and the Other Collateral pursuant to the Pledge Agreement, and for other good and valuable consideration,
(a) on the Effective Date, Reorganized Congoleum, with the consent of ABI, shall assume and cure its defaults, if any, under each of the Intercompany Agreements,

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


pursuant to Section 8.1(d) of the Plan; (b) on the Effective Date, Reorganized Congoleum shall assume the Joint Venture Agreement, pursuant to Section 8.1(c) of the Plan; and (c) ABI and the ABI Parties shall be entitled to the protections of the Asbestos Channeling Injunction provided for in Section 11.6 of the Plan to the extent that any of ABI and the ABI Parties is, within the meaning of section 524(g)(4)(A)(ii) of the Bankruptcy Code, alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors to the extent such alleged liability of ABI or any of the ABI Parties arises by reason of its (I) ownership of a financial interest in any Debtor, a past or present affiliate of any Debtor, or a predecessor in interest of any Debtor, (II) involvement in the management of any Debtor or a predecessor in interest of any Debtor, or service as an officer, director or employee of any Debtor or a related party, or (III) involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor or a related party, including but not limited to - - (aa) involvement in providing financing (debt or equity), or advice to an entity involved in such transaction, or (bb) acquiring or selling a financial interest in an entity as part of such a transaction. For purposes of this paragraph, the term "related party" shall have the meaning ascribed to such term in section 524(g)(4)(A)(iii) of the Bankruptcy Code.

      5.3 Certificate of Incorporation and Bylaws. The certificates of incorporation and bylaws of each Debtor shall, as of the Effective Date, be amended to the extent necessary to comply with section 1123(a)(6) of the Bankruptcy Code.

      5.4 Management of the Reorganized Debtors. On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed by the respective boards of directors of the Reorganized Debtors. The existing senior officers and directors of the Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Debtors.

      5.5 Amended Credit Agreement. On the Effective Date, the Amended Credit Agreement, together with a new promissory note evidencing the obligation of Reorganized Congoleum thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Effective Date, shall become effective. The new promissory note issued pursuant to the Amended Credit Agreement and all obligations under the Amended Credit Agreement and related documents shall be repaid as set forth in the Amended Credit Agreement.

      5.6 Transfer Taxes. The issuance, transfer, or exchange of any of the securities. issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan shall not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

      5.7 Section 346 Injunction. In accordance with section 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      5.8 Effectuating Documents and Further Transactions. The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of any Debtor shall be authorized to certify or attest to any of the foregoing actions.

      5.9 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by, or required of the Debtors or the Reorganized Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

                                   ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

      6.1 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable.

      6.2 Delivery of Distributions. Distributions to holders of Allowed Claims other than Asbestos Claims shall be made by the Disbursing Agent (a) at the holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent or the Plan Trustee, as applicable. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the appropriate Reorganized Debtor until such distributions are claimed or become unclaimed property pursuant to Section 6.4 of the Plan. With respect to Plan Trust Asbestos Claims, distributions to the holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. Distributions on account of the ABI Personal Injury Indemnity Claims and all ABI Claims (other than ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims) shall be subject to the terms of the Pledge Agreement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      6.3 Withholding of Taxes. The Disbursing Agent shall withhold from any assets or property distributed under the Plan any assets or property that must be withheld pursuant to applicable law.

      6.4 Unclaimed Property. Any Cash, assets and other property to be distributed on account of any Claim other than a Plan Trust Asbestos Claim under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the date of distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                                  ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

      7.1 Disallowance of Improperly Filed Claims. Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be Disallowed if and, to the extent that such Proof of Claim (or other filing) is not timely and properly made.

      7.2 Prosecution of Objections to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors shall have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections 13.5 and 13.11 of the Plan, shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and


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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


(y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. Without prejudice to the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses, after the Effective Date, only the Plan Trustee shall have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Personal Injury Indemnity Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Plan Trust Documents.

      7.3 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is a Disputed Claim, no payment or distribution shall be made on account of such Disputed Claim, unless and until such Disputed Claim becomes an Allowed Claim.

      7.4 Distributions After Allowance. Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim (other than a disputed Asbestos Claim) becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made).

      7.5 Liquidation of ABI Asbestos Personal Injury Indemnity Claims.

            (a) Liability for ABI Asbestos Personal Injury Indemnity Claims shall be determined under the provisions of the Joint Venture Agreement applicable thereto and this Section 7.5.

            (b) ABI shall give prompt written notice to the Plan Trust and Reorganized Congoleum of an ABI Asbestos Personal Injury Indemnity Claim, except that any delay or failure to so notify the Plan Trust and Reorganized Congoleum shall relieve the Plan Trust of its obligations in respect of such ABI Asbestos Personal Injury Indemnity Claim only to the extent, if at all, that the Plan Trust is materially prejudiced by reason of such delay or failure. Such notice shall include detailed information concerning the basis for the ABI Asbestos Personal Injury Indemnity Claim. Reorganized Congoleum shall assist and cooperate with the Plan Trust in understanding and evaluating the basis of the ABI Asbestos Personal Injury Indemnity Claim, and each of Reorganized Congoleum and ABI shall provide such further information to the Plan Trust as it may reasonably request during the 30 day period following the Plan Trust's receipt of ABI's notice, provided, however, that Reorganized Congoleum and ABI shall not be required to disclose privileged information. If, by the expiration of such 30 day period, the Plan Trust has not notified ABI that it has determined that the asserted ABI Asbestos Personal Injury Indemnity Claim is due and payable by the Plan Trust, or if the Plan Trust concludes (and notifies ABI) during such period that it is unable to determine based on the information provided whether the Plan Trust has liability for such ABI Asbestos Personal Injury Indemnity Claim, ABI, Reorganized Congoleum and the Plan Trustee shall endeavor to resolve consensually whether the Plan Trust has liability in respect of such ABI Asbestos Personal Injury Indemnity Claim and if so, the amount of such liability, for a period of 15 days (the "Negotiation Period").

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (c) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum remains open, ABI may file in the Bankruptcy Court an application for allowance of such ABI Personal Injury Indemnity Claim, which application shall be treated as a proof of claim filed under section 501 of the Bankruptcy Code, and deemed allowed pursuant to section 502 of the Bankruptcy Code unless the Plan Trust files an objection to the application within 30 days following receipt of notice of the filing thereof. The Bankruptcy Court shall adjudicate an ABI application for allowance of an ABI Personal Injury Indemnity Claim that is subject to objection by the Plan Trust as a contested matter, with each party bearing its own costs and expenses, including attorneys' fees.

            (d) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum is closed, such issues shall be submitted to binding arbitration and shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitrator appointed by agreement of ABI and the Plan Trust in accordance with such rules of the AAA. In the event ABI and the Plan Trust fail to agree upon an arbitrator, the AAA shall select an arbitrator in accordance with such rules of the AAA. Any such arbitration will be conducted in New York, New York. Any party to an arbitration may be represented by its attorney or other representative selected by such party. Each party shall be responsible for its own costs and expenses, including attorneys' fees, and the arbitrator shall issue a final ruling within one hundred and twenty (120) days of the commencement of the arbitration proceeding.

            (e) If at any time following ABI's assertion of an ABI Asbestos Personal Injury Indemnity Claim in accordance with this Section 7.5, the Plan Trust notifies ABI that it accepts liability for such ABI Asbestos Personal Injury Indemnity Claim and ABI and the Plan Trust agree on the amount of such liability, or if the Bankruptcy Court or an arbitrator determines the amount of such ABI Asbestos Personal Injury Indemnity Claim, such ABI Asbestos Personal Injury Indemnity Claim shall be Allowed in the amount so agreed or determined, and, notwithstanding any provision of the Joint Venture Agreement to the contrary, the Plan Trust shall only be obligated to pay the portion of the Allowed Amount of such ABI Asbestos Personal Injury Indemnity Claim as is determined in accordance with the TDP.

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

      8.1 Assumption of Unexpired Leases and Executory Contracts.

            (a) Assumption. Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


assumed by the Debtors pursuant to section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Debtors, subject to Section 5.2, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases. With respect to each such executory contract or unexpired lease assumed by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto on or before the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if disputed, established pursuant to applicable law by the Bankruptcy Court, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            (b) Rejection. Notwithstanding subpart (a) of this Section 8.1, the Debtors may reject those executory contracts and unexpired leases listed on an exhibit to be provided to the Bankruptcy Court in advance of the Confirmation Hearing (as such list may be amended or supplemented up to and including the Confirmation Date).

            (c) Assumption of Joint Venture Agreement. On the Effective Date, the Joint Venture Agreement shall be deemed to have been assumed by Congoleum, and the obligations of Reorganized Congoleum to ABI thereunder shall be subject to the provisions set forth in the Plan.

            (d) Assumption of Intercompany Agreements. On the Effective Date, the Intercompany Agreements shall be deemed to have been assumed by Congoleum.

      8.2 Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, or if the Claim is an Unsecured Asbestos Personal Injury Claim, a Class 10 Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors shall notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      8.3 Executory and Other Settlements. Prior to the Effective Date, with the consent of the Claimants' Representative and the Futures Representative, the Debtors may seek Bankruptcy Court approval of additional settlements with holders of Asbestos Claims. The Plan Trust, or the Reorganized Debtors, as may

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


be appropriate, shall make payments in accordance with the terms of any settlement under the terms of this Section 8.3 and a Final Order approving such settlement and the Plan Trust Agreement and/or the TDP, as applicable, with respect to the Plan Trust Asbestos Claims.

      8.4 Insurance Agreements. Except to the extent expressly set forth in any Asbestos Insurance Settlement Agreement, nothing contained in the Plan or any negotiations leading up to the Plan, including this Section 8.4, shall constitute a waiver of: (i) any claim, right, or cause of action that any of the Debtors or the Plan Trust, as applicable, may have against any insurer, including under any insurance agreement; or (ii) any Asbestos Insurer Coverage Defenses that any Asbestos Insurance Company may have against the Debtors or the Plan Trust. The discharge and release provisions contained in the Plan shall neither diminish nor impair the duties, obligations or, with respect to any Asbestos Insurance Company, the Asbestos Insurer Coverage Defenses, of any Asbestos Insurance Company, the Debtors or any other Entity under any Asbestos Insurance Policy or agreement relating thereto.

      8.5 Compensation and Benefits Programs. Unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

      8.6 Retiree Benefits. Notwithstanding any other provisions of the Plan (other than the last sentence of this Section 8.6), any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period, if any, that the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, no employee or retired employee (nor their spouses or dependents and beneficiaries) of the Debtors or the Reorganized Debtors shall be entitled to assert any Asbestos Claim against the Debtors or the Reorganized Debtors.

      8.7 Indemnification of Directors, Officer and Employees. The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of their directors, officer or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, or by a written agreement with the Debtors, or pursuant to applicable general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

      9.1 Classes Entitled to Vote. The holders of Claims or Interests in each Impaired Class of Claims or Interests, i.e., Classes 2, 3, 9, 10, 11 and 12 are entitled to vote to accept or reject the Plan.

      9.2 Acceptance by Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.3 Acceptance by Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.4 Acceptance Pursuant to Section 524(g) of the Bankruptcy Code. The Plan shall have been voted upon favorably as required by section
524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

      9.5 Presumed Acceptance of Plan. Classes 1, 4, 5, 6, 7, 8, 13 and 14 are Unimpaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have voted to accept the Plan.

                                   ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 below. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI shall be effective, binding and enforceable, are as follows:

            (a) The Bankruptcy Court shall have made specific findings and determinations, among others, in substantially the following form:

                  (i) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (ii) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (iii) The Plan Trust, upon the Effective Date, shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (iv) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Promissory Note that is secured by, among other things, the Other Collateral, and the Pledged Stock (being securities of Reorganized Congoleum) pursuant to the Pledge Agreement and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (v) The Plan Trust, on the Effective Date, will hold as collateral for the Promissory Note, pursuant to the terms of the Pledge Agreement, a majority of the voting shares of Congoleum, and if certain contingencies occur the Plan Trust will be entitled to foreclose its security interests in the Pledged Stock, and own such Pledged Stock if there are any defaults under the terms of the Promissory Note pursuant to the terms of the Pledge Agreement;

                  (vi) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (vii) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (viii) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (ix) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (x) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (xi) Pursuant to court orders or otherwise, the Plan Trust shall operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (xii) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (xiii) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (xiv) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (xv) Congoleum's contribution to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for herein, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (xvi) The duties, obligations and any Asbestos Insurer Coverage Defenses of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement; and

                  (xvii) Amendments to the Collateral Trust Agreement to conform it to the TDP shall have been executed and delivered by Congoleum and the Collateral Trustee and consented to by the Claimants' Representative.

            (b) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which shall be in form and substance acceptable to the Debtors, ABI and the Futures Representative and, insofar as such findings and determinations affect the Financing Order or the rights of Congress thereunder, Congress.

      10.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived in accordance with Section 10.3 below:

            (a) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court and the Confirmation Order and any order of the District Court shall be in form and substance acceptable to the Debtors, ABI, the Asbestos Claimants' Committee, and the Futures Representative and the Confirmation Order (and affirming order of the District Court) shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of the Futures Representative, the Asbestos Claimants' Committee, and ABI, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of ABI, the Asbestos Claimants' Committee, and the Futures Representative, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (b) Injunctions. The Discharge Injunction and the Asbestos Channeling Injunction shall be in full force and effect.

            (c) Amended Credit Agreement. The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, shall not restrict Reorganized Congoleum's obligations to make scheduled interest payments under the Promissory Note except as provided in the Promissory Note and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

            (d) Plan Documents. The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Promissory Note, the Plan Trust Documents, the Pledge Agreement and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents shall have been satisfied or waived by the respective parties thereto; and the Plan Documents shall be in full force and effect.

            (e) Other Assurances. The Debtors shall have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors and the Futures Representative.

            (f) Other Approvals, Documents and Actions. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

      10.3 Waiver of Conditions. Each of the conditions set forth in Sections
10.1 and 10.2 above may be waived in whole or in part by the Debtors, with the written consent of ABI, the Asbestos Claimants' Committee and the Futures Representative, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

      11.1 Discharge. Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation shall discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


not (a) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties. Notwithstanding anything herein to the contrary, nothing in this Section 11.1 shall affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

      11.2 Release of Representatives of the Debtors. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or, to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. Notwithstanding anything herein to the contrary, nothing in this Section 11.2 shall affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

      11.3 Exculpation. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, the Plan Trustee, ABI and any of their respective Representatives (a) shall not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement or the administration of the Plan or the property to be distributed under the Plan, provided, however, that this exculpation provision shall not apply to Asbestos Insurer Coverage Defenses; and (b) in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents.

      11.4 Releases by Holders of Claims. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in
Article IV of the Plan or as otherwise provided in the Plan or the Plan

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Documents herein, on and after the Effective Date, each holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released the Released Non-Debtor Parties, Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents.

      11.5 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in
Section 11.1 shall also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of this Section 11.5.

      11.6 Asbestos Channeling Injunction. The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the TDP:

            (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

            (b) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

            (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

            (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

      Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.

      Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      11.7 Reservation of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI, shall not serve to satisfy, discharge, release, or enjoin (a) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (i) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (ii) the Plan Trust for the payment of Plan Trust Expenses, or (iii) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of Section 5.2 or any provision of the Plan or another Plan Document, or (b) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

      11.8 Rights Against Non-Debtors under Securities Laws. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      11.9 Rights Against Debtors Under Environmental Laws. Environmental rights and Claims of Governmental Units under applicable Environmental Laws shall survive the Reorganization Cases, shall not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan shall be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      11.10 Disallowed Claims and Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Plan Trust Asbestos Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      11.11 Reservation of Asbestos Insurance Company Rights. While the obligations, if any, of the Plan Trust to pay holders of Plan Trust Asbestos Claims and Demands shall be determined pursuant to the Plan and the Plan Documents, neither the Bankruptcy Court's approval of the Plan and the Plan Documents nor the Confirmation Order shall constitute a trial or hearing on the merits, or an adjudication or judgment, or be used as evidence to prove:

            (a) that any of the Debtors, the Plan Trust or any Asbestos Insurance Company is liable for, or otherwise obligated to pay with respect to, any individual Plan Trust Asbestos Claim or Demand;

            (b) that the procedures established by the Plan, including the TDP, for evaluating and paying Plan Trust Asbestos Claims and Demands are reasonable and/or consistent with the procedures that were used to evaluate or settle Asbestos Personal Injury Claims against the Debtors before the Petition Date;

            (c) that the settlement of, or the value assigned to, any individual Asbestos Personal Injury Claim pursuant to the TDP was reasonable and/or otherwise appropriate; or

            (d) that any of the Asbestos Insurance Companies participated in and/or consented to the negotiation of the Plan or any of the Plan Documents.

      Nothing in the Plan, the Plan Documents, the Confirmation Order, any finding of fact and/or conclusion of law with respect to Confirmation of the Plan or any order or opinion entered on appeal from the Confirmation Order shall

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


limit the right of any Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Asbestos Insurer Coverage Defense, including by presenting evidence and/or argument with respect to any of the matters specified in clauses
(a) though (d) of this Section; nor shall any of the matters specified in clauses (a) through (d) of this Section have any res judicata or collateral estoppel effect against any Asbestos Insurance Company.

      Notwithstanding anything in this Section 11.11 to the contrary, nothing in this Section 11.11 shall affect or limit, or be construed as affecting or limiting, (i) the binding effect of the Plan and the Confirmation Order on the Debtors, the Reorganized Debtors, the Plan Trust or the beneficiaries of the Plan Trust; or (ii) the protection afforded to any Settling Asbestos Insurance Company by the Asbestos Channeling Injunction. Further, nothing in this Section
11.11 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance Company as part of its objections to confirmation of the Plan.

                                  ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

      12.1 Term of Certain Injunctions and Automatic Stay.

            (a) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, 362, 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

      12.2 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, Asbestos Claimants' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or shall be, a successor to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust shall assume the obligations specified in the Plan Documents and the Confirmation Order.

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      12.3 Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor shall be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      12.4 Vesting and Enforcement of Causes of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary) and for this purpose the Plan Trust shall be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein.

      12.5 Plan Trust Bankruptcy Causes of Action. On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action; provided, however, that any Plan Trust Bankruptcy Cause of Action arising from any transfer of assets or property to the Collateral Trust prior to the Petition Date or from any subsequent distribution by the Collateral Trust of such assets or property shall not be assigned to the Plan Trust and shall be unconditionally released by the Debtors and their Estates in accordance with Sections 11.3 and 11.4 of the Plan. All such Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate.

      12.6 Bankruptcy Causes of Action. On the Effective Date, all Bankruptcy Causes of Action shall be preserved for enforcement solely by the Debtors.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


causes of action which may exist on behalf of the Debtors. Nothing contained herein shall prevent the Debtors, the Reorganized Debtors, or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which the Debtors have or may have and which may not have been enforced or prosecuted by the Debtors, which cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein. Nothing contained herein concerning the retention of jurisdiction by the Bankruptcy Court shall be deemed to be a retention of exclusive jurisdiction with respect to any Asbestos Insurance Action; rather any court other than the Bankruptcy Court which has jurisdiction over an Asbestos Insurance Action shall have the continuing right to exercise such jurisdiction.

      13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court to the extent required by the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after
Confirmation:

            (a) to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            (b) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

            (c) to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

            (d) to enforce and interpret the terms and conditions of the Plan Documents;

            (e) to enter such orders or judgments, including, but not limited to, injunctions as are necessary to (i) enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee or (ii) enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (f) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings, and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            (g) to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

            (h) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            (i) to hear and determine any claim, causes of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

            (j) to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (k) to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (l) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            (m) to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

            (n) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases;

            (o) to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

            (p) to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

            (q) to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described herein, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by the Reorganized Debtors as due until the Reorganization Cases are closed, converted or dismissed.

      13.5 The Asbestos Claimants' Committee and the Futures Representative. The Asbestos Claimants' Committee shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative shall
(a) continue in existence and the rights, duties and responsibilities of the Futures Representative shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases shall, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, any committee that may have been appointed in the Reorganization Cases other than the TAC shall be dissolved except for the purposes of: (a) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (b) pending adversary proceedings; and (c) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      13.6 Revocation of Plan. The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      13.7 Modification of Plan. The Debtors, with the written consent of ABI and the Futures Representative, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI, or the Affiliates under the Plan), the Futures Representative and the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan shall control.

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.8 Modification of Payment Terms. The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

      13.9 Entire Agreement. The Plan Documents and the Plan Trust Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

      13.10 Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

      13.11 Professional Fee Claims. All final requests for payment of Professional Fee Claims must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of such Bankruptcy Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the respective applicant and its counsel no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Bankruptcy Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

      13.12 Claimants' Representative Fee Claims. To the extent that the actual costs incurred in connection with Confirmation of the Plan by the Claimants' Representative exceed two million dollars ($2,000,000) in the aggregate, the Debtors or, after the Effective Date, the Reorganized Debtors shall provide funding to cover such actual costs, subject to disclosure of the costs incurred and approval by the Bankruptcy Court. Any request for payment of such actual costs incurred by Claimants' Representative must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of the Claimants' Representative for compensation or reimbursement of expenses must be filed and served on the Claimants' Representative and its counsel, if any, no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received.

      13.13 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.14 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require application of any other law.

      13.15 No Admission. Nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Debtors, with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      13.16 Consent to Jurisdiction. Upon default under the Plan or any Plan Documents, the Debtors, the Reorganized Debtors, the Affiliates, ABI, the Plan Trust, the Trust Advisory Committee, the Futures Representative, and the Plan Trustee consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

      13.17 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but shall not be required to, setoff against any Claim and the-payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Promissory Note against any claim that Reorganized Congoleum may have against the Plan Trust.

      13.18 Successors and Assigns. The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

      13.19 Non-Debtor Waiver of Rights. Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

      13.20 Further Authorizations. The Debtors, the Reorganized Debtors, the Plan Trust, ABI and the Futures Representative, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      13.21 No Change of Control. The pledge of the Pledged Stock shall not be deemed to result in a "change in control" of any Debtor for purposes of any contracts and agreements as to which any Debtor is a party.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.22 Duty to Cooperate. Notwithstanding anything herein to the contrary, nothing in the Plan shall relieve (by way of injunction or otherwise) any of the Debtors or Reorganized Debtors or any other Entity which is or claims to be an insured under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy under applicable law with respect to the defense of any Asbestos Personal Injury Claims asserted against any of the Debtors or Reorganized Debtors.

      13.23 Notices. All notices, requests, elections, or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

If to the Debtors:

Pillsbury Winthrop LLP
1540 Broadway
New York, NY 10033-4039
Attn: Richard L. Epling
      Leo T. Crowley
      Robin L. Spear
      Kerry A. Brennan

Okin, Hollander & DeLuca, LLP
Parker Plaza
400 Kelby Street
Fort Lee, NJ 07024
Attn: Paul S. Hollander
      James J. DeLuca

If to the Futures Representative:
R. Scott Williams, Esquire
Haskell Slaughter Young & Rediker, L.L.C.
2001 Park Place North, Suite 1400
Birmingham, AL 35203

      and

Swidler Berlin Shereff Friedman LLP
3000 K Street, N.W.
Washington, DC  20007
Attn: Roger Frankel
      Richard Wyron

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


If to the Asbestos Claimants' Committee:
Caplin & Drysdale, Chtd.
One Thomas Circle, N.W.
Washington, D.C. 20005
Attn: Peter Van N. Lockwood

                                    CONGOLEUM CORPORATION

                                    By: /s/ Roger S. Marcus
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: Chief Executive Officer and President


                                    CONGOLEUM SALES, INC.


                                    By: /s/ Roger S. Marcus
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: President


                                    CONGOLEUM FISCAL, INC.


                                    By: /s/ Roger S. Marcus
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: President

                                                           EXHIBIT A TO THE PLAN


                                  Congoleum Corporation
                      Schedule of Property Damage Insurance Policies


--------------------------------------------------------------------------------
Effective Date                   Company              Policy Number
--------------------------------------------------------------------------------
01/01/55-01/01/56                Liberty              LB-24-914417-55
--------------------------------------------------------------------------------
01/01/56-01/01/57                Liberty              LP-24-692115-56
--------------------------------------------------------------------------------
01/01/57-01/01/58                Liberty              LP-6032-900078-37
--------------------------------------------------------------------------------
01/01/58-01/01/59                Liberty              LP-6032-900078-38
--------------------------------------------------------------------------------
01/01/59-01/01/60                Liberty              LP-6032-900078-39
--------------------------------------------------------------------------------
01/01/60-01/01/61                Liberty              LP-632-004138-040-93
--------------------------------------------------------------------------------
01/01/61-01/01/62                Liberty              LP-632-0041 38-041-93
--------------------------------------------------------------------------------
01/01/62-01/01/63                Liberty              LP-632-0041 38-042-93
--------------------------------------------------------------------------------
01/01/63-01/01/64                Liberty              LP-632-0041 38-043-93
--------------------------------------------------------------------------------
01/01/64-01/01/65                Liberty              LP-632-0041 38-044-93
--------------------------------------------------------------------------------
01/01/65-01/01/66                Liberty              LP-632-0041 38-045-93
--------------------------------------------------------------------------------
01/01/66-01/01/67                Liberty              LP-632-0041 38-046-93
--------------------------------------------------------------------------------
01/01/67-01/01/68                Liberty              LG1-632-0041 38-047-9
--------------------------------------------------------------------------------
01/01/68-01/01/69                Liberty              LG1-632-0041 38-048-9
--------------------------------------------------------------------------------
01/01/69-01/01/70                Liberty              LG1-632-0041 38-049-9
--------------------------------------------------------------------------------
01/01/70-01/01/71                Liberty              LGI-632-0041 38-040-9
--------------------------------------------------------------------------------
01/01/71-01/01/72                Liberty              LG1-632-0041 38-041-9
--------------------------------------------------------------------------------
01/01/72-01/01/73                Liberty              LG1-632-0041 38-042-9
--------------------------------------------------------------------------------
01/01/75-03/01/76                Wausau               0526-00-084282
--------------------------------------------------------------------------------

                                                           EXHIBIT B TO THE PLAN


                           COLLATERAL TRUST AGREEMENT

      This irrevocable trust agreement (the "Collateral Trust Agreement") is entered into by and between Congoleum Corporation, a Delaware Corporation ("Congoleum"), Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee"), and Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as Delaware Trustee hereunder ("Delaware Trustee") (the Collateral Trustee and Delaware Trustee are sometimes referred to herein as "Trustee" or collectively as the "Trustees") (Congoleum and the Trustees collectively, the "Parties").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum (collectively, the "Asbestos Actions"); and

      WHEREAS, Congoleum and certain Asbestos Claimants, contemporaneously herewith, are executing a settlement agreement, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, Congoleum entered into settlement agreements prior to the Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

                                                           EXHIBIT B TO THE PLAN


      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust (as defined below) a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum, to the extent permissible under applicable law, intends that the Collateral Trust be characterized as a Qualified Settlement Fund pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF"); and

      WHEREAS, Congoleum has asked the Trustees to act as the Collateral Trustee and the Delaware Trustee, as applicable, and the Trustees have agreed to accept this appointment under the terms hereof; and

      WHEREAS, the Parties desire to enter into this Collateral Trust Agreement to confirm their agreements with respect to (i) the establishment, maintenance, investment and disbursement of the Trust Assets (as defined below); and (ii) certain other matters relating to the foregoing, as hereafter provided.

      NOW, THEREFORE, the Parties hereby agree as follows:

                                    AGREEMENT

I.    ESTABLISHMENT OF THE COLLATERAL TRUST

      A. Creation and Name. The Parties hereby create a trust known as the "Congoleum Collateral Trust," which is the "Collateral Trust" provided for and referred to in the Claimant Agreement. The Collateral Trustee may transact the business and affairs of the Collateral Trust in the name "Congoleum Collateral Trust."

                                                           EXHIBIT B TO THE PLAN


      B. Purpose. The purpose of the Collateral Trust is: (i) to hold security interests in the Collateral (as defined in the Security Agreement); (ii) to receive Insurance Proceeds (as defined in the Security Agreement); and (3) to pay amounts owed by Congoleum to various parties to Pre-Existing Settlement Agreements, Trial-Listed Settlement Agreements, and Claimant Agreement, and otherwise to meet the purposes and requirements stated in those agreements.

II.   PAYMENT OF CLAIMS AND COLLATERAL TRUST ADMINISTRATION

      A. Qualified Claims. Subject to the terms and conditions herein and in the Claimant Agreement, the following persons and entities shall be entitled to receive payment from the Collateral Trust in the following amounts:

            1. An Asbestos Claimant as to which Congoleum notifies the Collateral Trustee in writing that such Asbestos Claimant who entered into a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement with Congoleum has satisfied the requirements to qualify for payment under the terms of the applicable Pre-Existing Settlement Agreement or Trial-Listed Settlement Agreement (an Asbestos Claimant who has qualified under either a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement shall be referred to herein as a "Qualified First Priority Claimant"). Such Qualified First Priority Claimant shall be paid the applicable amount specified in the notice of satisfaction of the requirements for payment provided by Congoleum to the Trustee (the "First Priority Settlement Amount"). First Priority Settlement Amounts shall be paid in the order in which such Asbestos Claimants become Qualified First Priority Claimants. Each Qualified First Priority Claimant's First Priority Settlement Amount shall be fully secured, and shall be reduced by the amount of all payments received by the Qualified First Priority Claimant from Congoleum, the Collateral Trust, or any successor trust.

                                                           EXHIBIT B TO THE PLAN


            2. An Asbestos Claimant as to which the Claims Reviewer (as defined below) notifies the Trustee in writing that an Asbestos Claimant has satisfied the requirements to qualify as a Participating Asbestos Claimant (as defined in the Claimant Agreement). Such Participating Asbestos Claimant shall have a secured claim (the "Asbestos Claimant's Secured Claim") equal to seventy-five percent (75%) of the Participating Asbestos Claimant's Settlement Amount (as defined in the Claimant Agreement). Each Asbestos Claimant's Secured Claim shall be reduced by the amount of all payments received by the Participating Asbestos Claimant from the Collateral Trust or any successor trust.

            3. A claims-handling entity ("Claims Reviewer") as designated by Congoleum with the consent of Claimants' Counsel (as defined in the Claimant Agreement) shall be paid its fees and costs as agreed (the "Claims Handling Fee"). Congoleum shall be reimbursed by the Collateral Trust for all or part of the Claims Handling Fee paid by Congoleum.

      B. Payment of Qualified Claims. The Collateral Trustee shall make payments from the Trust Assets (as defined below) from time to time to the extent that the Collateral Trustee believes it is prudent in light of the funds available for distribution, the requirements of II.B.6 and II.F. below, and other factors, as follows:

            1. The Collateral Trustee shall pay the Settlement Amounts owed to the Qualified First Priority Claimants in the order in which the Qualified First Priority Claimants become Qualified First Priority Claimants based upon notice from Congoleum.

                                                           EXHIBIT B TO THE PLAN


            2. Following the payment in full of the Qualified First Priority Claimants, the Collateral Trustee shall pay to the Claims Reviewer and/or reimburse Congoleum for the Claims Handling Fee that has been paid by Congoleum to the Claims Reviewer.

            3. Following the payment in full of the Claims Handling Fee, the Collateral Trustee shall pay subsequent distributions up to $200 million in total distributions to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim.

            4. Following the payment of distributions aggregating $200 million to participating Asbestos Claimants, the Collateral Trustee shall pay all subsequent distributions as follows:

                  a. Fifty percent (50%) to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim; and

                  b. The remainder to a reserve account, which the Collateral Trustee shall maintain and hold until it is distributed pursuant to Section II.B.5 (the "Reserve").

            5. Upon or as soon as practicable after the establishment by Congoleum of a trust qualified as a QSF pursuant to a confirmed plan of reorganization in a case commenced by Congoleum as a debtor under chapter 11 of title 11 U.S.C., that preserves the rights of the beneficiaries hereunder and provides for the transfer of the Trust Assets, including the Reserve to a plan trust (the "Plan Trust"), the Collateral Trustee shall release the security interests granted by the Security Agreement and pay any remaining Trust Assets to the Plan Trust in accordance with the plan of reorganization. If no Plan Trust is established on or before the later of (a) three (3) years from the date of this Collateral Trust Agreement or
      (b) such time as all Participating Asbestos Claimants' Secured Claims are paid in full, the Collateral Trustee transfer any remaining Trust Assets, including the Reserve, to Congoleum.

                                                           EXHIBIT B TO THE PLAN


            6. Notwithstanding anything in this Collateral Trust Agreement to the contrary, from time to time the Collateral Trustee shall deduct from the Trust Assets and shall pay (a) such amounts as are reasonably necessary to pay Administrative Expenses (as defined below), and (b) any and all attorneys' fees or other professional fees, and related expenses and disbursements, incurred by or on behalf of Congoleum or any Congoleum successor in connection with the pursuit by Congoleum or any Congoleum successor of Congoleum's insurance coverage.

      C. Pro-Rata Distributions to Participating Asbestos Claimants. All distributions from the Collateral Trust to Participating Asbestos Claimants shall be allocated to individual Participating Asbestos Claimants by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the unpaid amount of the Participating Asbestos Claimant's Secured Claim and the denominator of which is the total of all remaining unpaid Participating Asbestos Claimants' Secured Claims.

      D. Trust Assets.

            1. In furtherance of the purposes of the Collateral Trust, the Collateral Trustee, on behalf of the Collateral Trust, shall receive and accept from Congoleum, or directly from Congoleum's liability insurers, Insurance Proceeds and other assets, if any, as designated in the Claimant Agreement (the "Trust Assets"). To the extent that the Collateral Trustee receives payments or other assets that are not properly Trust Assets, the Collateral Trustee shall promptly thereafter notify Congoleum and shall remit such payments or forward such assets to or as directed by Congoleum no later than five (5) business days after the receipt of such payments or assets. Interest and other investment income accrued on the Trust Assets shall become part of the Trust Assets.

                                                           EXHIBIT B TO THE PLAN


            2. So long as the Collateral Trust exists, the Collateral Trustee shall, from time to time, invest and reinvest the Trust Assets in accordance with the investment guidelines attached hereto as Appendix A (the "Investment Guidelines"). The Collateral Trustee shall have the right to liquidate any investment held, in order to provide funds necessary to make distributions of the Trust Assets pursuant to this Collateral Trust Agreement. Absent gross negligence or willful misappropriation, the Collateral Trustee shall not have any liability for any loss sustained as a result of any investment made pursuant to this Collateral Trust Agreement or as a result of any liquidation of any investment prior to its maturity. The Collateral Trustee shall have the power to exercise all rights with respect to the Collateral Trust's investments consistent with the Collateral Trustee's fiduciary duties to the Collateral Trust and in accordance with the Investment Guidelines.

      E. Grant of Security Interest.

            1. Subject to the Claimant Agreement and the Security Agreement, the Collateral Trust shall have security interests in the Collateral (as defined in the Claimant Agreement and the Security Agreement). The Collateral Trustee shall have the power and authority to enforce the Collateral Trust's interest in the Collateral in accordance with the Collateral Trust Agreement, the Security Agreement, the Claimant Agreement, and applicable law.

                                                           EXHIBIT B TO THE PLAN


            2. Within ten (10) days following Congoleum's grant of the security interest, the Collateral Trustee shall take any and all actions that are necessary to establish and protect the security interest in the Collateral, including the filing of one or more UCC-1 financing statements. Congoleum agrees to execute and deliver promptly such financing statements and other documents, and do such other things, as the Collateral Trustee shall reasonably request, to effectuate the Collateral Trustee's actions hereunder, within three (3) business days of the Execution Date.

      F. Administrative Expenses.

            1. The Collateral Trustee shall have the power to appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, forecasting and other professionals, service providers or consultants as the business of the Collateral Trust reasonably requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Collateral Trustee permits and as the Collateral Trustee deems necessary in order to carry out the terms of this Collateral Trust Agreement. The Collateral Trustee shall serve copies of statements and invoices for fees and expenses of the Collateral Trustee, prior to the payment of any such statements or invoices, upon the parties listed (the "Notice Parties"), and in the manner set out, in
      Section IV.F. Such statements or invoices may be paid by the Collateral Trustee unless, within ten (10) days after such service, any of the Notice Parties serves upon the Collateral Trustee and the other Notice Parties its objection to payment of all or part of such statement or invoice. The portion(s) of any statement or invoice with respect to which an objection is served may not be paid until the objection thereto is settled or is resolved in accordance with Section IV.L of this Collateral Trust Agreement.

                                                           EXHIBIT B TO THE PLAN


            2. The Collateral Trustee shall periodically estimate the funds that shall be necessary to pay administrative expenses incurred or expected to be incurred pursuant to the execution of the Collateral Trustee's duties ("Administrative Expenses"). Such Administrative Expenses shall include, without limitation, reasonable compensation of the Trustees and any and all Collateral Trust employees, payment of the reasonable fees of all professionals and consultants reasonably engaged by the Collateral Trust, and the reasonable expenses of operating and administering the Collateral Trust. Pursuant to Section II.B.6 of this Collateral Trust Agreement, the Collateral Trustee shall, from time to time, set aside from the Trust Assets amounts sufficient to pay the estimated Administrative Expenses ("Administrative Funds") and shall not use Administrative Funds for any other purpose, except as otherwise required by this Collateral Trust Agreement. In the event that the Administrative Funds are insufficient to pay all Administrative Expenses in full, the Collateral Trustee shall pay any unpaid Administrative Expenses from Trust Assets.

III.  THE TRUSTEES

      A. Appointment of the Trustees.

            1. There shall be one (1) Collateral Trustee. The initial Collateral Trustee shall be Arthur J. Pergament.

            2. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. The initial Delaware Trustee shall be Wilmington Trust Company.

                                                           EXHIBIT B TO THE PLAN


            3. In the event of a vacancy in the position of either Trustee pursuant to Section III.B hereto or otherwise, the vacancy shall be filled by agreement of Congoleum and Claimants' Counsel or by order of a court of competent jurisdiction. Immediately upon the appointment of such a successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

      B. Term of Service.

            1. Each Trustee shall serve until the earlier of (a) his or her resignation pursuant to Section III.B.2 hereto, (b) his or her removal pursuant to Section III.B.3 hereto, or (c) the termination of the Collateral Trust pursuant to Section IV.C hereto.

            2. Each Trustee may resign at any time by written notice to Congoleum and the Claimants' Counsel. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, absent the written consent of Congoleum to an earlier date.

            3. Each Trustee may be removed with or without cause at any time by written notice signed by Congoleum and Claimants' Counsel. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this Collateral Trust Agreement which remains due and owing at the time of such removal. Such removal shall be effective when a successor Trustee is appointed pursuant to Section III.A.3 above and the successor Trustee has accepted the appointment in writing.

                                                           EXHIBIT B TO THE PLAN


      C. Duties and Powers of the Collateral Trustee. The Collateral Trustee is and shall act as a fiduciary to the Collateral Trust in accordance with the provisions of this Collateral Trust Agreement. The Collateral Trustee at all times shall administer the Collateral Trust and the Trust Assets to provide reasonable assurance that the Collateral Trust shall be in a financial position to maximize payment of all Qualified Claims. Subject to the limitations set forth in this Collateral Trust Agreement, the Collateral Trustee shall have the power to take any and all reasonable actions that, in the Collateral Trustee's judgment, are necessary or proper to fulfill the purposes of the Collateral Trust, including, without limitation, each power expressly granted in this Collateral Trust Agreement and any power reasonably incidental thereto.

      D. Liability of the Trustees. Each Trustee shall not be liable to the Collateral Trust, to any Asbestos Claimant, or to any other person except for such Trustee's own breach of trust committed in bad faith, or for gross negligence or willful misappropriation.

      E. Tax Duties of the Collateral Trustee. The Collateral Trustee shall cause a Federal Employer Identification Number ("FEIN") for the Collateral Trust to be obtained and shall cause the annual income tax returns to be filed on the basis of a December 31 year end. The Collateral Trustee shall take all steps necessary to ensure that all tax obligations of the Collateral Trust are satisfied and all tax obligations imposed upon the Collateral Trust are paid. To the extent necessary to satisfy this objective, the Collateral Trustee is hereby authorized, among other things, to (i) obtain a tax identification number for the Collateral Trust, (ii) communicate with the Internal Revenue Service and state and local taxing authorities on behalf of the Collateral Trust, (iii) make payment of taxes on behalf of the Collateral Trust (which taxes will be paid out of the Trust Assets), (iv) file all applicable tax returns for the Collateral Trust to the extent permissible under applicable law, and (v) withhold taxes on payments made pursuant to this Collateral Trust Agreement as required by applicable law. To the extent permissible under applicable law, the Collateral Trustee shall jointly with Congoleum prepare and file a "relation-back election" under Treasury Regulation ss. 1.468B-1(j)(2)(ii), and shall otherwise cooperate with Congoleum in its efforts to cause the Collateral Trust to qualify as a QSF for federal income tax purposes.

                                                           EXHIBIT B TO THE PLAN


      F. Compensation and Expenses of the Collateral Trustee. The Collateral Trustee shall receive compensation from the Collateral Trust for his or her service as Collateral Trustee in the amount of $195.00 per hour devoted to Collateral Trust business. The hourly rate of compensation payable to the Collateral Trustee hereunder shall be subject to adjustment periodically, with the consent of Claimants' Counsel (as defined in the Claimant Agreement) and Congoleum. The Collateral Trust shall reimburse the Collateral Trustee for all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee in connection with the performance of his or her duties hereunder.

      G. Reporting Duties of the Collateral Trustee. The Collateral Trustee shall submit to Congoleum and to Claimants' Counsel periodic reports as such parties shall reasonably request. Congoleum or Claimants' Counsel shall have the right to conduct from time to time a financial audit of the Collateral Trust at such party's own expense.

      H. Power to Act on Behalf of the Collateral Trust. The Collateral Trustee shall have the power to act on behalf of the Collateral Trust, including, without limitation, the power to:

            1. initiate any judicial, administrative, arbitrative or other proceeding only with the consent of Claimant's Counsel, as representatives of the beneficiaries of the Trust, provided that if Claimant's Counsel withholds such consent, the Collateral Trustee may seek such consent from a court of competent jurisdiction;

                                                           EXHIBIT B TO THE PLAN


            2. be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

            3. execute and deliver such instruments as the Collateral Trustee considers proper in administering the Collateral Trust; and

            4. enter into such arrangements with third parties as is deemed by the Collateral Trustee to be necessary in carrying out the purposes of the Collateral Trust, provided such arrangements do not conflict with any other provision of this Collateral Trust Agreement or the Claimant Agreement.

      I. Delaware Trustee. Notwithstanding any other provision of this Collateral Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties or responsibilities of the Collateral Trustee described in this Collateral Trust Agreement. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act").

      J. Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall receive compensation from the Trust for its service as Delaware Trustee at the rates detailed in a mutually acceptable fee agreement. The fee agreement may be modified with the prior written consent of the Claimants' Counsel and Congoleum. The Trust shall reimburse the Delaware Trustee as a part of the Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Delaware Trustee in connection with the performance of its duties hereunder, at the rates detailed in the fee agreement. To the extent that Congoleum pays any fees or costs to the Delaware Trustee on behalf of the Trust, the Trust shall promptly reimburse Congoleum for the fees and costs so paid as monies are available in the Trust.

                                                           EXHIBIT B TO THE PLAN


IV.   GENERAL PROVISIONS

      A. Irrevocability. The Collateral Trust is irrevocable.

      B. Effective Date. This Collateral Trust Agreement shall be effective on the date on which both Parties have signed and delivered the Collateral Trust Agreement.

      C. Termination. The Collateral Trust shall terminate upon the earliest of:
(i) the payment in full of all of the Participating Asbestos Claimant's Secured Claims and the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement; (ii) the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement and the Trustee's determination that no further steps to recover any assets subject to the Security Interest are commercially reasonable; (iii) the transfer of the Trust Assets to the Plan Trust pursuant to the terms of this Collateral Trust Agreement; or (iv) the payment of the Trust Assets to Congoleum pursuant to the terms of Section II.B.5.

      D. Amendments. The Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, may modify and amend this Collateral Trust Agreement. Any modification made pursuant to this Section IV.D must be made in writing.

      E. Incorporation by Reference. All terms and conditions contained in the Claimant Agreement shall be incorporated in this Agreement by reference. Capitalized terms not otherwise defined herein shall have the meanings accorded to them in the Claimant Agreement.

      F. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

                                                           EXHIBIT B TO THE PLAN


Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, New Jersey 08616
(609) 584-3000 - Telephone No.
(609) 584-3655 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph. LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636 Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

                                                           EXHIBIT B TO THE PLAN


Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Delaware Trustee:

James J. McGinley
Vice President and Sales Manager
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC 29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

      G. Successors and Assigns. This Collateral Trust Agreement shall be binding upon the Parties and their respective successors and assigns.

      H. Entire Agreement. This Collateral Trust Agreement contains the complete and entire understanding of the Parties with respect to the subject matter hereof, and no changes shall be recognized as valid unless they are made in writing and signed by the parties as required by Section IV.D hereto.

                                                           EXHIBIT B TO THE PLAN


      I. Headings. The headings used in this Collateral Trust Agreement are included for convenience only and neither constitute a portion of this Collateral Trust Agreement nor in any manner affect the construction of the provisions of this Collateral Trust Agreement.

      J. Invalidity; Illegality. The invalidity, illegality, or unenforceability of any provision of this Collateral Trust Agreement pursuant to a judicial or tribunal decree shall not affect the validity or enforceability of any other provision of this Collateral Trust Agreement, all of which shall remain in full force and effect.

      K. Governing Law. The Collateral Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the Collateral Trust, the Trustees or this Collateral Trust Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition holding or disposition of real personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

                                                           EXHIBIT B TO THE PLAN


      L. Dispute Resolution. Any dispute arising out of or relating to this contract including the breach, termination or validity thereof shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this Collateral Trust Agreement, by a sole arbitrator who shall be drawn from the CPR judicial list of distinguished neutrals. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Wilmington, Delaware. The arbitrator is not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in specified manner. The statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of arbitration hereunder.

      M. Counterparts. This Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Agreement.

                                                           EXHIBIT B TO THE PLAN


      IN WITNESS WHEREOF, the parties have caused this Collateral Trust Agreement to be duly executed this 16th day of April 2003.

                                       CONGOLEUM CORPORATION


                                       By /s/ Howard N. Feist III
                                          ------------------------------------
                                          Howard N. Feist III
                                          Chief Financial Officer


                                       COLLATERAL TRUSTEE


                                       By /s/ Arthur J. Pergament
                                          ------------------------------------
                                          Arthur J. Pergament


                                       DELAWARE TRUSTEE


                                       By /s/ Janet H. Havrilla
                                          ------------------------------------
                                          Janet H. Havrilla
                                          Financial Services Officer
                                          Wilmington Trust Company

                                                           EXHIBIT B TO THE PLAN


                  FIRST AMENDMENT TO COLLATERAL TRUST AGREEMENT

      This first amendment to the Collateral Trust Agreement ("Amendment to the Collateral Trust Agreement") is entered into by and among Congoleum Corporation, a Delaware Corporation ("Congoleum"), Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee") and Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as Delaware Trustee (the "Delaware Trustee") (Congoleum, the Collateral Trustee, and the Delaware Trustee, collectively, the "Parties"), with the consent of Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants.

                                    RECITALS

      WHEREAS Congoleum, the Collateral Trustee and the Delaware Trustee entered into the Collateral Trust Agreement pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003; and

      WHEREAS, Congoleum and various Asbestos Claimants executed a settlement agreement dated April 10, 2003, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, Congoleum and various Asbestos Claimants contemporaneously herewith are executing that certain first amendment to the Claimant Agreement (the "Amendment to the Claimant Agreement"); and

      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

                                                           EXHIBIT B TO THE PLAN


      WHEREAS, Congoleum and the Collateral Trustee contemporaneously herewith have terminated the Security Agreements by the means of the Termination Agreement and entered into a subsequent security agreement ("Superceding Security Agreement"); and

      WHEREAS, the Parties desire to enter into this Amendment to the Collateral Trust Agreement to confirm their agreement with respect to (i) the termination of the Security Agreements; (ii) the execution of the Superceding Security Agreement, (iii) certain technical corrections to the Collateral Trust Agreement; and (iv) certain other matters relating to the foregoing, as hereafter provided; and

      WHEREAS, Section IV.D. of the Collateral Trust Agreement authorizes the Trustee, with the unanimous consent of Congoleum and Claimants' Counsel to modify and amend the Collateral Trust Agreement.

      NOW, THEREFORE, the Parties hereby agree that the Collateral Trust Agreement shall be amended as follows:

                                    AGREEMENT

1. The paragraph below shall be added to the Claimant Agreement as Section I.C:

      C. Nontransferability of Beneficial Interests. The beneficial interests in the Collateral Trust are not transferable or assignable, except as may be provided under operation of law or after the death of an Asbestos Claimant pursuant to a will or the law applicable to decedent's estates. The beneficial interests in the Collateral Trust shall not be evidenced by a separate certificate. Nothing in this paragraph I.C shall in any way restrict the ability of the Collateral Trust to transfer the Trust Assets to any trust established pursuant to a plan of reorganization for Congoleum under chapter 11 of the United States Bankruptcy Code.

                                                           EXHIBIT B TO THE PLAN


2. Sections II.E.1 and 2 of the Collateral Trust Agreement shall be replaced in their entirety with:

      E. Enforcement of Security Interest.

      The Collateral Trustee shall have the power and authority to enforce the Collateral Trust's interest in the Collateral in accordance with the Superceding Security Agreement and applicable law.

3. Sections IV.C and IV.D of the Collateral Trust Agreement shall be replaced in their entirety with:

      C. Termination. The Collateral Trust shall terminate upon the earliest of:
      (i) the payment in full of all of the Participating Asbestos Claimant's Secured Claims and the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement; (ii) the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement and the Collateral Trustee's determination that no further steps to recover any assets subject to the Security Interest are commercially reasonable;
      (iii) the transfer of the Trust Assets to the Plan Trust pursuant to the terms of this Collateral Trust Agreement; (iv) the payment of the Trust Assets to Congoleum pursuant to the terms of Section II.B.5; or (v) the expiration of any Perpetuities Period applicable to the Collateral Trust, provided that, to the extent permitted by applicable law, Congoleum directs that the Rule Against Perpetuities shall not apply to the Collateral Trust and that the Collateral Trust shall not be limited by a Perpetuities Period. "Perpetuities Period" shall mean the period (if any) defined by any applicable rule against perpetuities (the "Applicable Rule") within which interests in the Collateral Trust must vest in order to be valid when created. The Perpetuities Period includes any period in gross permitted by the Applicable Rule, such as twenty-one (21) years. If the Perpetuities Period is defined with reference to a given date or the death of the last survivor of a class of individuals living on a given date (the "Measuring Lives"), the date shall be the date prescribed by the Applicable Rule and the Measuring Lives shall be the members of the class of persons living on that date who are authorized to receive any payment from the Collateral Trust prior to its termination. If the Applicable Rule applies differently to different kinds of Trust Assets, a direction to terminate the Collateral Trust upon the expiration of the Perpetuities Period shall be applied separately to the different kinds of property. If Trust Assets transferred to the Collateral Trustee at different times have different Perpetuities Periods, a direction to terminate the Collateral Trust upon the expiration of the Perpetuities Period shall be applied separately to the different Trust Assets, provided that (i) Trust Assets for which no sufficient record exists to determine the date of transfer shall be deemed for this purpose to have been transferred on the earliest possible date, and (ii) an insurance policy or the proceeds of an insurance policy shall be deemed transferred on the date the policy is acquired by the Collateral Trust regardless of the dates on which premiums are subsequently paid. If the Collateral Trust suspends the power of alienation or permits accumulations within the meaning of any Applicable Rule limiting the period for such suspension or accumulations then this provision shall apply to such suspension or accumulations as if they were non-vested interests. Upon the termination of the Collateral Trust pursuant to the application of any Perpetuities Period, the Collateral Trustee shall pay the remaining principal to Congoleum.

      D. Amendments. The Collateral Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, may modify and amend this Collateral Trust Agreement. Any modification made pursuant to this Section IV.D must be made in writing. The ability of the Collateral Trustee, Congoleum and

                                                           EXHIBIT B TO THE PLAN


      Claimants' Counsel to amend this Collateral Trust Agreement in accordance with this Section IV.D shall not be restricted by any third party not a party hereto, including without limitation any Asbestos Claimant. Notwithstanding the foregoing or any other provision of this Collateral Trust Agreement, no modification or amendment to this Collateral Trust Agreement shall be effective to alter the rights or duties of the Delaware Trustee unless consented to in writing by the Delaware Trustee.

4. Other than expressly provided for herein, the terms of the Collateral Trust Agreement shall remain in full force and effect.

5. The Collateral Trust Agreement and this Amendment to the Collateral Trust Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supercede any prior understandings and agreements between or among the parties with respect to the subject matter of the Agreements. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in the Agreements shall not be valid or binding. The failure or invalidation of any provision of the Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

6. References in the Claimant Agreement, the Superceding Security Agreement and the Collateral Trust Agreement to the "Collateral Trust Agreement" shall be deemed references to the Agreements.

7. This Amendment to the Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Amendment to the Collateral Trust Agreement.

                                                           EXHIBIT B TO THE PLAN


       IN WITNESS WHEREOF, the Parties have caused this Amendment to the Collateral Trust Agreement to be duly executed this 6th day of June 2003.


                                       CONGOLEUM CORPORATION


                                       By /s/ Howard N. Feist III
                                          ------------------------------------
                                          Howard N. Feist III
                                          Chief Financial Officer


                                       COLLATERAL TRUSTEE


                                       By /s/ Arthur J. Pergament
                                          ------------------------------------
                                          Arthur J. Pergament


                                       DELAWARE TRUSTEE


                                       By /s/ Ronney Perkins
                                          ------------------------------------
                                          Ronney Perkins
                                          Assistant Vice President
                                          Wilmington Trust Company


CONSENT:

      By their signatures below, Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants, indicate their consent to the execution of this Amendment to the Collateral Trust Agreement.

                                       /s/ Perry Weitz
                                           ---------------
                                           Perry Weitz, Esq.

                                       /s/ Joseph F. Rice
                                           ------------------
                                           Joseph F. Rice, Esq.

                                                           EXHIBIT B TO THE PLAN


                 SECOND AMENDMENT TO COLLATERAL TRUST AGREEMENT

      This second amendment to the Collateral Trust Agreement ("Second Amendment to the Collateral Trust Agreement") is entered into by and between Congoleum Corporation, a Delaware corporation ("Congoleum"), and Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee") (Congoleum and the Collateral Trustee, each a "Party" and collectively, the "Parties"), with the consent of Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants.

                                    RECITALS

      WHEREAS Congoleum and the Collateral Trustee entered into an agreement, as amended by the First Amendment to Collateral Trust Agreement on June 3, 2003, pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003 (the "Collateral Trust Agreement"); and

      WHEREAS, Congoleum and various Asbestos Claimants executed a settlement agreement dated April 10, 2003, as amended on June 6, 2003, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

                                                           EXHIBIT B TO THE PLAN


      WHEREAS, Congoleum and the Collateral Trustee terminated the Security Agreements by the means of the Termination Agreement dated June 6, 2003 and entered into a subsequent security agreement (the "Superseding Security Agreement") of the same date; and

      WHEREAS, the Parties desire to enter into this Second Amendment to the Collateral Trust Agreement to confirm their agreement with respect to certain other matters as hereafter provided; and

      WHEREAS, Section IV.D of the Collateral Trust Agreement authorizes the Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, to modify and amend the Collateral Trust Agreement; and

      WHEREAS, the Debtors have filed in connection with the Reorganization Cases the Third Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 8, 2004 (the "Third Modified Plan").

      NOW, THEREFORE, the Parties hereby agree that the Collateral Trust Agreement shall be amended as follows:

                                    AGREEMENT

1. Capitalized terms used herein and not otherwise defined herein or in the Collateral Trust Agreement shall have the meanings ascribed to them in the Third Modified Plan and the other Plan Documents.

2. Paragraph II.B of the Collateral Trust Agreement shall be deleted in its entirety and replaced with the following:

II.   PAYMENT OF CLAIMS AND COLLATERAL TRUST ADMINISTRATION

      B.    Payment of Qualified Claims.

            1. Congoleum will be entitled to reimbursement of Coverage Costs in accordance with Section 3.4(e) of the Plan Trust Agreement.

            2. Asbestos Insurance Action Recoveries shall be paid in the order of priority and to the extent set forth in Sections 3.1 and 3.2 of the TDP; provided, however, that solely for purposes of this Second Amendment to the Collateral Trust Agreement, the term Plan Trust Expenses in Sections 3.1 and
                  3.2 of the TDP shall refer to "Administrative Expenses" (as defined in the Collateral Trust Agreement).

            3. Upon or as soon as practicable after the establishment by Congoleum of a trust qualified as a QSF pursuant to a confirmed plan of reorganization in a case commenced by Congoleum as a debtor under chapter 11 of title 11 U.S.C., that preserves the rights of beneficiaries hereunder and provides for the transfer of the Trust Assets, including any reserves, to a plan trust (the "Plan Trust"), the Collateral Trustee shall release the security interests granted by the Superseding Security Agreement and pay any remaining Trust Assets to the Plan Trust in accordance with the plan of reorganization. If no Plan Trust is established on or before the later of (i) three years from the date of this Collateral Trust Agreement or (ii) such time as all Class 3 Qualified Participating Asbestos Claimant's Secured Claims are paid in full, the Collateral Trustee shall transfer any remaining Trust Assets, including any reserves, to Congoleum.

            4. Notwithstanding anything in this Collateral Trust Agreement to the contrary, from time to time the Collateral Trustee shall deduct from the Trust Assets and shall pay such amounts as are reasonably necessary to pay Administrative Expenses.

            3. Paragraph IV.F of the Collateral Trust Agreement shall be amended to include the following persons among those persons required to receive notices on behalf of Congoleum: Richard L. Epling, Esq., Pillsbury Winthrop LLP, 1540 Broadway, New York, NY 10036-4039, (212) 858-1000 - Telephone No., (212) 858-1500
                  - Facsimile No.; Paul S. Hollander, Esq., Okin, Hollander & DeLuca, LLP, Parker Plaza, 400 Kelby Street, Fort Lee, NJ 07024, (201) 947-7500 - Telephone No., (201) 947-2663 -
                  Facsimile No.

            3. This Second Amendment to the Collateral Trust Agreement shall become effective on the Effective Date of the Third Modified Plan. Other than as provided for herein, the terms of the Collateral Trust Agreement shall remain in full force and effect.

            4. The Collateral Trust Agreement and this Second Amendment to the Collateral Trust Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supersede any prior understandings and agreements between or among the Parties with respect to the subject matter of the Agreements. The failure or invalidation of any provision of the Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

            5. References in the Claimant Agreement, the Superseding Security Agreement and the Collateral Trust Agreement to the "Collateral Trust Agreement" shall be deemed references to the Agreements.

            6. This Second Amendment to the Collateral Trust Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original, and all such counterparts together shall constitute but one and the same Second Amendment to the Collateral Trust Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Second Amendment to the Collateral Trust Agreement to be duly executed this __ day of _________ 200_.

                                    CONGOLEUM CORPORATION


                                    By
                                       ---------------------------------

                                    Title
                                          ------------------------------


                                    COLLATERAL TRUSTEE


                                    By
                                       ---------------------------------
                                       Arthur J. Pergament


CONSENT:

      By their signatures below, Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants, indicate their consent to the execution of this Second Amendment to the Collateral Trust Agreement.


                                       ---------------------------------
                                               Perry Weitz, Esq.


                                       ---------------------------------
                                               Joseph F. Rice, Esq.

                                                           EXHIBIT C TO THE PLAN


                 ASBESTOS INSURANCE RIGHTS ASSIGNMENT AGREEMENT

      This ASBESTOS INSURANCE RIGHTS ASSIGNMENT AGREEMENT (this "Agreement") is made as of ____________________, 2005 by and among the Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "Insurance Contributors") and the Plan Trust. Capitalized terms used herein without definition shall have the meanings given to such terms in the Third Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Plan").

      WHEREAS, to protect themselves from certain risks resulting from their businesses, the Insurance Contributors purchased liability insurance policies;

      WHEREAS, numerous individuals, business organizations, and other persons have asserted asbestos-related personal injury and property damage claims against Congoleum and certain affiliated entities;

      WHEREAS, Congoleum has advised the Plan Trust that Congoleum previously has assigned portions of the Asbestos Insurance Rights to certain Asbestos Claimants listed on Schedule A hereto (collectively, the "Previously Assigned Insurance Rights");

      WHEREAS, Congoleum previously has granted security interests in certain of the Asbestos Insurance Rights to the Persons listed on Schedule B hereto (collectively, the "Prior Insurance Security Interests");

      WHEREAS, on December 31, 2003, Congoleum and certain affiliated entities filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey;

      WHEREAS, the Plan was confirmed on ____________________, and has become effective;

      WHEREAS, the Plan provides that the Insurance Contributors will assign the Asbestos Insurance Rights to the Plan Trust;

      WHEREAS, the Insurance Contributors wish to implement the terms of the Plan;

      WHEREAS, the Insurance Contributors are receiving good and valuable consideration in exchange for the transfers, grants, assignments, and promises made in this Agreement, including the releases and indemnification described in the Plan and related documents, the receipt and sufficiency of which is acknowledged and agreed;

      NOW, THEREFORE, subject to and on the terms and conditions herein set forth, the Insurance Contributors and the Plan Trust hereby agree as follows:

I.    ASSIGNMENT TO THE PLAN TRUST

      A. Effective upon the Effective Date, the Insurance Contributors hereby irrevocably transfer and assign to the Plan Trust any and all of their Asbestos Insurance Rights and all rights and claims asserted in the pending Coverage Litigation (including without limitation cash and other proceeds of all such rights and claims received by any Insurance Contributor and/or any Debtor during the pendency of the Reorganization Cases), free and clear of all Claims, Liens and encumbrances except for Liens for the benefit of Richard Arsenault, Kenneth

                                                           EXHIBIT C TO THE PLAN


Cook and Dennis Matthews, provided, however, that such transfer and assignment of the Asbestos Insurance Rights shall be subject to the terms of the Plan and the Plan Trust Agreement, including without limitation the payment priorities set forth therein.

      B. The Plan Trust and the Insurance Contributors intend that the Asbestos Insurance Assignment be made to the maximum extent permitted under applicable law.

      C. The Asbestos Insurance Assignment is not an assignment of any insurance policy.

      D. To the extent the Asbestos Insurance Assignment is determined to be invalid by a court of competent jurisdiction, upon request by the Plan Trust and at the cost of the Plan Trust (as provided in Section II herein), an Insurance Contributor or Reorganized Debtor, as applicable, shall (i), provided that the Plan Trust provides reasonable evidence of its ability to promptly pay all costs incurred in such effort, use its best efforts to pursue any of the Asbestos Insurance Rights for the benefit of and to the fullest extent required by the Plan Trust, and (ii) immediately transfer any amounts recovered under or on account of any of the Asbestos Insurance Rights to the Plan Trust; provided, however, that while any such amounts are held by or under the control of an Insurance Contributor or Reorganized Debtor, such amounts (and any interest earned thereon) shall be segregated and held in trust for the benefit of the Plan Trust.

II.   COOPERATION

      A. To the fullest extent permitted by applicable law, the Insurance Contributors and/or Reorganized Debtors, as the case may be, shall provide the Plan Trust with such cooperation as the Plan Trust may reasonably request in connection with the pursuit by the Plan Trust of the Asbestos Insurance Rights. Such cooperation shall include, but not be limited to, making their books, records, employees, agents and professionals available to the Plan Trust. The Plan Trust shall reimburse the Insurance Contributors and/or Reorganized Debtors, as the case may be, for their reasonable out-of-pocket costs and expenses (including reasonable attorneys' and consultants' fees) incurred (i) in connection with providing the cooperation described in the preceding sentences, and (ii) in connection with the pursuit of Asbestos Insurance Rights as provided in Section I.D. above. Such reimbursement shall be paid promptly following request for reimbursement accompanied by appropriate documentation.

      B. Notwithstanding anything in the Plan Documents to the contrary, the Insurance Contributors and/or Reorganized Debtors, as the case may be, as part of every settlement with any one or more London Market insurer(s) (including Equitas), hereby agree that the Plan Trust, in its sole discretion, may effectuate a complete policy buy-back of any policies subscribed by any one or more London Market insurer(s) (following which the Insurance Contributors and/or Reorganized Debtors shall retain no coverage with respect to such insurer(s)). The Insurance Contributors and/or Reorganized Debtors, as the case may be, hereby waive their rights to any proceeds of all such settlements, and all proceeds of each such settlement (other than as reimbursement in accordance with the Collateral Trust Agreement and the Plan Documents of Coverage Costs and/or the Claims Handling Fee) shall be held for the benefit of Asbestos Claimants in accordance with the Plan Documents.

      C. The Insurance Contributors and/or Reorganized Debtors, as the case may be, upon request of the Plan Trustee, shall evaluate additional requests for complete policy commutations. To the extent that additional complete policy commutations do not materially impair the Insurance Contributors' and/or Reorganized Debtors', as the case may be, ongoing need for insurance coverage for potential non-asbestos liabilities and such additional releases are reasonably necessary to permit the realization of asbestos-related insurance settlements, the Insurance Contributors and/or Reorganized Debtors, as the case may be, will cooperate with the Plan Trustee to provide additional policy commutations. Such additional policy commutations may be conditioned upon a

                                                           EXHIBIT C TO THE PLAN


reasonable allocation of policy proceeds or other provisions to protect Congoleum from potential non-asbestos liabilities as may be agreed between the Insurance Contributors and/or Reorganized Debtors, as the case may be, and the Plan Trustee.

      D. The Insurance Contributors and/or Reorganized Debtors, as the case may be, agree that their collection or use, if any, of proceeds of any Asbestos Insurance Policy, to the extent permitted under the Plan Documents, (i) will not reduce any aggregate, per occurrence or other policy limit of any Asbestos Insurance Policy that is or could potentially be applicable to Asbestos Claims, and (ii) will not in any way interfere with the Plan Trust's exercise of any Asbestos Insurance Rights.

III.  MISCELLANEOUS

      A. Binding Effect, Assignment, Third Party Beneficiaries. This Agreement shall be binding on each of the parties hereto and their respective successors and assigns. This Agreement is not intended, and shall not be construed, deemed or interpreted, to confer on any person or entity not a party hereto any rights or remedies hereunder.

      B. Entire Agreement; Amendment; Waivers. This Agreement, the Plan and the other Plan Documents shall constitute the entire agreement and understanding among the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement. This Agreement may not be amended or modified, and no provision hereof may be waived, except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or waiver is sought.

      C. Governing Law. This Agreement and the rights and obligations of the parties hereto under this Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

      D. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                                           EXHIBIT C TO THE PLAN


      IN WITNESS WHEREOF, the parties hereto have caused this Asbestos Insurance Rights Assignment Agreement to be duly executed by their respective duly authorized representatives as of the date first above written.

                                    CONGOLEUM CORPORATION


                                    By:
                                    Its:

                                    CONGOLEUM SALES, INC.


                                    By:
                                    Its:

                                    CONGOLEUM FISCAL, INC.


                                    By:
                                    Its:

                                    THE CONGOLEUM PLAN TRUST


                                    By:
                                    Its:

                                                           EXHIBIT C TO THE PLAN


                                   Schedule A
                      Previously Assigned Insurance Rights

              -------------------------------------------------
              Date Settled             Plaintiff
              -------------------------------------------------
              01/24/03                 Gazdacko, A.
              -------------------------------------------------
              01/30/03                 Tillar, C.
              -------------------------------------------------
              02/26/03                 Bailey, J.
              -------------------------------------------------
              02/26/03                 Barbour, H.
              -------------------------------------------------
              02/26/03                 Basford, K.
              -------------------------------------------------
              02/26/03                 Burroughs,  K
              -------------------------------------------------
              02/26/03                 Dellacourt, J.
              -------------------------------------------------
              02/26/03                 Fournier, D.
              -------------------------------------------------
              02/26/03                 Harris, F.
              -------------------------------------------------
              02/26/03                 Hoffine, M.
              -------------------------------------------------
              02/26/03                 LaMantia, E.
              -------------------------------------------------
              02/26/03                 Manyik, A.
              -------------------------------------------------
              02/26/03                 Millay, R
              -------------------------------------------------
              02/26/03                 Nelson, A.
              -------------------------------------------------
              02/26/03                 O'Leary, K
              -------------------------------------------------
              02/26/03                 Salinas, J.
              -------------------------------------------------
              02/26/03                 Skelton, A.
              -------------------------------------------------
              02/26/03                 Wallstrom, P.
              -------------------------------------------------
              02/26/03                 Anderson, E.
              -------------------------------------------------
              02/26/03                 Anderson, G.
              -------------------------------------------------
              02/26/03                 Graham, C.
              -------------------------------------------------
              02/26/03                 Overstreet, C.
              -------------------------------------------------
              02/26/03                 Wright, A.
              -------------------------------------------------
              03/06/03                 Lewis, W. C.
              -------------------------------------------------
              03/10/03                 Schleicher, W.
              -------------------------------------------------
              03/10/03                 Davidson, J. L.
              -------------------------------------------------
              03/10/03                 Cade, W.
              -------------------------------------------------
              03/10/03                 Moulder, W.
              -------------------------------------------------
              03/10/03                 Ezell, J.
              -------------------------------------------------
              03/11/03                 Eck, B.
              -------------------------------------------------
              03/11/03                 Marsilio, R.
              -------------------------------------------------
              03/11/03                 Weinert, E.
              -------------------------------------------------
              03/11/03                 Buckley, J.
              -------------------------------------------------
              03/25/03                 Katz, B.
              -------------------------------------------------
              03/25/03                 Koppel, B.
              -------------------------------------------------
              03/25/03                 Collins, T. W.
              -------------------------------------------------
              03/25/03                 Cook, R. P.
              -------------------------------------------------
              04/04/03                 Perez, M.
              -------------------------------------------------
              04/04/03                 Durazzo, B.
              -------------------------------------------------
              04/07/03                 Haggas, B.
              -------------------------------------------------
              04/07/03                 Haggas, E.
              -------------------------------------------------
              04/16/03                 Adams, C.
              -------------------------------------------------
              04/17/03                 Rodriques, D.
              -------------------------------------------------
              04/17/03                 Adame, J.
              -------------------------------------------------
              04/17/03                 LaForge, L.
              -------------------------------------------------
              04/17/03                 Tucker, D.
              -------------------------------------------------
              05/01/03                 Helbing, H.
              -------------------------------------------------
              05/09/03                 Ponder, D.
              -------------------------------------------------
              05/09/03                 McBride, W.
              -------------------------------------------------

                                                           EXHIBIT C TO THE PLAN


              -------------------------------------------------
              05/09/03                 Sparks, M.
              -------------------------------------------------
              05/09/03                 Gilliand, W.
              -------------------------------------------------
              05/09/03                 Griffith, M.
              -------------------------------------------------
              05/16/03                 Koranda, J.
              -------------------------------------------------
              05/28/03                 McDonald, C.
              -------------------------------------------------
              05/28/03                 Roachell, P.
              -------------------------------------------------
              06/09/03                 Shulman, H.
              -------------------------------------------------
              06/30/03                 Biron, P.
              -------------------------------------------------
              07/17/03                 Brining, C.
              -------------------------------------------------
              07/17/03                 Hering, F.
              -------------------------------------------------
              07/17/03                 Mento, S.
              -------------------------------------------------
              09/16/03                 Gordon, R.
              -------------------------------------------------
              09/17/03                 Waishes, E.
              -------------------------------------------------

                                                           EXHIBIT C TO THE PLAN


                                   Schedule B
                       Prior Insurance Security Interests

-------------------------------------------------------------------------
Kenneth Cook                          May 23, 2003
-------------------------------------------------------------------------
Richard Arseneault                    May 23, 2003
-------------------------------------------------------------------------
Dennis Matthews                       May 23, 2003
-------------------------------------------------------------------------
Collateral Trust                      June 12, 2003
-------------------------------------------------------------------------

                                                           EXHIBIT D TO THE PLAN


                                    Table of Contents

                                                                            Page
                                                                            ----


                                         ARTICLE I
                                        DEFINITIONS
      1.1   Definitions......................................................2

                                        ARTICLE II
                                    AGREEMENT OF TRUST
      2.1   Creation and Name................................................5
      2.2   Purpose..........................................................5
      2.3   Transfer of Assets...............................................5
      2.4   Acceptance of Assets and Assumption of Liabilities...............6

                                        ARTICLE III
                              POWERS AND TRUST ADMINISTRATION
      3.1   Powers...........................................................6
      3.2   General Administration..........................................10
      3.3   Claims Administration...........................................11
      3.4   Indemnification by the Plan Trust...............................11
      3.5   Lien............................................................15

                                        ARTICLE IV
                            ACCOUNTS, INVESTMENTS, AND PAYMENTS
      4.1   Accounts........................................................15
      4.2   Investments.....................................................16
      4.3   Source of Payments..............................................18
      4.4   Payments of Allowed Asbestos Property Damage Claims.............18
      4.5   Payments of Certain Allowed Claims Pursuant to the TDP..........19
      4.6   Payment of Plan Trust Expenses..................................19
      4.7   Indemnification Payments........................................19

                                         ARTICLE V
                                       PLAN TRUSTEES
      5.1   Number..........................................................20
      5.2   Term of Service.................................................20
      5.3   Appointment of Successor Plan Trustees..........................21
      5.4   Liability of Plan Trustees, Officers and Employees..............21
      5.5   Compensation and Expenses of Plan Trustees......................21
      5.6   Plan Trustees' Employment of Professionals......................22
      5.7   Plan Trustees' Independence.....................................22
      5.8   Bond............................................................22

                                                           EXHIBIT D TO THE PLAN


                                        ARTICLE VI

                                THE FUTURES REPRESENTATIVE
      6.1   Duties..........................................................22
      6.2   Term of Office..................................................22
      6.3   Appointment of Successor........................................23
      6.4   Futures Representative's Employment of Professionals............23
      6.5   Compensation and Expenses of the Futures Representative.........23
      6.6   Procedure for Obtaining Consent of the Futures Representative...24
      6.7   Lack of Consent of the Futures Representative...................24
      6.8   Liability of Futures Representative, Officers and Employees.....24
      6.9   Copies to the TAC...............................................24

                                        ARTICLE VII
                                 TRUST ADVISORY COMMITTEE
      7.1   Formulation and Number..........................................24
      7.2   Duties..........................................................25
      7.3   Term of Office..................................................25
      7.4   Appointment of Successors.......................................25
      7.5   The TAC's Employment of Professionals...........................25
      7.6   Compensation and Expenses of the TAC............................26
      7.7   Procedure for Consulting With and Obtaining Consent of the TAC..26
      7.8   Lack of Consent of the TAC......................................27
      7.9   Liability of the TAC, Officers and Employees....................27
      7.10  Copies to the Futures Representative............................27

                                       ARTICLE VIII
                                    GENERAL PROVISIONS
      8.1   Irrevocability..................................................28
      8.2   Termination.....................................................28
      8.3   Amendments......................................................28
      8.4   Meetings........................................................29
      8.5   Severability....................................................29
      8.6   Notices.........................................................29
      8.7   Successors and Assigns..........................................31
      8.8   Limitation on Claim Interests for Securities Laws Purposes......31
      8.9   Entire Agreement; No Waiver.....................................31
      8.10  Headings........................................................31
      8.11  Governing Law...................................................31
      8.12  Dispute Resolution..............................................31
      8.13  Enforcement and Administration..................................31
      8.14  Effectiveness...................................................32
      8.15  Counterpart Signatures..........................................32
      8.16  Notices Under Plan Documents....................................32
      8.17  Construction....................................................32

                                                           EXHIBIT D TO THE PLAN


                         CONGOLEUM PLAN TRUST AGREEMENT

      This CONGOLEUM PLAN TRUST AGREEMENT (this "Plan Trust Agreement"), effective as of the Effective Date, is among Congoleum Corporation, a Delaware corporation ("Congoleum"), Congoleum Sales, Inc., a New York corporation ("CSI"), Congoleum Fiscal, Inc., a New York corporation ("CFI" and, together with CSI, the "Subsidiary Debtors"), which are the debtors and debtors-in-possession in case number 03-51524 in the United States Bankruptcy Court for the District of New Jersey, as settlors (each, a "Debtor" or a "Settlor" and all of them collectively, the "Debtors" or the "Settlors"), the Futures Representative, the Trust Advisory Committee and the Plan Trustees identified on the signature page hereof and appointed on the Confirmation Date pursuant to the Fourth Modified Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004, as the same may be amended, modified or supplemented from time to time (the "Plan"). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Plan or the TDP (as defined below), and all such definitions are incorporated herein by reference. All capitalized terms not defined herein or in the Plan, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules, and such definitions are incorporated herein by reference.

                                    RECITALS

      WHEREAS, at the time of the entry of the order for relief in the Reorganization Cases, the Debtors were named as defendants in actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

      WHEREAS, the Debtors have reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the Bankruptcy Court, known as In re Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., Case No. 03-51524;

      WHEREAS, the Plan has been confirmed by the Bankruptcy Court and has become effective as of the date hereof;

      WHEREAS, the Plan Documents provide, among other things, for the creation of the Plan Trust;

      WHEREAS, pursuant to the Plan, the Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims as and to the extent provided for herein and in the TDP;

      WHEREAS, pursuant to the Plan, the Plan Trust is intended to qualify as a "qualified settlement fund" (a "QSF") within the meaning of Section 1.468B-1(c) of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code of 1986, as amended from time to time (the "IRC"); and

      WHEREAS, it is the intent of the Settlors, the Plan Trustees, the Futures Representative and the TAC that the Plan Trust be administered, maintained, and operated at all times as a QSF through mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, all Plan Trust Asbestos Claims that involve similar claims in substantially the same manner in strict compliance with the terms of this Plan Trust Agreement and the TDP; and

                                                           EXHIBIT D TO THE PLAN


      WHEREAS, the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Debtors with respect to Plan Trust Asbestos Claims; and

      WHEREAS, the Bankruptcy Court has determined that the Plan Trust and the Plan satisfy all the prerequisites for the injunction pursuant to Section 524(g) of the Bankruptcy Code provided for in the Plan, and such injunction has been entered by the Bankruptcy Court.

      NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions As used herein, the following capitalized terms shall have the respective meanings set forth below:

      "ABI Asbestos Personal Injury Indemnity Claims" has the meaning set forth in the Plan.

      "Additional Indemnitees" shall mean each Claimants' Representative, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing.

      "Allowed" means:

            (a) With respect to an Unsecured Asbestos Personal Injury Claim, the Liquidated Value;

            (b) With respect to a Secured Asbestos Claim other than the Claims Handling Fee, the lesser of (i) the amount for which such Secured Asbestos Claim was liquidated pursuant to the Claimant Agreement or the applicable Pre-Petition Settlement Agreement or (ii) the portion of the amount referenced in clause
(b)(i) of this definition of such Secured Asbestos Claim which remains unpaid as of the date of determination;

            (c) With respect to the Claims Handling Fee, the amount certified by the Collateral Trustee pursuant to Section 5.1(1) of the Plan;

            (d) With respect to an Asbestos Property Damage Claim that is filed prior to the expiration of the Asbestos Property Damage Claim Bar Date, such amount as is liquidated and allowed by the Bankruptcy Court; and

            (e) With respect to an ABI Asbestos Personal Injury Indemnity Claim, such amount as is determined in accordance with Section 7.5 of the Plan.

      "Allowed Amount" means the sum at which a Claim is Allowed.

                                                           EXHIBIT D TO THE PLAN


      "Asbestos Insurance Action Recoveries" has the meaning set forth in the Plan.

      "Asbestos Personal Injury Claim" has the meaning set forth in the Plan.

      "Asbestos Personal Injury Sub-Account" has the meaning set forth in the Plan.

      "Asbestos Property Damage Claim" has the meaning set forth in the Plan.

      "Asbestos Property Damage Insurance Rights" has the meaning set forth in the Plan.

      "Bankruptcy Code" has the meaning set forth in the Plan.

      "Bankruptcy Court" has the meaning set forth in the Plan.

      "Bankruptcy Rules" has the meaning set forth in the Plan.

      "Claimant Agreement" has the meaning set forth in the Plan.

      "Claimants' Representative" has the meaning set forth in the Plan.

      "Claims Handling Fee" has the meaning set forth in the Collateral Trust Agreement.

      "Collateral Trust" has the meaning set forth in the Plan.

      "Collateral Trustee" has the meaning set forth in the Plan.

      "Coverage Costs" has the meaning set forth in the Plan.

      "Debtor" has the meaning set forth in the preamble.

      "Entity" has the meaning set forth in the Plan.

      "Futures Representative" has the meaning set forth in the Plan.

      "Indemnification Claim Notice" has the meaning set forth in Section 3.4(c) herein.

      "Indemnified Party" has the meaning set forth in Section 3.4(c) herein.

      "Injunctions" has the meaning set forth in the Plan.

      "IRC" has the meaning set forth in the preamble.

      "Lien" has the meaning set forth in the Plan.

      "Moody's" has the meaning set forth in Section 4.2(b) herein.

      "Participating Claimants" has the meaning set forth in the Plan.

      "Petition Date" has the meaning set forth in the Plan.

                                                           EXHIBIT D TO THE PLAN


      "Plan" has the meaning set forth in the preamble.

      "Plan Documents" has the meaning set forth in the Plan.

      "Plan Trust" has the meaning set forth in the Plan.

      "Plan Trust Agreement" has the meaning set forth in the preamble.

       "Plan Trust Asbestos Claim" has the meaning set forth in the Plan.

      "Plan Trust Assets" has the meaning set forth in the Plan.

      "Plan Trust Bylaws" has the meaning set forth in the Plan.

      "Plan Trust Expenses" has the meaning set forth in the Plan, but only to the extent that such Plan Trust Expenses are assumed by the Plan Trust pursuant to the provisions of the Plan.

      "Plan Trust PI Asbestos Claims" shall mean all Plan Trust Asbestos Claims other than Asbestos Property Damage Claims.

      "Plan Trustees" shall mean, collectively, the trustees described in
Article V hereof.

      "Pre-Petition Settlement Claimants" has the meaning set forth in the Plan.

      "Promissory Note" has the meaning set forth in the Plan.

      "Promissory Note Collateral Sub-Account" shall mean the account established pursuant to Section 4.1(a).

      "Property Damage Contribution" shall mean the Asbestos Property Damage Insurance Rights and all proceeds of the Asbestos Property Damage Insurance Rights.

      "QSF" has the meaning set forth in the preamble.

      "Qualified Participating Claimants" has the meaning set forth in the Plan.

      "Reorganized Debtors " has the meaning set forth in the Plan.

      "Representatives" has the meaning set forth in the Plan.

      "S&P" has the meaning set forth in Section 4.2(b) herein.

      "Settled Claims" shall mean the Asbestos Personal Injury Claims of Qualified Claimants.

      "Settlor" has the meaning set forth in the preamble.

      "TAC" has the meaning set forth in the Plan.

                                                           EXHIBIT D TO THE PLAN


      "TDP" means the Trust Distribution Procedures for Congoleum Plan Trust attached hereto as Exhibit B, as the same may be modified, amended or supplemented from time to time.

      "Termination Date" has the meaning set forth in Section 8.2(a) herein.

      "Unsecured PI Asbestos Claims" shall mean the unsecured portion of any Plan Trust PI Asbestos Claim, including but not limited to the unsecured portion of the liquidated claims of the Qualified Participating Claimants.

                                   ARTICLE II
                               AGREEMENT OF TRUST

      2.1 Creation and Name. The Settlors hereby create a trust known as the "Congoleum Plan Trust" as a Delaware trust, which is the Plan Trust to be created on the Effective Date pursuant to the Plan. The Plan Trustees of the Plan Trust may transact the business and affairs of the Plan Trust in the name "Congoleum Plan Trust".

      2.2 Purpose. The purpose of the Plan Trust is to assume all Plan Trust Asbestos Claims (whether now existing or arising at any time hereafter) and to use the Plan Trust Assets to pay holders of such Plan Trust Asbestos Claims in accordance with the Plan, this Plan Trust Agreement and the TDP, as applicable, and in such a way that all holders of Plan Trust Asbestos Claims that involve similar claims are treated in substantially the same manner and to otherwise comply with the requirements of a trust set forth in Section 524(g) of the Bankruptcy Code. All Plan Trust Asbestos Claims (other than the Settled Claims, Asbestos Property Damage Claims and the ABI Asbestos Personal Injury Indemnity Claims) shall be determined, liquidated, and paid, if Allowed, pursuant to this Plan Trust Agreement and the TDP. The Settled Claims (including the Unsecured PI Asbestos Claims contained therein) which were determined and liquidated pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as applicable, shall be paid pursuant to this Plan Trust Agreement and the TDP. Asbestos Property Damage Claims shall be determined pursuant to the Plan and paid, if Allowed, pursuant to this Plan Trust Agreement. The ABI Asbestos Personal Injury Indemnity Claims shall be determined and liquidated pursuant to the Plan, and paid, if Allowed, pursuant to the Plan and the TDP. In addition, the Plan Trust shall prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage and prosecute, settle and manage Asbestos Insurance Actions and Direct Actions.

      2.3 Transfer of Assets. On the Effective Date, pursuant to the terms of the Collateral Trust Agreement and the Plan, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust shall automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens or interests of the Debtors or any creditor, shareholder, or other Entity, except for Liens expressly preserved in the Plan and the order(s) confirming the Plan, and subject to the payment priorities set forth in this Plan Trust Agreement, the Plan and the TDP, without any further action of any Entity. Pursuant to the Plan, the Settlors and ABI will transfer, issue or assign, as appropriate, and deliver to the Plan Trust the other Plan Trust Assets at the time and in the manner contemplated by the Plan Documents, in each case free and clear of all Claims, Liens or interests of the Debtors or any creditor, shareholder, or other Entity, expressly preserved in the Plan and the order(s) confirming the Plan,

                                                           EXHIBIT D TO THE PLAN


and subject to the payment priorities set forth in this Plan Trust Agreement, the Plan and the TDP. The Settlors and any other party transferring any Plan Trust Asset to the Plan Trust shall execute and deliver, or cause to be executed and delivered, such documents as the Plan Trustees may reasonably request from time to time to reflect the transfer, issuance and assignment, as applicable, of the Plan Trust Assets to the Plan Trust. To the extent that any Plan Trust Asset, because of its nature or because it will accrue subsequent to the Effective Date, cannot be transferred to or vested in and assumed by the Plan Trust on the Effective Date, such Plan Trust Asset shall be transferred to, vested in, and assumed by the Plan Trust as soon as practicable after the Effective Date, free and clear of all Claims, Liens or interests of the Debtors or any creditor, shareholder, or other Entity.

      2.4 Acceptance of Assets and Assumption of Liabilities.

            (a) In furtherance of the purposes of the Plan Trust, the Plan Trustees, on behalf of the Plan Trust, hereby expressly accept the transfer, issuance and assignment, as applicable, to the Plan Trust of the Plan Trust Assets at the time and in the manner contemplated by the Plan Documents.

            (b) In furtherance of the purposes of the Plan Trust, the Plan Trustees, on behalf of the Plan Trust, hereby expressly assume all Plan Trust Asbestos Claims (whether now existing or arising at any time hereafter). The Plan Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding Plan Trust Asbestos Claims that any Debtor or any successors of such Debtor has or would have had under applicable law or under any agreement related thereto.

            (c) Nothing in this Plan Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Injunctions issued in connection with the Plan or the Plan Trust's assumption of the Plan Trust Asbestos Claims as and when provided herein.

                                   ARTICLE III
                         POWERS AND TRUST ADMINISTRATION

      3.1 Powers.

            (a) Each of the Plan Trustees is and shall act as a fiduciary to the Plan Trust in accordance with the provisions of this Plan Trust Agreement, the Plan, and Delaware law. The Plan Trustees shall, at all times, administer the Plan Trust and the Plan Trust Assets in accordance with Section 2.2 of this Plan Trust Agreement. Subject to the limitations set forth in this Plan Trust Agreement, the Plan and the TDP, the Plan Trustees shall have the power to take any and all actions that, in the reasonable judgment of the Plan Trustees, are necessary or proper to fulfill the purposes of the Plan Trust, including, without limitation, each power expressly granted in this Section 3.1, any power reasonably incidental thereto, and any statutory trust power now or hereafter permitted under the laws of the State of Delaware.

            (b) Except as otherwise specified herein, the Plan Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

                                                           EXHIBIT D TO THE PLAN


            (c) Without limiting the generality of Section 3.1(a) above, and except as limited in this Plan Trust Agreement or the TDP, the Plan Trustees shall have the power to:

                  (i) receive, hold and manage the Plan Trust Assets, in the separate accounts, as described below;

                  (ii) invest the monies held from time to time by the Plan
Trust;

                  (iii) sell, transfer, or exchange any or all of the Plan Trust Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Plan Trust Agreement;

                  (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Plan Trust to operate;

                  (v) pay liabilities and expenses of the Plan Trust, including, but not limited to Plan Trust Expenses;

                  (vi) establish such funds, reserves and accounts within the Plan Trust estate, as deemed by the Plan Trustees to be useful in carrying out the purposes of the Plan Trust;

                  (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding or legal action;

                  (viii) adopt and amend the Plan Trust Bylaws in accordance with the terms thereof;

                  (ix) supervise and administer the Plan Trust in accordance with the TDP and the terms hereof;

                  (x) administer the TDP in accordance with the terms thereof;

                  (xi) amend, supplement, or modify the TDP in accordance with the terms thereof;

                  (xii) appoint such officers and hire such employees and other consultants, and agents as the business of the Plan Trust requires, and to delegate to such Entities such powers and authorities as the fiduciary duties of the Plan Trustees permit and as the Plan Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of the Plan Trust;

                  (xiii) retain such legal, financial, accounting, investment, auditing and forecasting, and other professional consultants, alternative dispute resolution panelists, claims reviewers and other professional agents as the business of the Plan Trust requires, and to delegate to such Entities such powers and authorities as the fiduciary duties of the Plan Trustees permit and as the Plan Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of the Plan Trust;

                                                           EXHIBIT D TO THE PLAN


                  (xiv) pay employees, legal, financial, accounting, investment, auditing and forecasting, and other consultants, advisors, and agents reasonable compensation, including without limitation, compensation at rates approved by the Plan Trustees for services rendered prior to the execution hereof;

                  (xv) compensate the Plan Trustees, the Futures Representative, the TAC and their respective Representatives and reimburse all out of pocket costs and expenses incurred by such Entities in connection with the performance of their duties hereunder, including without limitation costs and expenses incurred prior to the execution hereof;

                  (xvi) execute and deliver such instruments as the Plan Trustees consider proper in administering the Plan Trust;

                  (xvii) enter into such other arrangements with third parties as are deemed by the Plan Trustees to be useful in carrying out the purposes of the Plan Trust, provided such arrangements do not conflict with any other provision of this Plan Trust Agreement or the TDP;

                  (xviii) indemnify the Entities to be indemnified in accordance with Section 3.4 and purchase insurance or make other such arrangements for the Plan Trust and those Entities for whom the Plan Trust has an indemnification obligation hereunder;

                  (xix) consult with the Reorganized Debtors and others at such times and with respect to such issues relating to the conduct of the Plan Trust as the Plan Trustees consider desirable;

                  (xx) make, pursue (by litigation or otherwise), collect, abandon, compromise or settle, in the name of the Plan Trust or the names of the Debtors or Reorganized Debtors or any successor in interest, any claim, right, action or cause of action included in the Plan Trust Assets, including, but not limited to, initiating, prosecuting, defending, settling and resolving all Asbestos Insurance Actions and Direct Actions and maintaining, administering, preserving, and pursuing the Asbestos In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, and the Asbestos Insurance Policies;

                  (xxi) merge or contract with other claims resolution facilities that are not specifically created by this Plan Trust Agreement or the TDP; provided that such merger or contract shall not (a) subject any Reorganized Debtor or any successor in interest thereto to any risk of having any Plan Trust Asbestos Claims asserted against it or them, (b) result in the imposition of any federal, state or local tax or assessment on any Reorganized Debtor, or (c) otherwise jeopardize the validity or enforceability of the Injunctions;

                  (xxii) object to Plan Trust Asbestos Claims and other Claims as provided in the Plan;

                  (xxiii) seek to modify the Plan as provided in Article XIII of the Plan;

                  (xxiv) procure insurance policies and other arrangements as contemplated by Section 8.2(a)(ii) of this Plan Trust Agreement;

                                                           EXHIBIT D TO THE PLAN


                  (xxv) establish claims handling agreements;

                  (xxvi) obtain a tax identification number for the Plan Trust, communicate with the Internal Revenue Service and state and local taxing authorities on behalf of the Plan Trust, file all applicable tax returns for the Plan Trust, and make payment of taxes on behalf of the Plan Trust;

                  (xxvii) hold all collateral with respect to the Promissory Note and foreclose upon and liquidate such collateral, if applicable, or otherwise enforce any of the Plan Trust's rights pursuant to the Plan, the Promissory Note and the Pledge Agreement;

                  (xxviii) compromise any unresolved Asbestos Property Damage Claims pursuant to this Plan Trust Agreement and the Plan; and

                  (xxix) change the compensation of the Plan Trustees.

            (d) The Plan Trustees shall not have the power to guarantee any debt of other Entities.

            (e) In addition to obtaining any necessary consents from the TAC and the Futures Representative as provided in this Plan Trust Agreement or in the TDP, the Plan Trustees shall give the Futures Representative and the TAC prompt notice of any act performed or taken pursuant to Sections 3.1(c)(ii), (iii),
(iv), (vi), (vii), (viii), (xi), (xiii), (xiv), (xv), (xvii), (xx), (xxi),
(xxiii) or (xxv).

            (f) In addition to the other provisions contained in this Plan Trust Agreement or in the TDP requiring the consent of the Futures Representative and the TAC, the Plan Trustees shall be required to obtain the consent of the Futures Representative and the consent of the TAC to:

                  (i) amend any provision of this Plan Trust Agreement;

                  (ii) terminate the Plan Trust pursuant to Section 8.2 hereof;

                  (iii) change the number of Plan Trustees to serve hereunder;

                  (iv) settle the liability of any insurer under any Asbestos Insurance Policy (except with respect to Asbestos Property Damage Claims) or to settle any Asbestos Insurance Rights (other than Asbestos Property Damage Insurance Rights);

                  (v) change the compensation of the Plan Trustees;

                  (vi) amend, supplement or modify the TDP; or

                  (vii) take any action pursuant to Section 3.1(c)(iii) (with respect to any material Plan Trust Asset), Section 3.1(c)(iv) (with respect to any material lease), Section 3.1(c)(viii), Section 3.1(c)(xi), Section 3.1(c)(xx) (other than with respect to Asbestos Property Damage Claims or Asbestos Property Damage Insurance Rights), Section 3.1(c)(xxi), Section 3.1(c)(xxiii) or Section 3.1(c)(xxv).


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                                                           EXHIBIT D TO THE PLAN


      3.2 General Administration.

            (a) To the extent not inconsistent with the terms of this Plan Trust Agreement, the Plan Trust Bylaws shall govern the affairs of the Plan Trust with respect to the matters set forth therein and each of the Plan Trustees shall act in accordance with the Plan Trust Bylaws. In the event of an inconsistency between the Plan Trust Bylaws and this Plan Trust Agreement, this Plan Trust Agreement shall govern.

            (b) Tax Returns and Reports.

                  (i) The Plan Trustees shall cause to be obtained, at the cost and expense of the Plan Trust, a Federal Employer Identification Number for the Plan Trust and shall cause such income tax and other returns and statements as are required by the applicable provisions of the IRC and the Treasury Regulations and such other state or local laws and regulations as may be applicable to be timely filed on behalf of the Plan Trust on the basis of a December 31 year end. The Plan Trustees shall take all steps necessary to ensure that any tax obligations imposed upon the Plan Trust are paid and shall otherwise comply with Section 1.468B-2 of the Treasury Regulations and all other reporting obligations of the Plan Trust. The Plan Trustees shall comply with all applicable withholding obligations as required under the applicable provisions of the IRC and such other state and local laws as may be applicable, and the regulations promulgated thereunder.

                  (ii) The Plan Trustees shall cause the Plan Trust to qualify and maintain qualification as a "qualified settlement fund" within the meaning of section 1.468B-1(c) of the Treasury Regulations promulgated under section 468B of the IRC.

                  (iii) The Plan Trustees shall cause to be prepared and mailed such information as required by law to enable payees to complete and file each of their respective federal, state and local income and other tax returns.

            (c) (i) The Plan Trustees shall cause to be prepared, no later than one hundred twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Plan Trust (including, without limitation, a balance sheet of the Plan Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Plan Trustees and accompanied by an opinion of such firm as to the fairness in all material respects of the financial statements' presentation of the cash and investments available for the payment of Plan Trust Asbestos Claims and as to the conformity of the financial statements with generally accepted accounting principles; provided, however, that if, in the reasonable determination of the Plan Trustees, with the consent of the TAC and the Futures Representative, incurring the cost of an audit would not be prudent, such financial statements shall not be audited or accompanied by such an opinion.

                  (ii) The Plan Trustees shall cause to be prepared, no later than one hundred twenty (120) days following the end of each fiscal year, a report containing a summary regarding the number and type of Plan Trust Asbestos Claims (and the amount paid in respect of each such Plan Trust Asbestos Claim) disposed of during the period covered by the financial statements referred to in
Section 3.2(c)(i).


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                                                           EXHIBIT D TO THE PLAN


                  (iii) For so long as the Reorganization Cases remain open, the Plan Trustees shall file the materials set forth in Section 3.1(c)(i) and
Section 3.1(c)(ii) as soon as available with the Bankruptcy Court and shall provide a copy of such materials to the Futures Representative and the TAC when such materials are filed with the Bankruptcy Court. All such materials filed with the Bankruptcy Court pursuant to the previous sentence shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court. After the Reorganization Cases are closed, the Plan Trustees shall make copies of the materials set forth in Section 3.1(c)(i) and Section 3.1(c)(ii) available, once such materials are prepared, with reasonable promptness to any Entity upon written request and shall provide a copy of such materials to the Futures Representative and the TAC when such materials are available with reasonable promptness.

            (d) The Plan Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Plan Trustees shall provide a copy of each such budget and cash flow projections to the Futures Representative and the TAC.

            (e) The Plan Trustees shall consult with the Futures Representative and the TAC on the implementation and administration of the Plan Trust and the TDP. The Plan Trustees may consult with the Futures Representative and the TAC with respect to any other matter affecting the Plan Trust. The Plan Trustees shall meet with the Futures Representative and the TAC not less than one (1) time each fiscal quarter of the Plan Trust during the 24 month period following the Effective Date and then two (2) times each calendar year thereafter, which shall be at a regular or special meeting of the Plan Trustees as mutually agreed to by the Plan Trustees, the Futures Representative and the TAC, to discuss general matters regarding the administration of the Plan Trust, the review, allowance, and payment of Plan Trust Asbestos Claims, and the condition of the Plan Trust Assets.

            (f) The Plan Trustees, upon notice from the Futures Representative or the TAC requesting consideration of one or more issues, shall at their next regular meeting or, if appropriate, at a specially called meeting, place on their agenda and consider such issues.

      3.3 Claims Administration. Following the Effective Date, the Plan Trustees shall promptly implement the TDP.

      3.4 Indemnification by the Plan Trust.

            (a) The Plan Trust shall indemnify, defend and hold harmless the Plan Trustees and the Plan Trust's officers and employees, to the fullest extent that a corporation or trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend its directors, trustees, officers and employees, against any and all liabilities, expenses (including reasonable attorneys' fees and expenses), claims, damages or losses incurred by them in the performance of their duties.

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                                                           EXHIBIT D TO THE PLAN


            (b) Except with respect to matters to be indemnified pursuant to
Section 3.4(c) below, which shall only be entitled to indemnification as provided therein and shall not be indemnifiable pursuant to this Section 3.4(b), the Plan Trust shall indemnify, defend and hold harmless each of the Additional Indemnitees, in each case to the extent that such Entity was or is a party, or is threatened to be made a party, to any threatened or pending judicial, administrative, or arbitrative action, suit or proceeding by reason of (1) any act or omission of such Entity with respect to (i) any Reorganization Case, (ii) the negotiation of the Plan or the Plan Documents or in anticipation of commencing any Reorganization Case, (ii) the liquidation of any Plan Trust Asbestos Claim, (iii) the administration of the Plan Trust and the implementation of TDP, or (iv) any and all activities in connection with this Plan Trust Agreement or the TDP or (2) the fact that such Entity is or was serving as a member of the TAC, as the Futures Representative, or as a Representative of the TAC or the Futures Representative. Each such Entity shall be indemnified and defended by the Plan Trust, to the fullest extent that a corporation or trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend its officers, directors, trustees, and employees, against any and all liabilities, expenses (including reasonable attorneys' fees and expenses), claims, damages or losses incurred by each such Entity in connection with or resulting from such action, suit, or proceeding, if such Entity acted in good faith and in a manner such Entity reasonably believed to be in, or not opposed to, the best interests of the holders of Plan Trust Asbestos Claims whom the applicable Entity represents (and in all respects such Entity shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities).

            (c) Subject to the limitations set forth in this Section 3.4(c), the Plan Trust and the Reorganized Debtors shall indemnify and hold harmless each of the Claimants' Representative and the Collateral Trustee to the extent that such Entity was or is a party, or is threatened to be made a party, to any threatened or pending judicial, administrative or arbitrative action, suit or proceeding by reason of any act or omission of such Entity with respect to the negotiation and implementation of modifications to the Plan, the other Plan Documents and the Collateral Trust Agreement contemplated by the Third Modified Joint Plan of Reorganization of the Debtors and made on or after October 1, 2004 to the fullest extent that a trust or a corporation organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend its officers, directors, trustees and employees, against any and all liabilities, expenses (including reasonable attorneys' fees and expenses), claims, damages or losses incurred by each such Entity in connection with or resulting from such action, suit or proceeding. To the extent that the Claimants' Representative or the Collateral Trustee seek indemnification under this Section 3.4(c), the Reorganized Debtors shall be responsible to pay the first one million dollars ($1,000,000) of indemnifiable liabilities, expenses, claims, damages and losses sought under this Section 3.4(c). Thereafter, the Reorganized Debtors and the Plan Trust shall each be responsible, severally and not jointly, to pay on a pari passu basis one half of the liabilities, expenses, claims, damages and losses indemnifiable under this Section 3.4(c), provided that the Reorganized Debtors' maximum obligation under this Section 3.4(c) shall in no event exceed the aggregate sum of three million dollars ($3,000,000). If the Claimants' Representative or Collateral Trustee seeks indemnification under this Section 3.4(c) (each, an "Indemnified Party"), such Indemnified Party shall give the Reorganized Debtors and the Plan Trust prompt written notice of the basis upon which such Indemnified Party seeks indemnification under this Section 3.4(c) (an "Indemnification Claim Notice"). In no event shall the Plan Trust or the Reorganized Debtors be liable for any liabilities, expenses, claims, damages or

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                                                           EXHIBIT D TO THE PLAN


losses that result from a delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice shall contain a description of the action, suit or proceeding related to the claim for indemnification and each Indemnified Party shall furnish promptly to the Plan Trust and the Reorganized Debtors copies of all papers and official documents received by it in respect thereof. At their option, the Reorganized Debtors may assume the defense of any action, suit or proceeding upon which the Indemnified Parties intend to base a request for indemnification by giving written notice to such Indemnified Party within fourteen (14) days after the Reorganized Debtors' receipt of an Indemnification Claim Notice. The assumption of the defense of such action, suit or proceeding shall not be construed as an acknowledgement that the Reorganized Debtors or the Plan Trust are liable to indemnify any Indemnified Party in respect thereof, nor shall it constitute a waiver by the Reorganized Debtors or the Plan Trust of any defense any of them may assert against any Indemnified Party's claim for indemnification. In the event that it is ultimately determined that the Reorganized Debtors and/or the Plan Trust are not obligated to indemnify, defend or hold harmless any Indemnified Party in respect of any action, suit or proceeding for which indemnification is sought under this Section 3.4(c), such Indemnified Party shall reimburse the Reorganized Debtors for any and all costs and expenses (including attorneys' fees and costs) incurred by the Reorganized Debtors in defense of such action, suit or proceeding. Regardless of whether the Reorganized Debtors choose to defend or prosecute any such action, suit or proceeding, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such action, suit or proceeding without the prior written consent of the Reorganized Debtors and the Plan Trust, which consent shall not be unreasonably withheld. The Reorganized Debtors and the Plan Trust shall not be liable for any settlement or disposition of a claim by any Indemnified Party that is reached without the prior written consent of the Reorganized Debtors and the Plan Trust. If the Reorganized Debtors choose to defend or prosecute any action, suit or proceeding for which indemnification shall be requested, (i) the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof and (ii) the Reorganized Debtors shall keep the Plan Trust reasonably informed of the status of, and issues in, the action, suit or proceeding and shall consult with the Plan Trust in connection with the defense or prosecution thereof (subject to any applicable privileges). In addition, if the Reorganized Debtors choose to defend or prosecute any action, suit or proceeding for which indemnification shall be requested, the Reorganized Debtors shall not settle such action, suit or proceeding without the prior written consent of the Plan Trust, which consent shall not be unreasonably withheld.

            (d) Notwithstanding anything in this Section 3.4 to the contrary, neither the Plan Trustees nor any officer or employee of the Plan Trust, nor the Futures Representative nor any member of the TAC shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which they are ultimately liable under Sections 5.4, 6.8 or 7.9, as applicable.

            (e) The Plan Trust shall indemnify and hold harmless each of the Debtors, the Reorganized Debtors and their past, present and future Representatives for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements or other liabilities arising from or incurred in connection with, any Plan Trust Asbestos Claim, including but not limited to indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors after the Effective Date but excluding (i) any amounts paid prior to or on the Effective

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                                                           EXHIBIT D TO THE PLAN


Date by the Debtors or their past or present Representatives, (ii) any amounts paid or incurred by any Reorganized Debtor or its Representatives, whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed, (iii) any amounts paid or incurred by any Reorganized Debtor or its Representatives after the Effective Date in connection with a proceeding under Section 7.5 of the Plan and (iv) any amounts paid or payable by the Reorganized Debtors under Section 3.4(c) hereof. Notwithstanding anything in this Section 3.4 to the contrary, the Plan Trust shall reimburse and pay promptly the Reorganized Debtors, from the proceeds of Asbestos Insurance Action Recoveries, for Coverage Costs in excess of six million dollars ($6,000,000) to the extent that such Coverage Costs have not been reimbursed or paid to the Debtors or the Reorganized Debtors, as applicable, from Asbestos Insurance Action Recoveries received on or after the Petition Date. Further, if the proceeds of Asbestos Insurance Action Recoveries received on or after the Petition Date exceed $375 million ($375,000,000), net of any payment of or reimbursement for Coverage Costs, then the Plan Trust shall reimburse and pay promptly the Reorganized Debtors, from the proceeds of Asbestos Insurance Action Recoveries, for (1) any Coverage Costs for which the Debtors or the Reorganized Debtors, as applicable, have not been reimbursed (whether pursuant to the Collateral Trust Agreement, this Section 3.4(e) or otherwise) and (2) the Claims Handling Fee paid under the Claimant Agreement; provided, however, if any Asbestos Insurance Action Recoveries in excess of $375 million ($375,000,000) (but net of any payment of or reimbursement for Coverage Costs) are not available to pay such unreimbursed or unpaid Coverage Costs or the Claims Handling Fee due to restrictions on the use of such Asbestos Insurance Action Recoveries imposed by any Asbestos Insurance Settlement Agreement, the Plan Trust shall reimburse and pay promptly the Reorganized Debtors from unrestricted funds held by the Plan Trust and/or grant the Reorganized Debtors the right to offset any such unreimbursed or unpaid Coverage Costs against any future payments due by the Reorganized Debtors under the Promissory Note. Asbestos Insurance Action Recoveries shall not be reserved for the payment of Coverage Costs not yet incurred or not yet payable under the terms of this Section 3.4(e). Coverage Costs shall be paid out of any Asbestos Insurance Action Recoveries after the date when such Coverage Costs are or become payable hereunder.

            (f) Reasonable expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any expenses, costs or fees arising prior to the Petition Date) incurred by or on behalf of any of the Plan Trustees, any Additional Indemnitee, the Claimants' Representative or the Collateral Trustee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which he or she is indemnified pursuant to Section 3.4(a), Section 3.4(b) and Section 3.4(c), shall be paid, in the case of Sections 3.4(a) and (b), by the Plan Trust and, in the case of
Section 3.4(c), by the Reorganized Debtors and the Plan Trust as provided therein, in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of such Plan Trustee, Additional Indemnitee, Claimants' Representative or Collateral Trustee, as the case may be, to repay such amount in the event that it shall be determined ultimately by Final Order that such Plan Trustee, Additional Indemnitee, Claimants' Representative or Collateral Trustee is not entitled to be indemnified by the Plan Trust or, in the case of Section 3.4(c), the Reorganized Debtors and the Plan Trust as provided therein.

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                                                           EXHIBIT D TO THE PLAN


            (g) The Plan Trustees shall have the power, generally or in specific cases, to cause the Plan Trust to indemnify the agents, advisors, or consultants of the Plan Trust, the TAC or the Futures Representative to the same extent as provided in this Section 3.4 with respect to the Plan Trustees. Any indemnification under this Section 3.4(g) shall be made by the Plan Trust upon a determination by the Plan Trustees that indemnification of such Entity is proper in the circumstances.

            (h) The Plan Trustees may purchase and maintain reasonable amounts and types of insurance, or may establish and maintain appropriate reserves, on behalf of the Plan Trust and any individual who is or was a Plan Trustee, officer, employee, agent or representative of the Plan Trust or Additional Indemnitee against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Plan Trustee, Futures Representative, member of the TAC, officer, employee, agent or other representative.

            (i) The Plan Trust shall have the right to offset any amounts due to any Entity pursuant to this Section 3.4 against any amounts owed to the Plan Trust by such Entity.

      3.5 Lien. The Plan Trustees and the Additional Indemnitees shall have a Lien upon the Plan Trust Assets which shall be prior to any other Lien thereon, and the Plan Trust hereby grants a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to each of the Plan Trustees and the Additional Indemnitees, to secure the payment of any amounts payable to them pursuant to Section 3.4 (other than Section 3.4(c)), 5.5, 6.5 or 7.6. The Plan Trust shall take such actions as may be necessary or reasonably requested by any of the Plan Trustees, the Futures Representative, the TAC or any of the other Additional Indemnitees to evidence such Lien (including, without limitation, filing appropriate financing statements).

                                   ARTICLE IV
                       ACCOUNTS, INVESTMENTS, AND PAYMENTS

      4.1 Accounts.

            (a) The Plan Trustees may, from time to time, establish and maintain such accounts and reserves within the Plan Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of Plan Trust Expenses and Plan Trust Asbestos Claims, and may, with respect to any such account or reserve, restrict the use of monies therein. In addition, the Plan Trustees shall establish, as soon as practicable after the Effective Date, three separate and distinct accounts (maintained in separate banking and/or other accounts including accounts established by book entry) to be designated the "Asbestos Personal Injury Claim Sub-Account," the "Asbestos Property Damage Claim Sub-Account" and the "Promissory Note Collateral Sub-Account," and none of the assets held in the Asbestos Personal Injury Claim Sub-Account, the Asbestos Property Damage Claim Sub-Account or the Promissory Note Collateral Sub-Account shall be commingled with assets held by the Plan Trust in any other account. In addition, separate books and records shall be kept with respect to each of the Asbestos Personal Injury Claim Sub-Account, the Asbestos Property Damage Claim Sub-Account and the Promissory Note Collateral Sub-Account.

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                                                           EXHIBIT D TO THE PLAN


            (b) All Plan Trust Assets and other property held by or received by the Plan Trust (other than the Property Damage Contribution (and earnings thereon) and all amounts described in Section 4.1(d)), and all proceeds of and earnings thereon, shall be held solely in the Asbestos Personal Injury Claim Sub-Account and shall be used to pay Allowed Plan Trust PI Asbestos Claims, as well as Plan Trust Expenses and indemnification costs or expenses, in either case related to Plan Trust PI Asbestos Claims.

            (c) All amounts received by the Plan Trust in respect of the Property Damage Contribution, and all proceeds thereof and earnings thereon, shall be held solely in the Asbestos Property Damage Claim Sub-Account and shall be used to pay Allowed Asbestos Property Damage Claims, as well as Plan Trust Expenses and indemnification costs or expenses, in either case related to Asbestos Property Damage Claims. Notwithstanding the foregoing, the Plan Trustee may transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account, from time to time, to the extent that the funds in the Asbestos Property Damage Sub-Account exceed the aggregate of all unpaid Asbestos Property Damage Claims filed prior to the Asbestos Property Damage Claim Bar Date and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case related to Asbestos Property Damage Claims.

            (d) All amounts that ABI would otherwise have the right to receive from a Debtor or the Plan Trust pursuant to any rights of indemnity that ABI may have against a Debtor or the Plan Trust for claims pursuant to the Plan or the Joint Venture Agreement (including amounts that may be due in respect of ABI Asbestos Personal Injury Indemnity Claims) shall be paid into, set aside, and placed and held in escrow and in trust by the Plan Trust in the Promissory Note Collateral Sub-Account (and all earnings and proceeds on all such amounts shall be likewise held in such Promissory Note Collateral Sub-Account) and paid and distributed by the Plan Trust in the manner provided and contemplated by the Pledge Agreement, the Plan, this Plan Trust Agreement and the Promissory Note.

      4.2 Investments. Investment of monies held in the Plan Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

            (a) The Plan Trust shall not acquire, directly or indirectly, equity in any Entity or business enterprise if, immediately following such acquisition, the Plan Trust would hold more than 5% of the equity in such Entity or business enterprise. The Plan Trust shall not hold, directly or indirectly, more than 10% of the equity in any Entity or business enterprise.

            (b) The Plan Trust shall not acquire or hold any long-term debt securities unless (i) such securities are Plan Trust Assets under the Plan, (ii) such securities have a maturity of not less than one (1) year from the date of purchase and are rated "A" or higher by Moody's Investors Services, Inc. ("Moody's") or by Standard & Poor's Corporation ("S&P"), or (iii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and have a maturity of not more than two (2) years from the date of purchase.

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                                                           EXHIBIT D TO THE PLAN


            (c) The Plan Trust shall not acquire or hold any United States direct obligation (e.g., Treasury bills, notes and bonds) unless the United States direct obligation has a maturity of not more than two (2) years from the date of purchase.

            (d) The Plan Trust shall not acquire or hold any commercial paper not of a foreign or domestic corporation that has a maturity of not more than six (6) months unless such commercial paper is rated "P-1" or higher by Moody's or "A-1" or higher by S&P.

            (e) The Plan Trust shall not acquire or hold any promissory note of a domestic corporation unless the note has a maturity of not more than two (2) years from the date of purchase and such note is rated "A" or higher by Moody's or S&P.

            (f) The Plan Trust shall not acquire or hold any foreign or domestic banker's acceptance, certificate of deposit, time deposit or note, unless that instrument has a maturity of not more than one (1) year from the date of purchase and is rated "A" or higher by Moody's or S&P.

            (g) The Plan Trust may acquire an issue which is a direct or indirect obligation of any state, county, city or other qualifying entity. A short term issue may be rated no lower than "M1G 1" or "SP-1"; a long-term issue may be rated no lower than "A" by S&P or Moody's. Issuers must have a maturity or redemption option of not more than two (2) years from the date of purchase.

            (h) The Plan Trust may invest in a money market fund if the fund has minimum net assets of $550 million ($550,000,000) and an average portfolio maturity of not more than 180 days.

            (i) The Plan Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or higher by Moody's or "A" or higher by S&P's, and have a maturity of not less than one (1) year from the date of purchase.

            (j) The Plan Trust shall not acquire any securities or other instruments issued by any Entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate fair market value as determined in good faith by the Plan Trustees of all securities and instruments issued by such Entity held by the Plan Trust would exceed 2% of the aggregate value of the Estates. The Plan Trust shall not hold any securities or other instruments issued by any Entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof to the extent that the aggregate fair market value as determined in good faith by the Plan Trustees of all securities and instruments issued by such Entity and held by the Plan Trust would exceed 5% of the aggregate value of the Estates.

            (k) The Plan Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 4.2(b).

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                                                           EXHIBIT D TO THE PLAN


            (l) The Plan Trust shall not acquire or hold any options or derivatives.

            (m) The Plan Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Plan Trustees, they are adequately collateralized.

Notwithstanding the foregoing, the Plan Trust may acquire and hold (A) equity or debt securities or instruments of the type(s) described in clauses (a) through
(m) of this Section 4.2 which are issued by any Debtor, any Reorganized Debtor, or ABI or any of their subsidiaries, Affiliates, or successors, and (B) any other property or asset included in kind in the Plan Trust Assets, in each case without regard to any of the limitations set forth in such clauses (a) through
(m).

      4.3 Source of Payments. No Debtor, Reorganized Debtor or their respective Representatives, nor the Plan Trustees, the Futures Representative, the TAC or any of their respective Representatives shall be liable for the payment of any Plan Trust Asbestos Claims, Plan Trust Expense or any other liability of the Plan Trust except as otherwise provided in the Promissory Note or the Pledge Agreement.

      4.4 Payments of Allowed Asbestos Property Damage Claims.

            (a) All Asbestos Property Damage Claims filed before the Asbestos Property Damage Claim Bar Date shall be Allowed or Disallowed by a Final Order (whether such Final Order resolves a contested matter or adversary proceeding, approves a compromise or settlement or otherwise). The Plan Trust shall only be obligated to pay Asbestos Property Damage Claims that (i) were filed prior to Asbestos Property Damage Claim Bar Date and (ii) have been Allowed (and the Plan Trust shall only be obligated to pay such Asbestos Property Damage Claims to the extent so Allowed) by a Final Order. The Plan Trust shall not make any distributions with respect to Allowed Asbestos Property Damage Claims until all Asbestos Property Damage Claims have been Allowed or Disallowed by Final Order. Any Asbestos Property Damage Claims filed after the Asbestos Property Damage Claim Bar Date shall, pursuant to the terms of the Plan, be automatically Disallowed, with no further action of any Entity.

            (b) Payments to holders of Allowed Asbestos Property Damage Claims shall be made solely from the Asbestos Property Damage Sub-Account.

            (c) Subject to the terms and conditions of Section 4.4(d), with respect to any distribution in respect of Allowed Asbestos Property Damage Claims, each holder of an Allowed Asbestos Property Damage Claim shall be paid a pro rata portion of such holder's Allowed Asbestos Property Damage Claim determined by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the amount of such holder's Allowed Asbestos Property Damage Claim and the denominator of which is the total of all Allowed Asbestos Property Damage Claims until the assets in the Asbestos Property Damage Claim Sub-Account are exhausted; provided that the aggregate of all distributions made hereunder to a holder of an Allowed Asbestos Property Damage Claim shall not exceed the Allowed Amount of such holder's Allowed Asbestos Property Damage Claim; and provided further that once all of the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further obligation or liability in respect of Allowed Asbestos Property Damage Claims.

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                                                           EXHIBIT D TO THE PLAN


            (d) The Plan Trustees shall determine the timing and the appropriate method for making payments in respect of Allowed Asbestos Property Damage Claims, subject to the requirements and general principles of this Plan Trust Agreement and the Plan. Methods for making payments in respect of Allowed Asbestos Personal Damage Claims may include payment on an installment basis. In the event that the Plan Trust faces periods of limited liquidity in the Asbestos Property Damage Claim Sub-Account, the Plan Trustees may defer, delay, limit, or suspend altogether, payments or a portion thereof in respect of Allowed Asbestos Property Damage Claims.

      4.5 Payments of Certain Allowed Claims Pursuant to the TDP.

      All of Secured Asbestos Claims of Qualified Claimants, the Claims Handling Fee and Payment Percentage Claims (as defined in the TDP) shall be paid by the Plan Trust pursuant to the terms of the TDP.

4.6   Payment of Plan Trust Expenses.

            (a) All Plan Trust Expenses and all liabilities of the Plan Trust with respect to all Asbestos Personal Injury Claims, ABI Asbestos Personal Injury Indemnity Claims, and Plan Trust Assets and earnings thereon (other than that the Property Damage Contribution and earnings thereon), shall be payable by the Plan Trust solely out of the Asbestos Personal Injury Claim Sub-Account. All Plan Trust Expenses and all liabilities with respect to Asbestos Property Damage Claims (and the Property Damage Contribution and earnings thereon) shall be payable by the Plan Trust solely out of the Asbestos Property Damage Claim Sub-Account. If Plan Trust Expenses and liabilities relate to more than one of the categories described in the preceding sentences, such Plan Trust Expenses and liabilities shall be satisfied from one or more of the accounts as determined by the Plan Trustees in their sole discretion. Notwithstanding any other provision of this Plan Trust Agreement or the Plan, the Plan Trust shall have no further liability or obligation for or in respect of Plan Trust Expenses or other liabilities relating to Asbestos Property Damage Claims once all of the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted.

            (b) Notwithstanding anything in this Plan Trust Agreement or the TDP to the contrary, the Plan Trustees shall deduct from the Plan Trust Assets and shall pay such amounts as are required to pay the Plan Trust Expenses after receipt by the Plan Trustees of evidence satisfactory to them of the applicable Plan Trust Expense and provided that the Plan Trustees do not contest the amount of such Plan Trust Expense.

      4.7 Indemnification Payments. Any claim for indemnification from the Plan Trust and all costs and expenses associated therewith shall be satisfied as follows:

            (a) If an indemnification claim relates solely to or arises solely in connection with a Plan Trust PI Asbestos Claim, such claim shall be satisfied solely from assets held in the Asbestos Personal Injury Claim Sub-Account;

            (b) If an indemnification claim relates solely to or arises solely in connection with an Asbestos Property Damage Claim, such claim shall be satisfied solely from assets held in the Asbestos Property Damage Claim Sub-Account;

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                                                           EXHIBIT D TO THE PLAN


            (c) If an indemnification claim relates to or arises in connection with both Plan Trust PI Asbestos Claims and Asbestos Property Damage Claims, or if such indemnification claim does not clearly relate to or arise in connection with Plan Trust PI Asbestos Claims or Asbestos Property Damage Claims, such claim shall be satisfied from assets held in the Asbestos Personal Injury Claim Sub-Account and the Asbestos Property Damage Claim Sub-Account in such relative proportion as the Plan Trustees determine in their sole discretion.

Notwithstanding any other provision of this Plan Trust Agreement or the Plan, the Plan Trust shall have no further liability or obligation for or in respect of indemnification relating to or arising from Asbestos Property Damage Claims and all costs and expenses associated therewith once all of the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted.

                                    ARTICLE V
                                  PLAN TRUSTEES

      5.1 Number. The initial number of Plan Trustees shall be three (3); provided, however, that the number of Plan Trustees may be increased or decreased in accordance with Section 3.1(f)(iii) hereof. The initial Plan Trustees shall be appointed by the Bankruptcy Court pursuant to Section 5.1(m) of the Plan. The Plan Trustees shall select one of the Plan Trustees to act as the Plan Trustees' liaison with the TAC and the Futures Representative, coordinate and schedule meetings of the Plan Trustees, and handle all administrative matters that come before the Plan Trustees. Unless otherwise set forth herein or in the Plan Trust Bylaws, any action to be taken by the Plan Trustees shall be taken with the approval of a majority of the Plan Trustees.

      5.2 Term of Service.

            (a) The initial Plan Trustees shall serve the staggered terms of three (3), four (4) and five (5) years as shown on the signature page hereof. Thereafter each term of service shall be five (5) years. The initial Plan Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to
Section 5.2(b), (iv) his or her removal pursuant to Section 5.2(c), or (v) the termination of the Plan Trust pursuant to Section 8.2.

            (b) Any of the Plan Trustees may resign at any time by written notice to the remaining Plan Trustees, each of the TAC and the Futures Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) Any of the Plan Trustees may be removed in the event that such Plan Trustee becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with Section 3.2, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Plan Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the unanimous decision of the other Plan Trustees. Such removal shall require the approval of the Bankruptcy Court, and shall take effect at such time as the Bankruptcy Court shall determine.

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                                                           EXHIBIT D TO THE PLAN

      5.3 Appointment of Successor Plan Trustees.

            (a) In the event of a vacancy in the position of a Plan Trustee, whether by term expiration, resignation or removal, the remaining Plan Trustees shall consult with the TAC and the Futures Representative concerning appointment of a successor Plan Trustee. The vacancy shall be filled by the unanimous vote of the remaining Plan Trustees unless a majority of the TAC or the Futures Representative vetoes the appointment. In the event that the remaining Plan Trustees cannot agree on a successor Plan Trustee, or a majority of the TAC or the Futures Representative vetoes the appointment of a successor Plan Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a Plan Trustee for an additional term or terms.

            (b) Immediately upon the appointment of any successor Plan Trustee, all rights, titles, duties, powers and authority of the predecessor Plan Trustee hereunder shall be vested in, and undertaken by, the successor Plan Trustee without any further act. No successor Plan Trustee shall be liable personally for any act or omission of his or her predecessor Plan Trustee.

            (c) Each successor Plan Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor Plan Trustee completed his or her term, (ii) the end of the remainder of the term of the Plan Trustee whom he or she is replacing if said predecessor Plan Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 5.2(b) above, (v) his or her removal pursuant to Section 5.2(c) above, or (vi) the termination of the Plan Trust pursuant to Section 8.2 below.

      5.4 Liability of Plan Trustees, Officers and Employees. No Plan Trustee, officer, or employee of the Plan Trust shall be liable to the Plan Trust, to any Entity holding a Plan Trust Asbestos Claim, or to any other Entity except for such individual's (i) own breach of trust committed in bad faith or (ii) willful misappropriation. Such protection may, in the discretion of the Plan Trustees, be extended to the agents, advisors, or consultants of the Plan Trust. No Plan Trustee, officer, or employee of the Plan Trust shall be liable for any act or omission of any other officer, employee, agent or consultant of the Plan Trust, unless such Plan Trustee, officer, employee or consultant of the Plan Trust, respectively, acted with bad faith in the selection or retention of such other officer, employee, agent, or consultant of the Plan Trust.

      5.5 Compensation and Expenses of Plan Trustees.

            (a) Each of the Plan Trustees shall receive compensation from the Plan Trust for his or her services as Plan Trustee in the amount of [$________] per annum, plus a per diem allowance for meetings or other Plan Trust business attended in the amount of [$_______]; provided, however, that if the Plan Trustees shall select a managing Plan Trustee, such Plan Trustee may receive additional compensation in an amount determined by the Plan Trustees with the consent of the TAC and the Futures Representative. The Plan Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Plan Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Plan Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted with the consent of the Futures Representative, the TAC and the approval of the Bankruptcy Court.

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                                                           EXHIBIT D TO THE PLAN


            (b) The Plan Trust will promptly reimburse each of the Plan Trustees for all reasonable out-of-pocket costs and expenses incurred by such Plan Trustee in connection with the performance of his or her duties hereunder.

            (c) The Plan Trust will include a description of the amounts paid under this Section 5.5 in the reports to be prepared pursuant to Section 3.2(c)(i) of this Plan Trust Agreement.

      5.6 Plan Trustees' Employment of Professionals. The Plan Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other professionals with the consent of each of the Futures Representative and the TAC, and the opinion of any such Entities on any matters submitted to them by the Plan Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Trustees hereunder in good faith and in accordance with the written opinion of any such Entity, in the absence of gross negligence.

      5.7 Plan Trustees' Independence. None of the Plan Trustees shall, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for any Reorganized Debtor, ABI, or any of their successors. None of the Plan Trustees shall act as an attorney for any Entity who holds a Plan Trust Asbestos Claim.

      5.8 Bond. The Plan Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                   ARTICLE VI
                           THE FUTURES REPRESENTATIVE

      6.1 Duties. The Futures Representative shall serve in a fiduciary capacity, for the purpose of protecting the rights of persons that might subsequently assert Asbestos Personal Injury Claims. Where provided in this Plan Trust Agreement or the TDP, certain actions of the Plan Trustees are subject to the consent of the Futures Representative.

      6.2 Term of Office.

            (a) The Futures Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b), (iii) his or her removal pursuant to Section 6.2(c) or (iv) the termination of the Plan Trust pursuant to Section 8.2.

            (b) The Futures Representative may resign at any time by written notice to the Plan Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) The Futures Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or for other good cause. Good cause shall be deemed to include, without limitation, a

                                                           EXHIBIT D TO THE PLAN


consistent pattern of neglect and failure to perform or to participate in performing the duties of the Futures Representative hereunder and under the TDP, such as repeated non-attendance at scheduled meetings. Such removal shall require the unanimous decision of the Plan Trustees. Such removal shall take effect at such time as the Bankruptcy Court shall determine.

      6.3 Appointment of Successor.

            (a) A vacancy caused by resignation shall be filled with an individual nominated by the resigning Futures Representative. A vacancy for any other reason, or in the absence of a nomination by the former Futures Representative, shall be filled with an individual nominated by the Plan Trustees, the TAC or both. The successor Futures Representative shall, in any case, be subject to Bankruptcy Court approval.

            (b) Immediately upon the appointment of any successor Futures Representative, all rights, titles, duties, powers and authority of the predecessor Futures Representative hereunder shall be vested in, and undertaken by, the successor Futures Representative without any further act. No successor Futures Representative shall be liable personally for any act or omission of his or her predecessor Futures Representative.

      6.4 Futures Representative's Employment of Professionals. The Futures Representative may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, asbestos experts and other Entities deemed by the Futures Representative to be qualified as experts on matters submitted to them, and the opinion of any such Entities on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the Futures Representative hereunder in good faith and in accordance with the written opinion of any such Entity, and in the absence of gross negligence. The Futures Representative and his or her experts shall at all times have complete access to the Plan Trust's officers, employees and agents, and the accountants, appraisers, auditors, forecasters and other experts retained by the Plan Trust as well as to all information generated by them or otherwise available to the Plan Trust or the Plan Trustees.

      6.5 Compensation and Expenses of the Futures Representative.

            (a) The Futures Representative shall receive compensation from the Plan Trust for his or her services as the Futures Representative at his or her regular hourly rate.

            (b) The Plan Trust will promptly reimburse, or pay directly if so instructed, the Futures Representative for all reasonable out-of-pocket costs and expenses, including (i) fees and costs associated with the employment of professionals pursuant to Section 6.4, (ii) reasonable fees and costs incurred in connection with the performance of his or her duties in connection with the formulation, negotiation, and confirmation of the Plan and Plan Documents, and
(iii) reasonable fees and costs associated with the procurement and maintenance of insurance incurred by the Futures Representative in connection with the performance of his or her duties hereunder. All such reimbursements or direct payments shall be deemed Plan Trust Expenses. The Plan Trust shall include a description of the amounts paid under this Section 6.5 in the reports to be prepared pursuant to Section 3.2(c).

                                                           EXHIBIT D TO THE PLAN


      6.6 Procedure for Obtaining Consent of the Futures Representative.

            (a) In the event the consent of the Futures Representative is required pursuant to the terms of this Plan Trust Agreement, the Plan Trustees shall promptly provide the Futures Representative and his or her counsel with notice and with all information regarding the matter in question.

            (b) The Futures Representative must consider in good faith any request by the Plan Trustees and may not withhold his or her consent unreasonably. The Futures Representative shall respond to the Plan Trustees' request for consent within 30 days of the receipt by the Futures Representative of the same; provided, however, that such 30 days shall be extended to 45 days upon the request of the Futures Representative.

      6.7 Lack of Consent of the Futures Representative. (a) In the event the Plan Trustees are unable to obtain the consent of the Futures Representative to any action or decision for which consent is required after following the procedure set forth in Section 6.6 of this Plan Trust Agreement, or if the Plan Trustees and the Futures Representative are unable to reach agreement on any matter on which such consent is required, the matter shall be submitted promptly to alternative dispute resolution if mutually agreeable to the Plan Trustees and the Futures Representative. If the disagreement is not resolved by alternative dispute resolution or if the Plan Trustees and the Futures Representative do not agree to participate in any such alternative dispute resolution, the Plan Trustees may apply to the Bankruptcy Court, or other court of competent jurisdiction, on an expedited basis for approval of such action or decision, and only if such approval is given by the Bankruptcy Court, or such other court of competent jurisdiction, by entry of an appropriate order, shall the Plan Trustees have the authority to implement such action or decision without the Futures Representative's consent.

      6.8 Liability of Futures Representative, Officers and Employees. The Futures Representative shall not be liable to the Plan Trust, to any Entity holding a Plan Trust Asbestos Claim, or to any other Entity except for such individual's (i) own recklessness or (ii) willful misappropriation. Such protection may, in the discretion of the Plan Trustees, be extended to the agents, advisors, or consultants of the Futures Representative. Neither the Futures Representative nor any officer or employee of the Futures Representative shall be liable for any act or omission of any other officer, employee, agent, or consultant of the Plan Trust, unless the Futures Representative, or officer or employee of the Futures Representative, acted with bad faith in the selection or retention of such other officer, employee, agent, or consultant of the Plan Trust.

      6.9 Copies to the TAC. The Plan Trustees shall provide the TAC with copies of all notices and other written information provided to the Futures Representative pursuant to this Plan Trust Agreement.

                                   ARTICLE VII
                            TRUST ADVISORY COMMITTEE

      7.1 Formulation and Number. The TAC shall be formed pursuant to the Plan as of the Effective Date. The TAC shall be composed of five (5) members. The initial TAC members shall be appointed by the Bankruptcy Court pursuant to
Section 5.1(o) of the Plan and named on the signature page hereof.

                                                           EXHIBIT D TO THE PLAN


      7.2 Duties. The TAC and its members shall serve in a fiduciary capacity representing all holders of present Plan Trust Asbestos Claims. Where provided in this Plan Trust Agreement or the TDP, certain actions by the Plan Trustees are subject to the consent of the TAC.

      7.3 Term of Office.

            (a) Each member of the TAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 7.3(b), (iii) his or her removal pursuant to Section 7.3(c) or (iv) the termination of the Plan Trust pursuant to Section 8.2.

            (b) Any member of the TAC may resign at any time by written notice to each of the remaining TAC members. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) Any member of the TAC may be removed in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or for other good cause. Good cause shall be deemed to include, without limitation, a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder and under the TDP, such as repeated non-attendance at scheduled meetings. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

      7.4 Appointment of Successors. In the event of a vacancy caused by the resignation or death of a TAC member, his or her successor shall be selected by the TAC member who is resigning or is deceased, or by the member's law firm in the event that such member has not pre-selected a successor. If neither the member nor the law firm exercises the right to make such a selection, the successor shall be chosen by a majority vote of the remaining TAC members. If a majority of the remaining members cannot agree, the Bankruptcy Court shall appoint the successor. In the event of a vacancy caused by the removal of a TAC member, the remaining members of the TAC by majority vote shall name the successor. If the majority of the remaining members of the TAC cannot reach agreement, the Bankruptcy Court shall appoint the successor.

      7.5 The TAC's Employment of Professionals. The TAC may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, asbestos experts and other Entities deemed by the TAC to be qualified as experts on matters submitted to them, and the opinion of any such Entities on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the TAC hereunder in good faith and in accordance with the written opinion of any such Entity, and in the absence of gross negligence. The TAC and its experts shall at all times have complete access to the Plan Trust's officers, employees and agents, and the accountants, appraisers, auditors, forecasters and other experts retained by the Plan Trust as well as all information generated by them or otherwise available to the Plan Trust or the Plan Trustees; provided that in no event shall the TAC or its members (i) have any role, whether by consent, consultation or otherwise, in the Plan Trust's selection of counsel, experts or other professionals to defend claims against the Plan Trust that are tendered to any insurer for defense, or (ii) have any right to consult with or obtain information from the Plan Trust or anyone employed by the Plan Trust concerning the defense of any such claims.

                                                           EXHIBIT D TO THE PLAN


      7.6 Compensation and Expenses of the TAC.

            (a) Each member of the TAC shall receive compensation from the Plan Trust for his or her services as a member of the TAC in the form of a reasonable hourly rate set by the Plan Trustees for attendance at meetings or other conduct of Plan Trust business.

            (b) The Plan Trust will promptly reimburse, or pay directly if so instructed, the TAC and each TAC member for all reasonable out-of-pocket costs and expenses, including reasonable fees and costs associated with employment of professionals pursuant to Section 7.5 and the procurement and maintenance of insurance, incurred by the TAC in connection with the performance of its members' duties hereunder. Such reimbursement or direct payment shall be deemed a Plan Trust Expense. The Plan Trust shall include a description of the amounts paid under this Section 7.6 in the reports to be prepared pursuant to Section 3.2(c).

      7.7 Procedure for Consulting With and Obtaining Consent of the TAC.

            (a) Consultation Process. In the event the Plan Trustees are required to consult with the TAC pursuant to any provision in this Plan Trust Agreement or the TDP, the Plan Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the TAC with such reasonable access to professionals and other experts retained by the Plan Trust and its staff (if any) as the TAC may reasonably request during the time that the Plan Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Plan Trustees. The Plan Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

            (b) Consent Process. In the event the Plan Trustees are required to obtain the consent of the TAC pursuant to any provision of this Plan Trust Agreement or the TDP, the Plan Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Plan Trustees propose to take, and explaining in detail the reasons why the Plan Trustees desire to take such action. The Plan Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the TAC with such reasonable access to professionals and other experts retained by the Plan Trust and its staff (if any) as the TAC may reasonably request during the time that the Plan Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Plan Trustees.

                                                           EXHIBIT D TO THE PLAN


            The TAC must consider in good faith and in a timely fashion any request for its consent by the Plan Trustees, and must in any event advise the Plan Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Plan Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Plan Trustees in writing of its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted; provided, however, that such 30 days shall be extended to 45 days upon the request of the TAC. If, after following the procedures specified in this Section 7.7, the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Plan Trustees and/or the TAC shall resolve their dispute pursuant to the procedures set forth in Section 7.8 below. However, the burden of proof with respect to the validity of the TAC's objection and withholding of its consent shall be on the TAC.

            (c) Except where otherwise provided for in this Plan Trust Agreement, the TAC shall act in all cases by majority vote.

      7.8 Lack of Consent of the TAC. In the event the Plan Trustees are unable to obtain the consent of the TAC on any action or decision for which consent of the TAC is required, after following the procedure set forth in Section 7.7 of this Plan Trust Agreement, or if the Plan Trustees and the TAC are unable to reach agreement on any matter on which the TAC's consent is required, then the matter may be submitted promptly to alternative dispute resolution if mutually agreeable to the Plan Trustees and the TAC. If the disagreement is not resolved by alternative dispute resolution, or if the Plan Trustees and the TAC do not agree to participate in any such alternative dispute resolution, the Plan Trustees may apply to the Bankruptcy Court, or other court of competent jurisdiction, on an expedited basis for approval of such action or decision, and only if such approval is given by the Bankruptcy Court, or such other court of competent jurisdiction, by entry of an appropriate order, shall the Plan Trustees have the authority to implement such action or decision without the TAC's consent.

      7.9 Liability of the TAC, Officers and Employees. No member of the TAC shall be liable to the Plan Trust, to any Entity holding a Plan Trust Asbestos Claim, or to any other Entity except for such individual's (i) own recklessness or (ii) willful misappropriation. Such protection may, in the discretion of the Plan Trustees, be extended to the agents, advisors, or consultants of the TAC. No member of the TAC, nor any officer or employee of the TAC, shall be liable for any act or omission of any other officer, employee, agent or consultant of the TAC unless the TAC, or officer or employee of the TAC, acted with bad faith in the selection or retention of such other officer, employee, agent, or consultant of the Plan Trust.

      7.10 Copies to the Futures Representative. The Plan Trustees shall provide the Futures Representative with copies of all notices and other written information provided to the TAC pursuant to this Plan Trust Agreement.

                                                           EXHIBIT D TO THE PLAN


                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Irrevocability. The Plan Trust is irrevocable.

      8.2 Termination.

            (a) The Plan Trust shall automatically terminate on the date ninety
(90) days after the first to occur of the following events (the "Termination Date"):

                  (i) subject to Section 3.1(f), the Plan Trustees in their discretion decide to terminate the Plan Trust because (A) they deem it unlikely that new Plan Trust Asbestos Claims will be filed against the Plan Trust, and
(B) Plan Trust Asbestos Claims duly filed with the Plan Trust have been Allowed and paid to the extent provided in this Plan Trust Agreement and the TDP (and to the extent possible based upon the funds available through the Plan Documents), or Disallowed by a Final Order, and twelve (12) consecutive months have elapsed during which no new Plan Trust Asbestos Claims have been filed with the Plan Trust;

                  (ii) if the Plan Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Plan Trust in a manner consistent with this Plan Trust Agreement and the TDP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order; or

                  (iii) to the extent that any rule against perpetuities shall be deemed applicable to the Plan Trust, twenty-one (21) years less ninety-one
(91) days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy, Sr. living on the date hereof.

            (b) On the Termination Date, after payment of all the Plan Trust's liabilities, after all Demands have been provided for and after liquidation of all properties and other non-cash Plan Trust Assets then held by the Plan Trust, all monies remaining in the Plan Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the IRC, which tax-exempt organization(s) shall be selected by the Plan Trustees using their reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to the Reorganized Debtors within the meaning of Section 468B(d)(3) of the IRC. Notwithstanding any other provision of the Plan Documents, this
Section 8.2(b) cannot be modified or amended.

      8.3 Amendments. The Plan Trustees, with the consent of each of the Futures Representative and the TAC, may modify or amend this Plan Trust Agreement or any document annexed to it, including, without limitation, the Plan Trust Bylaws or the TDP. Any modification or amendment made pursuant to this Section 8.3 must be done in writing. Notwithstanding anything contained in this Plan Trust Agreement to the contrary, neither this Plan Trust Agreement, the Plan Trust Bylaws, the TDP nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of Section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunctions set out in the Plan, the Plan Trust's QSF status under section 468B of the IRC.

                                                           EXHIBIT D TO THE PLAN


      8.4 Meetings. The Futures Representative, the Plan Trustees, or a TAC member shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Plan Trust matters with the Futures Representative, the Plan Trustees or a TAC member, as applicable. The Plan Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of this Plan Trust Agreement.

      8.5 Severability. Should any provision in this Plan Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan Trust Agreement.

      8.6 Notices. Notices to Entities asserting Plan Trust Asbestos Claims shall be given at the address of such Entity, or, where applicable, such Entity's representative, in each case as provided on such person's claim form submitted to the Plan Trust with respect to his or her or its Plan Trust Asbestos Claim or as otherwise provided to the Plan Trust. Any notices or other report required or permitted by this Plan Trust Agreement must be in (i) writing and is deemed given when (a) delivered personally to the recipient, (b) sent by facsimile before 5:00 p.m. prevailing eastern time on a Business Day with a copy of such facsimile sent on the same day to the recipient by reputable overnight courier service (charges prepaid), (c) five (5) days after deposit in the U.S. mail, mailed by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); and (ii) addressed to the other Entities at the addresses set forth below, or at such other address as such Entity now designates from time to time in writing in accordance with this
Section 8.6.

            To the Plan Trust through the Plan Trustees:

            _______________________
            _______________________
            _______________________
            Attention:_______________
            Fax: ___________________

            To the TAC:

            _______________________
            _______________________
            _______________________
            Attention:_______________
            Fax: ___________________

                                                           EXHIBIT D TO THE PLAN


            To the Futures Representative:

            R. Scott Williams
            Haskell Slaughter Young & Rediker, LLC
            1400 Park Place Tower
            2001 Park Place North
            Birmingham, AL  35203
            Fax: (205) 324-1133

            To Debtors, Settlors or Reorganized Debtors:

            Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, NJ  08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

            Congoleum Sales, Inc.
            c/o Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, NJ  08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

            Congoleum Fiscal, Inc.
            c/o Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, NJ  08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

                  With a copy to (which copy shall not constitute notice):

                  _______________________
                  _______________________
                  _______________________
                  Attention:_____________
                  Fax: __________________

      All such notices and communications, if delivered personally or via overnight courier or if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return electronic transmission.

                                                           EXHIBIT D TO THE PLAN


      8.7 Successors and Assigns. The provisions of this Plan Trust Agreement shall be binding upon and inure to the benefit of the Debtors, Reorganized Debtors, the Plan Trust, and the Plan Trustees and their respective successors and assigns, except that neither the Debtors nor the Plan Trust nor the Plan Trustees may assign or otherwise transfer any of its, or his or her rights or obligations under this Plan Trust Agreement, except, in the case of the Plan Trust and the Plan Trustees, as contemplated by Section 3.1 and Section 8.2.

      8.8 Limitation on Claim Interests for Securities Laws Purposes. Plan Trust Asbestos Claims and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution and except that the foregoing shall not apply to any holder of an Indirect Asbestos Claim that is subrogated to a Plan Trust Asbestos Claim as a result of its satisfaction of such Plan Trust Asbestos Claim except ABI Personal Injury Indemnity Claims pledged as set forth in the Plan Documents, (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest.

      8.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Plan Trust Agreement is contained herein and in the documents referred to herein, and this Plan Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity, except as otherwise provided in the Injunctions.

      8.10 Headings. The headings used in this Plan Trust Agreement are inserted for convenience only and neither constitute a portion of this Plan Trust Agreement, nor in any manner affect the construction of the provisions of this Plan Trust Agreement.

      8.11 Governing Law. This Plan Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to Delaware conflict of laws principles.

      8.12 Dispute Resolution. Any disputes that arise under this Plan Trust Agreement or under the TDP or the Plan Trust By-Laws shall be resolved by the Bankruptcy Court pursuant to the Plan, except as otherwise provided herein, or in the TDP or in the Plan Trust By-Laws. Notwithstanding anything else herein contained, to the extent any provision of this Plan Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

      8.13 Enforcement and Administration. The provisions of this Plan Trust Agreement shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Plan Trustees.

                                                           EXHIBIT D TO THE PLAN


      8.14 Effectiveness. This Plan Trust Agreement shall not become effective until such time as it has been approved by the Bankruptcy Court, it has been executed and delivered by all the parties hereto, and the Effective Date of the Plan has occurred.

      8.15 Counterpart Signatures. This Plan Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

      8.16 Notices Under Plan Documents. The Plan Trustees shall deliver to the TAC and the Futures Representative a copy of all written notices that the Plan Trust or the Plan Trustees give or receive under any of the Plan Documents (other than the TDP) promptly after receipt of the same. Notices to the TAC or the Futures Representative under the TDP shall be governed by the provisions of the TDP.

      8.17 Construction. Whenever required by the context, any pronoun used in this Plan Trust Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Plan Trust Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a fiscal year shall refer to a portion thereof. The use of the words "or," "either" and "any" shall not be exclusive.

                                        * * * * *

                                [signature page to follow]

                                                           EXHIBIT D TO THE PLAN


      IN WITNESS WHEREOF, the parties have executed this Congoleum Trust Agreement this day of _______________, 2004.

                                    SETTLORS:

                                    CONGOLEUM CORPORATION

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________

                                    CONGOLEUM SALES, INC.

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________

                                    CONGOLEUM FISCAL, INC.

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________


                                    PLAN TRUSTEES:

                                    ___________________________________________
                                    Name:
                                    Initial Term:  Three Years


                                    ___________________________________________
                                    Name:
                                    Initial Term:  Four Years


                                    ___________________________________________
                                    Name:
                                    Initial Term:  Five Years


                                    FUTURES REPRESENTATIVE


                                    ___________________________________________
                                    Name:

                                                           EXHIBIT D TO THE PLAN


                                    TRUST ADVISORY COMMITTEE


                                    ___________________________________________
                                    Name:


                                    ___________________________________________
                                    Name:


                                    ___________________________________________
                                    Name:


                                    ___________________________________________
                                    Name:


                                    ___________________________________________
                                    Name:

                                                           EXHIBIT E TO THE PLAN


                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Agreement") is entered into this ___ day of _____________, 2005, by and between the Congoleum Plan Trust created by the Congoleum Plan Trust Agreement dated ________________, 2005 (the "Plan Trust") and American Biltrite Inc., a Delaware corporation (the "Pledgor") (collectively, the "Parties" and, individually, a "Party"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Plan, as defined below.

      WHEREAS, Congoleum Corporation, a Delaware corporation and a majority-owned subsidiary of the Pledgor ("Congoleum"), has been named and expects to be further named a defendant in numerous asbestos-related claims;

      WHEREAS, Congoleum is unable to meet its liabilities with respect to such asbestos-related claims absent payment from its insurers;

      WHEREAS, on December 31, 2003, Congoleum commenced a case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");

      WHEREAS, Congoleum has filed the Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Plan"), which has been confirmed by the Bankruptcy Court;

      WHEREAS, the Plan provides that the Plan Trust be funded in part by a promissory note in an initial aggregate amount of two million seven hundred thirty-eight thousand two hundred thirty-four dollars and seventy-five cents ($2,738,234.75) to be executed by Congoleum, substantially in the form attached hereto as Exhibit A (the "Congoleum Note"), subject to increase as provided in the Congoleum Note, and secured by a pledge by the Pledgor of certain securities of Congoleum and other property of Pledgor; and

      WHEREAS, this Agreement is being executed and delivered by the Parties pursuant to the terms of the Plan;

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree, effective as of the Effective Date, as follows:

      1. Pledge. The Pledgor hereby pledges to the Plan Trust all of the Pledgor s rights, title and interest in and to

            (a) 151,100 shares of Class A common stock, par value $0.01 per share, and 4,395,605 shares of Class B common stock, par value $0.01 per share, of Congoleum held by the Pledgor (the "Pledged Shares"), which represents a majority of the voting power of Congoleum's outstanding voting stock and all of Congoleum's voting stock owned by the Pledgor as of the date hereof,

                                                           EXHIBIT E TO THE PLAN


            (b) and any other equity interests of Congoleum held by the Pledgor and

            (c) any amounts that the Pledgor would otherwise have the right to receive from Congoleum or the Plan Trust pursuant to any rights of indemnity that the Pledgor may have against Congoleum or the Plan Trust pursuant to the Plan or the Joint Venture Agreement, dated as of December 16, 1992, by and among the Pledgor, Resilient Holdings Incorporated, the Obligor, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended (the "Joint Venture Agreement"), which amounts shall be paid into, set aside, placed and held in escrow and in trust, and paid and distributed from such escrow and trust by the Plan Trust, in the manner provided and contemplated by this Agreement, the Plan, the Plan Trust Agreement and the Congoleum Note,

as security for the payment when due (whether by scheduled repayment, acceleration, or otherwise) by Congoleum of all amounts payable or to become payable pursuant to and in accordance with the terms of the Congoleum Note (such amounts are referred to herein as the "Obligations").

      2. Deliverer of Pledged Shares. The Pledgor will deliver to the Plan Trustee, upon execution of this Agreement, the certificates representing the Pledged Shares, together with duly executed forms of assignment in blank and undated sufficient to transfer title thereto. The Pledged Shares shall be held by the Plan Trust during the term of this Agreement, subject to the terms and conditions of this Agreement, the Congoleum Note, the Plan and the Plan Trust Agreement.

      3. Voting Rights; Dividends and Distributions. Notwithstanding anything to the contrary contained herein, during the term of this Agreement and until the occurrence of an Event of Default, as defined in the Congoleum Note, which remains uncured after the expiration of the Cure Period, as defined in the Congoleum Note, the Pledgor shall be entitled to all of its voting rights with respect to the Pledged Shares and shall be entitled to receive all dividends and/or distributions paid or payable in respect of the Pledged Shares. At the option of the Plan Trust, upon the occurrence of an Event of Default which remains uncured after the expiration of the Cure Period, and upon notice from the Plan Trust that it is exercising such option, the Pledgor shall no longer be entitled to vote the Pledged Shares and all such voting rights shall be vested in the Plan Trust, and the Plan Trust shall thereupon become entitled to receive all dividends and/or distributions payable thereafter as additional security hereunder, and any such dividends and/or distributions may be applied in reduction of any of the Obligations.

      4. Other Remedies. The Plan Trustee shall give notice of an Event of Default to the persons and in the manner provided in the Congoleum Note. Congoleum and the Pledgor shall have until the expiration of the Cure Period to cure the Event of Default pursuant to the Congoleum Note. After expiration of the Cure Period, if the Event of Default has not been cured, the Plan Trust may exercise any and all of the rights, powers, and remedies of any owner of the Pledged Shares and the other collateral pledged pursuant hereto and shall have and, except as otherwise set forth in this Agreement, may exercise without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code ("UCC") of [the State of Delaware] or otherwise available to the Plan Trust under applicable law, this Agreement, the Congoleum Note, the Plan Trust Agreement or the Plan. Without limiting the

                                                           EXHIBIT E TO THE PLAN


foregoing, upon the occurrence of an Event of Default which remains uncured after expiration of the Cure Period, the Plan Trust is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten (10) days written notice to the Pledgor, at commercially reasonable prices and terms, and to release to the Plan Trust the amounts held in trust and in escrow pursuant to the Plan, the Plan Trust Agreement and the Congoleum Note with regard to the Pledgor's rights to receive indemnity for certain claims pursuant to the Joint Venture Agreement and the Plan. The Pledgor shall have no right to redeem the Pledged Shares after any sale or assignment, but at any such sale or auction the Pledgor may bid for, and become the purchaser of, all or any part of the Pledged Shares offered for sale. In case of any sale of the Pledged Shares pursuant hereto, the proceeds thereof shall be applied fast to the costs and other expenses of such sale, and then in reduction of the Obligations in such manner as the Plan Trustee may reasonably direct. The Pledgor acknowledges and agrees that the Plan Trust shall have the continuing and exclusive right to apply such proceeds as well as the other collateral pledged pursuant hereto to reduce the Obligations until the Obligations are paid in full. The balance of the proceeds of such sale and such other collateral, if any, remaining after the payment in full of such costs and expenses and the Obligations and any unsold Pledged Shares, shall be paid or delivered, as applicable, to the Pledgor. The Pledgor shall not be liable for any deficiency with respect to the Obligations, it being the intent of the Parties hereto that the Plan Trust's sole recourse vis-a-vis the Pledgor upon the occurrence of an Event of Default which remains uncured after expiration of the Cure Period shall be to the Pledged Shares and the other collateral pledged pursuant hereto as provided herein and in the Plan and the Plan Trust Agreement.

      5. Pledgor's Right of Repayment. In addition to any other rights the Pledgor may have, the Pledgor agrees that its right to be repaid by Congoleum with regard to any amounts paid or deemed to have been paid by the Pledgor to the Plan Trust pursuant to this Agreement or the Congoleum Note, including without limitation pursuant to Section 13 of the Congoleum Note, any exercise of the Prepayment Option (as defined under the Congoleum Note) or curing an Event of Default, or upon the Plan Trust exercising any of the rights, powers or remedies with respect to any Pledged Shares and other collateral pledged pursuant to this Agreement as a result of an Event of Default that remains uncured after the applicable Cure Period in accordance with the terms of this Agreement, or otherwise (a "Pledgor Payment") shall be governed by Section 6 of the Congoleum Note and this Section 5. So long as the Obligations have not been paid in full in cash, the Pledgor will not take, sue for, ask or demand from Congoleum payment for any Pledgor Payment, or commence, or join with any creditor other than the Plan Trust in commencing or directly or indirectly cause Congoleum to commence any dissolution, winding up, total or partial liquidation, reorganization or protection of Congoleum, whether voluntary or involuntary, in any bankruptcy, insolvency, reorganization, receivership or other similar case or proceeding under any federal or state bankruptcy or similar law or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Congoleum or otherwise.

      6. Release of Pledged Shares and Other Pledged Collateral. Upon (i) the payment of all of the then outstanding principal under the Congoleum Note plus all accrued but unpaid interest thereon in accordance with the terms of the Congoleum Note (whether by scheduled repayment, acceleration, or otherwise) or
(ii) any breach by the Plan Trust of any term, covenant or agreement under this Agreement or the Congoleum Note which remains uncured fifteen (15) days

                                                           EXHIBIT E TO THE PLAN


following notice to the Plan Trust from the Pledgor or Congoleum of such breach, the Plan Trust shall promptly surrender all Pledged Shares then subject to this Agreement, and release from trust and escrow all other collateral pledged hereunder and promptly pay and distribute such collateral, to the Pledgor together with all associated forms of assignment, and this Agreement shall be automatically terminated without any further action by the Parties. In addition, upon any assignment or transfer by the Plan Trust of the Congoleum Note, the Plan Trust shall promptly pay and distribute all collateral held in trust and escrow for the Pledgor's benefit pursuant to Section 1(c) of this Agreement (a) first, to the Plan Trust in repayment of principal then outstanding on the Congoleum Note together with any accrued but unpaid interest thereon as of such date and (b) second, any amounts remaining after such repayment in full shall be immediately paid and distributed by the Plan Trust to the Pledgor. As of any assignment or transfer of the Congoleum Note by the Plan Trust, Section l (c) of this Agreement shall be void and of no further force or effect. Upon such termination of this Agreement or assignment or transfer of the Congoleum Note by the Plan Trust, the Plan Trust shall, at the expense of the Pledgor, execute and deliver to the Pledgor all UCC termination statements and similar documents, which the Pledgor shall reasonably request to evidence the termination of this Agreement or Section 1(c) of this Agreement, as applicable.

      7. No Other Liens; No Sale or Transfers. The Pledgor hereby represents and warrants that it has valid title to all of the Pledged Shares, free and clear of all Liens, other than Liens created by this Agreement. The Pledgor represents and warrants that the Pledged Shares constitute all of the shares of common stock of Congoleum held by the Pledgor as of the date hereof. The Pledgor hereby covenants that, until all outstanding principal under the Congoleum Note plus all accrued but unpaid interest thereon has been paid in full in accordance with the terms of the Congoleum Note, the Pledgor shall not create, incur, assume or suffer to exist any Lien against the Pledged Shares or other collateral pledged pursuant hereto, other than pursuant to this Agreement, the Congoleum Note, the Plan Trust Agreement or the Plan, or sell or otherwise transfer any Pledged Shares or other collateral pledged pursuant hereto or any interest therein, except as otherwise required herein or in the Congoleum Note, the Plan or in the Plan Trust Agreement. Notwithstanding the foregoing, the Pledgor may create, incur, assume or suffer to exist a Lien on the Pledged Shares or other collateral in favor of a third party so long as any such Lien ranks junior to the rights of the Payee hereunder with regard to such Pledged Shares or other collateral, provided that (i) no Event of Default has occurred or is continuing or would occur after giving effect to the transaction pursuant to which the Lien is to be granted, (ii) the Pledgor provides the Payee with advance notice of its intention to so create, incur, assume or suffer to exist such a Lien and copies of the documentation related to such Lien and such other information as the Payee may reasonably request so that the Payee may confirm compliance with this covenant, (iii) the Pledgor causes the third party to whom such Lien shall be granted to acknowledge the prior Lien of the Payee in such Pledged Shares or other collateral, (iv) the Pledgor causes the third party to whom such Lien shall be granted to agree that for so long as any obligations under the Congoleum Note (whether in respect of principal, interest or otherwise and other than obligations owed to the Pledgor) remain outstanding and have not been paid in full in cash, such third party Lien holder will not take, sue for, seek to realize upon or assert any right against such Pledged Shares or other collateral and (v) such Lien is not granted to an Affiliate (as such term is defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Pledgor.

                                                           EXHIBIT E TO THE PLAN


      8. Further Assurances. The Pledgor agrees that at any time and from time to time during the term of this Agreement, upon the written request of the Plan Trustee, the Pledgor shall execute and deliver such further documents and do such further acts and things as the Plan Trustee may reasonably request in order to effect the purposes of this Agreement or to perfect the security interests granted herein.

      9. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement; and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby, it being intended by each Party that all the rights and privileges of the Parties hereunder will be enforceable to the fullest extent permitted by applicable law.

      10. No Waiver of Remedies, Cumulative Remedies. The Plan Trust shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and any such waiver shall not be valid unless in writing, signed by the Plan Trustee, and then only to the extent therein set forth. A waiver by the Plan Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Plan Trustee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Plan Trustee, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

      11. Waivers, Amendment; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Parties. This Agreement and all rights, remedies and obligations of the Parties shall inure to the benefit of the Parties and their respective successors and assigns. This Agreement and the rights and obligations of the Parties shall be construed in accordance with the laws of the State of [Delaware], without giving effect to any choice or conflict of law provision or rule (whether of the State of [Delaware] or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of [Delaware].

      12. Dispute Resolution. With respect to claims under this Agreement, each Party hereby irrevocably (i) submits to the exclusive jurisdiction of the Bankruptcy Court, provided that to the extent that the Bankruptcy Court is not permitted under applicable law to exercise jurisdiction with respect to the matter in question, then each Party hereby submits to the exclusive jurisdiction of the federal and state courts in the State of [Delaware] and (ii) agrees that any and all claims in respect of such action, suit or proceeding may be heard and determined in any such court.

      13. Enforcement Costs. The Pledgor shall pay to the Plan Trust the reasonable costs incurred by the Plan Trust (including reasonable attorney's fees) pursuant to the Plan Trust's enforcement of the rights afforded to it hereunder.

                                                           EXHIBIT E TO THE PLAN


      14. Notices. Any notice, request, instruction or other document to be given hereunder to the Pledgor, the Plan Trust or Congoleum shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows or to such other persons or addresses as may be designated in writing by the party to receive such notice:

      If to the Plan Trust:

            [Plan Trust]
            [TO COME]

      and

            [Delaware Trustee,
            if any,
            To Come]

      If to the Pledgor

            Richard Marcus
            American Biltrite Inc.
            57 River Street
            Wellesley Hills, MA 02481
            (781) 237-6655 - Telephone No.
            (781) 237-6880 - Facsimile No.

      With copies to:

            Mark Chehi, Esq.
            Skadden, Arps, Slate, Meagher & Flom LLP
            One Rodney Square
            P.O. Box 636
            Wilmington, DE 19899
            (302) 651-3000 - Telephone No.
            (302) 651-3001-Facsimile No.

      and

            Louis A. Goodman, Esq.
            Skadden, Arps, State, Meagher & Flom LLP
            One Beacon Street
            Boston, MA 02108
            (617) 573-4800 - Telephone No.
            (617) 573-4822 - Facsimile No.

                                                           EXHIBIT E TO THE PLAN


      If to Congoleum:

            Roger Marcus
            Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, NJ 08619-0127
            (609) 584-3000 - Telephone No.
            (609) 584-3685 - Facsimile No.

      With copies to:

            Richard L. Epling, Esq.
            Pillsbury Winthrop LLP
            1540 Broadway
            New York, NY 10036
            (212) 858-1000 - Telephone No.
            (212) 858-1500 - Facsimile No.

      and

            Paul S. Hollander, Esq.
            Okin, Hollander & DeLuca, LLP
            Parker Plaza
            400 Kelby Street
            Fort Lee, New Jersey 07024
            (201) 947-7500 - Telephone No.
            (201) 947-2663 - Facsimile No.

      15. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

      16. Counterparts. This Agreement may be executed in separate counterparts, both of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

      17. Entire Agreement. This Agreement together with the Congoleum Note, Plan Trust Agreement, the Plan and the other Plan Documents related hereto contain the entire agreement and understanding with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. Any rights afforded to, and obligations of, the Pledgor under the Congoleum Note, are hereby incorporated into this Agreement by reference and are hereby made a part of this Agreement.

                        (last page before signature page)

                                                           EXHIBIT E TO THE PLAN


      IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

                                    Pledgor.

                                    AMERICAN BILTRITE INC.


                                    By:
                                       ---------------------------

                                    Name:
                                         -------------------------

                                    Title:
                                          ------------------------------


                                    Plan Trust:

                                    CONGOLEUM PLAN TRUST


                                    By:
                                       ---------------------------

                                    Name:
                                         -------------------------

                                    Title:
                                          ------------------------------

                                                           EXHIBIT E TO THE PLAN


                                    EXHIBIT A

                 FORM OF CONGOLEUM SUBORDINATED PROMISSORY NOTE

                                                           EXHIBIT F TO THE PLAN


                     CONGOLEUM SUBORDINATED PROMISSORY NOTE

$2,738,234.75 (subject to adjustment)                   __________________, 2005

      FOR VALUE RECEIVED, Congoleum Corporation, a Delaware corporation (herein called the "Obligor", which term includes any successor to Congoleum Corporation), hereby promises to pay to the order of the Congoleum Plan Trust created by the Congoleum Plan Trust Agreement dated _____________________, 2005 (the "Payee"), the principal sum of two million seven hundred thirty-eight thousand two hundred thirty-four dollars and seventy-five cents ($2,738,234.75) (the "Original Principal Amount"), subject to increase as provided herein, and to pay interest from the date hereof in accordance with the terms hereunder until this Congoleum Subordinated Promissory Note (this "Note") is paid in full in cash, on the principal balance outstanding hereunder from time to time at the rate of nine percent (9%) per annum. Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Joint Prepackaged Plan of Congoleum Corporation, et. al (the "Plan").

      The obligations of the Obligor under this Note are secured by a Pledge Agreement, dated the date hereof, by and between American Biltrite Inc. (the "Pledgor") and the Payee (the "Pledge Agreement"), and any exercise of any rights, powers or remedies with respect to the Pledged Stock or other collateral specified therein shall be governed by the terms of the Pledge Agreement.

      This Note is being executed and delivered by the Obligor pursuant to the terms of the Plan.

      1. The aggregate principal amount of this Note, along with any accrued but unpaid interest thereon, shall be due and payable in cash on the tenth anniversary of the date of this Note (the "Maturity Date"), unless the aggregate principal amount owing hereunder is accelerated in connection with the occurrence of an Event of Default, as defined below, and in accordance with the terms of this Note. Any prepayment of principal shall be accompanied by payment of all accrued but unpaid interest on such principal amount prepaid. The Obligor shall make each payment required under this Note (whether principal, interest or otherwise) not later than 5:00 PM, New York, New York time on the date when due in immediately available funds and in lawful money of the United States of America to an account designated in writing by the Payee sufficiently in advance of such due date. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, as defined below, such payment shall be made on the next Business Day, and such extension of time shall be included in the computation of the payment of interest. The term "Business Day" shall mean a day which is not a Saturday, Sunday or a day on which banking institutions are authorized or required by law to be closed in New York, New York.

      2. The principal amount of the Note shall be subject to increase on the Principal Adjustment Date, as defined below, in an amount, if any, by which the Re-Measurement Value, as defined below, exceeds the Original Principal Amount. The "Principal Adjustment Date" means the later of (a) June 30, 2005 and (b) the last Trading Day, as defined below, of the 90 consecutive Trading Day period commencing on the first anniversary of the Effective Date. The "Re-Measurement Value" shall equal the product of (a) 51 % multiplied by (b) the product of (i)

                                                           EXHIBIT F TO THE PLAN


the number of shares of common stock of the Obligor outstanding as of the close of business on the Principal Adjustment Date multiplied by (ii) the average trading prices per share of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of the Obligor (or such other class of common stock of the Obligor that has been registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is listed for trading on a national securities exchange in the United States, if such Class A Common Stock is not so registered and listed) at the close of trading for the 90 consecutive Trading Days ending on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect); provided, however, that if none of the Obligor's common stock is listed for trading on a national securities exchange in the United States for the relevant measurement period, the Re-Measurement Value shall equal the product of 51% multiplied by the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), per share of Class A Common Stock (or such other class of common stock of the Obligor that is so reported, if the Class A Common Stock is not so reported) for each Trading Day over the 90 consecutive Trading Day period ending on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect), or if none of the Obligor's common stock is so reported for the relevant measurement period, the Re-Measurement Value shall equal the product of 51 % multiplied by the equity valuation of the Company as of the Principal Adjustment Date, as determined by the Board of Directors of the Obligor in good faith. The excess, if any, by which the Re-Measurement Value exceeds the Original Principal Amount is referred to herein as the "Additional Principal Amount." "Trading Day" means a day on which the principal national securities exchange on which the shares of the Obligor's common stock are listed or admitted to trading is open for the transaction of business or, if the shares of common stock are not listed or admitted to trading on any national securities exchange, a Business Day.

      3. Interest shall accrue on the outstanding Original Principal Amount and be payable in full in cash on each September 30, December 31, March 31 and June 30 after the date of this Note until the Original Principal Amount is paid in full. Interest shall accrue beginning on the Principal Adjustment Date on the Additional Principal Amount, and on each September 30, December 31, March 31 and June 30 after the Principal Adjustment Date all accrued interest relating thereto as of each such date shall be capitalized by increasing the then outstanding Additional Principal Amount by the amount of such accrued interest; provided, however, that upon the earlier of (a) August 1, 2008 and (b) the date that all of the Obligor's outstanding 8 %% Senior Notes Due 2008 (the "Senior Notes") are repaid in full (the "Accrual Termination Date"), interest accruing on the then outstanding Additional Principal Amount (including any interest added thereto on account of the capitalization of accrued but unpaid interest pursuant to this Section 3) shall accrue and be payable in full in cash on each September 30, December 31, March 31 and June 30 after the Accrual Termination Date. Interest shall be calculated on the basis of the actual number of days the principal is outstanding and a year of 365 days.

      4. Notwithstanding anything herein to the contrary, the Obligor agrees and the Payee by accepting this Note agrees that the indebtedness evidenced by this
Note is subordinate and subject in right of payment to the prior payment in full of (a) all Obligations (as such term is defined in the Credit Agreement referred to below) under the Loan and Security Agreement, dated as of December 10, 2001, by and between Congress Financial Corporation (the "Lender") and the Obligor, as

                                                           EXHIBIT F TO THE PLAN


amended (the "Credit Agreement"), and all permitted refinancings, renewals, extensions, amendments, modifications, restatements, replacements and refundings of the Credit Agreement and (b) all amounts owing and payable pursuant to the Senior Notes issued pursuant to the Indenture, dated as of August 3, 1998, between the Obligor and Wachovia Bank, National Association (as successor to First Union National Bank), as Trustee, as amended (the "Indenture"); provided, however, that regularly scheduled interest payments on principal outstanding under this Note to the extent provided hereunder may be paid by the Obligor to the Payee so long as no default or event of default has occurred or is continuing under the Credit Agreement (and all permitted refinancings, renewals, extensions, amendments, modifications, restatements, replacements and refundings of the Credit Agreement, as applicable) or the Indenture.

      5. After the Principal Adjustment Date, the Pledgor shall, in its sole discretion, have the option of prepaying the principal of this Note, in whole but not in part, at any time, without penalty or premium of any kind (the "Prepayment Option"). The accrued and unpaid interest with respect to the principal to be prepaid pursuant to the Prepayment Option is due and payable on the date of such prepayment. Nothing contained in this Section 5 shall limit the Pledgor's ability to cure any Event of Default pursuant to the terms of this Note or the Pledge Agreement. The Obligor shall have no right to prepay the principal of this Note, in whole or in part, at any time.

      6. In addition to any other rights the Pledgor may have, the Obligor shall be obligated to repay the Pledgor any amounts paid or deemed to have been paid to the Payee by the Pledgor pursuant to this Note or the Pledge Agreement, including without limitation pursuant to Section 13 of this Note, any exercise by the Pledgor of the Prepayment Option or curing an Event of Default, or upon the Payee exercising any of its rights, powers or remedies with respect to any Pledged Stock and other collateral pledged by the Pledgor pursuant to the Pledge Agreement as a result of an Event of Default that remains uncured after the applicable Cure Period, as defined below, in accordance with the terms of the Pledge Agreement, or otherwise (a "Pledgor Payment"), as provided in this
Section 6. If the Pledgor makes any Pledgor Payment, the Pledgor shall, with regard to each such amount, have all of the rights, privileges and protections afforded to the Payee under this Note as if the Pledgor were a Payee. Subject to
Section 4 of this Note, the terms of which shall apply to any right of repayment of the Pledgor with regard to a

      Pledgor Payment made by the Pledgor, as if the Pledgor were the Payee for purposes of Section 4, the terms of such repayments shall be as follows:

            (a) For any prepayment of this Note pursuant to the exercise of the Prepayment Option by the Pledgor, amounts so paid relating to

                  i. the Original Principal Amount shall be repaid by the Obligor to the Pledgor, and all such Pledgor Payments made by the Pledgor (whether in the form of principal, interest or otherwise) shall be deemed to be principal for purposes hereof and interest shall accrue and be payable thereon beginning as of the date of each such Pledgor Payment in accordance with the terms of the Note

                                                           EXHIBIT F TO THE PLAN


                        with regard to the Original Principal Amount and any and all principal, along with any accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, and

                  ii. the Additional Principal Amount shall be repaid by the Obligor to the Pledgor, and all such Pledgor Payments made by the Pledgor (whether in the form of principal, interest or otherwise) shall be deemed to be principal for purposes hereof and interest shall accrue and be payable thereon beginning as of the date of each such Pledgor Payment in accordance with the terms of the Note with regard to the Additional Principal Amount and any and all principal, along with any accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

            (b) For any payment or deemed payment made by the Obligor pursuant to the exercise by the Payee of any of its rights, powers or remedies with respect to any Pledged Stock and other collateral pledged by the Pledgor pursuant to the Pledge Agreement as a result of an Event or Default that remains uncured after the applicable Cure Period, the Obligor's repayment obligation to the Pledgor shall be immediately due and payable to the Pledgor but in no event later than the first Business Day following the Maturity Date (the "Repayment Maturity Date").

            (c) For any payment made by the Pledgor to cure an Event of Default within the Gore Period, the Obligor's repayment obligation to the Pledgor shall be immediately due and payable to the Pledgor but in no event later than the Repayment Maturity Date.

            (d) For any payment made pursuant to Section 13 of this Note or otherwise not covered in clauses (a), (b) or (c) of this
                  Section 6, such payment shall first be deemed to be payment of Additional Principal Amount (together with any accrued but unpaid interest thereon) with the excess, if any, after such payment application deemed to be payment of the Original Principal Amount (together with accrued but unpaid interest thereon). With regard to such payment and payment allocation, the Obligor shall repay the Pledgor in accordance with clause
                  (a) of this Section 6 but in no event later than the Repayment Maturity Date.

            (e) Notwithstanding any other provisions of this Note or the Pledge Agreement, the Pledgor's right of repayment under this
                  Section 6 shall be subordinate and subject in right of payment to the prior payment in full in cash of the obligations payable under this Note by the Obligor to the Payee. Any amounts received by the Pledgor from the Obligor as a repayment pursuant to this Section 6 prior to the date on which all outstanding obligations under this Note (whether in respect of principal, interest or otherwise and other than obligations owed to the Pledgor) have been paid in full in cash to the Payee shall be set aside, placed and held in trust

                                                           EXHIBIT F TO THE PLAN


                  and in escrow by the Pledgor and shall be payable to the Payee on demand by the Payee. The Obligor shall be obligated to repay the Pledgor any such amounts so paid by the Pledgor in accordance with the terms of this Section 6.

            (f) So long as any obligations under this Note (whether in respect of principal, interest or otherwise and other than obligations owed to the Pledgor) remain outstanding and have not been paid in full in cash to the Payee (other than the Pledgor), the Pledgor will not take, sue for, ask or demand from the Obligor payment for any Pledgor Payment, or commence, or join with any creditor other than the Payee in commencing or directly or indirectly cause the Obligor to commence any dissolution, winding up, total or partial liquidation, reorganization or protection of the Obligor, whether voluntary or involuntary, in any bankruptcy, insolvency, reorganization, receivership or other similar case or proceeding under any federal or state bankruptcy or similar law or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Obligor or otherwise.

            (g) The Obligor agrees to promptly execute and deliver a promissory note substantially similar in form as this Note to the Pledgor after any Pledgor Payment made by the Pledgor, which note shall evidence the Pledgor's right of repayment as provided under this Section 6.

7.    Covenants of the Obligor.

            (a) From the date of this Note until the Principal Adjustment Date, the Obligor agrees to the following:

                  i. The Obligor will not issue any securities which are convertible into shares of the Company's capital stock at a price per share less than the Current Market Price as of the date of issuance of such securities. The term "Current Market Price" for any share of the Obligor's capital stock on any date as used herein shall be the average trading prices of such capital stock at the close of trading for the twenty (20) consecutive Trading Days ending on the day immediately prior to the date of determination of the Current Market Price of such capital stock, or if such capital stock is not listed for trading on a national securities exchange in the United States for the relevant measurement period, the Current Market Price for such capital stock shall be the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or if such capital stock is not so reported for the relevant measurement period, the Current Market Price for such capital stock shall be determined by the Board of Directors of the Obligor in good faith; provided, however, that with regard to shares of capital stock of the Obligor sold by the Obligor pursuant to an underwritten

                                                           EXHIBIT F TO THE PLAN


                        offering, the tern "Current Market Price" shall mean the price per share paid by the underwriter(s) to the Obligor pursuant to that offering with regard to that capital stock, and with regard to any securities of the Obligor sold by the Obligor pursuant to an underwritten offering which are convertible into shares of capital stock of the Obligor, the Current Market Price for that capital stock which is issuable upon conversion shall be the per share price for that capital stock implied by the conversion features of the convertible security as of the date the Obligor sells that convertible security to the underwriter(s) pursuant to that underwritten offering.

                  ii. The Obligor will not (x) increase the number of shares authorized for issuance pursuant to the Obligor's 1995 Stock Option Plan (the "1995 Plan") or the Obligor's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan") or (y) issue any options exercisable for shares of the Obligor's capital stock, stock appreciation rights or similar securities other than pursuant to the 1995 Plan or the 1999 Plan.

                  iii. The Obligor will not issue any capital stock for less than its Current Market Price as of the date of issuance.

                  iv. The Obligor will not (x) declare or pay dividends or make any other distributions on its capital stock, (y) effect a reverse stock split of its capital stock (except in an effort to maintain the listing of its shares of Class A Common Stock on the American Stock Exchange pursuant to Section 7(a)v. of this Note) or (z) purchase, redeem, retire or acquire any shares of its capital stock, other than pursuant to a contractual obligation currently in effect or in connection with the acquisition of stock options from terminated employees, provided, that no Event of Default has occurred or is continuing or would occur as a result of giving effect to such transaction.

                  v. The Obligor will use best efforts to maintain the listing of its shares of Class A Common Stock on the American Stock Exchange.

            (b) From the date of this Note until the Note is paid in full in accordance herewith, the Obligor agrees to the following:

                  i. The Obligor will deliver to the Payee, within 45 days after the end of each fiscal quarter of the Obligor, an officer's certificate stating that a review of the activities of the Obligor during the preceding quarter has been made under the supervision of the signing officer with a view to determining whether the Obligor has kept, observed, performed and fulfilled each and

                                                           EXHIBIT F TO THE PLAN


                        every covenant contained in this Note (including Exhibit A attached hereto) and that the Obligor is not in default in the performance or observance of any terns, provisions and conditions of this Note.

                  ii. The Obligor shall deliver to the Payee all financial statements and other information provided to the Obligor's senior lender under the Credit Agreement within five (5) Business Days of delivery to such senior lender.

                  iii. The Obligor will not make any payments to the Pledgor pursuant to any rights of indemnity that the Pledgor may have against the Obligor for claims pursuant to the Plan or the Joint Venture Agreement, dated as of December 16, 1992, by and among the Pledgor, Resilient Holdings Incorporated, the Obligor, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended (the "Joint Venture Agreement"), until after any amounts due and payable under this Note have been paid in full to the Payee in accordance herewith, and until such time, any such payments that would otherwise have been payable to the Pledgor absent the foregoing, shall be timely paid by the Obligor to the Payee and the Payee shall, upon receipt of such payment, set aside, place and hold in separate trust and escrow all such payments (together with other payments made pursuant to Section 11 of this Note and this Section 7(b)iii.) solely for the Pledgor's benefit (except as provided under the Pledge Agreement) until paid as required by, and in the manner provided in, the Pledge Agreement or as further provided under the Plan and the Plan Trust Agreement. Amounts set aside, placed and held in escrow and trust pursuant to the foregoing shall be deemed to be pledged to the Payee by the Pledgor as additional collateral securing the Obligor's obligation under this Note and will be subject to the terms of the Pledge Agreement.

                  iv. The additional covenants and agreements contained in Exhibit A attached hereto are hereby incorporated by reference herein and are hereby made a part hereof. All references to the Note include Exhibit A and the provisions thereof.

8. An "Event of Default" shall mean the occurrence of any of the following events:

      (a) a default in the payment of any principal or interest under this Note when due and continuance of such default for a period of ten
            (l0) days;

      (b) the occurrence of an Event of Default under the Indenture, as determined under the Indenture;

                                                           EXHIBIT F TO THE PLAN


      (c) the breach by the Obligor of any covenant or agreement of the Obligor contained in this Note, which breach remains uncured thirty
            (30) days after notice by the Payee to the Obligor and the Pledgor informing the Obligor and the Pledgor of such breach, specifying what is claimed to have given rise to such breach; and

      (d) a material breach of the Pledge Agreement by the Pledgor, which breach remains uncured thirty (30) days after notice by the Payee to the Pledgor and the Obligor informing the Pledgor and the Obligor of such breach, specifying what is claimed to have given rise to such breach.

      9. The Payee shall give notice of an Event of Default to the Obligor and the Pledgor, specifying what is claimed to have given rise to the Event of Default. The Obligor and the Pledgor shall have until the expiration of the Cure Period to cure the Event of Default. For purposes of an Event of Default pursuant to Section 8(b) of this Note, payment to the Payee of all principal then outstanding under this Note together with any accrued but unpaid interest thereon would constitute a cure of such an Event of Default. A "Cure Period" means the period running from the date any notice of an Event of Default is delivered in accordance hereof until the end of the tenth day following the deemed delivery date of such notice.

      10. If there is an Event of Default pursuant to Section 8(b) of this Note which remains uncured after the expiration of the Cure Period, the aggregate outstanding principal amount of this Note, along with any accrued but unpaid interest thereon, shall automatically be immediately due and payable, and the Payee may exercise any rights or remedies permitted under this Note, the Pledge Agreement, or applicable law as a result. If there is an Event of Default other than pursuant to Section 8(b) of this Note which remains uncured after the expiration of the Cure Period, the Payee may, upon notice to the Obligor and the Pledgor, declare the aggregate outstanding principal amount of this Note, along with any accrued but unpaid interest thereon, to be immediately due and payable, and exercise any rights or remedies permitted under this Note, the Pledge Agreement, or applicable law. In connection with the foregoing, except as otherwise set forth herein or in the Pledge Agreement, the Obligor waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate and all other notices.

      11. The Obligor agrees that any amounts that the Payee would be obligated to pay to the Pledgor pursuant to any rights of indemnity that the Pledgor may have against the Payee for asbestos-related claims pursuant to the Joint Venture Agreement or the Plan will not be made by the Payee until after any amounts due and payable under this Note have been paid in full to the Payee, and until such time, any such payments that would otherwise have been payable to the Pledgor absent the foregoing, shall be set aside, placed, and held in separate trust and in escrow (together with other payments made pursuant to Section 7(b)iii. of this Note and this Section 11) by the Payee for the Pledgor's sole benefit (except as provided under the Pledge Agreement) until paid or distributed as required by, and in the manner provided in, the Pledge Agreement or as further provided under the Plan and the Plan Trust Agreement. Amounts set aside, placed and held in escrow and trust pursuant to the foregoing shall be deemed to be pledged to the Payee by the Pledgor as additional collateral securing the Obligor's obligations under this Note, and will be subject to the terms of the Pledge Agreement.

                                                           EXHIBIT F TO THE PLAN


      12. To the extent required by applicable tax law, if the Payee fails to comply with certain certification procedures or otherwise establish an exemption from withholding, the Obligor or the Pledgor (as the case may be) shall be entitled to deduct and withhold from any payments made with regard to principal of or interest on the Note hereunder to the Payee such amounts as may be required to be withheld. To the extent that amounts are so withheld by the Obligor or the Pledgor (as the case may be), (i) such withheld amounts shall be treated for all purposes of this Note as having been paid to the Payee in respect of which such deduction and withholding was made by the Obligor or the Pledgor (as the case may be), (ii) the Obligor or the Pledgor (as the case may be) shall timely pay to the applicable taxing authority the amount so withheld and (iii) the Obligor or the Pledgor (as the case may be) shall promptly provide to the Payee evidence reasonably satisfactory to the Payee of such payment.

      13. The Obligor may not assign any of its rights or delegate any of its duties under this Note. At no time prior to the Principal Adjustment Date may the Payee assign this Note or any part thereof. After the Principal Adjustment Date, the Payee may assign, in whole but not in part, this Note. The Payee shall give the Obligor and the Pledgor not less than ten (10) days notice of an intended assignment by the Payee of this Note, including the identity and notice information pertaining to the assignee of such intended assignment. If the Payee assigns this Note, all amounts held in trust and escrow for the Pledgor's benefit pursuant to Sections 7(b)iii. and 11 of this Note shall as of the date of such assignment be released and shall be paid and distributed in accordance with the terms of the Pledge Agreement, the Plan and the Plan Trust Agreement. Notwithstanding anything herein to the contrary, or in the Pledge Agreement, the Plan or the Plan Trust Agreement to the contrary, as of the date of any assignment of this Note by the Plan Trust, the covenants and agreements under Sections 7(b)iii. and 11 of this Note regarding the payment into, setting aside, placement and holding in trust and in escrow of amounts that would otherwise be payable to the Pledgor pursuant to the Pledgor's rights of indemnity under the Plan or the Joint Venture Agreement, and any pledging of such amounts as collateral securing the Obligor's obligations hereunder, shall be void and be of no further force or effect, and from that time any amounts that would be payable to the Pledgor pursuant to the Pledgor's rights of indemnity under the Plan or the Joint Venture Agreement will be payable directly to the Pledgor pursuant to the terms of the Pledge Agreement, the Plan, the Joint Venture Agreement and the Plan Trust Documents. The term "Payee" as used in this Note (including Exhibit A hereto) shall include any assignee of the Payee.

      14. With respect to claims under this Note, the Payee and the Obligor hereby irrevocably (i) submit to the exclusive jurisdiction of the Bankruptcy Court, provided that to the extent that the Bankruptcy Court is not permitted under applicable law to exercise jurisdiction with respect to the matter in question, then the Payee and the Obligor hereby submit to the exclusive jurisdiction of the federal and state courts in the State of [Delaware] and (ii) agree that any and all claims in respect of such action, suit or proceeding may be heard and determined in any such court.

      15. The Obligor shall pay to the Payee the reasonable costs incurred by the Payee (including reasonable attorney's fees) pursuant to the Payee's enforcement of the rights afforded to it hereunder.

                                                           EXHIBIT F TO THE PLAN


      16. Any notice, request, instruction or other document to be given hereunder to the Payee, the Obligor or the Pledgor shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next Business Day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows or to such other persons or addresses as may be designated in writing by the party to receive such notice:

      If to the Payee:

            [Plan Trust]
            [To Come]

            and

            [Delaware Trustee, if any, To Come]

      If to the Obligor:

            Roger Marcus
            Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, NJ 08619-0127
            (609) 584-3000 - Telephone No.
            (609) 584-3685 - Facsimile No.

      With copies to:

            Richard L. Epling, Esq.
            Pillsbury Winthrop LLP
            1540 Broadway
            New York, NY 10036
            (212) 858-1000 - Telephone No.
            (212) 858-1500 - Facsimile No.

            and

            Paul S. Hollander, Esq.
            Okin, Hollander & DeLuca, LLP
            Parker Plaza
            400 Kelby Street
            Fort Lee, NJ 07024
            (201) 947-7500 - Telephone No.
            (201) 947-2663 - Facsimile No.

                                                           EXHIBIT F TO THE PLAN


      If to the Pledgor:

            Richard Marcus
            American Biltrite Inc.
            57 River Street
            Wellesley Hills, MA 02481
            (781) 237-6655 - Telephone No.
            (781) 237-6880 - Facsimile No.

      With copies to:

            Mark Chehi, Esq.
            Skadden, Arps, Slate, Meagher & Flom LLP
            One Rodney Square
            P.O. Box 636
            Wilmington, DE 19899
            (302) 651-3000 - Telephone No.
            (302) 651-3001- Facsimile No.

            and

            Louis A. Goodman, Esq.
            Skadden, Arps, Slate, Meagher & Flom LLP
            One Beacon Street
            Boston, MA 02108
            (617) 573-4800 - Telephone No.
            (617) 573-4822 - Facsimile No.

      17. No amendment to or waiver of any provision of this Note, nor consent to any departure by the Obligor therefrom, shall be effective unless such amendment, waiver or consent is in writing and is signed by (a) the Payee and
(b) to the extent such amendment or waiver could adversely affect the Pledgor's obligations, duties or interests with regard to this Note, the Pledge Agreement or otherwise, the Pledgor.

      18. To the fullest extent permitted under applicable law, if any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws or regulations, such provision shall be fully severable and this Note shall be construed and enforced as if any such severed provision had never been a part hereof, and the remaining provisions shall remain in full force and effect.

      19. This Note shall be governed by and construed and enforced in accordance with the laws of the State of [Delaware] without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of [Delaware].

                        (last page before signature page)

                                                           EXHIBIT F TO THE PLAN


      IN WITNESS WHEREOF, the Obligor has caused this Congoleum Subordinated Promissory Note to be duly executed and delivered as of the date first above written.

                                    CONGOLEUM CORPORATION


                                    By:
                                       ---------------------------

                                    Name:
                                         -------------------------

                                    Title:
                                          ------------------------------

                                                           EXHIBIT G TO THE PLAN


                         Congoleum Current Distributors

Mohawk Industries, Inc.
Pacific American Lumber, Inc.
Albert F. Fitzgerald, Inc.
All Tile, Inc.
Bayard Sales, Corp.
Bishop Distributing
CMH Flooring Products, Inc.
Fargo Glass & Paint Company
Floor Covering, Inc.
G & M Company
Rosele Heck, Co.
Tri-State Wholesale Flooring, Inc.
LaSalle Bristol, LP
W.G. McMahon Canada, Ltd.
Omni Floorcoverings, Ltd. (Ontario)
Tangram Surfaces, Inc.
New England Surfaces
Tapis Kraus Quebec

                                                           EXHIBIT H TO THE PLAN


                          TRUST DISTRIBUTION PROCEDURES
                                       FOR
                              CONGOLEUM PLAN TRUST

      These Trust Distribution Procedures for Congoleum Plan Trust (the "TDP") have been adopted pursuant to the Congoleum Plan Trust Agreement effective as of the Effective Date among Congoleum Corporation, a Delaware corporation ("Congoleum"), Congoleum Sales, Inc., a New York corporation ("CSI"), Congoleum Fiscal, Inc., a New York corporation ("CFI"), the Futures Representative, the Trust Advisory Committee and the Plan Trustees (the "Plan Trust Agreement") in connection with the Fourth Modified Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004, as the same may be amended, modified, or supplemented from time to time (the "Plan") and which has become effective in accordance with its terms.

                                   SECTION I.
                                   Definitions

1.1. Capitalized Terms. Capitalized terms used herein shall have the meanings assigned to them in the Plan or in the Plan Trust Agreement, unless otherwise defined herein, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or in the Plan or Plan Trust Agreement, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code or Bankruptcy Rules, and such definitions are incorporated herein by reference.

1.2.  Specific Defined Terms.

      (a) "ABI Asbestos Personal Injury Indemnity Claims" shall have the meaning set forth in the Plan.

      (b) "ADR" shall have the meaning set forth in Section 5.2(a).

      (c) "Allowed" shall have the meaning set forth in the Plan Trust
Agreement.

      (d) "Allowed Amount" shall have the meaning set forth in the Plan Trust Agreement.

      (e) "ATS" shall have the meaning set forth in the definition of "Pulmonary Function Testing".

      (f) "Average Value" shall mean the anticipated average amount for which TDP Valued Asbestos Claims for a particular Disease Category will be liquidated pursuant to the Individual Review Process, as set forth in the Compensable Disease Matrix, as the same may be modified from time to time.

      (g) "Basilar Crackles," sometimes called "rales," shall mean those sounds described in American Thoracic Society, "The Diagnosis of Nonmalignant Diseases

                                                           EXHIBIT H TO THE PLAN


Related to Asbestos", 134 American Review of Respiratory Disease 363(1986), and shall be observed in accordance with the criteria set forth therein.

      (h) "Board-certified Internist" shall mean a physician licensed to practice medicine in the District of Columbia, or in one or more U.S. states or territories, and certified by the American Board of Internal Medicine in internal medicine at the time of that physician's relevant medical report or document. Individuals with similar certification whose qualification are acceptable in Canadian courts are presumed qualified although the Plan Trust may seek to rebut the presumption.

      (i) "Board-certified Pathologist" shall mean a physician licensed to practice medicine in the District of Columbia, or in one or more U.S. states or territories, and certified in anatomic pathology, or combined anatomic and clinical pathology, from the American Board of Pathology, and whose professional practice includes the field of pathology and involves regular evaluation of pathological materials obtained from surgical and post-mortem specimens. Individuals with similar certification whose qualification are acceptable in Canadian courts are presumed qualified although the Plan Trust may seek to rebut the presumption.

      (j) "Board-certified Pulmonary Specialist" shall mean a physician licensed to practice medicine in the District of Columbia, or in one or more U.S. states or territories, and certified by the American Board of Internal Medicine in the subspecialty of pulmonary disease at the time of the relevant medical report. Individuals with similar certification whose qualification are acceptable in Canadian courts are presumed qualified although the Plan Trust may seek to rebut the presumption.

      (k) "Certified B-reader" shall mean an individual who has successfully completed the x-ray interpretation course sponsored by the National Institute of Occupational Safety and Health (NIOSH) and passed the NIOSH examination for certification as a B-reader and whose NIOSH certification is up to date at the time of his or her interpretation of the x-rays. Certified B-reader shall also include an individual who was at one time a certified B-reader and who has not subsequently failed the exam for certification or recertification as a B-reader. Individuals with similar certification whose qualification are acceptable in Canadian courts are presumed qualified although the Plan Trust may seek to rebut the presumption.

      (l) "Chest X-Rays" shall mean chest radiographs taken in at least one view (Posterior-Anterior and Lateral) and graded quality 1 or 2 for reading according to the criteria established by the International Labor Office. Notwithstanding the foregoing, in cases in which no quality 1 or 2 radiographs are available, radiographs of poorer quality shall not be automatically rejected but shall be evaluated for acceptability on a case-by-case basis.

      (m) "Claimant's Jurisdiction" shall mean, with respect to a particular claimant, the jurisdiction in which such claimant's claim was filed (if at all) against a Debtor in the tort system prior to the Petition Date; provided, however, that if the claim was not filed against a Debtor in the tort system prior to the Petition Date, the claimant may elect as the Claimant's Jurisdiction either (i) the jurisdiction in which the claimant is domiciled at the time of diagnosis or when the claim is filed with the Plan Trust; or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product for which a Debtor has legal responsibility.

                                                           EXHIBIT H TO THE PLAN


      (n) "Claims Handling Fee" shall mean the fees and costs of the Claims Reviewer as set forth in the Collateral Trust Agreement, which amount shall be certified by the Collateral Trust on or before the Effective Date.

      (o) "Claims Materials" means the documents, including descriptions of the TDP for Entities holding TDP Valued Asbestos Claims, instructions and a claim form, developed by the Plan Trustees (each in a form consented to by the Futures Representative and the TAC) to be sent to Entities holding Plan Trust PI Asbestos Claims.

      (p) "Claims Reviewer" shall mean the claims-handling entity designated pursuant to the Collateral Trust Agreement.

      (q) "Class 2 Claims" shall mean the Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants that are classified within Class 2 under
Section 2.3(b) of the Plan.

      (r) "Compensible Disease Matrix" shall mean the matrix set forth in
Section 5.1(e) used to process and resolve TDP Valued Asbestos Claims, which associates Liquidated Values with certain Medical Criteria.

      (s) "Disease Category" shall mean those groups of common medical conditions, based upon historic data, that have been incorporated into the TDP and identified in the Compensible Disease Matrix in order to facilitate the expedient and efficient processing and liquidation of TDP Valued Asbestos Claims.

      (t) "Expedited Review Process" shall have the meaning set forth in Section 5.1(c)(i).

      (u) "Exposure Evidence" shall have the meaning set forth in Section 5.1(f)(i).

      (v) "Exigent Hardship Claim" shall have the meaning set forth in Section 5.1(i).

      (w) "Extraordinary TDP Valued Asbestos Claim" shall have the meaning set forth in Section 5.1(h).

      (x) "FEV=1/FVC" shall have the meaning set forth in the definition of "Pulmonary Function Testing".

      (y) "FIFO" shall mean first-in-first-out.

      (z) "FIFO Payment Queue" shall have the meaning set forth in Section 4.3.

      (aa) "FIFO Processing Queue" shall have the meaning set forth in Section 5.1(b)(i)(1).

      (bb) "First Proceeds" shall have the meaning set forth in Section 3.2(a).

      (cc) "FVC" shall have the meaning set forth in the definition of "Pulmonary Function Testing".

                                                           EXHIBIT H TO THE PLAN


      (dd) "ILO Grade" shall mean the radiology ratings for the presence of pleural or parenchymal lung changes by chest x-rays as established from time to time by the International Labour Office ("ILO") and as set forth in "Guidelines for the Use of ILO International Classification of Radiographs of Pneumoconioses" (1980).

      (ee) "Individual Review Process" shall have the meaning set forth in
Section 5.1(d)(i).

      (ff) "Initial Claims Filing Date" shall have the meaning set forth in
Section 5.1(b)(i)(1).

      (gg) "Initial Payment Percentage" means the first Payment Percentage determined pursuant to Section 4.1.

      (hh) "Liquidated Value" means (i) with respect to any TDP Valued Asbestos Claim, the settlement value therefor determined under the TDP (including the values associated with a particular Disease Category set forth in the Compensable Disease Matrix, as the same may be modified from time to time), (ii) with respect to any Settled Claim, the settlement amount in respect thereof established pursuant to or determined under the Claimant Agreement or a Pre-Petition Settlement Agreement, as applicable, and (iii) with respect to any ABI Asbestos Personal Injury Indemnity Claim, the value therefor determined by the procedures set forth in the Plan.

      (ii) "Maximum Value" shall mean the maximum amount for which an Allowed TDP Valued Asbestos Claim for a particular Disease Category may be liquidated pursuant to the Individual Review Process, as set forth in the Compensable Disease Matrix, as the same may be modified from time to time.

      (jj) "Medical Criteria" shall have the meaning set forth in Section 5.1(f)(ii).

      (kk) "Non-Compensatory Damages" means any and all damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, exemplary, vindictive, imaginary, or presumptive damages.

      (ll) "Occupational Physician" shall mean a physician specializing in the diagnosis and treatment of lung disease who is currently licensed to practice medicine in any state of the United States, the District of Columbia, any U.S. territory.

      (mm) "Payment Percentage Claims" shall mean all Allowed Unsecured PI Asbestos Claims and Allowed ABI Asbestos Personal Injury Indemnity Claims.

      (nn) "Payment Percentage" shall mean the portion, expressed as a percentage, of the Liquidated Value of all Payment Percentage Claims that the Plan Trust is expected to have sufficient assets to pay. The "Payment Percentage" is to be determined and periodically reviewed and modified by the Plan Trustees, with the consent of the Futures Representative and the TAC, pursuant to the TDP. The term "Payment Percentage" shall include the Initial Payment Percentage.

                                                           EXHIBIT H TO THE PLAN


      (oo) "Plan Trust PI Asbestos Claims" shall have the meaning set forth in the Plan Trust Agreement.

      (pp) "Predicted Values" for spirometry and lung volumes shall be those published by Moms, Clinical Pulmonary Function Testing, 2d Edition, Intermountain Thoracic Society (1984), or by Crapo, et al., "Reference Spirometric Values Using Techniques and Equipment That Meet ATS Recommendations," 123 American Review of Respiratory Diseases 659-64 (1981), or others that are substantially equivalent. "Predicted Values" for diffusing capacity shall be those published by Miller, et al., 127 American Review of Respiratory Disease 270-77 (1983), or others that are substantially equivalent.

      (qq) "Prepetition Payment Percentage" means with respect to a particular holder of a Settled Claim that percentage determined by dividing (i) the aggregate amount of cash actually received by such holder of a Settled Claim from the Collateral Trust and from the Plan Trust (if applicable) in respect of such holder's Settled Claim, by (ii) the aggregate amount for which such holder's Settled Claim has been liquidated.

      (rr) "Pulmonary Function Testing" shall mean spirometry forced vital capacity ("FVC"), the ratio of forced expiratory volume exhaled in one second over forced vital capacity ("FEV=1/FVC"), and vital capacity ("VC"), and lung volume total lung capacity ("TLC") testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration, all as set forth in 20 C.F.R. 718.103 and Appendix B thereto or in the ATS guidelines in 144 American Review of Respiratory Disease 1202-18 (1991), and 152 American Review of Respiratory and Critical Care Medicine 1107-36 (1995), or other standards for technical quality and calibration that are substantially equivalent to the ATS standards. The Plan Trust may examine all back-up data (including, without limitation, flow volume loops and spirographs) pertaining to Pulmonary Function Testing of a Claimant to ensure that these quality criteria and standards have been satisfied in all material respects.

      (ss) "Qualified Physician" shall mean any Board-certified Pathologist, Board-certified Internist, Board-certified Pulmonary Specialist, or Occupational Physician, and for purposes of x-ray interpretation any Certified B-reader.

      (tt) "Scheduled Value" shall mean the amount for which an Allowed TDP Valued Asbestos Claim for a particular Disease Category will be liquidated in the Expedited Review Process, as set forth in the Compensable Disease Matrix, as the same may be modified from time to time.

      (uu) "Second Proceeds" shall have the meaning set forth in Section 3.2(d).

      (vv) "Settled Claims" shall have the meaning set forth in the Plan Trust Agreement.

      (ww) "TDP Valued Asbestos Claims" shall mean all Asbestos Personal Injury Claims other than the Asbestos Personal Injury Claims of the Participating Claimants and the Pre-Petition Settlement Claimants.

                                                           EXHIBIT H TO THE PLAN


      (xx) "Third Proceeds" shall have the meaning set forth in Section 3.2(e).

      (yy) "TLC" shall have the meaning set forth in the definition of "Pulmonary Function Testing".

      (zz) "Unsecured PI Asbestos Claims" shall have the meaning set forth in the Plan Trust Agreement.

      (aaa) "VC" shall have the meaning set forth in the definition of "Pulmonary Function Testing".

                                  SECTION II.
                           Purpose and Interpretation

2.1. Submission of All Plan Trust PI Asbestos Claims. All Plan Trust PI Asbestos Claims (other than ABI Asbestos Personal Injury Indemnity Claims) shall be submitted to the Plan Trust in accordance with the TDP, and the TDP shall constitute the sole and exclusive method by which the holder of such claim against the Plan Trust or any Protected Party may pursue such claim. All ABI Asbestos Personal Injury Indemnity Claims shall be determined and liquidated pursuant to the procedures set forth in the Plan and the Liquidated Value thereof shall be paid by the Plan Trust in accordance with the Plan, the TDP, and the Plan Trust Agreement, and the procedures set forth in the Plan shall constitute the sole and exclusive method by which the holder of such claims against the Plan Trust or any Protected Party may pursue such claims. Plan Trust PI Asbestos Claims liquidated prior to the Effective Date shall be payable by the Plan Trust in accordance with the Plan and the TDP. TDP Valued Asbestos Claims shall be liquidated by the Plan Trust after the Effective Date in accordance with the TDP and shall be payable by the Plan Trust in accordance with the TDP.

2.2. Purpose. The TDP is adopted pursuant to the Plan Trust Agreement. The TDP is designed to provide prompt determination of TDP Valued Asbestos Claims, to provide prompt payment of all Allowed Plan Trust PI Asbestos Claims and to provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Plan Trust PI Asbestos Claims in substantially the same manner. The TDP provides for (i) processing, liquidating, determining allowance and paying, if Allowed, all TDP Valued Asbestos Claims, including the future TDP Valued Asbestos Claims and Demands of holders of TDP Valued Asbestos Claims, (ii) paying and satisfying all Settled Claims (including the Unsecured PI Asbestos Claims contained therein), which were determined and liquidated pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as applicable, as provided in and required by the Plan, and (iii) paying all Allowed ABI Asbestos Personal Injury Indemnity Claims, which were determined and liquidated pursuant to the Plan. The TDP shall not apply to any Asbestos Property Damage Claims. The Plan Trustees shall implement and administer the TDP in accordance with the Plan Trust Agreement.

2.3. Interpretation. Nothing in the TDP shall be deemed to create a substantive right for any holder of a Plan Trust PI Asbestos Claim. The TDP is procedural and may be amended, deleted, or added to pursuant to the terms of the Plan Trust Agreement and the TDP.

                                                           EXHIBIT H TO THE PLAN


2.4. General Principles. The formation of the Plan Trust is premised upon the overarching goal of the Reorganization Cases, which is to maximize the amount paid to each holder of an Allowed Plan Trust Asbestos Claim, including each holder of an Allowed Plan Trust PI Asbestos Claim. Simultaneously, the Plan Trustees must act in a manner designed to provide substantially the same treatment to each holder of similar Plan Trust Asbestos Claims, including holders of Allowed Plan Trust PI Asbestos Claims. In order to aid the Plan Trustees, the following general principles shall guide their decisions and actions:

      (a) The Plan Trustees shall favor negotiated or mediated settlement over arbitration or another form of binding alternative dispute resolution, arbitration or another form of binding alternative dispute resolution over resort to the tort system, and fair and efficient resolution of Plan Trust PI Asbestos Claims in all cases, while endeavoring to preserve and enhance the Plan Trust Assets.

      (b) The Plan Trustees shall employ mechanisms such as the review of estimates of the numbers and values of Plan Trust PI Asbestos Claims, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Plan Trust PI Asbestos Claims that involve similar Claims in substantially the same manner.

      (c) The Plan Trustees shall pay the Settled Claims and the ABI Asbestos Personal Injury Indemnification Claims in accordance with the provisions of the Plan, the TDP and the Collateral Trust Agreement, as applicable.

      (d) There is inherent uncertainty regarding the Debtors' total liabilities to holders of Allowed Plan Trust PI Asbestos Claims as well as the total value of the Plan Trust Assets available to pay Allowed Plan Trust PI Asbestos Claims. Without the benefit of the TDP, there is inherent uncertainty as to whether similar amounts would be paid in respect of all similar present and future Allowed Plan Trust PI Asbestos Claims. The Plan Trustees will make determinations and predictions about the amount and timing of the receipt of Plan Trust Assets and the proceeds thereof, as well as determinations and predictions about the amount and timing of payment of, and cost of processing, Plan Trust PI Asbestos Claims. The determination of the Payment Percentage shall be based, on the one hand, upon estimates of the number, types, and amounts of present and expected future Unsecured PI Asbestos Claims and, on the other hand, on the value of the Plan Trust Assets then available to pay Plan Trust PI Asbestos Claims, the Plan Trust's anticipated expenses, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Unsecured PI Asbestos Claims. When making these determinations, the Plan Trustees shall recognize that both present and future holders of Unsecured PI Asbestos Claims bear a risk that the determinations will be incorrect, either too low or too high. In making determinations, the Plan Trustees shall not prefer either present or future holders of Unsecured PI Asbestos Claims by giving either group greater protection from such risks. Rather, the Plan Trustees shall make determinations based on their best estimates of total Plan Trust Assets available for the payment of Plan Trust PI Asbestos Claims, the Unsecured PI Asbestos Claims, the Plan Trust Expenses, and related matters. The Plan Trustees will properly discharge their duties in this regard, and be protected from liability, by making reasonable determinations in light of the current information available at the time.

                                                           EXHIBIT H TO THE PLAN


                                  SECTION III.
              Security and Payment of Plan Trust PI Asbestos Claims

3.1. Secured Asbestos Claims. (a) The Secured Asbestos Claim of each Qualified Pre-Petition Settlement Claimant holding a Class 2 Claim shall be fully secured and shall be paid as provided in Sections 3.2(a) and 3.2(d)below.

      (b) The Secured Asbestos Claim of each Qualified Participating Claimant shall be equal to seventy-five percent (75%) of such Qualified Participating Claimant's Liquidated Value determined pursuant to the Claimant Agreement and shall be paid in three parts as provided in Sections 3.2(b), (d) and (e)(i) below.

3.2. Payment of Allowed Plan Trust PI Asbestos Claims. The Plan Trust shall pay the Allowed Amount of Plan Trust PI Asbestos Claims as follows (and in the following order):

      (a) First, holders of Class 2 Claims shall be paid the greater of (i) $200,000 and (ii) 50% of the applicable Liquidated Value specified in the certification provided by the Collateral Trustee or its designee pursuant to the Plan (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust) of their Class 2 Claims (unless such Liquidated Value is less than $200,000, in which case such holder shall be paid, in full satisfaction of such Class 2 Claim, the applicable Liquidated Value specified in the certification provided by the Collateral Trustee or its designee pursuant to the Plan (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust)). Such payments shall be made out of the first $75 million ($75,000,000) of proceeds of Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "First Proceeds"), prior to all other Allowed Plan Trust PI Asbestos Claims (including the Secured Asbestos Claims of the Qualified Participating Claimants) but not prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement. Class 2 Claims shall be paid in the order in which the holders of such Class 2 Claims became Qualified Pre-Petition Settlement Claimants under the Collateral Trust Agreement.

      (b) Second, the Plan Trust shall pay subsequent distributions out of the First Proceeds to Qualified Participating Claimants on a pro-rata basis, determined by multiplying the aggregate amount of each distribution to be made in respect of this clause (b) by a fraction, the numerator of which is the amount of the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided that the aggregate of all distributions made under this clause (b) to a Qualified Participating Claimant shall not exceed such Qualified Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided, further, that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                                                           EXHIBIT H TO THE PLAN


      (c) Third, the next $50 million ($50,000,000) of proceeds of Asbestos Insurance Action Recoveries following the First Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "Second Proceeds"), shall be paid to the holders of Payment Percentage Claims in accordance with the TDP; provided that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

      (d) Fourth, the next $50 million ($50,000,000) of proceeds of Asbestos Insurance Action Recoveries following the First Proceeds and the Second Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement (such net proceeds are referred to as the "Third Proceeds"), shall be allocated exclusively to the payment of any unpaid Class 2 Claims (that is, the Liquidated Value of such Class 2 Claims less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement. Such Class 2 Claims shall be paid in the order in which such holders thereof became Qualified Pre-Petition Settlement Claimants under the Collateral Trust Agreement. Following payment in full of the Class 2 Claims, the Plan Trust shall pay subsequent distributions out of the Third Proceeds to Qualified Participating Claimants on a pro-rata basis, determined by multiplying the aggregate amount of each distribution to be made in respect of this clause (d) by a fraction, the numerator of which is the amount of the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided that the aggregate of all distributions made under this clause (d) to a Qualified Participating Claimant shall not exceed such Qualified Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); provided, further, that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

      (e) Fifth, any proceeds of Asbestos Insurance Action Recoveries in excess of the Third Proceeds, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, shall be distributed as follows, provided that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement:

            (i) Fifty percent (50%) to Qualified Participating Claimants on a pro rata basis, determined by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the applicable Qualified Participating Claimant's Secured Asbestos Claim and the denominator of which is the total of all Qualified Participating Claimants' Secured Asbestos Claims; provided the aggregate of all distributions made under this clause
(e)(i) to a Qualified Participating Claimant shall not exceed such Qualified

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                                                           EXHIBIT H TO THE PLAN


Participating Claimant's Secured Asbestos Claim (less all amounts in respect thereof previously received by the holder thereof from any Debtor, the Collateral Trust, the Plan Trust or any successor trust); and

            (ii) Fifty percent (50%) to Payment Percentage Claims in accordance with the TDP.

      (f) Following payment in full of the Secured Asbestos Claims of the Qualified Participating Claimants, the Plan Trust shall pay 100% of the proceeds of any Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, to the Payment Percentage Claims in accordance with the TDP, provided that such distributions shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

3.3. Payment of the Claims Handling Fee. Notwithstanding any other provision contained in the TDP, the holder of the Claim for the Claims Handling Fee shall be paid as provided in the Plan Trust Agreement.

3.4.  Other Provisions.

      (a) Payments to holders of Allowed Secured Asbestos Claims shall be made solely from the Asbestos Personal Injury Sub-Account.

      (b) The Plan Trustees, after consultation with the TAC and the Futures Representative, shall determine the timing and the appropriate method for making payments in respect of Allowed Secured Asbestos Claims under this Section III, subject to the requirements and general principles of the TDP. Methods for making payments in respect of Allowed Secured Asbestos Claims may include payment on an installment basis. In the event that the Plan Trust faces periods of limited liquidity, the Plan Trustees may defer, delay, limit, or suspend altogether, payments or a portion thereof in respect of Allowed Secured Asbestos Claims.

      (c) Consistent with the provisions hereof, the Plan Trustees shall commence the payment of Allowed Secured Asbestos Claims as promptly as possible, and the Plan Trust shall make payments to holders of Allowed Secured Asbestos Claims promptly as funds become available for the payment thereof.

      (d) A holder of an Allowed Secured Asbestos Claim who receives payment for a nonmalignant disease shall execute and deliver to the Plan Trustees a limited written release in a form satisfactory to the Plan Trustees, after consultation with the TAC and the Futures Representative, and may thereafter file a new TDP Valued Asbestos Claim for an asbestos- related malignancy that is subsequently diagnosed, which claims shall be processed as a new TDP Valued Asbestos Claim pursuant to the terms of Section V. Any additional payments to which such claimant may be entitled shall not be reduced by the amount of the prior payment for a nonmalignant disease.

                                  SECTION IV.
                      Payment of Payment Percentage Claims

4.1.  Payment Percentage.

      (a) The Plan Trustees shall, in a manner consistent with the provisions of
Section II of the TDP, determine the Payment Percentage of the Liquidated Value that will be paid to holders of Payment Percentage Claims. The Initial Payment Percentage shall be determined by the Plan Trustees with the consent of the TAC and the Futures Representative as soon as practicable following the Effective Date. Thereafter, the Payment Percentage shall be reviewed no less frequently than once every two years. Because of the increased uncertainty during the initial period of the Plan Trust's operation, the Initial Payment Percentage is particularly susceptible to review and modification as the Plan Trust accumulates necessary and relevant data. The Plan Trustees shall not change the Payment Percentage without the consent of the TAC and the Futures Representative.

      (b) If a redetermination of the Payment Percentage has been proposed in writing by the Plan Trustees to the TAC and the Futures Representative but has not yet been adopted, the claimant shall receive the lower of the current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage was the lower amount but was not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage was the higher amount and was subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.

      (c) If the Payment Percentage has been increased, the Plan Trustees are not required to, but may, with the consent of the TAC and the Futures Representative, make supplemental payments to claimants who previously liquidated their Allowed Unsecured PI Asbestos Claims against the Plan Trust and received payments for such claims based on a lower Payment Percentage, provided, however, that the Plan Trustees first shall have determined that the benefit of making any such supplemental payments to the relevant claimants is greater than the administrative costs associated with making any such payments and shall take into account all other factors that the Plan Trustees consider relevant for such decision. The amount of any such supplemental payment to the respective holder of an Allowed Unsecured PI Asbestos Claim shall be the Liquidated Value of such holder's Allowed Unsecured PI Asbestos Claim multiplied by the newly adjusted Payment Percentage, less all amounts previously paid in respect of such claim. The timing, order and method of all such supplemental payments shall be determined by the Plan Trustees in a manner consistent with the principles of this TDP.

4.2.  Payment of Payment Percentage Claims.

      (a) Each holder of a Payment Percentage Claim shall be paid an amount in respect of such Payment Percentage Claim determined by multiplying (a) the Payment Percentage in effect on the date of payment by (b) the Liquidated Value of such Payment Percentage Claim, and upon payment of such amount in full, notwithstanding anything herein to the contrary, such holder shall not be entitled to any further payment in respect of such holder's Payment Percentage Claim. The Secured Asbestos Claims shall not be subject to the Payment

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                                                           EXHIBIT H TO THE PLAN


Percentage and such secured portions shall be paid in accordance with the Plan and Section III of the TDP. The Plan Trustees, with the consent of the TAC and the Futures Representative, shall determine the timing and the appropriate method for making payments in respect of Payment Percentage Claims, subject to the requirements and general principles of the TDP, including but not limited to this Section IV. Methods for making payments in respect of Payment Percentage Claims may include payment on an installment basis.

      (b) Payments to holders of Payment Percentage Claims shall be made solely from the Asbestos Personal Injury Sub-Account.

      (c) Notwithstanding any provision in the TDP to the contrary, all amounts to be distributed in respect of Allowed ABI Asbestos Personal Injury Indemnity Claims shall be held by the Plan Trust as provided in Section 4.1(d) of the Plan Trust Agreement, and shall be paid and distributed by the Plan Trust in accordance with the Plan Trust Agreement.

      (d) In the event that the Plan Trust faces periods of limited liquidity, the Plan Trustees, with the consent of the TAC and the Futures Representative, may defer, delay, limit, or suspend altogether, payments or a portion thereof in respect of Payment Percentage Claims.

      (e) In the event that the Plan Trustees conclude that the use of the Payment Percentage in effect at a particular point in time will unfairly adversely affect the interests of future holders of Payment Percentage Claims or present holders of Payment Percentage Claims who have not yet been paid, the Plan Trustees may suspend payments pending a redetermination of the Payment Percentage pursuant to Section 4.1 hereof. The Payment Percentage, as redetermined, shall be the Payment Percentage applicable to all unpaid Payment Percentage Claims. Consistent with the provisions hereof, the Plan Trustees shall commence the payment of Payment Percentage Claims as promptly as possible, and the Plan Trustees shall make payments to holders of Payment Percentage Claims promptly as funds become available for the payment thereof, while maintaining sufficient resources to pay future Payment Percentage Claims in substantially the same manner as present Payment Percentage Claims. Because decisions about payments must be based on estimates and cannot be made precisely, such decisions may have to be revised in light of experience over time, and the holder of a Payment Percentage Claim who receives payment early in the life of the Plan Trust may receive a smaller or larger percentage of the Allowed Amount of such holder's Payment Percentage Claim than a claimant who receives payment in the middle of or late in the life of the Plan Trust. Therefore, there can be no guarantee of any specific level of payment to holders of Payment Percentage Claims. A reduction of the Payment Percentage shall not create any refund obligation for those holders of Payment Percentage Claims previously paid, and an increase of the Payment Percentage shall not create any right for additional payment for those holders of Payment Percentage Claims previously paid. Nevertheless, the Plan Trustees shall use their best efforts to treat similar Payment Percentage Claims in a substantially equivalent manner, consistent with their duties as Plan Trustees in these circumstances and the purposes of the Plan Trust, and given the practical limitations imposed by the inability to predict the future with precision.

      (f) Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the settlement offer by the Plan Trust made in respect of such claim by the claimant's

                                                           EXHIBIT H TO THE PLAN


representative, such settlement offer shall remain open so long as proceedings before such court or in such probate process remain pending, provided that the Plan Trust has been furnished with evidence that such settlement offer has been submitted to such court or probate process for approval. If such settlement offer is ultimately approved by the court or through the probate process and accepted by such claimant's representative, the Plan Trust shall pay such claim in the amount so offered, multiplied by the Payment Percentage in effect at the time the offer was first made.

4.3. Order of Payment of Payment Percentage Claims. Payment Percentage Claims shall be paid in FIFO order based on the date their liquidation became final (the "FIFO Payment Queue"). If any claims are liquidated on the same date, each such claimant's position in the FIFO Payment Queue shall be determined by the date of diagnosis of such claimant's (or the underlying claimant's, as applicable) asbestos-related disease, with earlier diagnosis dates given priority over later diagnosis dates. If any claims are liquidated on the same date and the respective claimants' asbestos-related diseases were diagnosed on the same date, the position of those claims in the FIFO Payment Queue shall be further determined by the dates of the claimants' (or the underlying claimants', as applicable) birth, with older claimants given priority over the younger claimants.

4.4   Payment of Settled Claims.

      (a) Notwithstanding any provision of the TDP to the contrary, no holder of a Settled Claim shall be paid any amount in respect of his or her Unsecured PI Asbestos Claim by the Plan Trust except in accordance with this Section 4.4.

      (b) The Plan Trust shall not be authorized to pay a particular holder of a Settled Claim in respect of his or her Unsecured PI Asbestos Claim until such time as such holder's Prepetition Payment Percentage is then equal to or less than the then-current Payment Percentage.

      (c) At such time as the Plan Trust is authorized pursuant to this Section
4.4 to make payments to a particular holder of a Settled Claim in respect of such holder's Unsecured PI Asbestos Claim, such holder's Unsecured PI Asbestos Claim shall be entered into the FIFO Payment Queue in accordance with the principles set forth in Section 4.3 and shall be paid in accordance with the other applicable provisions of this TDP. If the Payment Percentage is reduced below a particular holder's Prepetition Payment Percentage at any time, the Plan Trust shall suspend all payments in respect of such holder's Unsecured PI Asbestos Claim until such time as the conditions to payment set forth in this
Section 4.4 are again satisfied. The amount of any payment made to a particular holder of a Settled Claim's Unsecured PI Asbestos Claim by the Plan Trust shall be calculated by multiplying the Liquidated Value of such holder's Unsecured PI Asbestos Claim by a percentage which equals the then-applicable Payment Percentage less such holder's Prepetition Payment Percentage.

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                                                           EXHIBIT H TO THE PLAN


                                   SECTION V.
         Determination of Liquidated Value of TDP Valued Asbestos Claims

5.1.  Review of TDP Valued Asbestos Claims.

      (a) Purpose. Upon filing a proof of claim along with the required supporting documentation, each holder of a TDP Valued Asbestos Claim shall have his or her TDP Valued Asbestos Claim reviewed by the Plan Trust using either the Expedited Review Process or the Individual Review Process, each as described below. The review processes for TDP Valued Asbestos Claims provide the holder thereof with a consideration and evaluation of his or her TDP Valued Asbestos Claim and is intended to result in payments equal to the Liquidated Value for each Allowed TDP Valued Asbestos Claim multiplied by the then applicable Payment Percentage, subject to the Plan Trustees' power to change such Payment Percentage as set forth herein.

      (b) Ordering of Processing of TDP Valued Asbestos Claims.

            (i) Establishment of the FIFO Processing Queue.

                  (1) The Plan Trust will order TDP Valued Asbestos Claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queue"). For all claims filed on or before the date six months after the Effective Date (the "Initial Claims Filing Date"), a claimant's position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to the Petition Date that the specific claim was either filed against a Debtor in the tort system or was actually submitted to a Debtor pursuant to a settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with a Debtor; (iii) the date after the Petition Date but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date after the Petition Date but before the Effective Date that a proof of claim was filed against a Debtor in the Reorganization Cases; (v) the date a ballot was submitted in the Reorganization Cases for purposes of voting on the Plan in accordance with the voting procedures adopted by the Bankruptcy Court; or (vi) the date after the Effective Date but on or before the Initial Claims Filing Date that the claim was filed with the Plan Trust.

                  (2) Following the Initial Claims Filing Date, a claimant's position in the FIFO Processing Queue will be determined by the date of receipt by the Plan Trust of an acceptable claim form. If any claims are filed on the same date, the claimant's position in the FIFO Processing Queue shall be further determined by the date of diagnosis of the asbestos-related disease, with earlier diagnosis dates given priority over later diagnosis dates. If any claims are filed and diagnosed on the same date, the claimants' position in the FIFO Processing Queue shall be further determined by the claimants' date of birth, with older claimants given priority over younger claimants. Notwithstanding the FIFO Processing Queue, the Plan Trustees shall have the right to establish appropriate procedures to evaluate TDP Valued Asbestos Claims which constitute Extraordinary TDP Valued Asbestos Claims or Exigent Hardship Claims.

                                                           EXHIBIT H TO THE PLAN


                  (3) The Plan Trust shall review its claims files on a regular basis and provide each claimant with notice at least six months in advance of the date on which it expects to reach such claimant's TDP Valued Asbestos Claim in the FIFO Processing Queue. Following such notice such claimant shall promptly
(A) advise the Plan Trust whether such claimant's TDP Valued Asbestos Claim should be liquidated under the Expedited Review Process or under the Individual Review Process; (B) provide the Plan Trust with any additional medical and/or exposure evidence that was not provided with the original submission of such claimant's proof of claim form; and (C) advise the Plan Trust of any change in such claimant's Disease Category. If a claimant fails to respond to the Plan Trust's notice prior to the Plan Trust reaching such claimant's TDP Valued Asbestos Claim in the FIFO Processing Queue, the Plan Trust will process and liquidate such TDP Valued Asbestos Claim under the Expedited Review Process based on the medical and or exposure evidence submitted by such claimant with his or her proof of claim form, provided that such claimant shall retain the right to request review in the Individual Review Process.

            (ii) Effect of Statutes of Limitations and Repose.

                  (1) To be eligible for a place in the FIFO Processing Queue, a TDP Valued Asbestos Claim must meet either (A) for claims first filed in the tort system against a Debtor prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (B) for claims that were not filed against a Debtor in the tort system prior to the Petition Date, the applicable statute of limitation that was in effect at the time of the filing with the Plan Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (I) the actual filing of the claim against a Debtor prior to the Petition Date, whether in the tort system or by submission of the claim to a Debtor pursuant to a settlement agreement; (II) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against a Debtor at the time by an agreement or otherwise; (III) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (IV) the date after the Petition Date but before the Effective Date that a proof of claim was filed against a Debtor in the Reorganization Cases; (V) the date a ballot was submitted in the Reorganization Cases for purposes of voting on the Plan in accordance with the voting procedures adopted by the Bankruptcy Court; or (VI) the filing of a proof of claim with the requisite supporting documentation with the Plan Trust after the Effective Date.

                  (2) If a TDP Valued Asbestos Claim meets any of the tolling provisions described in Section 5.1(b)(ii)(1) and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated as timely filed if it is actually filed with the Plan Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Plan Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. Notwithstanding the forgoing, the processing of any TDP Valued Asbestos Claim may be deferred at the election of the claimant pursuant to Section 7.4.

                                                           EXHIBIT H TO THE PLAN


      (c) Expedited Review Process.

            (i) The expedited review process for TDP Valued Asbestos Claims (the "Expedited Review Process") is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims where the claim can easily be verified by the Plan Trust as meeting the Exposure Evidence and the Medical Criteria for the relevant Disease Category. The Expedited Review Process thus provides claimants with a substantially less burdensome process for pursuing TDP Valued Asbestos Claims than does the Individual Review Process. The Expedited Review Process is also intended to provide qualifying claimants a fixed and certain claims payment. Claims that undergo the Expedited Review Process and meet the Exposure Evidence and the Medical Criteria for the relevant Disease Category shall be liquidated at the Scheduled Value for such Disease Category.

            (ii) All claimants seeking liquidation of their claims pursuant to the Expedited Review Process shall file a proof of claim form provided by the Plan Trust. As a proof of claim form is reached in the FIFO Processing Queue, the Plan Trust shall determine whether the claim described therein meets the Exposure Evidence and the Medical Criteria for one of the Disease Categories, and shall advise the claimant of its determination. If a Disease Category is determined, the Plan Trust shall tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Category multiplied by the applicable Payment Percentage, together with a form of release approved by the Plan Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Plan Trust shall disburse payment subject to the limitations of the Payment Percentage and the other terms of the TDP.

      (d) Individual Review Process.

            (i) A holder of (1) a TDP Valued Asbestos Claim in the Mesothelioma Disease Category, (2) an Extraordinary Claim in the Lung Cancer, Other Cancer or Level II Non-Malignant Disease Category, or (3) a secondary exposure claim as set forth in Section 5.1(j), may request that the Plan Trust individually consider and review such claimant's claim (the "Individual Review Process"). In such a case, if the Plan Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Plan Trust may offer such claimant a liquidated value up to the Maximum Amount. The Liquidated Value of any TDP Valued Asbestos Claim that undergoes the Individual Review Process may be determined to be less than the Scheduled Value the claimant may have otherwise received in the Expedited Review Process. Because the detailed examination and valuation process pursuant to Individual Review Process requires substantial time and effort, claimants electing to undergo the Individual Review Process will ordinarily be paid the Liquidated Value of their TDP Valued Asbestos Claims later than would have been the case had the claimant elected the Expedited Review Process.

            (ii) The Plan Trust shall liquidate the value of each TDP Valued Asbestos Claim that undergoes Individual Review Process based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Category. The Plan Trust will thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics

                                                           EXHIBIT H TO THE PLAN


of a claim differ from the Exposure Evidence and the Medical Criteria for the Disease Category in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product for which a Debtor has legal responsibility (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts, and the claimant's and other law firms' experience in the Claimant's Jurisdiction for similarly situated claims.

            (iii) The Plan Trust shall use reasonable efforts to ensure that the average Liquidated Value of all TDP Valued Asbestos Claims in each Disease Category determined pursuant to the Individual Review Process (determined for each Disease Category by dividing (x) the aggregate of Liquidated Value for all TDP Valued Asbestos Claims in such Disease Category which have been liquidated in the Individual Review process during prior twelve (12) month period by (y) the aggregate number of such Claims in each such Disease Category liquidated in such twelve (12) month period) (the " Actual Average") does not exceed the Average Value; provided; however, that, for any or all of the relevant Disease Categories, the Actual Average for any Disease Category may be less than the Average Value specified for such Disease Category.

            (iv) The Plan Trust shall administer the Individual Review Process so that Individual Review Process does not reduce payments to claimants electing the Scheduled Value for such TDP Valued Asbestos Claims under the Expedited Review Process, which administration may include limiting the number of claims reviewed each year in the Individual Review Process and/or limiting the amount of distributions to claims reviewed in the Individual Review Process.

            (v) The liquidated value of Foreign Claims shall be established pursuant to the Plan Trust's Individual Review Process. Because TDP Valued Asbestos Claims of individuals exposed in Canada who were resident in Canada when such claims were filed were routinely litigated and resolved in the courts of the United States, and because the resolution history of these claims has been included in developing the Expedited Review Process, such claims shall not be considered Foreign Claims hereunder and shall be eligible for liquidation under the Expedited Review Process. Accordingly, a "Foreign Claim" is a TDP Valued Asbestos Claim with respect to which the claimant's exposure to an asbestos-containing product for which a Debtor has legal responsibility occurred outside of the United States and its territories and possessions, and outside of the provinces and territories of Canada.

            In reviewing Foreign Claims, the Plan Trust shall take into account all relevant procedural and substantive legal rules to which the claims would be subject in the Claimant's Jurisdiction. The Plan Trust shall determine the liquidated value of Foreign Claims based on historical settlements and verdicts in the Claimant's Jurisdiction as well as the other valuation data set forth in
Section 5.1(d)(ii) above.

            At such time as the Plan Trust has a sufficient historical settlement, verdict and other valuation data for claims from a particular foreign jurisdiction, the Plan Trustees, with the consent of the TAC and the

                                                           EXHIBIT H TO THE PLAN


Futures Representative, may also establish a separate valuation matrix for such claims based on that data.

      (e) Compensable Disease Matrix. The Plan Trust shall use the Compensable Disease Matrix set forth in this Section 5.1(e) to resolve TDP Valued Asbestos Claims as expeditiously and economically as possible. Using the Medical Criteria, the Plan Trust will place a TDP Valued Asbestos Claim in the most serious applicable Disease Category (i.e., the category with the highest values). Unless a holder of a TDP Valued Asbestos Claim qualifies for other treatment under the TDP, the Plan Trust shall value and liquidate each TDP Valued Asbestos Claim at the Scheduled Value specified for the Disease Category set forth in the Compensable Disease Matrix corresponding to such TDP Valued Asbestos Claim. The Scheduled Values for the Medical Criteria associated with a Disease Category set forth in the Compensable Disease Matrix are based on tort system values and represent equitable settlement values for most TDP Valued Asbestos Claims that meet the Medical Criteria associated with a Disease Category set forth in the Compensable Disease Matrix and the Exposure Evidence.

      This Compensable Disease Matrix, Medical Criteria and Exposure Evidence requirements, as well as the Initial Payment Percentage, shall apply to all TDP Valued Asbestos Voting Claims. The term "TDP Valued Asbestos Voting Claim" means any TDP Valued Asbestos Claim (i) that was filed against a Debtor or a Protected Party in the tort system or actually submitted to a Debtor or a Protected Party pursuant to an administrative settlement agreement prior to the Petition Date; and (ii) any TDP Valued Asbestos Claim filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (January 22, 2004 (the "Plan Filing Date")), provided, however, that the holder of a TDP Valued Asbestos Claim described in subsection (i) or (ii) above, or his or her authorized agent, actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Plan Trust by the Initial Claims Filing Date.

                           COMPENSABLE DISEASE MATRIX
--------------------------------------------------------------------------------
    Disease Category       Scheduled Value     Average Value     Maximum Value

--------------------------------------------------------------------------------
      Mesothelioma             $60,000           $150,000          $500,000
--------------------------------------------------------------------------------
       Lung Cancer             $30,000            $60,000          $150,000
--------------------------------------------------------------------------------
      Other Cancer             $10,000            $20,000           $50,000
--------------------------------------------------------------------------------
 Level II Non-Malignant         $3,000            $6,000            $50,000
--------------------------------------------------------------------------------
  Level I Non-Malignant         $1,000              N/A               N/A
--------------------------------------------------------------------------------

      (f) Requirements for Allowance. To receive an offer for one of the five Disease Categories, the holder of a TDP Valued Asbestos Claim must provide Exposure Evidence (defined below) and satisfy the Medical Criteria (defined below) applicable to the associated Disease Category as set forth below.

            (i) The holder of a TDP Valued Asbestos Claim must provide evidence (the "Exposure Evidence") of exposure to an asbestos-containing product manufactured, sold, or distributed by a Debtor or for which a Debtor has legal liability. Exposure Evidence can be established by deposition testimony,

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                                                           EXHIBIT H TO THE PLAN


invoices, affidavits, and other credible evidence acceptable to the Plan
Trustees.

            (ii) The holder of a TDP Valued Asbestos Claim must satisfy the following Medical Criteria applicable to the associated Disease Category (the "Medical Criteria"):

                  (1) Mesothelioma. In order for the holder of a TDP Valued Asbestos Claim to qualify for compensation as a "Mesothelioma" claim under the Compensable Disease Matrix, such holder of a TDP Valued Asbestos Claim must submit a report by a Board-certified Pathologist, or another competent physician acceptable to the Plan Trust, supporting such holder's diagnosis of a malignant mesothelioma.

                  (2) Lung Cancer. In order for the holder of a TDP Valued Asbestos Claim to qualify for compensation as a "Lung Cancer" claim under the Compensable Disease Matrix, such holder of a TDP Valued Asbestos Claim must submit a report by a Qualified Physician establishing that such holder of a TDP Valued Asbestos Claim has a primary carcinoma of the lung; and either one of the following: (A) a statement from a Qualified Physician that the carcinoma in question is causally related to such holder of a TDP Valued Asbestos Claim's asbestos exposure; or (B) a report by a Certified B-reader showing that such holder of a TDP Valued Asbestos Claim has a Chest X-Ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification.

                  (3) Other Cancer. In order for the holder of a TDP Valued Asbestos Claim to qualify for compensation as an "Other Cancer" claim under the Compensable Disease Matrix, such holder of a TDP Valued Asbestos Claim must submit a report by a Board-certified Pathologist establishing such holder of a TDP Valued Asbestos Claim with a primary colorectal, esophageal, laryngeal, pharyngeal or gastric carcinoma; and both of the following: (A) a statement by a Qualified Physician that the carcinoma in question is causally related to such holder of a TDP Valued Asbestos Claim's asbestos exposure; and (B) a report by a Certified B-reader showing that such holder of a TDP Valued Asbestos Claim has a Chest X-Ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. No other asbestos-related cancer shall be compensable as an Other Cancer under the TDP.

                  (4) Level II Non-Malignant. In order for the holder of a TDP Valued Asbestos Claim to qualify for compensation as a "Level II Non-Malignant" claim under the Compensable Disease Matrix, such holder of a TDP Valued Asbestos Claim must submit each of the following items in Sections 5.1(f)(ii)(4)(A), (B) and (C):

                        (A) Clinical Evidence of Asbestosis: A diagnosis of pulmonary asbestosis by a Qualified Physician based upon either of the following two sets of minimum objective criteria:

                              (I) Chest X-Rays which, in the opinion of a
Certified B-reader, show small irregular opacities of ILO Grade 1/0; and Pulmonary Function Testing and physical examination that show either: (I) FVC<80% of Predicted Value with FEV-1/FVC $65%; (II)TLC<80% of Predicted Value;

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                                                           EXHIBIT H TO THE PLAN


or (III) Bilateral Basilar Crackles, and also the absence of any more probable explanation for the crackles other than the presence of asbestos-related lung disease; or

                              (II) Chest X-Rays which, in the opinion of a
Certified B-reader show small irregular opacities of ILO grade 1/1 or greater; and Pulmonary Function Testing that shows either (I) FVC<80% of Predicted Value with FEV-1/FVC$ 65%; or (II) TLC<80% of Predicted Value.

                        (B) Pathological Evidence of Asbestosis: A statement by a Board-certified Pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more probable explanation for the presence of the fibrosis.

                        (C) Bilateral Pleural Thickening: Chest X-Rays demonstrating bilateral pleural thickening of ILO Grade B2 or greater that (A) has not been followed by a malignancy; and (B) is not explained by any other condition in such holder of a TDP Valued Asbestos Claim's history; and Pulmonary Function Testing that, in the opinion of a Board-certified Internist, Pulmonary Specialist, or Occupational Physician shows (I) TLC<80% of Predicted Value; or
(II) FVC<80% of Predicted Value; and for either (I) or (II), includes a statement by the Board-certified Internist, Pulmonary Specialist, or Occupational Physician that the asbestos-related changes are substantial contributing factors in causing the pulmonary function changes.

                  (5) Level I Non-Malignant. In order for the holder of a TDP Valued Asbestos Claim to qualify for compensation as a "Level I Non-Malignant" claim under the Compensable Disease Matrix, such holder of a TDP Valued Asbestos Claim must submit either:

                        (A) A report by a Qualified Physician stating that such holder of a TDP Valued Asbestos Claim has or had a Chest X-Ray reading of 1/0 or higher on the ILO scale, or a CT scan read by a Qualified Physician showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification or if an ILO reading is not available, a Chest X-Ray reading or CT scan read by a Qualified Physician showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease, or such other competent evidence acceptable to the Plan Trust with medical evidence such as a diagnosis of an asbestos-related condition by a Qualified Physician, showing that such holder of a TDP Valued Asbestos Claim's non-malignant condition is causally related to asbestos exposure; or

                        (B) A statement by a Board-certified Pathologist that:
(A) more than one representative section of lung tissue otherwise uninvolved with any other process (e.g. cancer, emphysema) demonstrates a pattern of per bronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies; and (B) there is no other more likely explanation for the presence of the fibrosis.

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                                                           EXHIBIT H TO THE PLAN


      (g) Failure to Meet and Changes to Disease Levels, Values and Criteria. The Plan Trust may, in its sole discretion, determine that, although a particular requirement in the Medical Criteria or Exposure Evidence for a particular Disease Category has not been met, other factors and evidence may satisfy the objective of such requirement and, therefore, such TDP Valued Asbestos Claim should be considered to be within such Disease Category. In addition, the Plan Trustees, with the consent of the TAC and the Futures Representative, may add to, change, or eliminate Disease Categories, Scheduled Values, Average Values, Maximum Values, Medical Criteria or Exposure Evidence; develop subcategories of Disease Categories, Scheduled Values, Average Values, Maximum Values, Medical Criteria or Exposure Evidence; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical Criteria and/or Exposure Evidence for any of the then-current Disease Categories. The Plan Trustees, with the consent of the TAC and the Futures Representative, shall also establish separate Medical Criteria, Exposure Evidence, and/or standards, as well as separate requirements for physicians and other professional qualifications, for purposes of processing foreign TDP Valued Asbestos Claims; provided, however, that such criteria, standards or requirements shall not effectuate substantive changes to the TDP's eligibility requirements, but shall be made only for the purpose of adapting the Plan Trust's substantive requirements to the particular licensing provisions and/or medical customs or practices of a foreign country.

      (h) Extraordinary TDP Valued Asbestos Claims. If any Debtor's asbestos related activity constituted an exceptionally large portion of a claimant's asbestos exposure then such claimant's TDP Valued Asbestos Claim may be classified as an extraordinary TDP Valued Asbestos Claim (an "Extraordinary TDP Valued Asbestos Claim"), and such Extraordinary TDP Valued Asbestos Claim may be liquidated in an amount that exceeds the value for the applicable Disease Category as set forth in the Compensable Disease Matrix; provided however, that a TDP Valued Asbestos Claim in the Level I Non-Malignant Disease Category shall not be eligible for classification as an Extraordinary TDP Valued Asbestos Claim. As part of the Individual Review Process, the Plan Trustees may award a holder of an Extraordinary TDP Valued Asbestos Claim a Liquidated Value up to the Maximum Amount for such holder's relevant Disease Category if (i) at the same time such holder of a TDP Valued Asbestos Claim submits the documentation required by the TDP, such holder also requests in writing to the Plan Trustees that his or her TDP Valued Asbestos Claim be deemed an Extraordinary TDP Valued Asbestos Claim and be considered under the Individual Review Process, (ii) such holder satisfies the requirements of the Medical Criteria for the Disease Category in question, (iii) such holder establishes the Exposure Evidence, (iv) such holder demonstrates that his or her exposure to asbestos (1) was greater than 40% the result of exposure to an asbestos-containing product installed, manufactured, sold, supplied, produced, distributed, released or marketed by a Debtor or for which a Debtor otherwise has legal liability, or (2) occurred predominantly as the result of working in a manufacturing facility of Debtor during a period in which a Debtor was manufacturing asbestos-containing products at that facility, and (v) such holder demonstrates that there is little likelihood of a substantial recovery elsewhere. The Plan Trustees, with the consent of the TAC and the Futures Representative, may at any time and from time to time change the Maximum Amount for any one or more of the Disease Categories or the basis for classifying claims as extraordinary. An Extraordinary TDP Valued Asbestos Claim, following its liquidation, shall be placed in the FIFO Payment Queue ahead of all other TDP Valued Claims except Exigent Hardship Claims (which shall be first in the FIFO Payment Queue) based on its date of liquidation and shall be subject to the Payment Percentage.

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                                                           EXHIBIT H TO THE PLAN


      (i) Exigent Hardship Claims. If a TDP Valued Asbestos Claim in the Disease Categories of Mesothelioma, Lung Cancer or Other Cancer meets the Medical Criteria and Exposure Evidence for the applicable Disease Category, or otherwise is Allowed under the Individual Review Process, and the Plan Trust, in its sole discretion, determines (i) that such claimant needs financial assistance immediately based upon such claimant's expenses and all sources of available income, and (ii) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease (an "Exigent Hardship Claim"), then, notwithstanding any other provision herein, at any time the Plan Trust may liquidate and pay such TDP Valued Asbestos Claims as set forth in this Section 5.1(i). The Plan Trust shall consider all Exigent Hardship Claims separately no matter what the order of processing otherwise would have been for such claims under the TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated TDP Valued Asbestos Claims, and shall be subject to the Payment Percentage.

      (j) Secondary Exposure Claims. If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek for his or claim to undergo the Individual Review Process. In such a case, the claimant must establish that the occupationally exposed person would have met the Exposure Evidence had such occupationally exposed person filed a direct claim against the Plan Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the Disease Categories or an asbestos-related disease otherwise compensable under the TDP, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to asbestos-containing products for which a Debtor has legal liability, and that such secondary exposure was a cause of the claimed disease. The proof of claim form provided by the Plan Trust shall include a section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the TDP shall be applicable to such secondary exposure claims.

      (k) Categorizing of TDP Valued Asbestos Claims by Disease. As a TDP Valued Asbestos Claim is reached in the FIFO Processing Queue, the Plan Trust shall evaluate it to determine whether the TDP Valued Asbestos Claim meets the Medical Criteria and Exposure Evidence for a Disease Category. The Plan Trust shall advise the claimant of its determination and, if Allowed, offer the holder of TDP Valued Asbestos Claim the Liquidated Value related to the applicable Disease Category. If the Plan Trust determines that a TDP Valued Asbestos Claim does not meet the Medical Criteria for a Disease Category and is not compensable, the claimant may dispute the determination as provided in Section 5.1(l).

      (l) Disputes Over Review. Claimants who reject the Plan Trust's offer and who wish to dispute whether a Pre-Petition Settlement Agreement is binding and judicially enforceable in the absence of a Final Order determining the issue, whether the Plan Trust's rejection or denial of a claim was proper, whether the claimant's medical condition or exposure history meets the requirements of the TDP for purposes of categorizing a claim or to resolve a dispute over the liquidated value of such claimant's claim, must initiate arbitration pursuant to procedures set forth in Section 5.2. Only after claimants have rejected any non-binding arbitration award pursuant to the procedures set forth in Section
5.2 may they file suit against the Plan Trust. Notwithstanding the foregoing, the Plan Trustees shall have the right to establish appropriate mediation procedures as a prerequisite to arbitration.

                                                           EXHIBIT H TO THE PLAN


      (m) Auditing and Verification. The Plan Trustees shall conduct random or other audits, or shall devise and implement a mechanism for conducting such audits, in order to verify information submitted by claimants under this Section
5.1 or to otherwise satisfy themselves as to the reliability of medical evidence.

5.2.  Arbitration; Jury Trials.

      (a) The Plan Trust, with the consent of the TAC and the Futures Representative, shall institute binding and non-binding arbitration procedures in accordance with the Alternative Dispute Resolution ("ADR") Procedures for resolving disputes concerning whether a Pre-Petition Settlement Agreement is binding and judicially enforceable in the absence of a Final Order determining the issue, whether the Plan Trust's outright rejection or denial of a claim was proper, or whether the claimant's medical condition or exposure history meets the requirements of the TDP for purposes of categorizing a claim, and for resolving disputes over the liquidated value of a claim.

      (b) In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in Section 5.1(f) above. With respect to all claims eligible for arbitration, the claimant, but not the Plan Trust, may elect either non-binding or binding arbitration. The arbitration rules adopted by the Plan Trust may be modified by the Plan Trustees with the consent of the TAC and the Futures Representative. Such amendments may include adoption of mediation procedures as well as establishment of a panel to review Extraordinary TDP Valued Asbestos Claims pursuant to Section 5.1(h) above.

      (c) In order to be eligible for arbitration, the claimant must first complete the Individual Review Process as well as any other alternative dispute resolution procedures which may be established by the Plan Trust and set forth in the ADR Procedures with respect to the disputed issue. The Individual Review Process will be treated as completed for these purposes when the claim has been individually reviewed by the Plan Trust, the Plan Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review Process, and the claimant has notified the Plan Trust of the rejection in writing. The Individual Review Process will also be treated as completed if the Plan Trust has rejected the claim.

      (d) In no case shall an arbitrator award a holder of a TDP Valued Asbestos Claim an amount in excess of the Maximum Value for the appropriate Disease Level as set forth in Section 5.1(e) above. A claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who accepts the Plan Trust's original valuation of the claim.

      (e) Only claimants who opt for non-binding arbitration and then reject their arbitration awards retain the right to a trial (including the right to a trial by jury) to determine the Liquidated Value of their TDP Valued Asbestos Claims against the Plan Trust. All other claimants shall have and shall be deemed to have irrevocably waived any right to a trial (including the right to a trial by jury), and any and all notices with respect to the filing or

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                                                           EXHIBIT H TO THE PLAN


liquidation of TDP Valued Asbestos Claims shall contain a provision that clearly and conspicuously explains such trial waiver. A holder of a TDP Valued Asbestos Claim desiring to file suit against the Plan Trust may do so only after the rejection of a non-binding arbitration award. In all cases, the statute of limitations will be tolled as provided in Section 5.1(b)(ii), and the right to a trial (including a trial by jury) shall be preserved. To the extent the statute of limitations has been tolled, it shall commence running sixty (60) days after the entry of a non-binding arbitration award.

      (f) All claims and defenses (including, with respect to the Plan Trust, all claims and defenses which could have been asserted by any Debtor) that exist under applicable law shall be available to both sides at trial. The Plan Trust may waive any defense or concede any issue of fact or law. The award of an arbitrator or the recommendation of a mediator and the positions and admissions of the parties during the compliance with alternative dispute resolution procedures shall not be admissible for any purpose at trial by any party or third party, and they are expressly determined not to be admissions by either party.

      (g) If necessary, the Plan Trustees may obtain an order from the District Court or any other court of competent jurisdiction incorporating an offer of judgment to liquidate the amount of the TDP Valued Asbestos Claim, scheduling discovery and trials in such a fashion as not to create an undue burden on the Plan Trust, or containing any other provisions, in order to ensure that the Plan Trust fulfills its obligations in accordance with the principles set forth in the Plan Trust Agreement. Any such lawsuit must be filed by the claimant in his or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed with the Plan Trust, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

      (h) If and when a claimant obtains a judgment in the tort system in accordance with the TDP, such claim shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant shall receive from the Plan Trust an initial payment (subject to the applicable Payment Percentage provisions) of an amount equal to one-hundred percent (100%) of the greater of (i) the Plan Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (which payments shall also be subject to the applicable Payment Percentage provisions).

5.3. Indirect Asbestos Claims. Plan Trust PI Asbestos Claims that constitute Indirect Asbestos Claims shall be disallowed by the Plan Trust unless and until the holder thereof establishes to the satisfaction of the Plan Trustees (a) that, with respect to such Claims based on theories of indemnification or contribution, (i) there is a direct Plan Trust PI Asbestos Claim with respect to which the Plan Trust would have liability under the Plan Trust Agreement or the TDP and such liability has been fixed and liquidated in a manner acceptable to the Plan Trustees, (ii) such holder has paid in full the liability and obligations of the Plan Trust to the direct claimant to whom the Plan Trust would otherwise have had a liability or obligation under the Plan Trust Agreement or the TDP, (iii) the direct claimant and such holder have forever released the Plan Trust from all liability to the direct claimant pursuant to a

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                                                           EXHIBIT H TO THE PLAN


written agreement in form and substance satisfactory to the Plan Trustees, and
(iv) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law or (b) that, with respect to any other such Claims, a factual and legal basis upon which such holder is entitled to recover from the Plan Trust in respect of such Claim exists and is proven. In no event shall any holder of a Plan Trust PI Asbestos Claim that constitutes an Indirect Asbestos Claim based on theories of indemnification or contribution have any rights against the Plan Trust superior to the rights of the related direct claimant, including any rights with respect to the timing, amount or manner of payment. In addition, no Indirect Asbestos Claim may be liquidated and paid in an amount that exceeds the amount that the holder of the Indirect Asbestos Claim has actually paid to the direct claimant, and the liquidated value of any Indirect Asbestos Claim paid by the Plan Trust to the holder thereof shall be treated as an offset to or reduction of the full liquidated value of any Plan Trust PI Asbestos Claim that might be subsequently asserted by the direct claimant against the Plan Trust.

5.4.  General Provisions for TDP Valued Asbestos Claims.

      (a) Releases. A holder of a TDP Valued Asbestos Claim who receives payment for a claim involving the Disease Categories of Level II Non-Malignant and Level I Non-Malignant shall execute and deliver to the Plan Trustee a limited written release in a form satisfactory to the Plan Trustees, with the consent of the TAC and the Futures Representative, and may thereafter file a new TDP Valued PI Asbestos Claim for an asbestos related claim involving the Disease Categories of Mesothelioma, Lung Cancer or Other Cancer that is subsequently diagnosed. Any additional payments to which such claimant may be entitled shall not be reduced by the amount of the prior payment for a claim involving the Disease Categories of Level II Non-Malignant and Level I Non-Malignant. Holders of TDP Valued Asbestos Claims who receive payment for claims involving the Disease Categories of Mesothelioma, Lung Cancer or Other Cancer shall execute and deliver to the Plan Trustees written releases and other documents pursuant to Section 7.3 in a form satisfactory to the Plan Trustees, after consultation with the TAC and the Futures Representative.

      (b) Modifications to Assure Substantial Equivalency. The Plan Trustees shall assure the substantially equivalent treatment of TDP Valued Asbestos Claims, to the extent reasonably practicable, and may, with the consent of the TAC and the Futures Representative, in addition to the powers set forth elsewhere in the TDP, change, add, or delete Disease Categories, change Medical Criteria, and modify the values for any Disease Category to reflect relevant developments, including, without limitation, changes in the applicable law.

                                  SECTION VI.
                        Claims Materials, Processing Fee

6.1. Claims Materials. The Claims Materials will be developed by the Plan Trustees in consultation with, and with the approval of, the TAC and the Futures Representative. Because the Liquidated Values for the Settled Claims were determined prior to the Effective Date, the Claims Materials developed for the holders of Settled Claims may be different from the Claims Materials developed for the holders of TDP Valued Asbestos Claims. In addition, a separate claim form for Plan Trust PI Asbestos Claims that constitute Indirect Asbestos Claims

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                                                           EXHIBIT H TO THE PLAN


or Allowed ABI Asbestos Personal Injury Indemnity Claims may be developed. If feasible, the claims forms developed and used for each TDP Valued Asbestos Claim should be similar and should be based on the claims forms used by other asbestos claims resolution facilities for such claims. The Plan Trust may obtain information with respect to any TDP Valued Asbestos Claim from electronic data bases maintained by any asbestos claims resolution organization provided that the Plan Trust informs the holder of such Plan Trust PI Asbestos Claim that the Plan Trust plans to obtain such information as is available from such other organization(s) unless the claimant objects in writing or provides such information directly to the Plan Trust. Any information obtained by the Plan Trust from an asbestos claims resolution organization concerning a TDP Valued Asbestos Claim may be used to determine independently the value of such Claim. The Plan Trust may send Claims Materials to one or more claimants represented by the same attorney or law firm in care of such attorney or law firm representing such claimant(s), and the requirements of this Section 6.1 will be satisfied if the Plan Trust mails to such attorney or law firm one copy of the Claims Materials.

6.2. Third Party Services. Nothing in this Section VI shall preclude the Plan Trust from contracting with another asbestos claims resolution organization to provide services to the Plan Trust so long as decisions about the allowability and value of TDP Valued Asbestos Claims are based on the provisions of the TDP and the Compensable Disease Matrix; provided, however, that the Plan Trustees shall not enter into any such contract without the consent of the TAC and the Futures Representative.

6.3. Eligibility Requirements And Processing Fee. The Plan Trustees, with the consent of the TAC and the Futures Representative, shall have the discretion to determine whether the initial claim form filed by the holder of a TDP Valued Asbestos Claim must be accompanied by a non-refundable processing fee payable to the Plan Trust in an amount determined by the Plan Trustees, with the consent of the TAC and the Futures Representative. A claimant who for any reason refiles a TDP Valued Asbestos Claim previously submitted to the Plan Trust shall not be required to submit an additional processing fee. The Plan Trustees shall have the power to increase or decrease the amount of the processing fee with the consent of the TAC and the Futures Representative.

6.4. Confidentiality. All materials, records and information submitted by holders of Plan Trust PI Asbestos Claims, including that provided with regard to medical audits under Section 5.1, are confidential and submitted solely for settlement purposes.

                                  SECTION VII.
                               General Guidelines

7.1. Monitoring and Verifying Evidence. The Plan Trust may refuse to accept evidence from doctors or facilities it finds to provide consistently unreliable information or exercise other remedies, such as seeking sanctions from the Bankruptcy Court, disallowing the Plan Trust PI Asbestos Claim, requiring payment of the costs associated with the audit and any future audit or audits, reordering the priority of payment of the affected claimants' TDP Valued Asbestos Claims, raising the level of scrutiny of additional information submitted from the same source or sources, or prosecuting the claimant or claimant's attorney for presenting a fraudulent Plan Trust PI Asbestos Claim in violation of federal law, including 18 U.S.C. ss. 152, or applicable state law.

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                                                           EXHIBIT H TO THE PLAN


The existence of differing medical opinions in individual cases is expected and anticipated. The fact that qualified physicians may differ on the existence or extent of a claimant's asbestos-related disease is not by itself grounds for the Plan Trust to refuse to accept evidence of the TDP Valued Asbestos Claim, unless the TDP Valued Asbestos Claim is based on information from a source shown to be generally unreliable by medical audits.

7.2. Non-Compensatory Damages and Other Theories of Liability. In determining the value of any liquidated or unliquidated TDP Valued Asbestos Claim, Non-Compensatory Damages shall not be considered or allowed, notwithstanding their availability in the tort system. For purposes of the TDP, awards or judgments arising out of claims by employees of a Debtor against such Debtor for gross negligence shall not be deemed Non-Compensatory Damages. Further, the Plan Trust shall not (i) pay claims based upon conspiracy, concerted action, or any other theories of liability that do not meet the criteria for eligibility for payment articulated in Section V or (ii) pay interest on Allowed Plan Trust PI Asbestos Claims.

In the event a personal representative or authorized agent makes a claim under this TDP for wrongful death with respect to which the governing law of the Claimant's Jurisdiction could only be the Alabama Wrongful Death Statute, the Claimant's Jurisdiction for such claim shall be the Commonwealth of Pennsylvania, and such claimant's damages shall be determined pursuant to the statutory and common laws of the Commonwealth of Pennsylvania without regard to its choice of law principles. This provision is applicable to any claim with respect to which, but for this choice of law provision, the applicable law of the Claimant's Jurisdiction is determined to be the Alabama Wrongful Death Statute, and shall only govern the rights between the Plan Trust and the claimant, and, to the extent the Plan Trust seeks recovery from any entity that provided insurance coverage to a Debtor or a Protected Party, the Alabama Wrongful Death Statute shall govern.

7.3. Releases. The Plan Trustees, with the consent of the TAC and the Futures Representative, shall determine the form and nature of the releases given to the Plan Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the Plan Trust. If allowed by applicable state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release. In addition, and as a prerequisite to receiving payment, the claimant shall execute any documents necessary (i) for the Plan Trust to perfect its claims, if any, against insurers of any Debtor or any related company to receive indemnity for payments, (ii) to release any Plan Trust PI Asbestos Claim the claimant may have against the insurer, and (iii) for the Plan Trust to receive and keep any and all payments made by such insurer for payment of such Plan Trust PI Asbestos Claim.

7.4. Withdrawal or Deferral of Claims. A claimant can withdraw a Plan Trust PI Asbestos Claim at any time upon written notice to the Plan Trustee and file another Plan Trust PI Asbestos Claim subsequently, but any Plan Trust PI Asbestos Claim filed after such withdrawal shall be given a FIFO date based on such subsequent filing. A claimant can also request that the processing of his or her Plan Trust PI Asbestos Claim by the Plan Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for Plan Trust PI Asbestos Claims held by representatives of deceased or incompetent claimants for

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                                                           EXHIBIT H TO THE PLAN


which court or probate approval of the Plan Trust's offer is required, a Plan Trust PI Asbestos Claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates dispute resolution within six (6) months of the Plan Trust's offer of payment or rejection of the Plan Trust PI Asbestos Claim. Upon written request and good cause, the Plan Trustees may extend either the deferral or withdrawal period for an additional six (6) months.

7.5. Managing Administrative Costs. Notwithstanding any provision of the TDP to the contrary, the Plan Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid Plan Trust PI Asbestos Claims so that the payment of Allowed Plan Trust PI Asbestos Claims is not further impaired by such processes. In issues related to the allowabililty of Plan Trust PI Asbestos Claims, e.g., exposure to asbestos or asbestos-containing materials installed, manufactured, sold, supplied, produced, distributed, released or marketed by any Debtor or for which any Debtor has legal liability or evidence of injury, the Plan Trustees shall have the latitude to make judgments regarding the amount of transaction costs to be expended by the Plan Trust so that Allowed Plan Trust PI Asbestos Claims are not further impaired by the costs of additional investigation. Nothing herein shall prevent the Plan Trustees, in appropriate circumstances, from contesting the allowabililty of any Plan Trust PI Asbestos Claim whatever the costs.

                                  SECTION VIII.
                                  Miscellaneous

8.1. Amendments. The Plan Trustees may amend, modify, delete, or add to the TDP (including, without limitation, amendments to conform the procedures set forth herein to advances in scientific or medical knowledge, developments in the law, or other changes in circumstances), provided they obtain the prior written consent of the TAC and the Futures Representative. Notwithstanding anything contained herein to the contrary, the TDP shall not be modified or amended in any way could jeopardize, impair, or modify the applicability of Section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the Injunctions, the Plan Trust's qualified settlement fund status under Section 468B of the IRC.

8.2. Severability. Should any provision contained in the TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the TDP. Should any provision contained in the TDP be determined to be inconsistent with or contrary to any Debtor's obligations to any insurance company providing insurance coverage to any Debtor in respect of claims for personal injury based on exposure to asbestos-containing products, the Plan Trustees, with the consent of the TAC and the Futures Representative, may amend the TDP and/or the Plan Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of such Debtor to said insurance company.

8.3. Governing Law. The TDP shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to Delaware conflict of laws principles. Except for the liquidation of TDP Valued Asbestos Claims under the Alabama Wrongful Death Statute as provided in Section 7.2 above, the law governing the liquidation of Plan Trust PI Asbestos Claims in the case of

                                                           EXHIBIT H TO THE PLAN


Individual Review, arbitration, or litigation in the tort system shall be the law of the Claimant's Jurisdiction.

8.4. Plan Trust Expenses. Nothing in the TDP shall be construed to apply to the payment by the Plan Trust of any Plan Trust Expenses.

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
                 Liquidation Valuation as of September 30, 2004

Cash as of September 30, 2004 (1)
--------------------------------------------------------------------------------------------------------------
                                                 Realization Rate                 Liquidation Value
                                 Book        -----------------------------------------------------------------
                                Value           Low            High          Low                 High
                             -------------   ------------  -------------  ------------  ----------------------

Cash and Cash Equivalents     $31,213,353         100.0%         100.0%   $31,213,353             $31,213,353

Accounts Receivable as of September 30, 2004 (2)
--------------------------------------------------------------------------------------------------------------
                                                 Realization Rate                 Liquidation Value
                                 Book        -----------------------------------------------------------------
                                Value           Low            High          Low                 High
                             -------------   ------------  -------------  ------------  ----------------------

Current                       $19,596,317          20.0%          30.0%    $3,919,263              $5,878,895
1-30 Days                         390,683          15.0%          25.0%        58,602                  97,671
31-60 Days                         40,316          10.0%          20.0%         4,032                   8,063
61-90 Days                          3,191           5.0%          10.0%           160                     319
91 and Over                           175           0.0%           5.0%             0                       9
                              -----------                                  ----------              ----------
     Total                    $20,030,682                                  $3,982,057              $5,984,957

Inventory as of September 30, 2004 (3)
--------------------------------------------------------------------------------------------------------------
                                                 Realization Rate                 Liquidation Value
                                 Book        -----------------------------------------------------------------
                                Value           Low            High          Low                 High
                             -------------   ------------  -------------  ------------  ----------------------

Raw Material                   $5,097,197          30.0%          40.0%    $1,529,159              $2,038,879
Work-In-Process                 2,420,455          30.0%          40.0%       726,137                 968,182
Finished Goods                 32,862,828          45.0%          65.0%    14,788,272              21,360,838
                              -----------                                 -----------             -----------
     Total Inventory          $40,380,480                                 $17,043,568             $24,367,899

Fixed Assets as of September 30, 2004 (4)
--------------------------------------------------------------------------------------------------------------
                                                                                  Liquidation Value
                                 Book                                   --------------------------------------
                                Value                                        Low                 High
                             --------------                             --------------------------------------
Total Fixed Assets            $81,124,680                                 $18,425,000             $45,575,000

Other Assets as of September 30, 2004
--------------------------------------------------------------------------------------------------------------
                                                 Realization Rate                 Liquidation Value
                                 Book        -----------------------------------------------------------------
                                Value           Low            High          Low                 High
                             -------------   ------------  -------------  ------------  ----------------------

Other Current Assets (5)      $16,545,959         5.0%          10.0%      $827,298              $1,654,596
Other Noncurrent Assets (6)     7,552,152         0.0%           0.0%             0                       0
                              -----------                                  --------              ----------
     Total Other Assets       $24,098,111                                  $827,298              $1,654,596

--------------------------------------------------------------------------------------------------------------
Total Gross Liquidation Value                                           $71,491,276            $108,795,805
--------------------------------------------------------------------------------------------------------------

Fees and Expenses                                                        $6,000,000             $10,000,000

--------------------------------------------------------------------------------------------------------------
Total Net Liquidation Value                                             $65,491,276             $98,795,805
--------------------------------------------------------------------------------------------------------------

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
                 Liquidation Valuation as of September 30, 2004
                                      Notes

(1) Excludes $14.45 million of cash received from an insurance company that is payable to the Plan Trust or, under a liquidation scenario whereby the Plan of Reorganization is not confirmed, to asbestos claimants.

(2) The Company's accounts receivable history is characterized by typically prompt payment by customers and negligible write-offs. However, the realization of receivables under a liquidation scenario would be adversely affected by the selling reserve balance, which was $19.6 million as of September 30, or 97.8% of the gross accounts receivable balance. The selling reserve consists of pricing discount credits, warranty claims and incentive rebates that are owed to customers. Under a liquidation scenario, it is likely that customers would offset these selling reserve balances against the accounts receivable balance, thereby substantially diminishing the collection of outstanding receivables.

(3) The Company's raw material is characterized by certain commodity products, such as resins, as well as certain items that are specific to the Company's production process, such as urethanes. The Company's work-in-process consists mostly of product that is finished but not yet inspected, and, to a lesser extent, product that is on the production line.

(4) As per an appraisal performed by Daley-Hodkin, LLC dated August 17, 2004. The machinery and equipment auction sale value (removal) was $7.25 million and the machinery and equipment forced liquidation value (in-place) was $34.4 million. The real estate as-is liquidation value was $11.175 million.

(5) Other current assets primarily consist of deferred taxes, deposits, prepaid insurance, prepaid marketing expenses and an asbestos insurance receivable from the Plan Trust.

(6) The largest component of other noncurrent assets is a casualty insurance receivable that has a corresponding liability, rendering its liquidation value as negligible.

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
              Gross Liquidation Valuation as of September 30, 2004
                                   Disclosure

The preceding pages contain material provided in the context of a gross liquidation valuation of Congoleum Corporation ("Congoleum" or the "Company"). Certain information contained in this report were obtained from the Company's management; however, SSG Capital Advisors, L.P. (the "Advisor") assumes no liability for such data. Information supplied by the Company's management has been accepted without further verification as correctly reflecting the Company's past results and current condition in accordance with general accepted accounting principles, unless otherwise noted. We have not attempted to independently verify any such information.

Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part or it, nor may it be used for any purpose by anyone but the client without the previous written consent of the Advisor or Saul Ewing LLP ("Saul Ewing") and, in any event, only with proper attribution.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


    Audited Financial Statements of Congoleum Corporation for the Year Ended
                                December 31, 2003

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


                Report of Ernst & Young LLP, Independent Auditors

To the Board of Directors
and Stockholders of
Congoleum Corporation:

We have audited the accompanying consolidated balance sheets of Congoleum Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement Schedule listed in the index at Item 15(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Congoleum Corporation at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in 2002, Congoleum Corporation changed its method of accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

The accompanying financial statements have been prepared assuming that Congoleum Corporation will continue as a going concern. As more fully described in Note 1, "Basis of Presentation," to the consolidated financial statements, the Company has been and continues to be named in a growing number of lawsuits stemming primarily from the Company's manufacture of asbestos-containing products. The Company has incurred significant charges to earnings to reflect its estimate of costs associated with this litigation. On December 31, 2003 Congoleum filed a voluntary petition with the United States Bankruptcy court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code, as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1, "Basis of Presentation," to the consolidated financial statements. The financial

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
March 5, 2004

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)

                                                                                 December 31,  December 31,
                                                                                     2003         2002
-----------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
      Cash and cash equivalents                                                   $   2,169    $  18,277
      Restricted cash                                                                 1,757           --
      Accounts receivable, less allowances of $1,049 and $1,204 as of
        December 31, 2003 and  2002, respectively                                    13,560       17,034
      Inventories                                                                    44,995       50,725
      Prepaid expenses and other current assets                                       9,672        7,868
      Deferred income taxes                                                           8,752        7,901
--------------------------------------------------------------------------------------------------------
           Total current assets                                                      80,905      101,805
Property, plant, and equipment, net                                                  87,035       93,556
Other assets, net                                                                     7,959        8,630
--------------------------------------------------------------------------------------------------------
           Total assets                                                           $ 175,899    $ 203,991
========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable                                                            $   4,544    $  14,647
      Accrued liabilities                                                            24,655       33,021
      Asbestos-related liabilities                                                    9,819       21,295
      Revolving Credit Loan                                                          10,232           --
      Accrued taxes                                                                     130           59
      Deferred income taxes                                                           4,376        3,954
--------------------------------------------------------------------------------------------------------
           Total current liabilities                                                 53,756       72,976
Long-term debt                                                                       99,773       99,724
Accrued pension liability                                                            24,032       22,932
Other liabilities                                                                    11,222       11,782
Deferred income taxes                                                                 4,376        3,947
Accrued postretirement benefit obligation                                             8,517        8,708
--------------------------------------------------------------------------------------------------------
           Total liabilities                                                        201,676      220,069
========================================================================================================

STOCKHOLDERS' EQUITY (DEFICIT)
Class A common stock, par value $0.01; 20,000,000 shares authorized;
      4,736,950 shares issued and 3,651,190 outstanding as of December 31, 2003
      and 2002, respectively                                                             47           47
Class B common stock, par value $0.01; 4,608,945 shares authorized
      issued and outstanding at December 31, 2003 and 2002, respectively                 46           46
Additional paid-in capital                                                           49,105       49,105
Retained deficit                                                                    (46,778)     (40,016)
Accumulated other comprehensive loss                                                (20,384)     (17,447)
                                                                                  ---------    ---------
                                                                                    (17,964)      (8,265)
Less Class A common stock held in treasury, at cost; 1,085,760 shares at
  December 31, 2003 and 2002, respectively                                            7,813        7,813
--------------------------------------------------------------------------------------------------------
           Total stockholders' equity (deficit)                                     (25,777)     (16,078)
--------------------------------------------------------------------------------------------------------
           Total liabilities and stockholders' equity (deficit)                   $ 175,899    $ 203,991
========================================================================================================

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Operations
(in thousands, except per share amounts)

                                                                                For the years ended
                                                                                    December 31,

                                                                          2003          2002         2001
                                                                          ----          ----         ----
-----------------------------------------------------------------------------------------------------------

Net sales ...........................................................   $ 220,706    $ 237,206    $ 218,760
Cost of sales .......................................................     166,864      179,699      165,683
Selling, general and administrative expenses ........................      56,911       70,119       48,952
-----------------------------------------------------------------------------------------------------------

         (Loss) income from operations ..............................      (3,069)     (12,612)       4,125
Other income (expense):
     Interest income ................................................          63          263          708
     Interest expense ...............................................      (8,906)      (8,375)      (8,299)
     Other income ...................................................       1,343        1,647        1,350
     Other expense ..................................................         (67)        (104)         (30)
-----------------------------------------------------------------------------------------------------------

         Loss before income taxes and cumulative
             effect of accounting change ............................     (10,636)     (19,181)      (2,146)
Provision (benefit) for income taxes ................................      (3,874)          92         (506)
-----------------------------------------------------------------------------------------------------------
         Net loss before accounting change ..........................      (6,762)     (19,273)      (1,640)
              Cumulative effect of accounting change ................          --      (10,523)          --
-----------------------------------------------------------------------------------------------------------
              Net loss ..............................................   $  (6,762)   $ (29,796)   $  (1,640)
-----------------------------------------------------------------------------------------------------------

         Net loss per common share, before cumulative
              effect of accounting change, basic and diluted ........   $   (0.82)   $   (2.33)   $   (0.20)
              Cumulative effect of accounting change ................          --        (1.27)          --
-----------------------------------------------------------------------------------------------------------
         Net loss per common share, basic and diluted ...............   $   (0.82)   $   (3.60)   $   (0.20)
-----------------------------------------------------------------------------------------------------------
         Weighted average number of common shares outstanding .......       8,260        8,260        8,260
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Changes in Stockholders' Equity
(dollars in thousands, except per share amounts)

                                                                               Accumulated
                                                         Additional               Other                   Total
                                          Common Stock    Paid-in   Retained  Comprehensive  Treasury  Stockholders'  Comprehensive
                                       Class A  Class B   Capital    Deficit      Loss         Stock      Equity      Income (Loss)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000............    $47    $46      $49,105    $(8,580)    $(3,494)     $(7,813)   $29,311
Minimum pension liability adjustment,
  net of tax benefit of $1,504........                                            (2,617)                 (2,617)    $  (2,617)
Net loss..............................                                (1,640)                             (1,640)       (1,640)
                                                                                                                     ---------
Net comprehensive loss................                                                                               $  (4,257)
                                                                                                                     =========
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001............     47     46       49,105    (10,220)     (6,111)      (7,813)    25,054
Minimum pension liability adjustment                                             (11,336)                (11,336)    $ (11,336)
Net loss..............................                               (29,796)                            (29,796)      (29,796)
                                                                                                                     ---------
Net comprehensive loss................                                                                               $ (41,132)
                                                                                                                     =========
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002............     47     46       49,105    (40,016)    (17,447)      (7,813)   (16,078)
Minimum pension liability Adjustment                                              (2,937)                 (2,937)       (2,937)
Net loss..............................                                (6,762)                             (6,762)       (6,762)
                                                                                                                     ---------
Net comprehensive loss................                                                                              $   (9,699)
                                                                                                                     =========
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003............    $47    $46      $49,105   $(46,778)   $(20,384)     $(7,813)  $(25,777)
====================================================================================================================================

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Cash Flows
(dollars in thousands)

                                                                        For the years ended
                                                                            December 31,

                                                                     2003        2002        2001
--------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net loss .................................................   $ (6,762)   $(29,796)   $ (1,640)
     Adjustments to reconcile net loss to net
         Cash provided by (used in) operating activities:
              Depreciation ....................................     11,149      10,714      11,363
              Amortization ....................................        612         559         818
              Deferred income taxes ...........................       (882)      4,112        (652)
              Cumulative effect of accounting change ..........         --      10,523          --
              Changes in certain assets and liabilities:
                   Accounts and notes receivable ..............      3,474         898       7,595
                   Inventories ................................      5,730       5,057      (2,875)
                   Prepaid expenses and other current assets ..     (1,667)        602      (4,870)
                   Accounts payable ...........................    (10,103)     (4,047)     (1,706)
                   Accrued liabilities ........................    (19,842)     15,373      (8,802)
                   Other liabilities ..........................     (1,664)     (4,025)        566
--------------------------------------------------------------------------------------------------
              Net cash provided by (used in)
              operating activities ............................    (19,955)      9,970        (203)
--------------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Capital expenditures, net ................................     (4,628)     (8,366)     (7,858)
     Purchase of short-term investments .......................         --          --      (4,175)
     Maturities of short-term investments .....................         --       1,416      14,856
--------------------------------------------------------------------------------------------------
              Net cash (used in) provided by
              investing activities ............................     (4,628)     (6,950)      2,823
--------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Net short-term borrowings ................................     10,232          --          --
     Net change in restricted cash ............................     (1,757)
--------------------------------------------------------------------------------------------------
              Net cash provided by financing activities .......      8,475          --          --
--------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents ..........    (16,108)      3,020       2,620
Cash and cash equivalents:
     Beginning of year ........................................     18,277      15,257      12,637
--------------------------------------------------------------------------------------------------
     End of year ..............................................   $  2,169    $ 18,277    $ 15,257
--------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Notes to Consolidated Financial Statements

1. Basis of Presentation

      The Consolidated Financial Statements of Congoleum Corporation (the "Company" or "Congoleum") have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As described more fully below, there is substantial doubt about the Company's ability to continue as a going concern unless it obtains relief from its substantial asbestos liabilities through a successful reorganization under Chapter 11 of the Bankruptcy Code.

      On December 31, 2003 Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code, as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. During 2003, Congoleum obtained the asbestos personal injury claimant votes necessary for approval of a proposed pre-packaged Chapter 11 plan of reorganization and in January 2004 filed its pre-packaged plan of reorganization and disclosure statement with the court. The Bankruptcy Court has not yet scheduled a hearing to consider approval of the plan of reorganization. Congoleum is also involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers have filed various objections to Congoleum's plan or reorganization and related matters.

      The pre-packaged plan, if confirmed, would leave non-asbestos creditors unimpaired and would resolve all pending and future asbestos claims against the Company. The plan of reorganization would provide, among other things, for an assignment of certain rights in, and proceeds of, Congoleum's applicable insurance to a trust that would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related litigation by channeling all asbestos claims to the trust under Section 524(g) of the Bankruptcy Code. Other creditors would be unimpaired under the plan. The Bankruptcy Court has authorized the Company to pay trade creditors in the ordinary course of business. The Company expects that it will take most of 2004 to obtain confirmation of its plan.

      Based on its pre-packaged bankruptcy strategy, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution and costs to effect its plan to settle asbestos liabilities through a plan trust established under Section 524(g) of the Bankruptcy Code. The Company recorded a charge of $17.3 million in the fourth quarter of 2002 and an additional $3.7 million in the fourth quarter of 2003 to provide for the estimated minimum costs of completing its reorganization. Actual amounts that will be contributed to the plan trust and costs for pursuing and implementing the plan of reorganization could be materially higher.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      For more information regarding the Company's asbestos liability and plan for resolving that liability, please refer to Note 16 of the Notes to Consolidated Financial Statements. There can be no assurance that the Company will be successful in realizing its goals in this regard or in obtaining confirmation of its proposed plan. As a result, any alternative plan of reorganization pursued by the Company or confirmed by a bankruptcy court could vary significantly from the description in this report and the estimated costs and contributions to effect the contemplated plan of reorganization could be significantly greater than currently estimated. Any plan of reorganization pursued by the Company will be subject to numerous conditions, approvals and other requirements, including bankruptcy court approvals, and there can be no assurance that such conditions, approvals and other requirements will be satisfied or obtained. Delays in getting the Company's plan of reorganization approved by the Bankruptcy Court could result in a proceeding that takes longer and is more costly than the Company has estimated.

      AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") provides financial reporting guidance for entities that are reorganizing under the Bankruptcy Code. The Company will implement this guidance in consolidated financial statements for periods after December 31, 2003.

      Pursuant to SOP 90-7, companies are required to segregate pre-petition liabilities that are subject to compromise and report them separately on the balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's liabilities at December 31, 2003 will be reclassified as liabilities subject to compromise. Obligations arising post petition, and pre-petition obligations that are secured or that the Bankruptcy Court authorizes the Company to pay, will not be classified as liabilities subject to compromise.

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

2. Summary of Significant Accounting Policies:

Nature of Business - Congoleum manufactures resilient sheet and tile flooring products. These products, together with a limited quantity of related products purchased for resale, are sold primarily to wholesale distributors and major retailers in the United States and Canada. Based upon the nature of the Company's operations, facilities and management structure, the Company considers its business to constitute a single segment for financial reporting purposes.

Basis of Consolidation - The accompanying consolidated financial statements reflect the operations, financial position and cash flows of Congoleum Corporation and include the accounts of the Company and its subsidiaries after elimination of all significant intercompany transactions in consolidation.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Use of Estimates and Critical Accounting Policies - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical accounting policies are defined as those that entail significant judgments and estimates, and could potentially result in materially different results under different assumptions and conditions. The Company believes that the most critical accounting policies upon which its financial condition depends, and which involve the most complex or subjective decisions or assessments, concern asbestos liabilities, environmental contingencies, valuation of deferred tax assets, and pension plan and post-retirement benefits. A discussion on the application of these and other accounting policies is provided in "Management's Discussion And Analysis Of Financial Condition And Results Of Operations-Critical Accounting Policies".

      Although the Company makes every effort to ensure the accuracy of the estimates and assumptions used in the preparation of its financial statements or in the application of accounting policies, if business conditions are different than the Company has assumed they will be, or if the Company used different estimates and assumptions, it is possible that materially different amounts could be reported in the Company's financial statements.

Revenue Recognition - Revenue is recognized when products are shipped. Net sales are comprised of the total sales billed during the period less the estimated sales value of goods returned, trade discounts and customers' allowances.

Cash and Cash Equivalents - All highly liquid debt instruments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

Restricted Cash - Under the terms of its revolving credit agreement, payments on the Company's accounts receivable are deposited in an account assigned by the Company to its lender and the funds in that account are used by the lender to pay down any loan balance. Restricted cash represents funds deposited in this account but not immediately applied to the loan balance. At December 31, 2003, cash of approximately $1.8 million was restricted. There was no restricted cash at December 31, 2002 as there were no borrowings under the Company's revolving credit agreement.

Short-Term Investments - The Company invests in highly liquid debt instruments with strong credit ratings. Commercial paper investments with a maturity greater than three months, but less than one year at the time of purchase, are considered to be short-term investments. The Company maintains cash and cash equivalents and short-term investments with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

Inventories - Inventories are stated at the lower of cost or market. The LIFO (last-in, first-out) method of determining cost is used for substantially all inventories. The Company records as a charge to cost of goods sold any amount required to reduce the carrying value of inventories to the net realizable sales value.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost and are depreciated over their estimated useful lives (30 years for buildings, 15 years for building improvements, production equipment and heavy-duty vehicles, 3 to 10 years for light-duty vehicles and office furnishings and equipment) on the straight-line method for financial reporting and accelerated methods for income tax purposes. Costs of major additions and betterments are capitalized; maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred. When an asset is sold, retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is reflected in operations.

Debt Issue Costs - Costs incurred in connection with the issuance of debt have been capitalized and are being amortized over the life of the related debt. Such costs at December 31, 2003 and 2002 amounted to $1.6 million and $2.2 million, net of accumulated amortization of $2.2 million and $1.7 million, respectively, and are included in other noncurrent assets.

Environmental Remediation - The Company is subject to federal, state and local environmental laws and regulations. The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. The recorded liabilities are not discounted for delays in future payments (see Notes 4, 6, and 15).

Asbestos Liabilities and Plan of Reorganization - The Company is a defendant in a large number of asbestos-related lawsuits and has filed a pre-packaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code as part of its strategy to resolve this liability (See Note 16). Accounting for asbestos-related and reorganization costs includes significant assumptions and estimates, and actual results could differ materially from those estimates.

Income Taxes - The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. SFAS No. 109 requires current recognition of net deferred tax assets to the extent that it is more likely than not that such net assets will be realized. To the extent that the Company believes that its net deferred tax assets will not be realized, a valuation allowance must be recorded against those assets.

Allowance for Doubtful Accounts and Cash Discounts - The Company provides an allowance for doubtful accounts and cash discounts based on estimates of historical collection experience and a review of the current status of trade accounts receivable, revising its estimates when circumstances dictate.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Product Warranties - The Company provides product warranties for specific product lines and accrues for estimated future warranty cost in the period in which the revenue is recognized. The following table sets forth activity in the Company's warranty reserves (in millions):

                                                           December 31,
                                                  2003         2002       2001
                                                  ----         ----       ----

      Beginning balance                          $  2.6      $  2.5      $  2.9

      Accruals                                      6.3         5.1         4.3

      Charges                                      (6.2)       (5.0)       (4.7)
                                                 ------      ------      ------

      Ending balance                             $  2.7      $  2.6      $  2.5
                                                 ======      ======      ======

Shipping and Handling Costs - Shipping costs for the years ended December 31, 2003, 2002 and 2001 were $1.6 million, $2.1 million, and $3.5 million, respectively, and are included in selling, general and administrative expenses.

Earnings Per Share - SFAS No. 128, "Earnings Per Share", requires the computation of basic and diluted earnings per share. The calculation of basic earnings per share is based on the average number of common shares outstanding during the period. Diluted earnings per share reflect the effect of all potentially diluted securities which consist of outstanding common stock options. For all periods presented, basic and diluted shares outstanding are the same.

Goodwill - Goodwill represents the excess of acquisition costs over the estimated fair value of the net assets acquired and was amortized through year-end 2001 using the straight-line method principally over 40 years. During the first quarter of 2002, the Company performed a transitional impairment test in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). As a result, the Company concluded that the goodwill was impaired and recorded a goodwill impairment charge for the cumulative effect of change in accounting principle of $10.5 million.

      The following table reflects consolidated results adjusted as though the Company's adoption of SFAS 142 occurred as of January 1, 2001:

(In thousands, except per share amounts)                                  For the Twelve Months Ended
                                                                    December 31,   December 31,  December 31,
                                                                        2003           2002          2001
                                                                    ------------   ----------    -----------
Net loss before cumulative effect of accounting change:
As reported                                                           $ (6,762)     $(19,273)     $ (1,640)
Goodwill amortization                                                       --            --           432
                                                                      --------      --------      --------
As adjusted                                                           $ (6,762)     $(19,273)     $ (1,208)
                                                                      ========      ========      ========

Net loss per share before cumulative effect of accounting change:
As reported                                                           $  (0.82)     $  (2.33)     $  (0.20)
Goodwill amortization                                                       --            --           .05
                                                                      --------      --------      --------
As adjusted                                                           $  (0.82)     $  (2.33)     $  (0.15)
                                                                      ========      ========      ========

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Long-lived assets - The Company periodically considers whether there has been a permanent impairment in the value of its long-lived assets, primarily property and equipment, in accordance with Financial Accounting Standards Board ("FASB") issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company evaluates various factors, including current and projected future operating results and the undiscounted cash flows for the under performing long-lived assets. The Company then compares the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from the use of the asset. To the extent that the estimated future undiscounted cash flows are less than the carrying amount of the asset, the asset is written down to its estimated fair market value and an impairment loss is recognized. The value of impaired long-lived assets is adjusted periodically based on changes in these factors. At December 31, 2003, the Company determined, based on its evaluation, that the carrying value of its long-lived assets was appropriate. No adjustments to the carrying costs were made.

      Accounting for stock-based compensation - The Company discloses stock-based compensation information in accordance with FASB issued Statement No. 148 ("SFAS 148"),"Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123" and FASB issued Statement No. 123 ("SFAS 123"),"Accounting for Stock-Based Compensation." SFAS 148 provides additional transition guidance for companies that elect to voluntarily adopt the provisions of SFAS 123. SFAS 148 does not change the provisions of SFAS 123 that permit entities to continue to apply the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB 25"),"Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock-based plans under APB 25, as well as to provide disclosure of stock-based compensation as outlined in SFAS 123 as amended by SFAS 148.

      A reconciliation of net income, as reported, to pro forma net income including compensation expense for the Company's stock-based plans as calculated based on the fair value at the grant dates for awards made under these plans in accordance with the provisions of SFAS 123, as amended by SFAS 148, as well as a comparison of as reported and pro forma basic and diluted EPS follows (in thousands, except per share data):

                                                          For the twelve months ended December 31,

(dollars in thousands, except per share amounts)               2003        2002        2001
                                                             --------    --------    --------
Net loss:
      As reported                                            $ (6,762)   $(29,796)   $ (1,640)
      Deduct: Total stock-based employee compensation
      expense determined under fair value based method for
      all awards, net of related tax effects, pro forma           208         113         381
                                                             --------    --------    --------
      As adjusted                                            $ (6,970)   $(29,909)   $ (2,021)
                                                             ========    ========    ========

Net loss per share:
      As reported                                            $  (0.82)   $  (3.60)   $  (0.20)
      Pro forma compensation expense                            (0.03)      (0.02)      (0.04)
                                                             --------    --------    --------
      As adjusted                                            $  (0.85)   $  (3.62)   $  (0.24)
                                                             ========    ========    ========

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The fair value for these options granted was estimated at the date of grant using a Black-Scholes option pricing model. A summary of the assumptions used for stock option grants are as follows:

                                                       Twelve Months Ended
                                                   ---------------------------
                                                   December 31,   December 31,
                                                      2003           2002
                                                   ---------------------------

1995 Stock Option Plan:
           Dividend yield                                0.0%            0.0%
           Expected volatility                          92.0%           92.0%
           Option forfeiture rate                       10.0%           10.0%
           Risk free interest rate                      3.37%           3.52%
           Expected lives                           7.0 years       7.0 years

There were no options granted in 2001 under the 1995 Plan.

                                                            Twelve Months Ended
                                             --------------------------------------------------
                                             December 31,      December 31,        December 31,
                                                2003              2002                2001
                                             ------------      ------------        ------------

1999 Stock Option Plan:
            Dividend yield                         0.0%               0.0%                0.0%
            Expected volatility                   92.0%              92.0%               50.0%
            Option forfeiture rate                10.0%              10.0%               10.0%
            Risk free interest rate               2.28%              1.52%               4.23%
            Expected lives                    3.0 years          3.0 years           3.0 years

A summary of the weighted average fair value of option grants are as follows:

                                                                      Twelve Months Ended
                                                       --------------------------------------------------
                                                       December 31,      December 31,        December 31,
                                                          2003              2002                2001
                                                       ------------      ------------        ------------

Fair value of option grants under the 1995 Plan           $0.36              $2.05               $  --
Fair value of option grants under the 1999 Plan           $0.75              $1.20               $1.67

      Recently Issued Accounting Standards - In November 2001, Emerging Issues Task Force (EITF) issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products ("EITF 01-9"), was issued. Congoleum adopted EITF 01-9 effective January 1, 2002 as required. This issue addresses the manner in which companies account for sales incentives to their customers. The Company's current accounting policies for the recognition of costs related to these programs, which is to accrue for costs as benefits are earned by the Company's customers, are in accordance with the consensus reached in this issue. The Company has reclassified amounts previously recorded in selling, general and administrative expense as a reduction in net sales. The impact for the twelve months ending December 31, 2002 and 2001 was a reduction of net sales and of selling, general and administrative expenses of $4.1 million, and $4.5 million, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Adoption of this standard did not have an effect on the Company's consolidated financial statements.

      In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, which addresses consolidation by business enterprises of variable interest entities (VIEs). In December 2003, the FASB completed deliberations of proposed modifications to FIN 46 (Revised Interpretations) resulting in multiple effective dates based on the nature as well as the creation date of the VIE. The Revised Interpretations must be applied no later than the second quarter of fiscal year 2004. The adoption of FIN 46 has no impact on the Company's consolidated financial statements as of December 31, 2003 and the Company does not expect there to be an impact on the consolidated financial statements from the adoption of the deferred provisions in the second quarter of fiscal year 2004.

      Reclassifications - Certain amounts appearing in the prior years' financial statements have been reclassified to conform to the current year's presentation.

3. Inventories:

      A summary of the major components of inventories is as follows (in thousands):

                                              December 31,      December 31,
                                                  2003             2002
      ---------------------------------------------------------------------
      Finished goods                           $ 37,959          $ 38,702
      Work-in-process                             1,266             3,467
      Raw materials and supplies                  5,770             8,556
      ---------------------------------------------------------------------
      Total inventories                        $ 44,995          $ 50,725
      ---------------------------------------------------------------------

      If the FIFO (first-in, first-out) method of inventory accounting (which approximates current cost) had been used, inventories would have been approximately $3.6 million and $2.1 million lower than reported at December 31, 2003 and 2002, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


4. Property, Plant, and Equipment:

      A summary of the major components of property, plant, and equipment is as follows (in thousands):

                                                December 31,     December 31,
                                                    2003            2002
      ------------------------------------------------------------------------
      Land                                        $   2,930        $   2,930
      Buildings and improvements                     46,009           45,542
      Machinery and equipment                       176,369          172,415
      Construction-in-progress                        5,439            5,265
      ------------------------------------------------------------------------
                                                    230,747          226,152

      Less accumulated depreciation                 143,712          132,596
      ------------------------------------------------------------------------
      Total property, plant,
           and equipment, net                      $ 87,035         $ 93,556
      ------------------------------------------------------------------------

      Interest is capitalized in connection with the construction of major facilities and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Capitalized interest cost was $0.3 million in each of 2003, 2002, and 2001.

      The amount of approved but unexpended capital appropriations at December 31, 2003 was $2.5 million, substantially all of which is planned to be expended during 2004.

5. Accrued Liabilities:

      A summary of the significant components of accrued liabilities consists of the following (in thousands):

                                                   December 31,   December 31,
                                                      2003           2002
      ------------------------------------------------------------------------
      Accrued warranty, marketing and
            sales promotion                           $14,918        $24,113
      Employee Compensation and
            related benefits                            3,474          3,518
      Interest                                          3,677          3,601
      Environmental
            remediation and product
            related liabilities                           834            834
      Other                                             1,752            955
      ------------------------------------------------------------------------
      Total accrued liabilities                       $24,655        $33,021
      ------------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


6. Debt:

      In connection with its bankruptcy filing on December 31, 2003, the Company obtained debtor-in-possession financing which expires at the end of 2004 that provides for borrowings up to $30.0 million depending on levels of the Company's inventory and receivables. This agreement, the terms of which are substantially the same as the pre-petition credit agreement it replaced, provides for a monthly commitment fee based on the average daily unused portion of the commitment equal to three-eighths of one percent and a monthly servicing fee of approximately three thousand dollars. This financing agreement contains certain covenants, which include the maintenance of a minimum tangible net worth and EBITDA. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The Company was in compliance with these covenants at December 31, 2003. While the Company expects it will be able to meet these covenants during the balance of 2004, there can be no assurances of continued compliance. Borrowings under this facility are collateralized by inventory and receivables. At December 31, 2003, based on the level of receivables and inventory, $22.4 million was available under this facility. There were $10.2 million in borrowings outstanding under this facility at December 31, 2003 and no borrowings outstanding at December 31, 2002. The facility also provides for standby letters of credit, the outstanding amount of which was $4.1 million and $1.8 million at December 31, 2003 and 2002, respectively.

      Long-term debt consists of the following (in thousands):

                                             December 31,      December 31,
                                                2003              2002
      -----------------------------------------------------------------------
      8 5/8% Senior Notes
           Due 2008                             $99,773           $99,724
      -----------------------------------------------------------------------

      On August 3, 1998, the Company issued $100 million of 8 5/8% Senior Notes maturing August 1, 2008 priced at 99.505 to yield 8.70%. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments. During 2003, the Company and the trustee of the indenture governing the Company's 8 5/8% Senior Notes Due 2008 amended the indenture, and sufficient note holders consented to amendments, to explicitly permit the Company to take steps in connection with preparing and filing its prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


7. Other Liabilities:

      Summary of significant components of other liabilities consists of the following (in thousands):

                                                 December 31,    December 31,
                                                    2003            2002
      ------------------------------------------------------------------------
      Environmental remediation and
           product-related liabilities            $  5,105         $  5,396
      Accrued workers'
           Compensation claims                       5,130            5,499
      Other                                            987              887
      ------------------------------------------------------------------------
      Total other liabilities                      $11,222          $11,782
      ------------------------------------------------------------------------

8. Research and Development Costs:

      Total research and development costs charged to operations amounted to $3.1 million, $3.5 million and $3.5 million for the years ended December 31, 2003, 2002, and 2001, respectively.

9. Operating Lease Commitments and Rent Expense:

      The Company leases certain office facilities and equipment under leases with varying terms. Certain leases contain rent escalation clauses. These rent expenses are recognized on a straight line basis over the respective term of the lease.

      Future minimum lease payments of non-cancelable operating leases having initial or remaining lease terms in excess of one year as of December 31, 2003 are as follows (in thousands):

      Years Ending
      -------------------------------------------------------------------------
      2004                                                        $  2,762
      2005                                                           2,444
      2006                                                           1,647
      2007                                                           1,561
      2008                                                           1,597
      Thereafter                                                     1,633
      -------------------------------------------------------------------------
      Total minimum lease payments                                 $11,644
      -------------------------------------------------------------------------

      Rent expense was $3.7 million, $3.7 million and $3.6 million for the years ended December 31, 2003, 2002, and 2001, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


10. Pensions and Other Postretirement Plans

The Company sponsors several noncontributory defined benefit pension plans covering most of the Company's employees. Benefits under the plans are based on years of service and employee compensation. Amounts funded annually by the Company are actuarially determined using the projected unit credit and unit credit methods and are equal to or exceed the minimum required by government regulations. The Company also maintains health and life insurance programs for retirees (reflected in the table below in "Other Benefits").

The following summarizes the change in the benefit obligation; the change in plan assets; the funded status; and reconciliation to the amounts recognized in the balance sheets for the pension benefits and other benefits plans. The measurement date for all items set forth below is the last day of the fiscal year presented.

Obligations and Funded Status:

                                                                      At December 31,

                                                          Pension Benefits        Other Benefits
                                                          ----------------        --------------
(In thousands)                                            2003       2002        2003       2002
-------------------------------------------------------------------------------------------------

Change in Benefit Obligation:

  Benefit obligation at beginning of  year             $ 64,188    $ 59,939    $ 8,341    $ 7,033
  Service cost                                            1,174       1,057        189        157
  Interest cost                                           4,223       4,217        546        522
  Amendments/Plan Change                                     --          14         --         --
  Actuarial (gain) loss                                   8,217       3,457        610      1,115
  Benefits paid                                          (4,559)     (4,496)      (509)      (486)
                                                       ------------------------------------------
Benefit obligation at end of year                      $ 73,243    $ 64,188    $ 9,177    $ 8,341
                                                       ------------------------------------------

Change in Plan Assets:

  Fair value of plan assets at beginning of year       $ 39,483    $ 44,003    $    --    $    --
  Actual return on plan assets                            7,728      (4,713)        --         --
  Employer contribution                                   4,752       4,689         --         --
  Benefits paid                                          (4,559)     (4,496)        --         --
                                                      -------------------------------------------
Fair value of plan assets at end of year               $ 47,404    $ 39,483    $    --    $    --
                                                       ------------------------------------------

Funded (unfunded) status                               $(25,839)   $(24,705)   $(9,177)   $(8,341)
Unrecognized transition amount                             (125)       (196)        --         --
Unrecognized net actuarial loss                          26,027      24,363        848        272
Unrecognized prior service cost                            (713)       (996)      (603)    (1,065)
                                                       ------------------------------------------
Net amount recognized                                  $   (650)   $ (1,534)   $(8,932)   $(9,134)
                                                       ==========================================

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT

Amounts recognized in the balance sheets consist of:

                                                      Pension Benefits          Other Benefits
                                                      ----------------          --------------
(in thousands)                                       2003          2002        2003         2002
                                                   ------------------------------------------------

  Accrued benefit cost                              $(24,032)    $(22,932)    $(8,932)     $(9,134)
  Intangible asset                                       328          436          --           --
  Deferred tax asset                                   2,670        3,515          --           --
  Accumulated other Comprehensive income              20,384       17,447          --           --
                                                   ------------------------------------------------
  Net amount recognized                             $   (650)    $ (1,534)    $(8,932)     $(9,134)
                                                   ================================================

The accumulated benefit obligation for all defined benefit pension plans was $70,962 and $62,415 at December 31, 2003 and 2002, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets:

                                                               December 31,
                                                          ---------------------
                                                            2003          2002
                                                          ---------------------

      Projected benefit obligation                        $73,243       $64,188
      Accumulated benefit obligation                      $70,962       $62,415
      Fair value of plan assets                           $47,404       $39,483

Components of Net Periodic Benefit Cost (Income):

                                                            Pension Benefits               Other Benefits
                                                            ----------------               --------------
   (in thousands)                                      2003       2002       2001      2003     2002     2001
                                                     --------------------------------------------------------

     Service cost                                    $ 1,174    $ 1,057    $ 1,089    $ 189    $ 157    $ 142
     Interest cost                                     4,223      4,217      4,140      546      522      474
     Expected return on plan assets                   (2,769)    (3,948)    (4,068)      --       --       --
     Recognized net actuarial loss (gain)              1,595        686        363       34       14       (9)
     Amortization of transition obligation               (72)       (22)        76       --       --       --
     Amortization of prior service cost                 (283)      (241)      (242)    (462)    (462)    (462)
                                                     --------------------------------------------------------
     Net periodic benefit cost                       $ 3,868    $ 1,749    $ 1,358    $ 307    $ 231    $ 145
                                                     ========================================================

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT

Additional Information:

                                                        Pension Benefits         Other Benefits
                                                        ----------------         --------------
  (in thousands)                                         2003       2002        2003        2002
                                                       -------------------------------------------

    Increase in minimum liability included in
    other comprehensive income, net of tax benefit     $(2,937)  $(11,336)       N/A         N/A

The weighted-average assumptions used to determine benefit obligation as of year-end were as follows:

                                                       Pension Benefits         Other Benefits
                                                       ----------------         --------------
                                                        2003       2002        2003        2002
                                                       ----------------------------------------

    Discount rate                                       6.25%      6.75%       6.75%       6.75%
    Rate of compensation increase                       5.00%      5.00%         --          --

The weighted-average assumptions used to determine net periodic benefit cost (income) were as follows:

                                                 Pension Benefits                Other Benefits
                                                 ----------------                --------------
  (in thousands)                             2003      2002      2001       2003     2002       2001
                                            --------------------------------------------------------

Discount rate                               6.25%     6.75%     7.25%     6.75%     6.75%     7.25%
Expected long-term return on plan assets    7.00%     7.00%     9.00%        --        --        --
Rate of compensation increase               5.00%     5.00%     5.00%        --        --        --

In developing the overall expected long-term return on plan assets assumption, a building block approach was used in which rates of return in excess of inflation were considered separately for equity securities, debt securities, and other assets. The excess returns were weighted by the representative target allocation and added along with an appropriate rate of inflation to develop the overall expected long-term return on plan assets assumption. The Company believes this determination is consistent with SFAS 87.

Assumed healthcare cost trend rates as of year-end were as follows:

                                                               December 31,
                                                            -----------------
                                                              2003     2002
                                                            --------- -------

  Healthcare cost trend rate assumed for next year             9.0%     9.0%
  Ultimate healthcare cost trend rate                          5.0%     5.0%
  Year that the assumed rate reaches ultimate rate            2009     2008

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT

Assumed healthcare cost trend rates have a significant effect on the amounts reported for healthcare benefits. A one-percentage point change in assumed healthcare cost trend rates would have the following effects:

                                                             1 Percentage      1 Percentage
                                                            Point Increase    Point Decrease
                                                            --------------    --------------

Effect on total of service and interest cost components           $ 64              $ 55
Effect on post-retirement benefit obligation                      $666              $594

Plan Assets:

For the pension plans, the weighted-average asset allocation at December 31, 2003, and December 31, 2002, by asset category, are as follows:

                                                           Plan Assets at
                                                            December 31,
                                                          ---------------

  Asset Category                                        2003         2002
                                                       ------------------
  Equity securities                                      58%          54%
  Debt securities                                        41%          45%
  Other                                                   1%           1%
                                                       ------------------
  Total                                                 100%         100%
                                                       ==================

The Company has developed an investment strategy for the pension plans. The investment strategy is to emphasize total return; that is, the aggregate return from capital appreciation and dividend and interest income. The primary objective of the investment management for the plan's assets is the emphasis on consistent growth; specifically, growth in a manner that protects the Plan's assets from excessive volatility in market value from year to year. The investment policy takes into consideration the benefit obligations, including timing of distributions.

The primary objective for the plan is to provide long-term capital appreciation through investment in equity and debt securities. The Company's target asset allocation is consistent with the weighted - average allocation at December 31, 2003.

The Company selects professional money managers whose investment policies are consistent with the Company's investment strategy and monitors their performance against appropriate benchmarks.

Cash Flows:

Contributions:

The Company expects to contribute $ 8.9 million to its pension plan and $ 0.5 million to its other postretirement plan in 2004.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT

Estimated Future Benefit Payments:

The following benefit payments, which reflect future service as appropriate, are expected to be paid. The benefit payments are based on the same assumptions used to measure the Company's benefit obligation at the end of fiscal 2003.

                                                      Pension        Other
                                                     Benefits       Benefits
                                                     --------       --------
             2004                                     $ 4,937         $  529
             2005                                       4,976            562
             2006                                       5,044            594
             2007                                       5,100            648
             2008                                       5,138            699
             2009-2013                                $27,573         $3,938

Defined Contribution Plan:

The Company also has two 401(k) defined contribution retirement plans that cover substantially all employees. Eligible employees may contribute up to 20% of compensation, with partially matching Company contributions. The charge to income relating to the Company match was $0.4 million, $1.2 million and $1.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

11.  Income Taxes:

      Income taxes are comprised of the following (in thousands):

                                            For the years ended December 31,
                                         -----------------------------------
                                             2003       2002        2001
      ----------------------------------------------------------------------
      Current:
          Federal                        $ (3,201)    $(4,057)     $  40
          State                                72          38        106
      Deferred:
          Federal                            (745)      4,111       (652)
          State                              (437)        (54)      (273)
          Valuation allowance                 437          54        273
      ----------------------------------------------------------------------
      Benefit for
          Income taxes                   $ (3,874)    $     92     $(506)
      ----------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The following is a reconciliation of the statutory federal income tax rate to the Company's effective tax rate expressed as a percentage of income before income taxes:

                                              For the years ended December 31,
                                             ---------------------------------
                                              2003         2002       2001
      -----------------------------------------------------------------------
      Statutory federal income tax rate       34.0%        34.0%      34.0%
      State income taxes,
          Net of federal benefit              (0.4)        (1.9)       7.5
      Reorganization costs                      --        (21.2)        --
      Goodwill                                  --        (12.0)       (6.8)
      Other                                    2.8          0.8       (11.1)
      -----------------------------------------------------------------------
      Effective tax rate                      36.4%        (0.3)%      23.6%
      -----------------------------------------------------------------------

      Deferred taxes are recorded using enacted tax rates based upon differences between financial statement and tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The components of the deferred tax asset and liability relate to the following temporary differences (in thousands):

                                               December 31,  December 31,
                                                  2003          2002
      -------------------------------------------------------------------
      Deferred tax asset:
          Accounts receivable                   $     90      $    104
          Unfunded pension liability               2,598         3,808
      Environmental remediation and
          Product-related reserves                 5,673         5,575
      Postretirement benefit obligations           3,835         3,911
      Tax credit and other carryovers              8,170         6,551
      Other accruals                                 902         1,777
      -------------------------------------------------------------------
      Deferred tax asset                          21,268        21,726
      Valuation allowance                         (2,321)       (1,884)
      -------------------------------------------------------------------
      Net deferred tax asset                      18,947        19,842
      -------------------------------------------------------------------
      Deferred tax liability:
          Depreciation and amortization          (12,648)      (13,554)
          Inventory                               (3,991)       (3,954)
          Other                                   (2,308)       (2,334)
      -------------------------------------------------------------------
      Total deferred tax liability               (18,947)      (19,842)
      -------------------------------------------------------------------
      Net deferred tax asset                    $     --      $     --
      -------------------------------------------------------------------

      At December 31, 2003 and 2002, the Company had available federal net operating loss carryforwards of approximately $10.3 million and $7.1 million, respectively, to offset future taxable income. The federal loss carry-forwards will begin to expire in 2020.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


12. Supplemental Cash Flow Information:

      Cash payments for interest were $9.2 million, $8.6 million and $8.6 million for the years ended December 31, 2003, 2002 and 2001, respectively. Net cash refunds for income taxes were $3.0 million, $3.9 million and $145 thousand for the years ended December 31, 2003, 2002, and 2001, respectively.

13. Related Party Transactions:

      The Company and its controlling shareholder, American Biltrite Inc. ("ABI") provide certain goods and services to each other pursuant to negotiated agreements. The Company had the following transactions with ABI (in thousands):

                                           For the years ended December 31,
                                        --------------------------------------
                                          2003          2002           2001
      ------------------------------------------------------------------------

      Sales made to ABI                 $    57        $   198        $  214
      Sales commissions earned by ABI        68            141            71
      Raw material
          Transfers to ABI                1,996          1,869         3,413
      Computer service
          Income earned from ABI             75             32            22
      Material purchases
          From ABI                        7,342         10,092         8,330
      Indemnification
          payments made to ABI            2,163              0             0
      Management fees paid
          to ABI                            608            590           580
      ------------------------------------------------------------------------

      Amounts as of December 31, 2003 and 2002 due from ABI totaled $281 thousand and $94 thousand, respectively, and are included in accounts receivable. Amounts as of December 31, 2003 and 2002 due to ABI totaled $186 thousand and $1.2 million, respectively, and are included in accounts payable.

14.  Major Customers:

      Substantially all the Company's sales are to select flooring distributors and retailers located in the United States and Canada. Economic and market conditions, as well as the individual financial condition of each customer, are considered when establishing allowances for losses from doubtful accounts.

      Two customers, LaSalle-Bristol Corporation and Mohawk Industries, Inc., accounted for 24% and 41%, respectively, of the Company's net sales for the year ended December 31, 2003, 23% and 36%, respectively, for the year ended December 31, 2002, and 25% and 23%, respectively, for the year ended December 31, 2001. Mohawk Industries accounted for 39% and 45% of accounts receivable at December 31, 2003 and 2002, respectively, while Lowe's and Home Depot accounted for 15% and 12%, respectively, of accounts receivable at December 31, 2003 and 2002.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


15. Environmental and Other Liabilities:

      The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. As assessments and cleanup programs progress, these liabilities are adjusted based upon the progress in determining the timing and extent of remedial actions and the related costs and damages. The recorded liabilities are not reduced by the amount of insurance recoveries. Such estimated insurance recoveries approximated $2.8 million and $2.2 million at December 31, 2003 and 2002, respectively, and are reflected in other noncurrent assets and are considered probable of recovery.

      The Company is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, the Company has received a request for information. These pending proceedings currently relate to four disposal sites in New Jersey, Pennsylvania, Maryland and Connecticut in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. The Company's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRP's and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA and certain other laws, the Company, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

      The most significant exposure to which the Company has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998; however, the groundwater remediation phase has not begun and the remedial investigation/feasibility study related to the groundwater remediation has not been approved. The PRP group estimated that future costs of groundwater remediation, based on engineering and consultant studies conducted, would be approximately $26 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.8%.

      The Company also accrues remediation costs for certain of the Company's owned facilities on an undiscounted basis. The Company has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has self-guaranteed certain remediation funding sources and financial responsibilities. Estimated total cleanup costs, including capital outlays and future maintenance costs for soil and groundwater remediation are primarily based on engineering studies.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The outcome of these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of the Company.

16. Asbestos Liabilities:

      Claims Settlement and Chapter 11 Reorganization

      In early 2003 the Company announced that it was seeking to resolve its asbestos liabilities through confirmation of a pre-packaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

      In furtherance of the agreement in principle, the Company entered into a settlement agreement with various asbestos claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into agreements establishing a pre-petition trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement, and granting the Collateral Trust a security interest in its rights under applicable insurance coverage and payments from insurers for asbestos claims.

      The Claimant Agreement established a compensable disease valuation matrix (the "Matrix") and allows claimants who qualify and participate in the Claimant Agreement to settle their claim for the Matrix value secured in part (75%) by the security interest in the collateral granted to the Collateral Trust. The Collateral Trust provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("pre-existing settlement agreements") with the Company and participating claimants who qualify for payment under unfunded settlement agreements entered into by the Company with plaintiffs that have asbestos claims pending against the Company and which claims are scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated Chapter 11 reorganization case ("trial-listed settlement agreements").

      The Claimant Agreement settled claims pertaining to pre-existing settlement agreements or trial-listed settlement agreements for a fully secured claim against the Collateral Trust, and it settled all other claims for a secured claim against the Collateral Trust equal to 75% of the claim value and an unsecured claim against Congoleum for the remaining 25%. Under the proposed plan, after the establishment of the Plan Trust (as defined below), the assets in the Collateral Trust would be transferred to the Plan Trust. The Company expects that any claims contemplated by the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the Bankruptcy Court would be channeled to be paid in accordance with the Plan Trust.

      In October 2003, the Company began soliciting acceptances for its pre-packaged plan of reorganization, and received the votes necessary for acceptance of the plan in late December 2003.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Company's proposed plan of reorganization provides for, among other things, an assignment of certain rights in, and proceeds of, the Company's applicable insurance to a trust that will be established upon confirmation of the Company's proposed plan of reorganization (the "Plan Trust"), which would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related litigation by channeling all asbestos claims to the Plan Trust under Section 524(g) of the Bankruptcy Code. Congoleum's other creditors are unimpaired under the proposed plan and will be paid in the ordinary course of business. In January 2004, the Bankruptcy Court approved payment of pre-petition obligations to trade creditors in the ordinary course of business.

      The Company expects to issue a promissory note (the "Company Note") to the Plan Trust as part of the Company's proposed plan of reorganization. Under the terms of the proposed plan, the original principal amount of the Company Note will be $2,738,234.75 (the "Original Principal Amount") and will be subject to increase as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed pre-packaged Chapter 11 plan of reorganization (the "Principal Adjustment Date") in an amount equal to the excess, if any, of the amount by which 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date) exceeds the Original Principal Amount (the "Additional Principal Amount"), plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the Company Note. Under the terms of the proposed plan, interest on outstanding principal of the Company Note will accrue at a rate of 9% per annum, interest on the Original Principal Amount will accrue and be payable quarterly and interest on the Additional Principal Amount will accrue quarterly and be added to the Additional Principal Amount as additional principal. Upon the earlier of August 1, 2008 and the date that all of the Senior Notes are repaid in full, interest on the then outstanding Additional Principal Amount will then accrue and be payable quarterly.

      Under the terms of the proposed plan of reorganization all principal on the Company Note then outstanding together with any accrued but unpaid interest will be payable in full on the tenth anniversary of the date of the Company Note, subject to the right of the Plan Trust to accelerate all amounts then owed on the Company Note following an uncured event of default under the Company Note. Events of default under the Company Note would include the failure to pay interest and principal prior to the expiration of a 10-day grace period following the applicable due date, the occurrence of an event of default under the indenture governing the Senior Notes, the breach by the Company of any covenant or agreement contained in the Company Note which remains uncured 30 days following notice by the Plan Trust to the Company and ABI of the breach and a material breach of the pledge agreement (the "ABI Pledge Agreement") by ABI (which agreement is discussed below) which remains uncured 30 days following notice by the Plan Trust to ABI and the Company of the breach. The terms of the Company Note would provide that, upon the occurrence of an event of default under the Company Note, the Company and ABI would have 10 days from the date they receive notice that an event of default has occurred to cure the event of default. If the event of default remains uncured after the 10-day cure period, the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon would become immediately due and payable if

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


the event of default relates to an uncured event of default of the indenture governing the Company's Senior Notes, and with regard to other events of default of the Company Note, the Plan Trust may, upon notice to the Company and ABI, declare the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon to be immediately due and payable. The Plan Trust's rights to payment under the Company Note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and the Company's credit facility, except that regularly scheduled interest payments under the Company Note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the indenture governing the Company's Senior Notes or the Company's credit facility.

      The proposed plan of reorganization contemplates that, pursuant to the ABI Pledge Agreement, ABI will pledge all of the shares of the Company's common stock that ABI owns, together with any other equity interests and rights ABI may own or hold in the Company, as of the date of the Company Note, as collateral for the Company's obligations under the Company Note. As additional security for the Company Note, the ABI Pledge Agreement and the terms of the Company's proposed plan of reorganization provide that any amounts that the Plan Trust would be obligated to pay ABI pursuant to any rights of indemnity that ABI may have against the Plan Trust for asbestos-related claims pursuant to the Company's pre-packaged Chapter 11 plan of reorganization or a certain Joint Venture Agreement, entered into in 1992, as to which both the Company and ABI are parties to (as amended, the "Joint Venture Agreement"), will not be paid by the Plan Trust until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable by the Plan Trust to ABI, would be set aside by the Plan Trust and held in escrow by the Plan Trust for ABI's benefit and pledged by ABI as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Company's proposed plan of reorganization, the Company Note and the ABI Pledge Agreement.

      The Company Note, the ABI Pledge Agreement and the Company's proposed plan of reorganization also provide that the Company would be prohibited from making any payments to ABI pursuant to any rights of indemnity that ABI may have against the Company for claims pursuant to the Joint Venture Agreement until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable to ABI by the Plan Trust, will be paid by the Company to the Plan Trust and the Plan Trust will set aside and hold in escrow such amounts for ABI's benefit and ABI will pledge such amounts as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Company's pre-packaged Chapter 11 plan of reorganization, the Company Note and the ABI Pledge Agreement.

      Under the proposed plan of reorganization ABI would be permitted to prepay the principal amount of the Company Note, in whole but not in part, without any penalty or premium at any time following the Principal Adjustment Date and any interest that may have accrued but not yet paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company would be obligated to repay ABI for any amounts paid by ABI pursuant to the Company Note, which repayment obligation would by evidenced by a promissory

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


note or notes to be issued by the Company to ABI. Any such note would have similar payment terms as those expected to be afforded to the Plan Trust with regard to the Company Note, which rights of repayment are expected to be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust with regard to the Company Note and with regard to amounts owing and payable pursuant to the Senior Notes and credit facility, except that the right of full subordination with regard to the Senior Notes and credit facility would contain an exception that would allow the Company to make regularly scheduled interest payments to ABI pursuant to any such note so long as no default or event of default has occurred or is continuing under the indenture or the Company's credit facility.

      The proposed plan of reorganization also provides that if ABI prepays the Company Note and ABI sells all or substantially all of the shares of the Company's stock that it holds as of the Principal Adjustment Date during the three-year period following such date, ABI would be obligated to make a contribution to the Plan Trust if the equity value of the Company implied by the price paid to ABI for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date). In such instance, the proposed plan would obligate ABI to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the terms of the Company's proposed plan of reorganization, the Company would be obligated to repay ABI for any amounts paid by ABI to the Plan Trust pursuant to this obligation. In satisfaction of this repayment obligation, the Company would issue a promissory note to ABI in a principal amount equal to the amount of any such payments made by ABI plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the indenture governing the Senior Notes or the Company's credit facility.

      The proposed plan provides that the Plan Trust would be able to transfer the Company Note, in whole but not in part, at any time following the Principal Adjustment Date. Upon any transfer of the Company Note, the amounts pledged by ABI and held in escrow by the Plan Trust for ABI's benefit with regard to ABI's indemnity rights discussed above, will be paid by the Plan Trust, first, to the Plan Trust in repayment of principal then outstanding on the Company Note together with any accrued but unpaid interest thereon and, second, any amounts remaining would be distributed by the Plan Trust to ABI.

      ABI has agreed to make a cash contribution in the amount of $250 thousand to the Plan Trust upon the formation of the Plan Trust. As previously discussed, under the expected terms of the Company's proposed plan of reorganization, ABI would receive certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the proposed plan of reorganization does not provide that any other asbestos claims that may be asserted against ABI would be channeled to the Plan Trust.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      While the Company believes its proposed pre-packaged Chapter 11 plan is feasible and should be confirmed by the Bankruptcy Court, there are sufficient risks and uncertainties such that no assurances of the outcome can be given. In addition, the costs to effect the reorganization process, consisting principally of legal and advisory fees and contributions to the Plan Trust, including one or more notes expected to be contributed to the Plan Trust by the Company are expected to be approximately $25 million at a minimum. Of this estimated amount, the Company paid, during the year December 31, 2003, $18.8 million for legal fees, indemnity settlements and reorganization costs related to asbestos litigation.

      Pending Asbestos Claims

      The Company has been served notice that it is one of many defendants in approximately 22 thousand pending lawsuits (including workers' compensation cases) involving approximately 106 thousand individuals as of December 31, 2003, alleging personal injury or death from exposure to asbestos or asbestos-containing products. There were approximately 16 thousand lawsuits at December 31, 2002 that involved approximately 57 thousand individuals. Activity related to asbestos claims was as follows:

                                              Year ended          Year ended
                                           December 31, 2003   December 31, 2002
      --------------------------------------------------------------------------

      Beginning claims....................      16,156                6,563
      New claims..........................       6,246               10,472
      Settlements.........................         (66)                 (69)
      Dismissals..........................        (450)                (810)
      --------------------------------------------------------------------------
      Ending claims.......................      21,886               16,156

      Nearly all asbestos-related claims that have been brought against the Company to date allege that various diseases were caused by exposure to asbestos-containing products, including resilient sheet vinyl and tile manufactured by the Company (or, in the workers' compensation cases, exposure to asbestos in the course of employment with the Company). The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. In general, governmental authorities have determined that asbestos-containing sheet and tile products are nonfriable (i.e., cannot be crumbled by hand pressure) because the asbestos was encapsulated in the products during the manufacturing process. Thus, governmental authorities have concluded that these products do not pose a health risk when they are properly maintained in place or properly removed so that they remain nonfriable. The Company has issued warnings not to remove asbestos-containing flooring by sanding or other methods that may cause the product to become friable.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Status of Insurance Coverage

      During the period that Congoleum produced asbestos-containing products, the Company purchased primary and excess insurance policies providing in excess of $1 billion coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, the Company received notice that its primary insurance coverage was exhausted. The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum is not a party to this case, the decision in the Spaulding Case is likely binding on Congoleum and its primary insurance companies. Thus, based on the Spaulding Case decision, the primary insurance companies are obligated to provide the additional coverage previously disputed by the excess carriers. As of December 31, 2002, the Company had entered into additional settlement agreements with asbestos claimants exceeding the amount of previously disputed coverage. While the excess carriers have objected to the reasonableness of several of these settlements, Congoleum believes that the primary insurance company will now cover these settlements. Notwithstanding that the primary insurance company will likely pay these settlements, Congoleum also believes that the excess carriers will continue to dispute the reasonableness of the settlements and contend that their policies still are not implicated and will dispute their coverage for that and other various reasons in ongoing coverage litigation and have also raised various objections to the Company's planned reorganization strategy and negotiations.

      The excess insurance carriers have objected to the global settlement of the asbestos claims currently pending against Congoleum ("Claimant Agreement") on the grounds that, among other things, the negotiations leading to the settlement and the Claimant Agreement violate provisions in their insurance policies, including but not limited to the carriers' right to associate in the defense of the asbestos cases, the duty of Congoleum to cooperate with the carriers and the right of the carriers to consent to any settlement, and also contend the Claimant Agreement is not fair, reasonable or in good faith. Congoleum disputes the allegations and contentions of the excess insurance carriers. On Friday, November 7, 2003, the court denied a motion for summary judgment by the excess insurance carriers that the Claimant Agreement was not fair, reasonable or in good faith, ruling that material facts concerning these issues were in dispute. Discovery continues in the coverage litigation.

      Given the actions of its excess insurance carriers, the Company believes it likely that, pending settlement with or payment of re-opened limits by the primary policies, it will have to continue funding asbestos-related expenses for defense expense and indemnity itself. However, litigation by asbestos claimants against the Company is stayed pursuant to the Company's bankruptcy, and the Company does not anticipate its future expenditures for defense and indemnity of asbestos related claims, other than expenditures pursuant to its proposed (or an alternative) plan of reorganization, will be significant.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Payments Related to Asbestos Claims

      The following table sets forth amounts paid to defend and settle claims:

      (in millions)                                      Year Ended December 31,
                                                           2003          2002
                                                           ----          ----

      Indemnity costs paid by the Company's
           insurance carriers                               $0.0         $1.3

      Indemnity costs paid by the Company                    0.8          2.7

      Defense costs paid by the Company                      4.5          1.4

      The amounts shown in the above table do not include non-cash settlements using assignments of insurance proceeds, which amounted to $477 million in 2003 and $14.4 million in 2002.

      The Company's primary insurance carriers paid defense costs in addition to the above amounts through August 2002. Such amounts were not reported to the Company by year of payment, and have not been included in the table.

      At December 31, 2003, there were no additional settlements outstanding that the Company had agreed to fund other than settlements pursuant to the Claimant Agreement.

      The Company is seeking recovery from its insurance carriers of the amounts it has paid for defense and indemnity, and intends to seek recovery for any future payments of defense and indemnity. In light of the planned assignment of or grant of a security interest in certain rights in and proceeds of its applicable insurance to the Collateral Trust and the planned reorganization, the Company does not anticipate recovering these costs from the insurance companies.

      Accounting for Asbestos-Related Claims

      Under the terms of the Claimant Agreement, the Company's claims processing agent processed 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value of $466 million. In addition, pre-existing settlements agreements and trial listed settlement agreements with claims secured by the collateral trust total $25 million.

      The Company's gross liability of $491 million for these settlements is substantially in excess of both the total assets of the Company as well as the Company's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. The Company believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Therefore, the Company believes the most meaningful measure of its probable loss due to asbestos litigation is the amount it will have to contribute to the Plan Trust plus the costs to effect its reorganization under Chapter 11. The Company

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


estimates the minimum remaining amount of the contributions and costs to be $9.8 million, which it has recorded as a current liability. During the fourth quarter of 2003, the Company recorded a charge of $3.7 million to increase its recorded liability to the minimum estimated amount. The maximum amount of the range of possible asbestos-related losses is limited to the going concern or liquidation value of the Company, an amount which the Company believes is substantially less than the minimum gross liability for the known claims against it.

      The Company has not attempted to make an estimate of its probable insurance recoveries given the accounting for its estimate of future asbestos-related costs. Substantially all future insurance recoveries have been assigned to the Collateral or Plan Trust.

      Amounts Recorded in Financial Statements

      The table below provides an analysis of changes in the Company's asbestos reserves and related receivables from December 31, 2002 to December 31, 2003:

                                                                     Spending   Recoveries
                        Balance at                      Additions    Against       From      Balance at
(in thousands)           12/31/02    Reclassifications (Deletions)   Reserve     Insurance    12/31/03
                        --------------------------------------------------------------------------------

Reserves
   Current                $21,295            --          $ 7,292    $(21,233)     $  2,466     $ 9,820

Receivables
   Current                                                (3,587)                              (3,587)
                        --------------------------------------------------------------------------------
Net Asbestos
Liability                 $21,295            --          $ 3,705    $(21,233)     $  2,466     $ 6,233
                          =======            ==          -------    =========     --------     =======

      The table below provides an analysis of changes in the Company's asbestos reserves and insurance receivables from December 31, 2001 to December 31, 2002:

                                                                     Spending   Recoveries
                        Balance at                      Additions    Against       From      Balance at
    (in thousands)       12/31/01    Reclassifications (Deletions)   Reserve     Insurance    12/31/02
                        --------------------------------------------------------------------------------

Reserves
   Current              $      300     $  7,219        $   19,241    $(5,465)           --    $ 21,295
   Long-term                53,003       (7,219)          (45,784)        --            --          --
                        --------------------------------------------------------------------------------
                            53,303            --          (26,543)    (5,465)           --      21,295
                            ------     ---------       ----------    -------     ---------    --------

Receivables
   Long-term                45,163            --          (43,884)        --         1,279          --
                        --------------------------------------------------------------------------------
                            45,163            --          (43,884)        --         1,279          --
                            ------     ---------       ----------    -------     ---------    --------

Net Asbestos
Liability               $    8,140     $      --       $   17,341    $(5,465)       $1,279    $ 21,295
                        ==========     =========       ==========    =======        ======    ========

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


17. Stock Option Plans:

      Under the Company's 1995 Stock Option Plan, as amended, (the "1995 Plan") options to purchase up to 800,000 shares of the Company's Class A common stock may be issued to officers and key employees. Such options may be either incentive stock options or nonqualified stock options, and the options' exercise price must be at least equal to the fair value of the Company's Class A common stock on the date of grant. All options granted under the 1995 Plan have ten-year terms and vest over five years at the rate of 20% per year beginning on the first anniversary of the date of grant.

      On July 1, 1999, the Company established its 1999 Stock Option Plan for Non-Employee Directors, as amended (the "1999 Plan"), under which non-employee directors may be granted options to purchase up to 50,000 shares of the Company's Class A common stock. Options granted under the 1999 Plan have ten-year terms and vest six months from the grant date.

      In December 2001, the Company offered its eligible option holders an exchange of all options then outstanding and granted to them under the 1995 Plan or the 1999 Plan for new stock options to be granted under those plans not earlier than six months and one day after the date the Company canceled any options tendered to and accepted by it pursuant to the offer to exchange. On January 4, 2002, the Company accepted and canceled 667,500 options that had been previously granted under the 1995 Plan and 9,500 options that had been previously granted under the 1999 Plan that were tendered to and accepted by the Company pursuant to the offer to exchange.

      On July 11, 2002, the Company issued 665,500 options under the 1995 Plan and 9,500 options under the 1999 Plan at an exercise price of $2.05 per share pursuant to the exchange. The new options granted under the 1995 Plan will generally vest annually in equal installments over a five-year period beginning on the first anniversary of the date of grant, and the new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

      On February 1, 2003, the Company issued 28,000 options under the 1995 Plan at an exercise price of $0.36 per share. The new options granted under the 1995 Plan will generally vest annually in equal installments over five year period beginning on the first anniversary of the date of the grant.

      On July 1, 2003, the Company issued 2,500 options under the 1999 Plan at an exercise price of $0.75 per share. The new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

      A summary of the Company's 1995 Stock Option Plan activity, and related information, is as follows:

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


December 31, 2003:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                  Shares         Exercise price
--------------------------------------------------------------------------------
Options outstanding
    Beginning of year                             678,500         $      2.09
Options granted                                    28,000                0.36
Options exercised                                      --                  --
Options forfeited                                 (54,000)               2.05
                                                  -------

Options outstanding
    end of year                                   652,500         $      1.99
--------------------------------------------------------------------------------
Exercisable at end of year                        127,300         $      2.09
Weighted average remaining
    Contractual life                              8.53 years               --
Stock options available
    for future issuance                           145,500                  --
--------------------------------------------------------------------------------

December 31, 2002:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                  Shares         Exercise price
--------------------------------------------------------------------------------
Options outstanding
    Beginning of year                             676,000               $9.98
Options granted                                   670,000                2.05
Options canceled                                 (667,500)              10.04
Options forfeited                                      --                  --
                                                ---------

Options outstanding
    end of year                                   678,500               $2.09
--------------------------------------------------------------------------------
Exercisable at end of year                          4,400               $6.06
Weighted average remaining
    Contractual life                             9.5 years                 --
Stock options available
for future issuance                               119,500                  --
--------------------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


December 31, 2001:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                  Shares         Exercise price
--------------------------------------------------------------------------------
Options outstanding
    Beginning of year                             693,000              $ 9.93
Options granted                                        --                  --
Options exercised                                      --                  --
Options forfeited                                 (17,000)               7.87
                                                  -------

Options outstanding
    end of year                                   676,000              $ 9.98
--------------------------------------------------------------------------------
Exercisable at end of year                        486,200              $11.27
Weighted average remaining
    Contractual life                              5 years                  --
Stock options available
    for future issuance                           122,000                  --
--------------------------------------------------------------------------------

      The weighted average grant date fair value of options granted under the 1995 Plan in 2003 and 2002 was $0.36 and $2.05, respectively. There were no options granted in 2001.

      The exercise price of options granted under the 1999 Plan and outstanding at December 31, 2003 range from $0.75 to $7.19 per share.

      A summary of the 1999 Plan activity, and related information, is as follows:

December 31, 2003:
--------------------------------------------------------------------------------
                                                          Weighted average
                                           Shares          Exercise price
--------------------------------------------------------------------------------
Options outstanding
    Beginning of year                      13,000                $ 2.44
Options granted                             2,500                  0.75
Options exercised                              --                    --
Options forfeited                              --                    --
                                           -------------------------------------

Options outstanding
    End of year                            15,500                $ 2.17
--------------------------------------------------------------------------------

December 31, 2002:
--------------------------------------------------------------------------------
                                                             Weighted average
                                               Shares         Exercise price
--------------------------------------------------------------------------------

Options outstanding beginning of year           10,500                $5.30
Options granted                                 12,000                 2.05
Options canceled                                 9,500                 5.11
Options forfeited                                   --                   --
                                            ------------------------------------

Options outstanding end of year                 13,000                $2.44
--------------------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


December 31, 2001:
--------------------------------------------------------------------------------
                                                              Weighted average
                                                Shares         Exercise price
--------------------------------------------------------------------------------
Options outstanding beginning of year             8,000                $6.02
Options granted                                   2,500                 3.00
Options exercised                                    --                   --
Options forfeited                                    --                   --
                                            ------------------------------------

Options outstanding end of year                  10,500                $5.30
--------------------------------------------------------------------------------

      The weighted average grant date fair value of options granted under the 1999 Plan in 2003, 2002, and 2001 was $0.75, $1.20 and $1.67, respectively.

18. Stockholders' Equity:

      Holders of shares of the Company's Class B common stock are entitled to two votes per share on all matters submitted to a vote of stockholders other than certain extraordinary matters. The holders of shares of the Company's Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

      In November 1998, the Board of Directors authorized the Company to repurchase an additional $5.0 million of the Company's common stock (Class A and Class B shares) through the open market or through privately negotiated transactions, bringing the total authorized common share repurchases to $15.0 million. Under the total plan, Congoleum has repurchased shares of its common stock at an aggregate cost of $14.0 million through December 31, 2003. No shares were repurchased during 2003 or 2002. Shares of Class B stock repurchased (totaling 741,055 shares) have been retired. As of December 31, 2003, American Biltrite Inc. owned 151,100 Class A shares and 4,395,605 Class B shares that represented an aggregate 69.5% of the voting interest of the Company.

19. Fair Value of Financial Instruments

      The Company's cash and cash equivalents, short-term investments, accounts receivable, accounts payable and long-term debt are financial instruments. With the exception of the Company's long-term debt, the carrying value of these financial instruments approximates their fair value at December 31, 2003 and 2002. The Company's long-term debt had a book value of $99.7 million and a fair market value of $65.0 million at December 31, 2003. The Company's long-term debt had a book value of $99.7 million and a fair market value of $45.0 million at December 31, 2002.

      The fair value of the Company's long-term debt is determined based on quoted market values. The fair value of the Company's other financial instruments is determined based on discounted cash flows. Due to the short period over which the cash flows are expected to be realized, the carrying value of the financial instruments approximates the net present value of cash flows and changes in interest rate assumptions would not have a material effect on the calculation.

20. Quarterly Financial Data (Unaudited):

      The following table summarizes unaudited quarterly financial information (in thousands):

                                       Year ended December 31, 2003
                         -------------------------------------------------------
                             First        Second         Third        Fourth
                            Quarter       Quarter       Quarter       Quarter
--------------------------------------------------------------------------------

Net sales                $   53,581    $  54,995     $  61,139     $  50,991

Gross profit                 12,667       12,256        15,013        13,906

Net income
    (loss)                   (2,588)      (1,991)        1,280        (3,463)(1)

Net income
    (loss) per
    Common share         $    (0.31)  $    (0.24)    $    0.15     $   (0.42)
--------------------------------------------------------------------------------

                                       Year ended December 31, 2002
                         -------------------------------------------------------
                             First        Second         Third        Fourth
                            Quarter       Quarter       Quarter       Quarter
--------------------------------------------------------------------------------
Net sales                 $ 57,926       $67,976       $57,736      $ 53,568
Gross profit                13,861        16,367        15,548        11,731
Net income
    (loss)                 (11,170)(2)       842           552       (20,020)(3)
Net income
    (loss) per
    Common share          $  (1.35)      $  0.10     $    0.07      $  (2.42)
--------------------------------------------------------------------------------

(1) The loss in the fourth quarter of 2003 includes $3.7 million or $0.45 per share for the effect of the asbestos-related charges described in Notes 1 and Note 16.

(2) The loss in the first quarter of 2002 includes $10.5 million or $1.27 per share for the cumulative effect of an accounting change referred to in
      Note 1 of the Financial Statements.

(3) The loss in the fourth quarter of 2002 includes $17.3 million or $2.10 per share for the effect of the asbestos-related charge described in Note 1 and Note 16.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


  Unaudited Financial Statements of Congoleum Corporation for the Quarter Ended
                               September 30, 2004

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

                                                                         September 30,      December 31,
                                                                            2004               2003
--------------------------------------------------------------------------------------------------------
                                                                         (unaudited)
--------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                                            $  27,586           $   2,169
     Restricted cash                                                         18,077               1,757
     Accounts receivable, net                                                18,569              13,560
     Inventories                                                             43,096              44,995
     Prepaid expenses and other current assets                                8,089               9,672
     Deferred income taxes                                                    8,457               8,752
--------------------------------------------------------------------------------------------------------
         Total current assets                                               123,874              80,905
Property, plant and equipment, net                                           81,125              87,035
Other assets, net                                                             7,552               7,959
--------------------------------------------------------------------------------------------------------
         Total assets                                                     $ 212,551           $ 175,899
=======================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable                                                     $  13,534           $   4,544
     Accrued liabilities                                                     27,092              24,655
     Asbestos-related liabilities                                            21,712               9,819
Revolving Credit Loan - secured debt                                          8,638              10,232
     Accrued taxes                                                            2,463                 130
     Deferred income taxes                                                    4,556               4,376
-------------------------------------------------------------------------------------------------------
         Total current liabilities                                           77,995              53,756
-------------------------------------------------------------------------------------------------------
Liabilities subject to compromise                                           153,804                  --
Long-term  debt                                                                  --              99,773
Accrued pension liability                                                        --              24,032
Other liabilities                                                                --              11,222
Deferred income taxes                                                         3,900               4,376
Accrued post retirement benefit obligation                                       --               8,517
-------------------------------------------------------------------------------------------------------
         Total liabilities                                                  235,699             201,676
=======================================================================================================

STOCKHOLDERS' EQUITY (DEFICIT)
Class A common stock, par value $0.01; 20,000,000 shares authorized;
        4,736,950 shares issued and 3,651,190 outstanding as of
        September 30, 2004 and December 31, 2003, respectively                   47                  47
Class B common stock, par value $0.01; 4,608,945 shares authorized
        issued and outstanding                                                   46                  46
Additional paid-in capital                                                   49,105              49,105
Retained deficit                                                            (44,700)            (46,778)
Accumulated other comprehensive loss                                        (19,833)            (20,384)
Less Class A common stock held in treasury, at cost; 1,085,760 shares         7,813               7,813
-------------------------------------------------------------------------------------------------------
         Total stockholders' equity (deficit)                               (23,148)            (25,777)
-------------------------------------------------------------------------------------------------------
         Total liabilities and stockholders' equity (deficit)             $ 212,551           $ 175,899
=======================================================================================================

                   The accompanying notes are an integral part
              of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           Three Months Ended               Nine Months Ended
                                                              September 30,                   September 30,
                                                        ------------------------        --------------------------
                                                           2004          2003              2004           2003
                                                                         (In thousands, except
                                                                           per share amounts)

Net sales                                               $ 58,871        $ 61,139        $ 173,822        $ 169,715
Cost of sales                                             41,812          46,126          126,326          129,779
Selling, general and administrative expenses              12,959          13,356           37,961           39,072
                                                        --------        --------        ---------        ---------
    Income from operations                                 4,100           1,657            9,535              864
Other income (expense):
    Interest income                                           26               7               26               55
    Interest expense                                      (2,417)         (2,278)          (6,976)          (6,748)
    Other income                                             212             310              877              946
                                                        --------        --------        ---------        ---------
    Income (loss) before taxes                             1,921            (304)           3,462           (4,883)

Provision (benefit) for income taxes                         768          (1,584)           1,384           (1,584)
                                                        --------        --------        ---------        ---------

Net Income (loss)                                       $  1,153        $  1,280        $   2,078        $  (3,299)
                                                        ========        ========        =========        =========

        Net Income (loss) per common share,
        basic                                           $   0.14        $   0.15        $    0.25        $   (0.40)
                                                        ========        ========        =========        =========

        Net Income (loss) per common share,
        diluted                                         $   0.13        $   0.15        $    0.25        $   (0.40)
                                                        ========        ========        =========        =========

        Weighted average number of common shares
        outstanding, basic                                 8,260           8,260            8,260            8,260
                                                        ========        ========        =========        =========

        Weighted average number of common shares
        outstanding, diluted                               8,583           8,260            8,422            8,260
                                                        ========        ========        =========        =========

                   The accompanying notes are an integral part
              of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                 Nine Months Ended
                                                                                   September 30,
                                                                            ----------------------------
                                                                                2004             2003
                                                                                    (In thousands)
Cash flows from operating activities:
    Net Income (loss)                                                       $  2,078            $ (3,299)
    Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities:
       Depreciation                                                            8,126               8,352
       Amortization                                                              419                 419
Deferred income taxes                                                            550                  --
       Changes in certain assets and liabilities:
            Accounts and notes receivable                                     (5,009)             (2,752)
            Inventories                                                        1,899               5,070
            Prepaid expenses and other assets                                  3,498               3,615
            Accounts payable                                                   8,990              (3,096)
            Accrued expenses                                                  14,526              (7,009)
Asbestos-related expenses                                                     (4,500)            (11,145)
            Other liabilities                                                    504                (850)
                                                                            --------            --------
               Net cash provided by (used in) operating activities            31,081             (10,695)
                                                                            --------            --------
Cash flows from investing activities:
       Capital expenditures                                                   (2,246)             (3,969)
       Proceeds from asset retirement                                             30                  --
                                                                            --------            --------
               Net cash used in investing activities                          (2,216)             (3,969)
                                                                            --------            --------
Cash flows from Financing activities:
       Net short-term (payments) borrowings                                   (1,594)              8,497
       Net change in restricted cash                                          (1,854)             (4,117)
                                                                            --------            --------
               Net cash (used in) provided by financing activities            (3,448)              4,380
                                                                            --------            --------
Net increase (decrease) in cash and cash equivalents                          25,417             (10,284)
Cash and cash equivalents:
    Beginning of period                                                        2,169              18,277
                                                                            --------            --------
    End of period                                                           $ 27,586            $  7,993
                                                                            ========            ========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

1.    Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of Congoleum Corporation's (the "Company" or "Congoleum") consolidated financial position, results of operations and cash flows have been included. Operating results for the three and nine-month periods ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

      Based upon the nature of the Company's operations, facilities and management structure, the Company considers its business to constitute a single segment for financial reporting purposes.

      Certain amounts appearing in the prior period's condensed consolidated financial statements have been reclassified to conform to the current period's presentation.

      The financial statements of Congoleum have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As described more fully below and in Note 6, there is substantial doubt about the Company's ability to continue as a going concern unless it obtains relief from its substantial asbestos liabilities through a successful reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code").

      On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. During 2003, Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of a proposed, pre-packaged Chapter 11 plan of reorganization. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court. On November 8, 2004 Congoleum filed a modified plan of reorganization and related documents with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Creditors' Committee, the Future Claimants representative and other asbestos claimant representatives. The Bankruptcy Court has scheduled a hearing to consider approval of the disclosure

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


statement and plan voting procedures for December 9, 2004. There can be no assurance that the disclosure statement hearing will not be rescheduled to a later date, or that the proposed plan of reorganization will not be modified further. Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plan of reorganization and related matters. There can be no assurances that these or other insurance carriers will not file objections to the recently filed modified plan of reorganization.

      The proposed modified plan of reorganization, if confirmed, would leave non-asbestos creditors unimpaired and would resolve all pending and future asbestos claims against the Company. The proposed modified plan of reorganization would provide, among other things, for an assignment of certain rights in, and proceeds of, Congoleum's applicable insurance to a trust (the "Plan Trust") that would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related claims and litigation by channeling all asbestos claims to the Plan Trust pursuant to the provisions of Section 524(g) of the Bankruptcy Code. Other creditors would be unimpaired under the plan. The Company anticipates that it will take until the second quarter of 2005 to obtain confirmation of its proposed plan of reorganization. There can be no assurance that the proposed plan will not be modified again.

      Based on its reorganization, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution and costs to effect the proposed plan to settle asbestos liabilities through a Plan Trust established pursuant to the provisions of
Section 524(g) of the Bankruptcy Code. The Company recorded a charge of $17.3 million in the fourth quarter of 2002 and an additional $3.7 million in the fourth quarter of 2003 to provide for the estimated minimum costs of completing its reorganization. Actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing the plan of reorganization could be materially higher, and the Company may record significant additional charges should the minimum estimated cost increase.

      For more information regarding the Company's asbestos liability and plan for resolving that liability, please refer to Note 6 of the Notes to Unaudited Condensed Consolidated Financial Statements. There can be no assurance that the Company will be successful in realizing its goals in this regard or in obtaining confirmation of its proposed plan of reorganization. As a result, any alternative plan of reorganization pursued by the Company or confirmed by the Bankruptcy Court could vary significantly from the description in this report and the estimated costs and contributions to effect the contemplated plan of reorganization could be significantly greater than currently estimated. Any plan of reorganization pursued by the Company will be subject to numerous conditions, approvals and other requirements, including Bankruptcy Court approval, and there can be no assurance that such conditions, approvals and other requirements will be satisfied or obtained. Delays in getting the Company's plan of reorganization approved by the Bankruptcy Court could result in a proceeding that takes longer and is more costly than the Company has estimated.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), provides financial reporting guidance for entities that are reorganizing under the Bankruptcy Code. The Company has implemented this guidance in its consolidated financial statements for periods commencing after December 31, 2003.

      Pursuant to SOP 90-7, companies are required to segregate pre-petition liabilities that are subject to compromise and report them separately on the balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Liabilities for asbestos claims are recorded based upon the minimum amount the Company expects to spend for its contribution to, and costs to settle asbestos liabilities through, a Plan Trust established under
Section 524(g) of the Bankruptcy Code. Obligations arising post-petition, and pre-petition obligations that are secured or that the Bankruptcy Court has authorized the Company to pay, are not classified as liabilities subject to compromise. Other pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

2.    Recent Accounting Principles

      In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, which addresses consolidation by business enterprises of variable interest entities ("VIEs"). In December 2003, the FASB completed deliberations of proposed modifications to FIN 46 ("Revised Interpretation") resulting in multiple effective dates based on the nature as well as the creation date of the VIE. The adoption of FIN 46 and the Revised Interpretation had no impact on the Company's consolidated financial statements.

      The Company discloses stock-based compensation information in accordance with FASB Statement No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation--Transition and Disclosure--an Amendment of FASB Statement No. 123" and Statement No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 148 provides additional transition guidance for companies that elect to voluntarily adopt the provisions of SFAS 123. SFAS 148 does not change the provisions of SFAS 123 that permit companies to continue to apply the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock-based plans under APB 25, as well as to provide disclosure of stock-based compensation as outlined in SFAS 123 as amended by SFAS 148.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      A reconciliation of net income (loss), as reported, to pro forma net income (loss) including compensation expense for the Company's stock-based plans as calculated based on the fair value at the grant dates for awards made under these plans in accordance with the provisions of SFAS 123 as amended by SFAS 148, as well as a comparison of as reported and pro forma basic and diluted earnings per share is as follows (in thousands, except per share data):

(dollars in thousands, except per share            For the Three Months           For the Nine Months
amounts)                                           Ended September 30,            Ended September 30,
                                                   2004           2003            2004            2003
                                                   ----           ----            ----            ----
Net Income/(Loss):
        As reported                             $   1,153       $   1,280       $   2,078       $  (3,299)
        Deduct: Total stock-based
        employee compensation expense
        determined under fair value based
        method for all awards, net of
        related tax effects, pro forma                (57)            (53)           (161)           (156)
                                                ---------       ---------       ---------       ---------
        As adjusted                             $   1,096       $   1,227       $   1,917       $  (3,455)
                                                =========       =========       =========       =========
Net Income/(Loss) per share:
        Basic, as reported                      $    0.14       $    0.15       $    0.25       $   (0.40)
        Pro forma compensation expense              (0.01)          (0.01)          (0.02)          (0.02)
                                                ---------       ---------       ---------       ---------
Basic, as adjusted                              $    0.13       $    0.14       $    0.23       $   (0.42)
                                                =========       =========       =========       =========
Net Income/(Loss) per share:
        Diluted, as reported                    $    0.13       $    0.15       $    0.25       $   (0.40)
        Pro forma compensation expense              (0.01)          (0.01)          (0.02)          (0.02)
                                                ---------       ---------       ---------       ---------
Diluted, as adjusted                            $    0.12       $    0.14       $    0.23       $   (0.42)
                                                =========       =========       =========       =========

3.    Inventories

      A summary of the major components of inventories is as follows (in thousands):

                                             September 30,      December 31,
                                                 2004              2003
                                                 ----              ----
      -----------------------------------------------------------------------

      Finished goods                         $  35,579          $  37,959
      Work-in-process                            2,420              1,266
      Raw materials and supplies                 5,097              5,770
      -----------------------------------------------------------------------
      Total inventories                      $  43,096          $  44,995
      -----------------------------------------------------------------------

4.    Income / (Loss) Per Share

      Basic net income (loss) per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


5.    Environmental and Other Liabilities

      The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated in accordance with SOP 96-1. As assessments and cleanup programs progress, these liabilities are adjusted based upon the progress in determining the timing and extent of remedial actions and the related costs and damages. The recorded liabilities are not reduced by the amount of insurance recoveries. Such estimated insurance recoveries are reflected in other non-current assets and are considered probable of recovery.

      The Company is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, the Company has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Maryland and Pennsylvania in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. The Company's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRP's and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA and certain other laws, the Company, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

      The most significant exposure to which the Company has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998; however, the groundwater remediation phase has not begun and the remedial investigation/feasibility study related to the groundwater remediation has not been approved. The PRP group estimated that future costs of groundwater remediation, based on engineering and consultant studies conducted, would be approximately $26 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.8%.

      The Company also accrues remediation costs for certain of the Company's owned facilities on an undiscounted basis. The Company has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has self-guaranteed certain remediation funding sources and financial responsibilities. Estimated total cleanup costs, including capital outlays and future maintenance costs for soil and groundwater remediation are primarily based on engineering studies.

      The outcome of these matters could result in significant expenses or judgments that could have a material adverse effect on the results of operations, cash flows, and the financial position of the Company.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


6.    Asbestos Liabilities

      Claims Settlement and Chapter 11 Reorganization

      In early 2003, the Company announced that it was seeking to resolve its asbestos liabilities through confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code, and later in 2003, consistent with this strategy, the Company entered into a settlement agreement with various asbestos personal injury claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into agreements establishing a pre-petition trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and granting the Collateral Trust a security interest in its rights under applicable insurance coverage and payments from insurers for asbestos claims.

      The Claimant Agreement established a compensable disease valuation matrix (the "Matrix") and allowed claimants who qualified to participate in the Claimant Agreement (the "Qualifying Claimants") to settle their claims for the Matrix value, secured in part (75%) by a security interest in the collateral granted to the Collateral Trust. The Collateral Trust provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("Pre-Existing Settlement Agreements") with the Company and participating claimants who qualified for payment under unfunded settlement agreements entered into by the Company with plaintiffs that had asbestos claims pending against the Company and which claims were scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated Chapter 11 reorganization case ("Trial-Listed Settlement Agreements").

      The Claimant Agreement incorporated pre-existing settlement agreements and settled certain trial-listed claims for a fully secured claim against the Collateral Trust, and it settled all other claims for a secured claim against the Collateral Trust equal to 75% of the claim value and an unsecured claim for the remaining 25%. Under the proposed plan of reorganization, after the establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust. The Company expects that any claims subject to the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the Bankruptcy Court would be channeled to the Plan Trust.

      In October 2003, the Company began soliciting acceptances for its proposed pre-packaged plan of reorganization and the Company received the votes necessary for acceptance of the plan in late December 2003.

      On November 8, 2004 Congoleum announced that it had filed a modified plan of reorganization and related documents with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Creditors' Committee, the Future Claimants representative and other asbestos claimant representatives. The Bankruptcy Court has scheduled a hearing to consider approval of the disclosure statement and plan voting procedures for December 9, 2004.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The Company's proposed modified plan of reorganization provides for, among other things, an assignment of certain rights in, and proceeds of, the Company's applicable insurance to the Plan Trust that would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related litigation by channeling all asbestos claims to the Plan Trust pursuant to the provisions of Section 524(g) of the Bankruptcy Code. The Company's other creditors are unimpaired under the proposed plan and will be paid in the ordinary course of business. There can be no assurance that the disclosure statement will not be modified.

      There can be no assurance that the hearing will not be rescheduled to a later date or that the proposed plan of reorganization will not be modified further.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plan of reorganization and related matters. There can be no assurances that these or other insurance carriers will not file objections to the recently filed modified plan of reorganization.

      Under the modified plan of reorganization and related documents, Congoleum's assignment of insurance recoveries to the Collateral Trust is net of costs incurred in connection with insurance coverage litigation. Congoleum is entitled to withhold from recoveries, or seek reimbursement from the trust, for coverage litigation costs incurred after January 1, 2003 in excess of $6 million of coverage litigation costs. Furthermore, once insurance recoveries exceed $375 million, Congoleum is entitled to withhold from recoveries, or seek reimbursement from the trust, for the first $6 million of coverage litigation costs. Congoleum also paid $1.3 million in claims processing fees in connection with claims settled under the Claimant Agreement. Congoleum is entitled to withhold from recoveries, or seek reimbursement from the trust for the $1.3 million claims processing fee once insurance recoveries exceed $375 million.

      In connection with the modifications to the Plan and Collateral Trust, Congoleum agreed to indemnify the Claimants Counsel and the trustee of the Collateral Trust for all acts relating to the modification of the Plan and the Collateral Trust, including attorneys' fees, up to a maximum of $3 million.

      The Company's proposed plan of reorganization and related documents provide for the channeling of asbestos property damage claims in addition to asbestos personal injury claims to the Plan Trust established pursuant to the provisions of Section 524(g) of the Bankruptcy Code. There were no property damage claims asserted against the Company at the time of its bankruptcy filing. The Bankruptcy Court approved an order establishing a bar date of May 3, 2004 for the filing of asbestos property damage claims. The claims agent appointed in the Company's bankruptcy proceeding has advised the Company that, as of the Bar date, it received 35 timely filed asbestos property damage claims asserting liquidated damages in the amount of approximately $0.8 million plus additional unspecified amounts. The Company is currently reviewing the filed asbestos property damage claims.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The Company expects to issue a promissory note (the "Company Note") to the Plan Trust as part of the Company's proposed plan of reorganization. Under the terms of the proposed plan, the original principal amount of the Company Note will be $2,738,234.75 (the "Original Principal Amount") and will be subject to increase as of the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed pre-packaged Chapter 11 plan of reorganization (the "Principal Adjustment Date") in an amount equal to the excess, if any, of the amount by which 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date) exceeds the Original Principal Amount (the "Additional Principal Amount"), plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the Company Note. This adjustment amount could result in the principal amount of the note increasing materially. For example, if the adjustment amount were calculated based on the excess of 51% of the equity value of Congoleum over $2.7 million during the 90 consecutive day trading period ended September 30, 2004, the resulting adjustment amount would be $11 million. Under the terms of the proposed plan, interest on the outstanding principal of the Company Note will accrue at a rate of 9% per annum, with interest on the Original Principal Amount payable quarterly and interest on the Additional Principal Amount added to the Additional Principal Amount as additional principal. Upon the earlier of August 1, 2008 and the date that all of the Senior Notes are repaid in full, interest on the then outstanding Additional Principal Amount will become payable quarterly.

      Under the terms of the proposed plan of reorganization all principal on the Company Note then outstanding together with any accrued but unpaid interest will be payable in full on the tenth anniversary of the date of the Company Note, subject to the right of the Plan Trust to accelerate all amounts then owed on the Company Note following an uncured event of default under the Company Note. Events of default under the Company Note would include the failure to pay interest and principal prior to the expiration of a 10-day grace period following the applicable due date, the occurrence of an event of default under the indenture governing the Senior Notes, the breach by the Company of any covenant or agreement contained in the Company Note which remains uncured 30 days following notice by the Plan Trust to the Company and ABI of the breach and a material breach of the pledge agreement (the "ABI Pledge Agreement") by American Biltrite, Inc. (ABI) (which agreement is discussed below) which remains uncured 30 days following notice by the Plan Trust to ABI and the Company of the breach. The terms of the Company Note would provide that, upon the occurrence of an event of default under the Company Note, the Company and ABI would have 10 days from the date they receive notice that an event of default has occurred to cure the event of default. If the event of default remains uncured after the 10-day cure period, the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon would become immediately due and payable if the event of default relates to an uncured event of default of the indenture governing the Company's Senior Notes, and with regard to other events of default of the Company Note, the Plan Trust may, upon notice to the Company and ABI, declare the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


to be immediately due and payable. The Plan Trust's rights to payment under the Company Note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and the Company's credit facility, except that regularly scheduled interest payments under the Company Note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the indenture governing the Company's Senior Notes or the Company's credit facility.

      The proposed plan of reorganization contemplates that, pursuant to the ABI Pledge Agreement, ABI will pledge all of the shares of the Company's common stock that ABI owns, together with any other equity interests and rights ABI may own or hold in the Company, as of the date of the Company Note, as collateral for the Company's obligations under the Company Note. As additional security for the Company Note, the ABI Pledge Agreement and the terms of the Company's proposed plan of reorganization provide that any amounts that the Company would be obligated to pay ABI pursuant to any rights of indemnity that ABI may have against the Plan Trust for asbestos-related claims pursuant to the Company's pre-packaged Chapter 11 plan of reorganization or a certain Joint Venture Agreement, entered into in 1992, as to which both the Company and ABI are parties to (as amended, the "Joint Venture Agreement"), will not be paid by the Plan Trust until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable by the Plan Trust to ABI, would be set aside by the Plan Trust and held in escrow by the Plan Trust for ABI's benefit and pledged by ABI as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Company's proposed plan of reorganization, the Company Note and the ABI Pledge Agreement.

      The Company Note, the ABI Pledge Agreement and the Company's proposed plan of reorganization also provide that the Company would be prohibited from making any payments to ABI pursuant to any rights of indemnity that ABI may have against the Company for claims pursuant to the Joint Venture Agreement until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable to ABI by the Company, will be paid by the Company to the Plan Trust and the Plan Trust will set aside and hold in escrow such amounts for ABI's benefit and ABI will pledge such amounts as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Company's modified Chapter 11 plan of reorganization, the Company Note and the ABI Pledge Agreement.

      Under the proposed plan of reorganization ABI would be permitted to prepay the principal amount of the Company Note, in whole but not in part, without any penalty or premium at any time following the Principal Adjustment Date and any interest that may have accrued but not yet paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company would be obligated to repay ABI for any amounts paid by ABI pursuant to the Company Note, which repayment obligation would by evidenced by a promissory note or notes to be issued by the Company to ABI. Any such note would have similar payment terms as those expected to be afforded to the Plan Trust with regard to the Company Note, which rights of repayment are expected to be subordinate and subject in right of payment to the prior payment in full of all

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


amounts owing and payable to the Plan Trust with regard to the Company Note and with regard to amounts owing and payable pursuant to the Senior Notes and credit facility, except that the right of full subordination with regard to the Senior Notes and credit facility would contain an exception that would allow the Company to make regularly scheduled interest payments to ABI pursuant to any such note so long as no default or event of default has occurred or is continuing under the indenture or the Company's credit facility.

      The proposed plan of reorganization also provides that if ABI prepays the Company Note and ABI sells all or substantially all of the shares of the Company's stock that it holds as of the Principal Adjustment Date during the three-year period following such date, ABI would be obligated to make a contribution to the Plan Trust if the equity value of the Company implied by the price paid to ABI for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date). In such instance, the proposed plan would obligate ABI to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the terms of the Company's proposed plan of reorganization, the Company would be obligated to repay ABI for any amounts paid by ABI to the Plan Trust pursuant to this obligation. In satisfaction of this repayment obligation, the Company would issue a promissory note to ABI in a principal amount equal to the amount of any such payments made by ABI plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the indenture governing the Senior Notes or the Company's credit facility.

      The proposed plan provides that the Plan Trust would be able to transfer the Company Note, in whole but not in part, at any time following the Principal Adjustment Date. Upon any transfer of the Company Note, the amounts pledged by ABI and held in escrow by the Plan Trust for ABI's benefit with regard to ABI's indemnity rights discussed above, will be paid by the Plan Trust, first, to the Plan Trust in repayment of principal then outstanding on the Company Note together with any accrued but unpaid interest thereon and, second, any amounts remaining would be distributed by the Plan Trust to ABI.

      ABI has agreed to make a cash contribution in the amount of $250 thousand to the Plan Trust upon the formation of the Plan Trust. As previously discussed, under the expected terms of the Company's proposed plan of reorganization, ABI would receive certain relief as may be afforded under Section 524(g)(4) of the Bankruptcy Code from asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the proposed plan of reorganization does not provide that any other asbestos claims that may be asserted against ABI would be channeled to the Plan Trust.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      While the Company believes its proposed modified plan is feasible and should be confirmed by the Bankruptcy Court, there are sufficient risks and uncertainties such that no assurances of the outcome can be given. In addition, the remaining costs to effect the reorganization process, consisting principally of legal and advisory fees and contributions to the Plan Trust, including one or more notes expected to be contributed to the Plan Trust by the Company, are expected to be approximately $7.2 million at a minimum, and could be materially higher.

      Pending Asbestos Claims

      In 2003, the Company was one of many defendants in approximately 22 thousand pending lawsuits (including workers' compensation cases) involving approximately 106 thousand individuals, alleging personal injury or death from exposure to asbestos or asbestos-containing products. Claims involving approximately 80 thousand individuals have been settled pursuant to the Claimant Agreement and litigation related to unsettled or new claims is presently stayed by the bankruptcy statute. The Company expects unsettled and future claims to be handled in accordance with the terms of its plan of reorganization and related trust.

      Nearly all asbestos-related claims that have been brought against the Company to date allege that various diseases were caused by exposure to asbestos-containing products, including resilient sheet vinyl and tile manufactured by the Company (or, in the workers' compensation cases, exposure to asbestos in the course of employment with the Company). The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. In general, governmental authorities have determined that asbestos-containing sheet and tile products are nonfriable (i.e., cannot be crumbled by hand pressure) because the asbestos was encapsulated in the products during the manufacturing process. Thus, governmental authorities have concluded that these products do not pose a health risk when they are properly maintained in place or properly removed so that they remain nonfriable. The Company has issued warnings not to remove asbestos-containing flooring by sanding or other methods that may cause the product to become friable.

      Status of Insurance Coverage

      During the period that Congoleum produced asbestos-containing products, the Company purchased primary and excess insurance policies providing in excess of $1 billion coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, the Company received notice that its primary insurance limits had been paid in full. The payment of limits in full by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in primary insurance limits plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


successive policies. Congoleum has reached a settlement agreement with the insurance carrier whose policies contained the non-cumulation provisions, pursuant to which that carrier will pay Congoleum $15.4 million in full satisfaction of its policy limits. Pursuant to the terms of the Security Agreement, the Company is obligated to pay any insurance proceeds it receives under the settlement agreement, net of any fees and expenses it may be entitled to deduct, to the Collateral Trust. Payment of such fees and expenses are subject to Court Order or approval. The Company does not expect this settlement agreement to have a material effect on its financial condition or results of operations. As of December 31, 2002, the Company had entered into additional settlement agreements with asbestos claimants exceeding the amount of previously disputed coverage. The excess carriers have objected to the reasonableness of several of these settlements, and Congoleum believes that they will continue to dispute the reasonableness of the settlements and contend that their policies still are not implicated and will dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess insurance carriers have also raised various objections to the Company's proposed plan of reorganization.

      The excess insurance carriers have objected to the global settlement of the asbestos claims currently pending against Congoleum ("Claimant Agreement") on the grounds that, among other things, the negotiations leading to the settlement and the Claimant Agreement violate provisions in their insurance policies, including but not limited to the carriers' right to associate in the defense of the asbestos cases, the duty of Congoleum to cooperate with the carriers and the right of the carriers to consent to any settlement. The excess insurance carriers also contend the Claimant Agreement is not fair, reasonable or in good faith. Congoleum disputes the allegations and contentions of the excess insurance carriers. On November 7, 2003, the court denied a motion for summary judgment by the excess insurance carriers that the Claimant Agreement was not fair, reasonable or in good faith, ruling that material facts concerning these issues were in dispute. On April 19, 2004, the court denied a motion for summary judgment by the excess carriers that the Claimant Agreement was not binding on them because Congoleum had breached the consent and cooperation clauses of their insurance policies by, among other things, entering into the Claimant Agreement without their consent. Congoleum argues, among other things, that it was entitled to enter into the Claimant Agreement and/or the Claimant Agreement was binding on the excess insurance carriers because they were in breach of their policies and/or had denied coverage and/or had created a conflict with Congoleum by reserving rights to deny coverage and/or the Claimant Agreement was fair, reasonable and in good faith and/or there was and is no prejudice to the excess insurance carriers from the Claimant Agreement and/or the excess insurance carriers had breached their duties of good faith and fair dealing.

      On August 12, 2004, the Court entered a case management order that sets forth the deadlines for completing fact and expert discovery, establishes deadlines for dispositive and pre-trial motion practice and divides the trial into three phases.

      The first phase of the trial is scheduled to begin on February 28, 2005, and will address the following issues:

      All issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in this litigation for the global claimant's agreement entered into by Congoleum including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum.

      The second phase of the trial will address all coverage issues, including but not limited to trigger and allocation. The final phase of the trial remaining will address bad faith punitive damages, if appropriate.

      Given the actions of its excess insurance carriers, the Company believes it likely that it would currently have to fund any asbestos-related expenses for defense expense and indemnity itself. However, litigation by asbestos claimants against the Company is stayed pursuant to the Company's bankruptcy, and the Company does not anticipate its future expenditures for defense and indemnity of asbestos related claims, other than expenditures pursuant to its proposed (or an alternative) plan of reorganization, will be significant.

      Payments Related to Asbestos Claims

      The following table sets forth amounts paid to defend and settle claims:

                                              Nine Months Ended   Year Ended
      (in millions)                             September 30,    December 31,
                                                     2004            2003
                                                     ----            ----

      Indemnity costs paid by the Company's
              Insurance carriers                   $ --              $ --

      Indemnity costs paid by the Company            --               0.8

      Defense costs paid by the Company             0.4               4.5


      The amounts shown in the above table do not include non-cash settlements using assignments of insurance proceeds, which amounted to $477 million in 2003. There were no non-cash settlements with assignment of insurance proceeds in the nine months ended September 30, 2004.

      At December 31, 2003, there were no additional settlements outstanding that the Company had agreed to fund other than settlements pursuant to the Claimant Agreement.

      The Company is seeking recovery from its insurance carriers of the amounts it has paid for defense and indemnity, and intends to seek recovery for any future payments of defense and indemnity. In light of the assignment of the rights to its applicable insurance proceeds to the Collateral Trust and the planned reorganization, the Company does not anticipate recovering these costs.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Accounting for Asbestos-Related Claims

      Under the terms of the Claimant Agreement, the Company's claims processing agent processed 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value of $466 million. In addition, pre-existing settlement agreements and trial listed settlement agreements with claims secured by the Collateral Trust total $25 million.

        The Company's gross liability of $491 million for these settlements is substantially in excess of both the total assets of the Company as well as the Company's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. The Company believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Therefore, the Company believes the most meaningful measure of its probable loss due to asbestos litigation is the amount it will have to contribute to the Plan Trust plus the costs to effect its reorganization under Chapter 11. At September 30, 2004, the Company estimates the minimum remaining amount of the contributions and costs to be $7.2 million, which it has recorded as a current liability. During the fourth quarter of 2003, the Company recorded a charge of $3.7 million to increase its recorded liability to the minimum estimated amount. Although no additional charge has been recorded in 2004, additional charges may be required later in the year should the minimum estimated cost increase. The maximum amount of the range of possible asbestos-related losses is limited to the going concern or liquidation value of the Company, an amount which the Company believes is substantially less than the minimum gross liability for the known claims against it.

      The Company has not attempted to make an estimate of its probable insurance recoveries given the accounting for its estimate of future asbestos-related costs. Substantially all future insurance recoveries have been assigned to the Collateral or Plan Trust.

      Amounts Recorded in Financial Statements

      The table below provides an analysis of changes in the Company's asbestos liability reserves and receivables for reimbursable coverage related litigation costs and claims processing fee from December 31, 2003 to September 30, 2004:

      (in thousands)
                                                a)
                                Balance at      b)                 Balance at
                                 12/31/03       c) Spending         9/30/04
                              -------------------------------------------------
      Reserves                   $ 9,819         $(2,573)          $ 7,246
      Receivables                 (3,586)         (1,927)           (5,513)
      -----------

7.    Product Warranties

      The Company provides product warranties for specific product lines and accrues for estimated future warranty cost in the period in which the revenue is recognized. The following table sets forth activity in the Company's warranty reserves (in millions) for the:

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                                      Nine Months Ended       Year Ended
                                        September 30,        December 31,
                                            2004                 2003
                                            ----                 ----

      Beginning balance                     $ 2.7               $ 2.6

      Accruals                                4.4                 6.3

      Charges                                (4.2)               (6.2)
                                            -----               -----

      Ending balance                        $ 2.9               $ 2.7
                                            =====               =====

8.    Liabilities Subject to Compromise

      As a result of the Company's Chapter 11 filing (see Notes 1 and 6 to the Unaudited Condensed Consolidated Financial Statements), pursuant to SOP 90-7, the Company is required to segregate pre-petition liabilities that are subject to compromise and report them separately on the consolidated balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's pre-petition debt is recorded at face value and is classified within liabilities subject to compromise. In addition, the Company's accrued interest expense on its Senior Notes is also recorded in liabilities subject to compromise. See Notes 1 and 6 to the Unaudited Condensed Consolidated Financial Statements for further discussion of the Company's asbestos liability.

Liabilities subject to compromise at September 30, 2004 are as follows:
(dollars in thousands)

Debt (at face value)                                                  $100,000
Pre-petition other payables and accrued interest                        11,899
Pension liability                                                       22,105
Other post-retirement benefit obligation                                 8,195
Pre-petition other liabilities                                          11,605
                                                                      --------
Total liabilities subject to compromise                               $153,804
                                                                      ========

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

9.    Accrued Liabilities

      A summary of the significant components of accrued liabilities consists of the following (in thousands):

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                                              September 30,    December 31,
                                                  2004            2003
      -----------------------------------------------------------------------

      Accrued warranty, marketing and
           sales promotion                        $19,589         $14,918
      Employee Compensation and
           Related benefits                         5,563           3,474
      Interest                                         --           3,677
      Environmental remediation and
           Product related liabilities                 --             834
      Other                                         1,940           1,752
      -----------------------------------------------------------------------
      Total accrued liabilities                   $27,092         $24,655
      ======================================================================

      Pursuant to SOP 90-7, accrued interest payable and environmental and certain product related liabilities have been included in liabilities subject to compromise. See Note 8 to the Unaudited Condensed Consolidated Financial Statements for further discussion of liabilities subject to compromise.

10.   Other Liabilities

      A summary of the significant components of other liabilities consists of the following (in thousands):

                                            September 30,    December 31,
                                                2004             2003
      -------------------------------------------------------------------

      Environmental remediation and             $   --         $ 5,105
      Product-related liabilities
      Accrued workers' Compensation Claims          --           5,130
      Other                                         --             987
      -------------------------------------------------------------------
      Total other liabilities                   $   --         $11,222
      ===================================================================

      Pursuant to SOP 90-7, the other liabilities at September 30, 2004, have been included in liabilities subject to compromise. See Note 8 to the unaudited condensed Consolidated Financial Statements for further discussion of liabilities subject to compromise.

11.   Pension Plans

      The Company sponsors several non-contributory defined benefit pension plans covering most of the Company's employees. Benefits under the plan are based on years of service and employee compensation. Amounts funded annually by the Company are actuarially determined using the projected unit credit and unit credit methods and are equal to or exceed the minimum required by government

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


regulations. The Company also maintains health and life insurance programs for retirees (reflected in the table below in "Other Benefits").

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the three months ended September 30, 2004 and 2003:

                                               Three Months Ended        Three Months Ended
                                               September 30, 2004        September 30, 2003
                                               ------------------        ------------------
                                                            Other                       Other
                                              Pension      Benefits     Pension       Benefits
                                              -------      --------     -------       --------
      (In thousands)
Components of Net Periodic Benefit Cost:
Service cost                                  $   312       $  50       $   293        $  47
Interest cost                                   1,052         140         1,056          137
Expected return on plan assets                   (842)         --          (692)          --
Recognized net actuarial loss                     349          11           399            9
Amortization of transition obligation             (18)         --           (18)          --
Amortization of prior service cost                (72)       (116)          (71)        (116)
                                              -------       -----       -------        -----
Net periodic benefit cost                     $   781       $  85       $   967        $  77
                                              =======       =====       =======        =====

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the nine months ended September 30, 2004 and 2003:

                                               Nine Months Ended          Nine Months Ended
                                              September 30, 2004         September 30, 2003
                                              ------------------         ------------------
                                                           Other                        Other
                                             Pension      Benefits      Pension       Benefits
                                             -------      --------      -------       --------
      (In thousands)
Components of Net Periodic Benefit Cost:
Service cost                                  $   982      $ 150        $   880         $ 141
Interest cost                                   3,212        420          3,167           411
Expected return on plan assets                 (2,538)        --         (2,077)           --
Recognized net actuarial loss                   1,098         33          1,196            27
Amortization of transition obligation             (54)        --            (54)           --
Amortization of prior service cost               (214)      (348)          (212)         (348)
                                              -------      -----        -------         -----
Net periodic benefit cost                     $ 2,486      $ 255        $ 2,900         $ 231
                                              =======      =====        =======         =====

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The weighted average assumptions used to determine net periodic benefit cost were as follows:

                                                 September 30, 2004        September 30, 2003
                                                 ------------------        ------------------
                                                             Other                      Other
                                                 Pension    Benefits      Pension     Benefits
                                                 -------    --------      -------     --------

Discount rate                                     6.25%       6.75%        6.25%        6.75%
Expected long-term return on plan assets          7.00%         --         7.00%          --
Rate of compensation increase                     4.00%-        --         4.00%          --
                                                  5.50%                    5.50%

                                               EXHIBIT E TO DISCLOSURE STATEMENT


             SETTLEMENT AGREEMENT BETWEEN CONGOLEUM CORPORATION AND
                           VARIOUS ASBESTOS CLAIMANTS

      This settlement agreement (the "Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants (as defined below), by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum; and

      WHEREAS, Congoleum is unable to meet its liability with respect to the Asbestos Claims absent prompt payment from its insurers of their obligations under the Policies, (as defined in the Collateral Trust Agreement referenced to below); and

      WHEREAS, Congoleum believes that substantial insurance coverage is available under the Policies for asbestos-related bodily injury claims and Congoleum intends vigorously to pursue such insurance coverage; and

      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement, titled Collateral Trust Agreement, establishing a trust (the "Collateral Trust") for, among other lawful purposes not inconsistent with this Claimant Agreement, distributing certain proceeds of the Policies in accordance with the Collateral Trust Agreement and this Claimant Agreement; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust a present and continuing security interest in Congoleum's rights to receive payment under and in certain insurance proceeds relating to the Policies; and

      WHEREAS, Congoleum entered into settlement agreements prior to this Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

      WHEREAS, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants (as defined below), wish to resolve and settle, in the amounts set forth in the compensable disease matrix attached hereto as Appendix A ("Compensable Disease Matrix"), all of the Asbestos Claims asserted by Asbestos Claimants who qualify as Participating Asbestos Claimants (as defined below) and to secure, in part, payment of the amounts for which such Asbestos Claims are settled by the grant of a security interest in the Collateral (as defined in the Security Agreement); and

      WHEREAS, Congoleum wishes to settle the Asbestos Claims asserted by Asbestos Claimants in order to attain certainty as to its asbestos-related liability to Participating Asbestos Claimants so that it may concentrate its attention on the operation of its business; and

      WHEREAS, Congoleum anticipates that it will commence a reorganization case under chapter 11 of the U.S. Bankruptcy Code; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum intends to incorporate the terms of this Claimant Agreement in a "pre-packaged" plan of reorganization that Congoleum shall seek to confirm in its anticipated chapter 11 case (assuming the requisite acceptances are obtained).

      NOW, THEREFORE, in consideration of the mutual covenants below contained and intending to be legally bound hereby, Congoleum and each of the Asbestos Claimants agree as follows:

                                    AGREEMENT

I.    ASBESTOS CLAIM SETTLEMENT AND QUALIFICATION

      A. Upon the terms and conditions herein, Congoleum and each Asbestos Claimant who submits the information and documentation satisfactory to the Claims Reviewer (as defined below) as required under Section I.B (such Asbestos Claimant, together with any successor or assign, a "Participating Asbestos Claimant"), hereby compromise and settle the Asbestos Claim of such Participating Asbestos Claimant. The amount for which an Asbestos Claim is liquidated, compromised and settled (the "Participating Asbestos Claimant's Settlement Amount") shall be the respective amount set forth in the Compensable Disease Matrix applicable to the particular Participating Asbestos Claimant's disease category.

      B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

            1. On or before May 15, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      the Effective Date (as defined below); and (4) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

            2. On or before July 1, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims
      Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a verified statement that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, address, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before the Effective Date (as defined below); and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            3. If the Asbestos Claimant's claim was first filed after January 13, 2003, the Asbestos Claimant shall submit a sworn affidavit or other evidence satisfactory to the Claims Reviewer in order to satisfy the requirements of I.B.2.(2).

      C. A claims reviewer (the "Claims Reviewer") shall review the Claim Documentation provided by an Asbestos Claimant and shall notify the Collateral Trustee (as defined below) in writing that a particular Asbestos Claimant has satisfied the Claim Documentation requirements. The Claims Reviewer shall provide Congoleum and Claimants' Counsel with a copy of any such notices provided to the Collateral Trustee. The initial Claims Reviewer shall be the Kenesis Group. Should the Claims Reviewer identify deficiencies in the Claim Documentation submitted by an Asbestos Claimant, the Claims Reviewer shall notify Claimants' Counsel of such deficiencies. Any Asbestos Claimant who is subject to a notice of Claim Documentation deficiency shall have a period of sixty (60) days from the date of mailing of notice of deficiency to remedy such deficiencies. The Claims Reviewer and the Asbestos Claimant shall confer in good faith for fifteen (15) days in order to resolve such deficiencies. If the deficiencies identified by the Claims Reviewer are not remedied within the fifteen (15) day meet and confer period, such Asbestos Claimant will not become a Participating Asbestos Claimant and such Asbestos Claimant will be allowed to withdraw its claim.

      D. Any Asbestos Claimant may appeal a disallowance pursuant to Section I.C. by having the court in which the claim is pending determine on summary judgment basis whether the documentation satisfies the standards of allowance, and no appeal of the court's determination shall be allowed. Congoleum, Claimants' Counsel or the Plan Trustee may oppose the Asbestos Claimant's appeal.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      E. As to any Asbestos Claimant who submits Claim Documentation on or before May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within forty (40) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      F. Should the Claims Reviewer be unable or unwilling at any time to serve in the above-described capacity, Claimants' Counsel and Congoleum shall agree on an acceptable replacement. The Claims Reviewer shall provide periodic reports to Congoleum and Claimants' Counsel as they may reasonably request, at the expense of Congoleum.

      G. An Asbestos Claimant shall not qualify as a Participating Asbestos Claimant hereunder if the Asbestos Claimant's cause of action has been dismissed with prejudice by a court of competent jurisdiction on or before the Effective Date.

      H. Upon the Effective Date, a Participating Asbestos Claimant shall be deemed to have fully and finally liquidated, compromised and settled any and all of his or her Asbestos Claims in accordance with the terms of this Claimant Agreement.

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. On the Effective Date of this Claimant Agreement, Congoleum shall grant to the collateral trustee of the Collateral Trust (the "Collateral Trustee") for the benefit of each Participating Asbestos Claimant, a security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement), as provided in and subject to the terms and conditions of the Security Agreement.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      B. The Security Interest shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      C. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

III.  TRUST ACCOUNT FOR INSURANCE PROCEEDS

      A. Payment of Secured Asbestos Claims shall be made from the Collateral Trust in accordance with the provisions of Section IV below and in accordance with the Collateral Trust Agreement.

      B. Congoleum may qualify the Collateral Trust as a Qualified Settlement Fund, pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF").

      C. It is the expectation of Congoleum and Participating Asbestos Claimants that the Secured Asbestos Claims shall be paid entirely out of the Insurance Proceeds (as defined in the Security Agreement). Until such time as the Secured Asbestos Claims have been paid in full, Congoleum shall direct that payment of all Insurance Proceeds be made to the Collateral Trust and, in the event Congoleum receives any Insurance Proceeds, Congoleum, no later than five (5)

                                               EXHIBIT E TO DISCLOSURE STATEMENT


business days after its receipt of any Insurance Proceeds, shall remit such Insurance Proceeds to the Collateral Trust.

IV.   PAYMENT OF SECURED ASBESTOS CLAIMS

      A. The Collateral Trustee shall make payments to each Participating Asbestos Claimant up to the amount of such Participating Asbestos Claimant's Secured Asbestos Claim, by payment to the respective Claimants' Counsel for such Participating Asbestos Claimant, in accordance with the terms of the Collateral Trust Agreement.

      B. The portion of Congoleum's obligation to a Participating Asbestos Claimant to pay in excess of such Participating Asbestos Claimant's Secured Asbestos Claim shall constitute an unsecured claim (an "Unsecured Asbestos Claim"). Such an Unsecured Asbestos Claim shall be treated in accordance with the terms of a confirmed plan of reorganization in the event Congoleum files a chapter 11 case. If unpaid and if Congoleum does not commence a chapter 11 case within 24 months of the Effective Date, the Unsecured Asbestos Claim shall become immediately due and payable.

V.    LITIGATION MORATORIUM

      Congoleum and each Asbestos Claimant that has submitted the documents and information pursuant to Section I.B.1 agree to a 150-day litigation moratorium, commencing from the Effective Date, during which such Asbestos Claimant shall not pursue any lawsuit or other legal process with respect to any claim against Congoleum or any parent, subsidiary, distributor, or affiliate of Congoleum other than the claims process set forth in Section I above. Congoleum and each such Asbestos Claimant agree to toll all time-related affirmative defenses (including statute of limitation defenses) applicable to the respective Asbestos Claims during the period of the 150-day litigation moratorium.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


VI.   PAYMENT TO CLAIMANTS COUNSEL

      Promptly on or as soon as practicable after the Effective Date of this Claimant Agreement, Congoleum will pay $1,000,000 to each Claimants' Counsel ("Expense Payments"). Expense Payments will be used by Claimants' Counsel to pay all out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs that Claimants' Counsel may have incurred or may incur (i) in connection with the negotiation and implementation of this Claimant Agreement and the related Collateral Trust Agreement and Security Agreement, (ii) in connection with the negotiation of a possible "pre-packaged" chapter 11 plan of reorganization for Congoleum, and/or (iii) in connection with due diligence investigations related to a possible chapter 11 plan of reorganization.

VII.  CONSTRUCTION, ENTIRE AGREEMENT, DURATION

      A. This Claimant Agreement was negotiated between the parties hereto at arm's length, with each party receiving advice from independent legal counsel. It is the intent of the parties that no part of this Claimant Agreement be construed against any other party because of the identity of the drafter.

      B. This Claimant Agreement constitutes a single integrated written contract expressing the entire agreement among the parties hereto. This Claimant Agreement supersedes any prior understandings and agreements between or among the parties with respect to the subject matter of the Claimant Agreement. There are no representations, agreements, arrangements or understandings between or among the parties, oral or written, relating to the subject matter of this Claimant Agreement that are not fully expressed herein. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in this written Claimant Agreement shall not be valid or binding. The failure or invalidation of any provision of this Claimant Agreement shall

                                               EXHIBIT E TO DISCLOSURE STATEMENT


not in any way affect the validity, or performance of any party pursuant to, any other provision of this Claimant Agreement.

      C. The effective date of this Claimant Agreement shall be the date on which the Claimant Agreement has been signed and delivered by Congoleum and Claimants' Counsel ("Effective Date"). This Claimant Agreement shall have perpetual existence and may not be enlarged, modified or altered except by a written agreement signed by Congoleum and Claimants' Counsel.

      D. The signatory who has executed this Claimant Agreement on behalf of Congoleum expressly represents and warrants that he or she is fully authorized to sign on behalf of Congoleum for the purpose of duly binding Congoleum to this Claimant Agreement. The Claimant Agreement shall be binding upon the parties and their respective successors and assigns.

VIII. BANKRUPTCY OBLIGATIONS

      Congoleum shall incorporate substantially all of the material terms of this Claimant Agreement in any plan of reorganization that it may file or support in any chapter 11 case that Congoleum may commence as a debtor

IX.   AGREEMENT TO MEET AND CONFER

      To the extent any dispute arises over the application, interpretation or performance of this Claimant Agreement, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants, agree to meet and confer for the purpose of attempting to resolve amicably any such dispute. To the extent any dispute cannot be resolved amicably by negotiation, Congoleum and Claimants' Counsel, on behalf of the Participating Asbestos Claimants, agree that they shall attempt to agree on an alternative dispute resolution mechanism before initiating any lawsuit; provided, however, that nothing contained herein shall

                                               EXHIBIT E TO DISCLOSURE STATEMENT


obligate either Congoleum or Claimants' Counsel to agree to any alternative dispute resolution mechanism.

X.    NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619
(609) 584-3000 - Telephone No.
(609) 584-3685 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC 29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

XI.   GOVERNING LAW

      All disputes concerning the validity, interpretation and application of the Claimant Agreement or the Appendices hereto, or any provision thereof, and disputes concerning issues within the scope of the Claimant Agreement shall be

                                               EXHIBIT E TO DISCLOSURE STATEMENT


determined in accordance with the law of the State of Delaware, excluding any conflict of law provisions.

XII.  MISCELLANEOUS

      A. Each party shall take such steps and shall execute such documents as reasonably may be necessary or proper to effectuate the purpose and intent of this Claimant Agreement.

      B. This Claimant Agreement shall be executed in duplicate originals and signed by or on behalf of the parties hereto.

      C. This Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this Claimant Agreement to be duly executed this 10th day of April 2003.

                                    CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       -------------------------------

                                    Title Chief Financial Officer
                                          ----------------------------


                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                       /s/ Perry Weitz
                                    ----------------------------------
                                           Perry Weitz, Esq.

                                       /s/ Joseph F. Rice
                                    ----------------------------------
                                           Joseph F. Rice, Esq.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


                     FIRST AMENDMENT TO SETTLEMENT AGREEMENT
          BETWEEN CONGOLEUM CORPORATION AND VARIOUS ASBESTOS CLAIMANTS

      This first amendment to the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants ("Amendment to the Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants, by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, Congoleum and Participating Asbestos Claimants entered into an agreement titled Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants (the "Claimant Agreement") dated April 10, 2003; and

      WHEREAS, Congoleum and Participating Asbestos Claimants wish to extend the time within which Asbestos Claimants may accept the terms of the Claimant Agreement and agree to be bound by the Claimant Agreement and to extend the time for such Asbestos Claimants to be eligible to provide Claim Documentation and to qualify as a Participating Asbestos Claimant; and

      WHEREAS, Congoleum, the Collateral Trustee and the Delaware Trustee entered into the Collateral Trust Agreement pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003 (the "Collateral Trust Agreement"); and

      WHEREAS, Congoleum, the Collateral Trustee, and the Delaware Trustee, with the consent of Claimants' Counsel, contemporaneously herewith are executing that certain first amendment to the Collateral Trust Agreement (the "Amendment to the Collateral Trust Agreement"); and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum and the Collateral Trustee have contemporaneously herewith terminated the Security Agreements and entered into a subsequent security agreement ("Superceding Security Agreement") to eliminate any confusion as to the effective date of the grant of the Security Interest; and

      WHEREAS, the Parties desire to enter into this Amendment to the Claimant Agreement to confirm their agreement with respect to (i) the amendment of certain deadlines related to qualification as Participating Claimants; (ii) the termination of the Security Agreements; (iii) the execution of the Superceding Security Agreement; and (iv) certain other matters relating to the foregoing, as hereafter provided;

      NOW, THEREFORE, intending to be legally bound hereby, Congoleum and each of the Participating Asbestos Claimants agree that the Claimant Agreement shall be amended as follows:

                                    AGREEMENT

      1. Section I.B.1 and I.B.2 of the Claimant Agreement shall be replaced in its entirety with:

            B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

      1. On or before July 1, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in

                                               EXHIBIT E TO DISCLOSURE STATEMENT


form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) for all cases filed after February 14, 2003, a statement by counsel of record that the claimant can comply with exposure requirements of the Agreement; (4) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before July 1, 2003; and (5) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

      2. On or before August 15, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix; however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a statement swearing under penalty of perjury or witnessed by a notary, that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before July 1, 2003; and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in

                                               EXHIBIT E TO DISCLOSURE STATEMENT


connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

      2. Section I.E of the Claimant Agreement shall be replaced in its entirety with:

            E. As to any Asbestos Claimant who submits Claim Documentation on or before July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within thirty (30) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      3. Sections II.A and II.B of the Claimant Agreement shall be replaced in their entirety with:

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. The Security Interest contemplated by the Superceding Security Agreement shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Superceding Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      B. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a

                                               EXHIBIT E TO DISCLOSURE STATEMENT


mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

      4. Section II.C of the Claimant Agreement shall be deleted.

      5. The paragraph below shall be added to the Claimant Agreement as Section
III.D:

            D. The beneficial interests in the Collateral Trust are not transferable or assignable, except as may be provided under operation of law or after the death of a Participating Asbestos Claimant pursuant to a will or the law applicable to the decendent's estate. The beneficial interests in the Collateral Trust shall not be evidenced by a separate certificate. Nothing in this paragraph III.D shall in any way restrict the ability of the Collateral Trust to transfer the Trust Assets (as defined in the Collateral Trust Agreement) to any trust established pursuant to a plan of reorganization for Congoleum under chapter 11 of the United States Bankruptcy Code.

      6. Other than expressly provided for herein, the terms of the Claimant Agreement shall remain in full force and effect.

      7. The Claimant Agreement and this Amendment to the Claimant Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supercede any prior understandings and agreements between or among the parties with respect to the subject matter of the Agreements. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in the Agreements shall not be valid or binding. The failure or invalidation of any provision of the

                                               EXHIBIT E TO DISCLOSURE STATEMENT


Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

      8. References in the Claimant Agreement, the Superceding Security Agreement, and the Collateral Trust Agreement to the "Claimant Agreement" shall be deemed references to the Agreements.

      9. This Amendment to the Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Amendment to the Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to the Claimant Agreement to be duly executed this 6th day of June 2003.

                                    CONGOLEUM CORPORATION


                                    By /s/ Howard N. Feist III
                                       -----------------------------------------

                                    Title  Chief Financial Officer
                                          --------------------------------------


                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                    /s/ Perry Weitz
                                    -------------------------------------------
                                    Perry Weitz, Esq.


                                    /s/ Joseph F. Rice
                                    -------------------------------------------
                                    Joseph F. Rice, Esq.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX A

                                       Compensable Disease Matrix

    ----------------------------------------------------------------------------
         Disease Category                         Settlement Amount*
         ----------------                         ------------------
    ----------------------------------------------------------------------------
           Mesothelioma                                $100,000
    ----------------------------------------------------------------------------
           Lung Cancer                                 $30,000
    ----------------------------------------------------------------------------
           Other Cancer                                $10,000
    ----------------------------------------------------------------------------
      Level II Non-Malignant                            $3,000
    ----------------------------------------------------------------------------
      Level I Non-Malignant                             $1,000
    ----------------------------------------------------------------------------

* Settlement Amounts do not include Extraordinary Claim Settlement Amounts, if any (as defined below)

                                Medical Criteria

      To satisfy the requirements of Section I.B.2(1) of the Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"), a Participating Asbestos Claimant (as defined in the Claimant Agreement) must submit the evidence listed below for his or her applicable disease category.

I.    General Provisions

      For purposes of this Appendix, the following terms shall have the meanings set forth below. Terms used in singular shall be deemed to include the plural, and vice versa.

      A. "Basilar Crackles," sometimes called "rales," shall mean those sounds described in American Thoracic Society, "The Diagnosis of Nonmalignant Diseases Related to Asbestos," 134 American Review of Respiratory Disease 363(1986), and shall be observed in accordance with the criteria set forth therein.

      B. "Board-certified Internist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in internal medicine at the time of that physician's relevant medical report or document.

      C. "Board-certified Pathologist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified in anatomic pathology, or combined anatomic and clinical pathology, from the American Board of Pathology, and whose professional practice includes the field of pathology and involves regular evaluation of pathological materials obtained from surgical and post-mortem specimens.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      D. "Board-certified Pulmonary Specialist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in the sub-specialty of pulmonary disease at the time of the relevant medical report. E. "Certified B-reader" shall mean an individual who has successfully completed the x-ray interpretation course sponsored by the National Institute of Occupational Safety and Health (NIOSH) and passed the NIOSH examination for certification as a B-reader and whose NIOSH certification is up to date at the time of his or her interpretation of the x-rays. Certified B-reader shall also include an individual who was at one time a certified B-reader and who has not subsequently failed the exam for certification or recertification as a B-reader.

      F. "Chest x-rays" shall mean chest radiographs taken in at least one view (Posterior-Anterior and Lateral) and graded quality 1 or 2 for reading according to the criteria established by the ILO. Notwithstanding the foregoing, in cases in which no quality 1 or 2 radiographs are available, radiographs of poorer quality shall not be automatically rejected but shall be evaluated for acceptability on a case-by-case basis.

      G. "ILO Grade" shall mean the radiology ratings for the presence of pleural or parenchymal lung changes by chest x-rays as established from time to time by the International Labour Office (ILO) and as set forth in "Guidelines for the Use of ILO International Classification of Radiographs of Pneumoconioses" (1980).

      H. "Occupational Physician" shall mean a physician specializing in the diagnosis and treatment of lung disease who is currently licensed to practice medicine in any state of the United States, the District of Columbia or any U.S. territory.

      I. "Predicted Values" for spirometry and lung volumes shall be those published by Morris, Clinical Pulmonary Function Testing, 2d Edition, Intermountain Thoracic Society (1984), or by Crapo, et al., "Reference Spirometric Values Using Techniques and Equipment That Meet ATS Recommendations," 123 American Review of Respiratory Diseases 659-64 (1981), or others that are substantially equivalent. "Predicted Values" for diffusing capacity shall be those published by Miller, et al., 127 American Review of Respiratory Disease 270-77
            (1983), or others that are substantially equivalent.

      J. "Pulmonary Function Testing" shall mean spirometry [forced vital capacity ("FVC"), the ratio of forced expiratory volume exhaled in one second over forced vital capacity ("FEV-1/FVC"), and vital capacity ("VC")], lung volume [total lung capacity ("TLC")], and diffusing capacity ("DLCO") testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration, all as set forth in 20 C.F.R. 718.103 and Appendix B thereto or in the ATS guidelines in 144 American Review of Respiratory Disease

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            1202-18 (1991), and 152 American Review of Respiratory and Critical Care Medicine 1107-36 (1995), or other standards for technical quality and calibration that are substantially equivalent to the ATS standards. The Claims Reviewer may examine all back-up data (including, without limitation, flow volume loops and spirographs) pertaining to Pulmonary Function Testing of a Participating Asbestos Claimant to ensure that these quality criteria and standards have been satisfied in all material respects.

      K. "Qualified Physician" shall mean any physician as defined in Section I.B to D, and H and for purposes of x-ray interpretation any individual as defined in Section I.E.

II.   Mesothelioma

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Mesothelioma disease category, the Participating Asbestos Claimant must submit a report by a Board-certified Pathologist, or another competent physician acceptable to the Claims Reviewer, supporting the Participating Asbestos Claimant's diagnosis of a malignant mesothelioma.

III.  Lung Cancer

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Lung Cancer disease category, the Participating Asbestos Claimant must submit:

      A. A report by a Qualified Physician establishing that the Participating Asbestos Claimant has a primary carcinoma of the lung; and

      B.    Either one of the following:

            1. A statement from a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

            2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification.

IV.   Other Cancer

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Other Cancer disease category, the Participating Asbestos Claimant must submit:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      A. A report by a Board-certified Pathologist establishing the Participating Asbestos Claimant with a primary colorectal, esophageal, laryngeal, pharyngeal or gastric carcinoma; and

      B.    Either one of the following:

            1. A statement by a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

            2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. No other asbestos-related cancer shall be compensable as an Other Cancer under this Claimant Agreement.

V.    LEVEL II Non-Malignant

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level II Non-Malignant disease category, the Participating Asbestos Claimant must submit:

A. Clinical Evidence of Asbestosis: A diagnosis of pulmonary asbestosis by a Qualified Physician based upon either or the following two sets of minimum objective criteria:

      1. Chest x-rays which, in the opinion of a Certified B-reader, show small irregular opacities of ILO Grade 1/0; and Pulmonary Function Testing and physical examination that show either:

            a. FVC < 80% of Predicted Value with FEV-1/FVC >/= 65% (actual value) if the individual tested is at least 75 years old at the date of testing, >/= 70% (actual value) if the individual tested is at least 65 years old but less than 75 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 65 years old at the date of testing; or

            b.    TLC < 80% of Predicted Value; or

            c. Bilateral Basilar Crackles, and also the absence of any more probable explanation for the crackles other than the presence of asbestos-related lung disease; or

      2. Chest x-rays which, in the opinion of a Certified B-reader show small irregular opacities of ILO grade 1/1 or greater; and Pulmonary Function Testing that shows either:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            a. FVC < 80% of Predicted Value with FEV-1/FVC >/= 65% (actual value) if the individual tested is at least 70 years old at the date of testing, >/= 70% (actual value) if the individual tested is at least 60 years old but less than 70 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 60 years old at the date of testing; or

            b.    TLC < 80% of Predicted Value.

      B.    Pathological Evidence of Asbestosis: A statement by a
            Board-certified Pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more probable explanation for the presence of the fibrosis.

      C. Bilateral Pleural Thickening: Chest x-rays demonstrating bilateral pleural thickening of ILO Grade B2 or greater that (1) has not been followed by a malignancy; and (2) is not explained by any other condition in the subject's history; and Pulmonary Function Testing that, in the opinion of a Board-certified Internist, Pulmonary Specialist, or Occupational Physician shows:

            1.    TLC < 80% of Predicted Value; or

            2.    FVC < 80% of Predicted Value; and in either case

            3. A statement by the Board-certified Internist, Pulmonary Specialist, or Occupational Physician that the asbestos-related changes are substantial contributing factors in causing the pulmonary function changes.

VI.   LEVEL I Non-Malignant

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level I Non-Malignant disease category, the Participating Asbestos Claimant must submit either:

      A. A report by a Qualified Physician stating that the Participating Asbestos Claimant has or had a Chest X-ray reading of 1/0 or higher on the ILO scale, or a CT scan read by a Qualified Physician showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification or if an ILO reading is not available, a Chest X-Ray reading or CT scan read by a Qualified Physician showing bilateral interstitial

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease, or such other competent evidence acceptable to the Claims Reviewer with medical evidence such as a diagnosis of an asbestos-related condition by a Qualified Physician, showing that the Participating Asbestos Claimant's non-malignant condition is causally related to asbestos exposure; or

      B.    A statement by a Board-certified Pathologist that:

            1. More than one representative section of lung tissue otherwise uninvolved with any other process (e.g. cancer, emphysema) demonstrates a pattern of per bronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies; and

            2. There is no other more likely explanation for the presence of the fibrosis.

                              Extraordinary Claims

      The Claims Reviewer may award a settlement amount to a Participating Asbestos Claimant up to five (5) times the Settlement Amount for the Disease Category in question ("Extraordinary Claim Settlement Amount"). The procedures relating to any such award are as follows:

      A. At the same time that an Asbestos Claimant submits the documentation required under Section I.B.2 of the Claimant Agreement, an Asbestos Claimant may request in writing to the Claims Reviewer that his or her Asbestos Claim be considered for an Extraordinary Claim Settlement Amount.

      B. A Participating Asbestos Claimant may be entitled to an Extraordinary Claim Settlement Amount only if he or she:

            1. Satisfies the requirements to the Medical Criteria above for the Disease Category in question; and

            2. Demonstrates that his or her exposure to asbestos was greater than 40% the result of exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability; and

            3. Demonstrates that there is little likelihood of a successful recovery elsewhere.

      C. The Claims Reviewer shall consider simultaneously all requests for an Extraordinary Claim Settlement Amount no later than ninety (90) days from the deadline to submit Claim Documentation under Section I.B.2 of the Claimant Agreement. The Claims Reviewer shall notify the Participating Asbestos Claimants in writing as to whether the Participating Asbestos Claimants is entitled to the requested Extraordinary Claims Settlement Amount and the amount of the Extraordinary Claims Settlement Amount, if any.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      D.    Appeal Procedures

            1. A Participating Asbestos Claimant may appeal a Claims Reviewer's determination by requesting arbitration in writing to the Claims Reviewer within ten (10) days of receipt of the Claims Reviewer's determination.

            2. The neutral arbitrator shall be Michael Rozen from The Feinberg Group, LLP (the "Arbitrator"). Should Mr. Rozen be unable or unwilling at any time to serve as the Arbitrator, Claimants' Counsel and Congoleum shall agree on an acceptable replacement.

            3. The Arbitrator shall consider the positions of the parties as set forth in written submissions to be filed with the Arbitrator within sixty (60) days after the written request for arbitration.

            4. The Arbitrator shall make a final decision within sixty (60) days of the date set for submission. The Arbitrator is not empowered to award damages in excess of the maximum amount of the Extraordinary Claims Settlement Amount for the Disease Category in question and the Participating Asbestos Claimant expressly waives and foregoes any right to punitive, exemplary or similar damages. The decision of the Arbitrator shall be final and binding.

            5. The Participating Asbestos Claimant shall bear its own costs. The reasonable fees and costs of the Arbitrator and the reasonable costs incurred by the Claims Reviewer shall be paid by the Collateral Trust, Plan Trust or any successor trust (as defined in Collateral Trust Agreement).

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX B

                              RELEASE AND INDEMNITY

STATE OF
         ---------------------------

COUNTY OF
         ---------------------------

      KNOW ALL MEN BY THESE PRESENTS THAT the Undersigned, [Executor], individually and as [Capacity] of the Estate of _______________, deceased (Social Security No. __________) ("Decedent"), on behalf of himself or herself and the heirs, administrators, executors, personal representatives, and assigns of Decedent, hereinafter collectively referred to as "Releasors," for consideration of the sum of One Dollar and other good and valuable consideration, do hereby forever release and discharge Congoleum Corporation, all of its present and former shareholders, directors, officers, employees, agents and servants, and all of its present and former divisions and subsidiary corporations, and any and all predecessors, successors, distributors, and assigns, and their insurance carriers to the extent of coverage provided to any of the foregoing, hereinafter collectively referred to as "Releasees," from any and all claims, causes or rights of action, demands and damages of every kind and nature whatsoever, including but not limited to, any and all present claims relating to asbestos-related diseases, injuries, cancers, and/or malignancies, including, but not limited to, loss of consortium, companionship, service, support, pain and suffering, medical expenses, injury and damage of any kind, including the wrongful death of Decedent, which any of the Releasors now has that is in any way related to the possible exposure of Decedent to asbestos or asbestos-containing products manufactured, sold, supplied, distributed, installed, handled, or removed by any of the Releasees, which may have caused injuries or damages to any of the Releasors or for which Releasees may bear legal responsibility. The undersigned reserve all rights to proceed at law and/or in equity against any person, corporation and/or association other than Releasees for harmful exposure to asbestos or asbestos- containing products.

      The Releasors agree that this is a compromise of doubtful and disputed claims and that the payment of the consideration for this Release is not to be considered as an admission of liability on the part of any person or entity released hereby. It is further understood that this Release is not intended to relinquish any claim the Releasees may have against any party or any claim the Releasors have against any party that is not a Releasee. The parties further agree that this Agreement shall not be admissible in any suit or proceeding whatsoever as evidence or admission of any liability.

      In order to induce the payment of the aforesaid consideration, the Releasors, jointly and severally, do covenant and agree to defend, hold harmless and indemnify all Releasees from any and all claims, actions, and suits of every nature whatsoever, including without limitation any and all claims (i) of any Worker's Compensation carrier, any employer who is self-insured for Worker's Compensation purposes, any governmental Worker's Compensation funds, and/or arising under any state Worker's Compensation law, (ii) arising under the Federal Longshoremen's and Harbor Workers' Act, (iii) of any health care provider (including all medical, hospital, ambulance and/or drug bills or related expenses), and (iv) of any insurance carrier or other party who has, or claims to have, a lien against the aforesaid consideration, and all such claims as may now be pending or which may heretofore have been made, against any or all

                                               EXHIBIT E TO DISCLOSURE STATEMENT


of the Releasees, which may be brought and/or made on account of any claimed injuries and/or damages arising from or relating to the exposure of Decedent to asbestos or asbestos-containing products, and to indemnify them in legal tender and/or by offset, up to the full extent of the compensation paid or to be paid pursuant to the Claimant Agreement (defined below). The Release and Indemnity provisions contained herein are specifically intended to operate and be applicable even if it is alleged, charged or proven that all or some of the claims released or damages sought are caused in whole or in part by the sole, concurrent or contributory negligence or other conduct of any type by any of the Releasees.

      It is further agreed that this Release and that certain Settlement Agreement between Congoleum Corporation. and Various Asbestos Claimants (the "Claimant Agreement"), in which Releasors have joined, set forth the entire agreement between the parties and there is no other promise, agreement or inducement other than that as expressed herein and in the Settlement Agreement.

      The undersigned further states:

      1. That he or she is of legal age, with no mental disability of any kind, and is fully and completely competent to execute this Release and Indemnity on his or her own behalf and on behalf of the Estate of Decedent and the other Releasors. The undersigned certifies that he or she is the duly appointed [Capacity] of the Estate of Decedent, having been appointed to that position by order of a court of competent jurisdiction;

      2. That the above Release and Indemnity has been explained to the undersigned and he or she knows the contents as well as the effect thereof;

      3. That he or she understands that Congoleum has made a settlement offer to pay approximately _______ claims and the amount of compensation paid with respect to Decedent is based on the application of a matrix value to Decedent's medical diagnosis; and

      4. That Decedent was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability.

      The undersigned further states that he or she executed this instrument after consultation with his or her attorney or the opportunity to consult with an attorney.

      The undersigned hereby declares under penalty of perjury, pursuant to 28 U.S.C ss. 1746, that the foregoing is true and correct,


[Executor's Name]


Date:
      -------------------------------------


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